As filed with the Securities and Exchange Commission on October 28, 2008

Registration No. 333-146867

Registration No. 333-113863

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES

ACT OF 1933 OF CERTAIN REAL ESTATE COMPANIES

PALADIN REALTY INCOME PROPERTIES, INC.

(Exact name of registrant as specified in its governing instruments)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(310) 996-8704

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael B. Lenard

Executive Vice President, Secretary and Counselor

Paladin Realty Income Properties, Inc.

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(310) 996-8704

(310) 996-8708 (facsimile)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rosemarie A. Thurston

Lesley H. Solomon

Alston & Bird LLP

1201 W. Peachtree Street, Atlanta, Georgia 30309-3424

(404) 881-7000

(404) 881-7777 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 1 consists of the following:

1. The Registrant’s Prospectus dated July 28, 2008 (the “Prospectus”).

2. Supplement No. 3, dated October 28, 2008, filed herewith, which will be delivered as an unattached document along with the Prospectus. Supplement No. 3 supersedes and replaces Supplement No. 1, dated August 15, 2008 and Supplement No. 2, dated September 4, 2008, each of which was previously filed on the date thereof.

3. Part II, included herewith.

4. Signatures, included herewith.

Prospectus

$850,000,000—Maximum Offering Minimum Purchase—300 shares of common stock ($3,000)

We are a Maryland corporation formed on October 31, 2003 to invest in a diversified portfolio of high quality, income-producing real estate investments. We operate as a real estate investment trust, or “REIT,” for federal income tax purposes. We are externally managed by Paladin Realty Advisors, LLC, an affiliate of ours.

We are offering and selling to the public up to $750,000,000 in shares of common stock for $10.00 per share and up to $100,000,000 in shares of common stock to be issued pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares between the primary offering and our distribution reinvestment plan. This is a “best efforts” offering, which means that Paladin Realty Securities, LLC, our affiliate and the dealer manager for this offering, will use its best efforts but is not required to sell any specific amount of shares. This offering will terminate on or before July 28, 2010, unless extended.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 15. These risks include:

•	No public market exists for our shares of common stock. Our shares cannot be readily sold, and if you are able to sell your shares, you would likely have to sell them at a substantial discount.

•

The amount of distributions we may make, if any, is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Therefore, portions of the distributions that we make may represent return of capital to you.

•	We have limited operating history and there is no assurance that we will be able to achieve our investment objectives.

•	We have only made limited investments to date and therefore you will not have the opportunity to evaluate most of our investments prior to purchasing shares.

•

We will pay substantial fees to our advisor, which were not determined on an arm’s-length basis. Our advisor will face conflicts of interest as a result of compensation arrangements, time constraints, and competition for investments and for tenants, which could result in actions which are not in your best interests.

•	This is a “best efforts” offering; if we are unable to raise substantial funds, then we will be limited in the number and type of investments we may make.

•

We are the first publicly-offered investment program sponsored by Paladin Realty Partners, LLC. You should not assume that the prior performance of privately-held programs sponsored by our sponsor will be indicative of our future results.

•	We may not be able to continually satisfy the requirements to be taxed as a REIT. If we lose our REIT status, it would adversely impact our operations and ability to make distributions.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities commission has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in our shares is prohibited.

	Price to Public	Selling Commission	Dealer Manager Fee	Proceeds to Us, Before Expenses(1)
Primary Offering Per Share	$10.00	$0.60	$0.35	$9.05
Total Primary Offering	$750,000,000.00	$45,000,000.00	$26,250,000.00	$678,750,000.00
Distribution Reinvestment Plan Per Share	$9.50	$0.00	$0.00	$9.50
Total Distribution Reinvestment Plan	$100,000,000.00	$0.00	$0.00	$100,000,000.00

(1)	Payment of additional underwriting compensation will reduce the proceeds to us, before expenses. See “Plan of Distribution.”

The date of this prospectus is July 28, 2008

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” below for the suitability standards and minimum purchase requirements. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•

Deliver payment for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer or participating registered investment advisor. Your check should be made payable to “Paladin Realty Income Properties, Inc.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $250, except for purchases made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

•

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he meets the suitability standards as stated in this prospectus and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. If rejected, all funds shall be returned to you without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Wells Fargo Bank, N.A. will serve as our escrow agent for this offering.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or “IRAs,” Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

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SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our shares. Therefore, it likely will be difficult for you to sell your shares and, if you are able to sell your shares, it is likely you would sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all stockholders. These suitability standards require that a purchaser of shares have either:

•	A minimum net worth of at least $250,000; or

•	A minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

For purposes of determining suitability of an investor, net worth should be calculated excluding the value of an investor’s home, furnishings and automobiles, except with respect to the definition of liquid net worth below. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary, or by the beneficiary of the account.

In addition to the suitability requirements set forth above, several states have established additional suitability standards. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama and Kentucky - Investors must have a liquid net worth of at least 10 times their investment in us.

Iowa - An investor’s maximum investment in us and our affiliates cannot exceed 10% of the Iowa resident’s net worth.

Kansas - The Office of the Kansas Securities Commissioner recommends that investors limit their aggregate investment in our shares and other similar direct participation investments to not more than 10% of their liquid net worth, which is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Michigan - Investors may not invest more than 10% of their net worth in us.

Oregon - Investors must have a net worth of at least 10 times their investment in us.

Pennsylvania - Investors must have a net worth of at least 10 times their investment in us. In addition, because the minimum sales amount is currently less than $85,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of program subscriptions.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for potential investors. Our sponsor and those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder. In making this determination, the sponsor and each person selling shares on our behalf shall ascertain that the prospective stockholder meets the minimum income and net worth standards, can reasonably benefit from an investment in us based on the prospective stockholder’s overall investment objectives and portfolio structure, is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and has apparent understanding of the fundamental risks of the investment, the risk that the stockholder may lose the entire investment; the lack of liquidity of our shares of common stock; the restrictions on transferability of our shares of common stock and the tax consequences of an investment in us. The sponsor and each person selling shares on our behalf will make this determination on the basis of information it has obtained from a prospective stockholder regarding the prospective stockholder’s financial situation and investment objectives. Relevant information for this purpose includes age, investment objectives, investment experience, income, net worth, financial situation, and other investments of prospective stockholders, as well as any other pertinent factors. Each person selling shares on our behalf shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder for at least six years. Our subscription agreement requires you to represent that you meet the applicable suitability standards. We will not sell any shares to you unless you are able to make these representations. We will send each stockholder a confirmation of purchase.

The minimum purchase is 300 shares ($3,000). In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

After you have purchased the minimum investment, any additional purchase must be in increments of at least 25 shares ($250), except for purchases of shares pursuant to the distribution reinvestment plan, which may be in lesser amounts.

ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	Our ability to effectively deploy the proceeds raised in this offering;

•	Changes in economic conditions generally and the real estate and securities markets specifically;

•	Legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	The availability of capital;

•	Interest rates; and

•	Changes to U.S. generally accepted accounting principles.

Any of the assumptions underlying forward looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward looking statements included in this prospectus. All forward looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of the shares of common stock offered by this prospectus.

Q:	What is Paladin Realty Income Properties, Inc.?

A:	Paladin Realty Income Properties, Inc., or Paladin REIT, is a Maryland corporation formed on October 31, 2003 that has elected to be taxed as a REIT commencing with the taxable year ended December 31, 2006. We were organized to invest in a diversified portfolio of high quality investments, including investments in real properties and real estate related investments, focusing primarily on investments that produce current income. We seek to invest in a variety of types of real properties, either directly or through joint ventures, including apartments, office buildings, industrial buildings, shopping centers and hotels. We will also seek to invest in loans on real property such as mortgages and mezzanine loans, which we refer to as real estate related investments.

As of the date of this prospectus, we had invested in joint ventures owning seven income-producing properties, including 801 Fiber Optic Drive, a 56,336 square foot distribution facility located in North Little Rock, Arkansas; Champion Farms Apartments, a 264-unit luxury multi-family rental community located in Louisville, Kentucky; Fieldstone Apartments, a 266-unit multi-family community property located in Woodlawn, Ohio; Pinehurst Apartment Homes, a 146-unit multi-family community located in Kansas City, Missouri; Pheasant Run Apartments, a 160-unit multi-family community located in Lee’s Summit, Missouri; The Retreat of Shawnee, a 342-unit multi-family community located in Shawnee, Kansas, or the Retreat Apartments; and Hilltop Village Apartments, a 124-unit multi-family community located in Kansas City, Missouri, or Hilltop Apartments.

Each of our existing investments is structured as a joint venture with unaffiliated third parties. We own a majority interest in each of these joint ventures, except Hilltop Apartments. With the exception of our investment in the joint venture owning the property at 801 Fiber Optic Drive, we are entitled to receive a priority preferred return ranging from 8.25% to 12.0% annually on our invested capital from each joint venture. Following a sale of the property, we also receive a priority return of our invested capital before our co-venturer receives a return of its invested capital. We believe that structured transactions such as these provide us with a higher-than-market current return on our invested capital and greater protection of our invested capital, while preserving our ability to participate in property appreciation.

We expect to focus our investments on smaller properties in the $5,000,000 to $50,000,000 price range. We believe that targeting smaller priced properties may provide us opportunities to acquire real estate at more attractive prices than if we invest in larger, “trophy” assets for which the market is more competitive. We will seek to make investments in real properties identified through the network of partners and industry relationships of our advisor, Paladin Realty Advisors, LLC, or Paladin Advisors, in order to avoid the competitive auctions that increase the prices for properties typically identified through the real estate brokerage community. In addition, we believe that our focus on smaller properties and multi-property types will allow us to achieve greater portfolio diversification.

We commenced our initial public offering of shares of our common stock on February 23, 2005, which we refer to as our initial offering. As of June 30, 2008 we had raised gross offering proceeds of $32,868,322 from 1,063 stockholders pursuant to our initial offering, which terminated upon effectiveness of the registration statement for this offering.

Q:	What is a Real Estate Investment Trust, or REIT?

A:	In general, a REIT is a company that:

•	Combines the capital of many investors to acquire or provide financing for real estate;

•	Distributes dividends to investors of at least 90% of its taxable income for each year;

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Avoids the “double taxation” treatment of income that would normally result from investments in a corporation, because a REIT is not generally subject to federal corporate income taxes on its net income that it distributes to stockholders; and

•	Allows individual investors to invest in a large-scale diversified real estate portfolio under professional management through the purchase of interests, typically shares, in the REIT.

Q:	How will you structure the ownership and operation of your investments?

A:	We own all of our investments and conduct our operations through an operating partnership called Paladin Realty Income Properties, L.P., which was organized in the State of Delaware on October 31, 2003 to serve as our operating partnership. We are the sole general partner of Paladin Realty Income Properties, L.P. Because we will conduct all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure. To avoid confusion, in this prospectus:

•	We refer to Paladin Realty Income Properties, L.P. as Paladin OP; and

•

The use of “we,” “us,” “our” and similar pronouns refers to either (1) Paladin REIT or (2) Paladin REIT, Paladin OP and our other consolidated subsidiaries collectively, as required by the context in which such pronoun is used.

Q:	What is an “UPREIT”?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We use the UPREIT structure because a contribution of property directly to Paladin REIT is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to Paladin OP in exchange for limited partnership units in Paladin OP and defer taxation of gain until the contributor later exchanges his limited partnership units on a one-for-one basis for shares of common stock of Paladin REIT or, at our option, cash equal to the value of an equivalent number of our shares. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise transfer their properties because of unfavorable tax results.

Q:	What are the risks involved in an investment in your shares?

A:	An investment in our common stock is subject to significant risks. The following are some of the most significant risks relating to your investment:

•	There is no public trading market for our shares on a stock exchange. Our shares cannot be readily sold and, if you are able to sell your shares, you will likely sell them at a substantial discount.

•

The amount of distributions we may make, if any, is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Therefore, portions of the distributions that we make may represent return of capital to you.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

•

We rely on Paladin Advisors for our day-to-day operations and the selection of our investments, subject to oversight by our board of directors. We will pay substantial fees to Paladin Advisors for these services, some of which will be paid regardless of the quality or performance of the investments acquired or services provided to us. These fees were not determined on an arm’s-length basis.

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Both we and Paladin Advisors have a limited operating history. Therefore, we may not be able to successfully and profitably operate our business. We do not own any real property investments or real estate related investments other than the limited investments described in the “Investments” section of this prospectus, as supplemented. You will not have the opportunity to review the investments we will make with the proceeds from this offering prior to your investment.

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Paladin Advisors’ management personnel, some of whom also serve as our officers and directors, will have to allocate their time between us and other real estate programs and activities in which they are or will be involved.

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We are the first publicly-offered investment program sponsored or advised by Paladin Realty Partners, LLC. Because previous programs and investments sponsored by Paladin Realty Partners, LLC were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations we will be subject to, you should not assume that the prior performance of these programs will be indicative of our future performance.

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There are limitations on the ownership, transferability and redemption of our shares. You may never be able to sell any or all of your shares back to us pursuant to the share redemption program due to the limitations of that program.

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Our inability to acquire suitable investments, or locate suitable investments in a timely manner, will impact our ability to meet our investment objectives and may affect the amount of distributions we may make and our ability to make distributions at all.

•	Our performance is partially dependent on factors affecting the value of real estate in the places where we make investments.

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We have elected to be taxed as a real estate investment trust, or “REIT,” for federal income tax purposes. However, if we lose our tax status as a REIT, we will be subject to increased taxes which will reduce the amount of cash we have available to make distributions to our stockholders.

•	Our use of leverage increases the risk of loss on our investments.

•	Before you invest in our shares, you should review the “Risk Factors” section beginning on page 14 of this prospectus.

Q.	Do you currently own any investments?

A.	Yes. Please see the “Investments” section of this prospectus, as supplemented, for a description of our investments. However, this offering is a “blind pool” offering in that we have not yet identified additional specific real estate we will acquire or real estate related investments we will make with the proceeds from this offering.

Q:	Who will select your investments?

A:	Paladin Advisors is our advisor and, as such, supervises and manages our day-to-day operations and will select our real property investments and real estate related investments, subject to oversight by our board of directors. James R. Worms, Michael B. Lenard, John A. Gerson, Whitney A. Greaves and William K. Dunbar, who are also our officers, are the senior officers of Paladin Advisors who will manage its operations and have primary responsibility for selecting our investments.

Q:	Who is Paladin Advisors?

A:

Paladin Advisors was formed in the State of Delaware on October 31, 2003 for the purpose of acting as our advisor. Paladin Advisors is wholly owned by our sponsor, Paladin Realty Partners, LLC. From 1995 through December 31, 2007, Paladin

Realty Partners, LLC and its predecessors, which we refer to collectively as Paladin Realty, and their affiliates have sponsored or advised real estate investment partnerships that have raised an aggregate of approximately $570 million of equity. As of December 31, 2007, these funds were invested in or committed to invest in 189 properties with an aggregate purchase price, including debt and equity from joint venture partners, of approximately $1.5 billion. References in this prospectus to “Paladin Advisors and its affiliates” include Paladin Realty and each other affiliate of Paladin Advisors or Paladin Realty.

Q:	Who is Paladin Securities?

A:	Paladin Realty Securities, LLC, or Paladin Securities, is a Delaware limited liability company and wholly owned subsidiary of Paladin Advisors. Paladin Securities, formerly known as BroadWall Capital, LLC, was formed in November 2006 and was acquired by Paladin Advisors in May 2007. Paladin Securities is serving as the dealer manager for this offering. Paladin Securities is a licensed broker-dealer registered with the Financial Industry Regulatory Authority, Inc., or FINRA.

Q:	What are the fees and expense reimbursements you will pay to Paladin Advisors and Paladin Securities?

A:	Paladin Advisors and Paladin Securities will receive substantial compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

Type of Compensation (Recipient)	Form of Compensation	Estimated $ Amount for Maximum Offering ($850,000,000 in shares)

Organization and Offering Stage

Selling Commissions (Paladin Securities)	6.0% of gross proceeds from the sale of shares in the primary offering, all of which may be reallowed to participating broker-dealers.	$ 45,000,000

Dealer Manager Fee (Paladin Securities)	3.5% of gross proceeds from the sale of shares in the primary offering, a portion of which may be reallowed to participating broker-dealers.	$ 26,250,000

Wholesaling Costs(1) (Paladin Securities)	Up to $3,750,000, or 0.5% of gross proceeds from the sale of shares in the primary offering may be used for reimbursement of costs associated with wholesaling activities and therefore deemed to be underwriting compensation.	$ 3,750,000

Bona Fide Due Diligence Expense Reimbursements (Paladin Securities)	0.5% of gross proceeds from the sale of shares in the primary offering, all of which may be reallowed to participating broker-dealers.	$ 3,750,000

Reimbursement of Issuer Organization and Offering Expenses (Paladin Advisors)(1)(2)	If we raise the maximum offering amount, we expect our issuer expenses (other than selling commissions, the dealer manager fee, bona fide due diligence expense reimbursements and reimbursements for wholesaling activities) to be approximately $10,400,000, or 1.4% of gross proceeds from the sale of shares in the primary offering. Any such reimbursements will not exceed actual expenses incurred by Paladin Advisors.	$ 10,400,000

Type of Compensation (Recipient)	Form of Compensation	Estimated $ Amount for Maximum Offering ($850,000,000 in shares)

Operational Stage

Acquisition Fees (Paladin Advisors)	1.5% of (1) the purchase price of real property acquired directly, (2) our allocable cost of real property acquired in a joint venture or (3) the funds advanced in a real estate related investment except that with respect to investments in and originations of loans, we will pay an origination fee to the advisor in lieu of an acquisition fee.	Not determinable at this time

Origination Fees (Paladin Advisors)	1.5% of the amount funded by us to acquire or originate loans, including any third-party expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee in addition to the origination fee.	Not determinable at this time

Reimbursement of Acquisition Expenses (Paladin Advisors)	Reimbursement of actual expenses related to the selection, acquisition and development of real property investments and real estate related investments.	Not determinable at this time

Asset Management Fee (Paladin Advisors)	Monthly fee equal to one-twelfth of 0.6% of (1) the purchase price of real property acquired directly, (2) our allocable cost of real property acquired in a joint venture or (3) the funds advanced in a real estate related investment.	Not determinable at this time

Expense Reimbursement (Paladin Advisors)	Reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates, including an allocable share of costs for advisor personnel and overhead; provided, however, that personal costs will not be reimbursed in connection with services for which Paladin Advisors receives a separate fee.	Not determinable at this time

Disposition Stage

Subordinated Disposition Fee (Paladin Advisors)	Lesser of one-half of a competitive real estate commission or 3.0% of the sales price of each property or real estate related investment sold, to be paid only if Paladin Advisors provides a substantial amount of services and only after we have made distributions to our stockholders equal to the aggregate capital contributions by our stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.	Not determinable at this time

Subordinated Participation Interest in Paladin OP (Paladin Advisors)	Paladin Advisors has a subordinated participation interest in Paladin OP pursuant to which Paladin Advisors may receive distributions from Paladin as described below.

Type of Compensation (Recipient)	Form of Compensation	Estimated $ Amount for Maximum Offering ($850,000,000 in shares)

• Subordinated Distribution of Net Sales Proceeds—Payable only if our shares of common stock are not listed on an exchange	10.0% of any net sales proceeds remaining after we have received distributions from Paladin OP (all of which we intend to distribute to our stockholders as distributions) equal to the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.	Not determinable at this time

• Subordinated Distribution Upon Listing—Payable only if our shares of common stock are listed on a national securities exchange	10.0% of the amount by which the adjusted market value of our common stock plus distributions made prior to listing exceeds the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing.	Not determinable at this time

• Subordinated Distribution Upon	10% of the amount by which the appraised value of our real property investments and real estate related investments, less any indebtedness secured by such assets,	Not determinable at this time

Termination—Payable upon termination of Paladin Advisors as our advisor (other than for cause) only if we have not paid the Subordinated Distribution Upon Listing	plus total distributions made to our stockholders through the termination date exceeds the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount that if distributed to the stockholders as of the date of termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.

(1)	Our advisor may pay issuer organization and offering expenses on our behalf and wholesaling costs which are deemed to be underwriting compensation pursuant to FINRA Rule 2710. Our advisory agreement provides that we may reimburse our advisor for cumulative organization and offering expenses, including issuer organization and offering expenses and wholesaling costs, up to 3.0% of gross proceeds from the sale of shares in our primary offering (not to exceed actual expenses incurred by our advisor). Wholesaling costs are deemed underwriting compensation under FINRA rules whether or not our advisor is reimbursed for such costs.
(2)	Estimated amounts include reimbursement of a portion of the organization and offering expenses incurred by Paladin Advisors in connection with our initial offering, a portion of which is deemed underwriting compensation under FINRA rules.

There are many additional conditions and restrictions on the amount of compensation Paladin Advisors and Paladin Securities may receive. For a more detailed explanation of these fees and expenses payable to Paladin Advisors and its affiliates, please see the “Management Compensation” section of this prospectus.

Q:	If I buy shares, will I receive distributions and how often?

A:	We have paid distributions on a monthly basis from the commencement of our operations. Provided we have sufficient available cash flow, we expect to continue to make distributions on a monthly basis to our stockholders. If we do not have sufficient cash flow to make distributions, we may be required to borrow money, sell assets or issue new securities for cash to fund the payment of distributions. However, we cannot predict if we will generate sufficient cash flow to fund the payment of distributions.

Q:	May I reinvest my distributions?

A:	Yes. Please see “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	What will you do with the money raised in this offering?

A:	We will use your investment proceeds to make real property investments and real estate related investments, focusing primarily on investments that produce current income. We intend to invest between 86.8% and 88.4% of the proceeds from this offering to make real property investments and real estate related investments, and the remaining proceeds will be used to pay fees and expenses of this offering and acquisition expenses. Until we invest the proceeds of this offering in real property investments and real estate related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the proceeds in real property investments and real estate related investments.

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering a maximum of $750,000,000 of shares of common stock on a “best efforts” basis at $10.00 per share. We are also offering $100,000,000 of shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q:	How long will this offering last?

A:	The offering will not last beyond July 28, 2010 (which is two years after the effective date of this offering), unless extended. We reserve the right to terminate this offering at any time.

Q:	Who can buy shares?

A:	Generally, you can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For the purpose of determining investor suitability, net worth does not include your home, home furnishings or personal automobiles. Some states require investors to meet additional suitability standards, so you should carefully read the more detailed description in the “Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must initially purchase at least 300 shares, which equals a minimum investment of at least $3,000. The minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the “Suitability Standards” section of this prospectus. Subject to restrictions imposed by state law, once an investor has purchased shares meeting the minimum investment, that investor may make additional purchases in increments of at least 25 shares ($250).

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to contact your participating broker-dealer or registered investment advisor and fill out a Subscription Agreement, like the one contained in this prospectus as Appendix B, and pay for the shares you wish to purchase at the time you subscribe.

Q:	If I buy shares in this offering, how may I later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange or any over-the-counter market. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of any class of our outstanding shares. See “Suitability Standards” and “Description of Capital Stock—Restriction on Ownership of Shares.” We intend to offer a share redemption program, as discussed under “Description of Capital Stock—Share Redemption Program,” which may provide limited liquidity for some of our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will receive periodic updates on the performance of your investment with us, including:

•	A detailed quarterly report after the end of each of the first three fiscal quarters of the year;

•	An annual report after the end of each year; and

•	An annual IRS Form 1099 after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	For questions about the offering or to obtain additional copies of this prospectus, contact your registered representative or contact:

Paladin Realty Securities, LLC

10880 Wilshire Blvd., Suite 1400

Los Angeles, California 90024

1-866-PAL-REIT

For questions regarding our assets and operations, contact us at:

Investor Relations

Paladin Realty Advisors, LLC

10880 Wilshire Blvd., Suite 1400

Los Angeles, California 90024

1-866-PAL-REIT

1-866-725-7348

e-mail: investors.relations@paladinREIT.com

www.paladinREIT.com

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus that is not otherwise addressed in the “Questions and Answers About This Offering” section of this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section.

Paladin Realty Income Properties, Inc.

Paladin Realty Income Properties, Inc., which we refer to as Paladin REIT, is a Maryland corporation formed on October 31, 2003 that elected to be taxed as a REIT commencing with the taxable year ended December 31, 2006. We were organized to invest in a diversified portfolio of high quality investments, including investments in real properties and real estate related investments, focusing primarily on investments that produce current income. As of the date of this prospectus, we have invested in joint ventures owning seven income-producing properties, including 801 Fiber Optic Drive, a 56,336 square foot distribution facility in North Little Rock, Arkansas that is 100% leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation; Champion Farms Apartments, a 264-unit luxury multi-family rental community in Louisville, Kentucky; Fieldstone Apartments, a 266-unit multi-family community property in Woodlawn, Ohio; Pinehurst Apartment Homes, a 146-unit multi-family community located in Kansas City, Missouri; Pheasant Run Apartments, a 160-unit multi-family community in Lee’s Summit, Missouri; the Retreat Apartments, a 342-unit multi-family community in Shawnee, Kansas; and Hilltop Apartments, a 124-unit multi-family community in Kansas City, Missouri. Our headquarters are located at 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024. Our telephone number is 1-866-725-7348. Our web site is www.paladinreit.com.

Our Advisor

Paladin Realty Advisors, LLC, which we refer to as Paladin Advisors, is our advisor and, as such, supervises and manages our day-to-day operations and will select our investments, subject to oversight by our board of directors. Paladin Advisors will also provide marketing, sales and client services on our behalf. Paladin Advisors was formed on October 31, 2003 and is an affiliate of our sponsor, Paladin Realty.

Our Dealer Manager

Paladin Realty Securities, LLC, which we refer to as Paladin Securities, is serving as the dealer manager for this offering. Paladin Securities, a wholly owned subsidiary of Paladin Advisors, is a licensed broker-dealer registered with the Financial Industry Regulatory Authority, Inc., or FINRA.

Our Management

Our board of directors supervises and evaluates the performance of Paladin Advisors as our advisor, and is also responsible for certain other matters set forth in our charter. We have seven members on our board of directors. Four of our directors are independent of us, Paladin Advisors and Paladin Realty. Our stockholders elect our directors annually.

Description of Our Investments

As of the date of this prospectus, we have acquired only the investments described in the “Investments” section of this prospectus. We generally will seek to acquire a diversified portfolio of high quality investments that produce current income. We intend to invest in a diverse array of real property types, either directly or through joint ventures, including apartments, office buildings, industrial buildings, shopping centers and hotels.

In addition, we will also seek to invest in loans on real property such as mortgages and mezzanine loans, which we refer to as real estate related investments. We are not limited in the percentage of our assets that we may invest in real estate related investments. However, Paladin Advisors will monitor these investments to ensure compliance with the Investment Company Act, which may require Paladin Advisors to impose limitations on our investment activities including limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act. See “Risk Factors—Risks Associated with Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act” and “Investment Objectives and Criteria—Certain Other Policies.”

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of real property and real estate related investments.

Our charter provides that our independent directors must approve any borrowing in excess of 300% of the value of our net assets and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation.

In order to allow us to promptly invest the proceeds of this offering in income-producing investments, we expect to incur short-term financing associated with new investments during the early stages of our operations, which may cause us to exceed our charter’s leverage guidelines.

Investment Objectives

Our investment objectives for this offering will be:

•	To preserve, protect and return your capital contribution;

•	To make regular cash distributions;

•	To realize growth in the value of our investments upon our ultimate sale of such investments; and

•

To provide you with liquidity by listing the shares on a national securities exchange by February 23, 2015, or, if our shares are not listed prior to that date, by commencing an orderly liquidation of our investments and distributing the cash to you.

We may only change these investment objectives by a vote of our stockholders holding a majority of our outstanding shares. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Plan of Distribution

We are offering up to a maximum of $750,000,000 in shares of common stock in the primary offering at $10.00 per share, subject to certain volume discounts. In addition, we are offering up to $100,000,000 in shares of common stock to be issued pursuant to our distribution reinvestment plan at $9.50 per share.

We intend to admit stockholders periodically as subscriptions for shares are received, but not less frequently than monthly. This offering will terminate on or before the date that is two years after the effective date of the registration statement related to this offering, unless extended for an additional year. However, we may terminate this offering at any time prior to such termination date.

Our Structure

The following chart indicates the relationship among us and Paladin Advisors and certain of its affiliates, including Paladin Realty, our sponsor, and Paladin Securities, our dealer manager.

As of June 30, 2008, 3,299,779 shares were issued and outstanding, 3,285,445 of which were purchased by stockholders in our initial offering, 13,750 were owned by our independent directors and 584 were owned by Paladin Realty. The 584 shares owned by Paladin Realty currently represent less than 0.1% of our outstanding shares. After giving effect to this offering, and assuming we sell the maximum number of shares of common stock offered hereby, then investors in this offering and stockholders who purchased shares in our initial offering will own, collectively, effectively 100% of the then issued and outstanding shares of our common stock.

Prior Investment Programs

As of December 31, 2007, our sponsor, Paladin Realty, and its affiliates had sponsored 26 privately-offered real estate programs since our sponsor’s formation in 1995. These programs have completed fundraising of approximately $570 million from 60 investors. The “Prior Performance Summary” section of this prospectus contains a discussion of the Paladin Realty programs sponsored to date.

Certain financial data relating to Paladin Realty’s prior real estate programs is also provided in the “Prior Performance Tables” in Appendix A to this prospectus. The prior performance of Paladin Realty’s previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in Paladin Realty’s prior programs.

Conflicts of Interest

Paladin Advisors and certain of our other affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

The directors, officers and other employees of Paladin Realty and Paladin Advisors must allocate their time between advising us and managing other real estate programs and business activities in which they may be involved;

•

The compensation payable by us to Paladin Advisors and other affiliates may not be on terms that would result from arms-length negotiations between unaffiliated parties and is payable, in most cases, whether or not our stockholders receive distributions;

•

Although Paladin Advisors has agreed to generally provide us with the first opportunity to acquire “core” or “core-plus” U.S. real estate investments which it identifies as suitable investments for us and another Paladin program, Paladin Advisors will be required to make this determination in its discretion and will be subject to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf when other Paladin programs are also seeking investments;

•

Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, Paladin Advisors and its affiliates will receive certain fees in connection with transactions involving the purchase, management and sale of our real properties and real estate related investments; and

•	Because Paladin Securities is our affiliate, you do not have the benefit of an independent third party review of this offering which would occur if we and Paladin Securities were unaffiliated.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct & Ethics, which we refer to as our code of ethics, that applies to each of our officers and directors and each of the officers, managers, principals and real estate professionals of Paladin Realty and Paladin Advisors, which we refer to as the covered persons. Our code of ethics prohibits certain conflict of interests such as those in which a covered person’s direct or indirect personal interest interferes in any material respect with his or her service to us or our interests. Our code of ethics also sets forth certain conflicts of interest policies that limit and govern certain matters among us, the covered persons, Paladin Realty, Paladin Advisors and their affiliates, including transactions between us and any covered person relating to real property investments and sales, loans, and the issuance of preferred stock. A copy of our code of ethics is available on our website at www.paladinreit.com. A waiver of our code of ethics with respect to transactions between us and any covered person, including real property investments and sales, loans, and the issuance of preferred stock, requires approval by a majority of the independent directors of our board of director that are not otherwise interested in the transaction. A waiver of any other provision of our code of ethics requires approval by a majority of the members of the audit committee of our board of directors. If we make any amendments to our code of ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from our code of ethics, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the SEC. See “Conflicts of Interest – Code of Business Conduct and Ethics.”

Distribution Policy

In order to be taxed as a REIT, we are required to distribute 90% of our taxable income, excluding capital gains and before application of the dividends paid deduction, to our stockholders. The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. We expect to make distributions to stockholders on a monthly basis. If we do not have sufficient cash flow from operations to make our distributions to stockholders, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to fund our distributions, and all or a portion of such distributions may be characterized for federal income tax purposes as a return of capital. Each of the distributions we have made to stockholders prior to the date of this prospectus has been a return of capital. See the “Description of Capital Stock—Distribution Policy” section of this prospectus for a further explanation of our distribution policy.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in whole or fractional shares. During this offering, shares will be issued through the distribution reinvestment plan for $9.50 per share. Thereafter, our board of directors will determine the price for which shares will be issued under the plan based on consideration of factors indicating the fair market value of the shares, such as (1) the then-current net asset value of our portfolio and (2) if we are offering shares to the public in a subsequent offering at the time of determination, the then-current offering price of our shares. If you participate, you will be taxed on your share of our distributions that are classified as dividends even though you will not receive the cash from your distributions. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely on sources of funds other than our distributions to pay your taxes. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our distribution reinvestment plan may be deemed to be taxable as income to participants in the plan. No selling commission or dealer manager fee will be charged on shares purchased pursuant to the distribution reinvestment plan. We may terminate the distribution reinvestment plan at our discretion at any time upon 10 days’ notice to you. Please see the “Description of Capital Stock—Distribution Reinvestment Plan” section of this prospectus for a further explanation of our distribution reinvestment plan, a copy of which is attached as Appendix C to this prospectus.

Listing

Our shares of common stock are not currently listed on a national securities exchange or any over-the-counter market. We do not expect our shares to become listed in the near future, and they may not become listed at all. We will be required to begin an orderly liquidation of our assets on February 23, 2015 if our shares of common stock are not listed on a national securities exchange prior to that date.

Share Redemption Program

An investment in our shares of common stock should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares, our board of directors had adopted a share redemption program to allow some stockholders to have their shares redeemed, subject to limitations and restrictions. Our board of directors has amended our share redemption program but the amendments will not be effective until we have provided stockholders with the requisite 30-day notice of such changes. As amended our share redemption program provides that except for redemptions following the death or qualifying disability of a stockholder, you must hold your shares for one year before you will have the opportunity to have any of your shares redeemed. Redemption of shares, when requested, will generally be made quarterly. We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any 12-month period, we will not redeem in excess of 10% of the number of shares outstanding as of the beginning of such 12-month period; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our distribution reinvestment plan. Due to these limitations, we cannot guarantee that we will be able to accommodate all redemption requests.

During this offering, the repurchase price will be $9.30 per share, and during subsequent offerings of our common stock the repurchase price will be 93% of the offering price. During periods when we are not engaged in an offering, the repurchase price will be 93% of the then-current net asset value per share, as determined by our board of directors.

Our registrar and transfer agent, Phoenix American Financial Services, Inc., or Phoenix American, will charge our investors a fee for share redemptions, which is currently $50 per redemption but which may change in the future as determined by Phoenix American.

Our board of directors reserves the right to terminate, suspend or amend the share redemption program or to reduce the number of shares to be purchased under the share redemption program upon 30 days’ notice without stockholder approval. We will terminate our share redemption program if and when our shares become listed on a national securities exchange.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts, which we refer to as IRAs, and retirement and welfare plans subject to the Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA. Any plan trustee or individual considering purchasing shares for a retirement or welfare plan or for an IRA should read that section of this prospectus very carefully.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any individual or entity from acquiring beneficial ownership of more than 9.8% of any class of our outstanding shares. See the “Description of Capital Stock—Restriction on Ownership of Shares” section of this prospectus for further explanation of the restrictions on ownership of our shares.

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information included in this prospectus, before you decide to purchase our shares of common stock. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. If any of the following risks actually occurs, our results of operations and ability to make distributions would likely suffer materially or could be eliminated entirely. As a result, the value of our shares may decline, and you could lose all or part of your investment.

Investment Risks

There is currently no public market for the shares of our common stock. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There currently is no public market for our shares of common stock and we have no obligation or current plans to apply for quotation or listing on any public securities market. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment will be reduced by between 11.6% and 13.2% of the gross offering proceeds which will be used to pay selling commissions, the dealer manager fee, organization and offering expenses, acquisition fees, origination fees and other expenses. The price per share could also be reduced as a result of other factors including those described elsewhere in this “Risk Factors” section. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share redemption plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, you should consider the purchase of our shares as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time.

We have not identified any additional specific investments that it is probable we will make with the net proceeds we will receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

As of the date of this prospectus, we have made only seven real property investments, which are joint venture interests in 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes, Pheasant Run Apartments, the Retreat Apartments and Hilltop Apartments. Paladin Advisors has not identified any additional real property investments or real estate related investments that it is reasonably probable we will make with the net proceeds we will receive from this offering. As a result, investors in this offering will be unable to evaluate the manner in which the net proceeds are invested and the economic merits of potential investments prior to the investor making an investment decision. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning our real property investments and real estate related investments. You must rely on Paladin Advisors, our advisor, to evaluate our investment opportunities, and Paladin Advisors may not be able to achieve our investment objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest. Further, we cannot assure you that acquisitions of real property investments or real estate related investments made using the proceeds of our offering will produce a return on your investment or will generate cash flow to enable us to make distributions to our stockholders.

You may be unable to sell your shares because your ability to redeem your shares pursuant to our share redemption program is subject to significant restrictions and limitations.

Even though our proposed share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Redemption of shares, when requested, will generally be made quarterly. We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any 12-month period, we will not redeem in excess of 10% of the number of shares outstanding as of the beginning of such 12-month period; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our distribution reinvestment plan. In addition our board of directors, in its sole discretion, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program upon 30 days’ notice. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the share redemption program, or you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program because of the limitations. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed.

Because we established the offering price on an arbitrary basis, it may not be indicative of the price at which our shares would trade if they were actively traded.

Our board of directors has arbitrarily determined the selling price of the shares of common stock offered hereby and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or inter-dealer quotation system or actively traded by brokers or of the proceeds that a stockholder would receive if we were liquidated or dissolved.

Risks Relating To Our Business

We and our advisor have limited operating histories, and we may not be able to operate successfully.

We and our advisor were each formed in connection with commencing our initial offering and had no prior operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by Paladin Realty to predict our future results. Other than our initial seven investments, we have not identified any additional probable investments. Additionally, none of our officers, Paladin Advisors, its affiliates or their respective employees have operated any other public company or an entity that has elected to be taxed as a REIT. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, we must, among other things:

•	Identify and acquire investments that further our investment objectives;

•	Increase awareness of the Paladin name within the investment products market;

•	Establish and maintain contacts with licensed securities brokers and other agents to successfully raise capital in this offering;

•	Attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	Respond to competition for our targeted real property investments and real estate related investments as well as for potential investors in our shares; and

•	Continue to build and expand our operations structure to support our business.

Our failure, or our advisor’s failure, to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow to make distributions to our stockholders and could cause you to lose all or a portion of your investment in our shares of common stock.

We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.

The past performance of other investment programs sponsored by Paladin Realty may not be indicative of our future results, and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations of those programs. The returns to our stockholders will depend in part on the mix of products in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin programs, the returns to our stockholders will vary from those generated by those prior programs. We are also the first publicly-offered investment program sponsored by Paladin Realty or any of its affiliates. Therefore, the prior Paladin programs, which were conducted through privately-held entities, were not subject to either the up-front commissions, fees and expenses associated with this offering or to many of the laws and regulations to which we will be subject. We would be the first program sponsored by Paladin Realty or any of its affiliates to make or acquire mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating any other REIT or a publicly-offered investment program. As a result of all these factors, you should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs sponsored by Paladin Realty and its affiliates.

We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and your return on your investment.

As of the date of this prospectus, we have not identified additional specific properties it is probable we will purchase with the proceeds from the shares we sell in this offering. There may be a substantial period of time before the proceeds of our offering are invested in real property investments or real estate related investments. We will rely on Paladin Advisors to identify and negotiate the terms of acquisitions of real property investments and real estate related investments we make. We cannot assure you that Paladin Advisors will be able to identify or negotiate acceptable terms for the acquisition of real property investments or real estate related investments that meet our investment criteria, or that we will be able to make such real property investments or real estate related investments on terms favorable to us or at all. Any delays we encounter in identifying and negotiating the real property investments and real estate related investments we make could reduce your returns and our ability to make distributions to our stockholders.

Our ability to successfully conduct this offering is dependent in part on the ability of our dealer manager to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is Paladin Securities. Paladin Securities is a wholly owned subsidiary of Paladin Advisors. Paladin Securities has a limited operating history and, other than serving as dealer manager for a portion of our initial offering, has not previously acted as a dealer manager for an offering. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of the dealer manager to establish and maintain a network of licensed securities brokers-dealers and other agents. If Paladin Securities fails to perform, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Because our offering is a “best efforts” offering, the dealer manager and the participating broker-dealers are only required to use their best efforts to sell our shares. If we are unable to raise substantial funds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.

This offering is being made on a “best efforts” basis, whereby the dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering. If we are unable to raise sufficient funds, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase.

Payment of fees, distributions and expense reimbursements to Paladin Advisors and its affiliates will reduce cash available for investment and for distribution to our stockholders.

Paladin Advisors and its affiliates perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, the asset management of our investments and administrative and other services. Paladin Advisors and its affiliates will be paid acquisition fees or origination fees, asset management fees and subordinated disposition fees for these services pursuant to the advisory agreement between us and Paladin Advisors. In addition, distributions may be payable to Paladin Advisors pursuant to the subordinated participation interest it holds in Paladin OP, upon a distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. In addition, Paladin Advisors and its affiliates have provided and will continue to provide administrative services to us for which they are entitled to reimbursement at cost. These fees, distributions and expense reimbursements are substantial and will reduce the amount of cash available for investment or distribution to our stockholders.

To date cash flows from operations were insufficient to pay both our operating expenses and to cover the distributions we have paid and/or declared. In order to permit us to pay distributions, we have used cash distributions from our investments and Paladin Advisors has paid expenses on our behalf and deferred the reimbursement of such expense payments and its receipt of fees we owe Paladin Advisors. We cannot assure you that in the future we will be able to achieve cash flows necessary to pay both our expenses and distributions at our historical per share amounts, or to maintain distributions at any particular level, if at all.

Because our cash flows from operations have been insufficient to pay both our operating expenses and the distributions we have paid or declared to our stockholders through the date of this prospectus, we cannot assure you that we will be able to continue paying distributions to our stockholders at our historical per-share amounts, or that the distributions we pay will not decrease or be eliminated in the future. As of the date of this prospectus, we have paid $2,066,553 in distributions to our stockholders. In order to permit us to pay distributions declared to date, we have used cash distributions from our investments, Paladin Advisors has paid expenses on our behalf, and Paladin Advisors has deferred the reimbursement of expense payments and its receipt of asset management and acquisition fees.

Specifically, as of March 31, 2008, we had incurred $6,603,829 in organization and offering costs, which includes $5,677,310 paid by Paladin Advisors. In addition, as of March 31, 2008, we had incurred $62,126 in general and administrative expenses.

Pursuant to the advisory agreement between us and Paladin Advisors, we will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Rule”, and Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in the previous four consecutive fiscal quarters. During the three months ended March 31, 2008, our operating expenses including expenses incurred on behalf of us by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $120,830. In accordance with the advisory agreement, Paladin Advisors has deferred payment of such amount and it was recorded as a reduction in general and administrative expenses and asset management fees. For the three months ended March 31, 2008, we paid Paladin Advisors acquisition and advisory fees of $156,750, and asset management fees of $52,413. The acquisition fees were capitalized as part of the investments.

We are obligated to pay these amounts to Paladin Advisors in the future, and the payment of these obligations may impact our ability to pay future distributions. Paladin Advisors is not obligated to either pay expenses on our behalf or defer reimbursements of expense payments or fees in future periods. At such time as Paladin Advisors requires us to reimburse such expense payments or pay those fees, or if Paladin Advisors were to cease paying expenses on our behalf or deferring reimbursement of expense payments or fees, our ability to pay distributions to our stockholders could be adversely affected, and we may be unable to pay distributions to our stockholders, or such distributions could decrease significantly. Additionally, if Paladin Advisors continues to pay expenses on our behalf and/or defer reimbursement of expense payments or fees, the ultimate repayment of these obligations could adversely impact our ability to pay distributions in future periods as well as potentially adversely impact the value of your investment.

Our directors will determine the amount and timing of future cash distributions to our stockholders based on many factors, including the amount of funds available for distribution (including whether Paladin Advisors continues to pay expenses and/or defer reimbursement of expense payments or fees), our financial condition, requirements we must meet to qualify to be taxed as a REIT, whether to reinvest or distribute such funds, capital expenditures and reserve requirements and general operational requirements. The amount of funds available for distribution will be affected by our ability to identify and make real property investments or real estate related investments as offering proceeds become available, the returns on those real property investments or real estate related investments we make and our operating expense levels, as well as many other variables. We cannot predict how long it may take to identify additional real property investments or real estate related investments, to raise sufficient proceeds or to make real property investments or real estate related investments. We likewise cannot predict whether we will generate sufficient cash flow to continue to pay distributions at historical levels or at all.

In addition, differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90% of our taxable income, excluding capital gains and with certain adjustments, in order to qualify as a REIT.

We are uncertain of our sources of debt or equity for funding future capital needs. If we are not able to locate sources of funding, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The gross proceeds of the offering will be used to make real property investments, directly or through joint ventures, make real estate related investments and to pay various fees and expenses. In addition, to be taxed as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains and with certain adjustments. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. While we have used short term borrowings since the commencement of the offering, including borrowings from affiliates of Paladin Advisors we have not identified any sources of debt or equity for future funding. Paladin Advisors is not required to facilitate any future affiliated loans for us, and we cannot assure you that adequate sources of funding will be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

Our success will be dependent on the performance of Paladin Advisors as well as key employees of Paladin Advisors, the loss of any of whom could be detrimental to our business.

Our ability to achieve our investment objectives and to make distributions is dependent upon the performance of Paladin Advisors and key personnel of Paladin Advisors in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and operation of our day-to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus, as supplemented. We will rely entirely on the management ability of Paladin Advisors, subject to the oversight of our board of directors. If Paladin Advisors suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, Paladin Advisors may be unable to allocate time and resources to our operations. If Paladin Advisors is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to make distributions to our stockholders.

Certain key personnel of Paladin Advisors, including James R. Worms, Michael B. Lenard, Whitney A. Greaves, William K. Dunbar and John A. Gerson, would be difficult to replace. None of Paladin Advisors’ key personnel are currently subject to employment agreements with Paladin Advisors, nor do we maintain any key person life insurance on Paladin Advisors’ key personnel. If any of Paladin Advisors’ key personnel were to cease employment with Paladin Advisors, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability, and the ability of Paladin Advisors, to attract and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we or Paladin Advisors will be successful in attracting and retaining such skilled personnel.

We may structure investments in real properties in exchange for limited partnership units in Paladin OP on terms that could limit our liquidity or our flexibility.

We may make investments in real properties by issuing limited partnership units in Paladin OP in exchange for a property owner contributing property to Paladin OP. If we enter into such transactions, in order to induce the contributors of such properties to accept units in Paladin OP, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, Paladin OP’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of common stock or cash, at the option of the contributor, at set times. If the contributor required us to repurchase units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or make distributions to stockholders. Moreover, if we were required to repurchase units for cash at a time when we did not have sufficient cash to fund the repurchase, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in Paladin OP did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to Paladin OP, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.

Our results of operations, our ability to make distributions to our stockholders and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict.

Our results of operations are subject to the risks of a national economic slowdown or disruption, other changes in national or local economic conditions or changes in tax, real estate, environmental or zoning laws. The following factors may affect income from our real property investments and real estate related investments, our ability to dispose of real property investments and real estate related investments, and yields from our real property investments and real estate related investments:

•

Poor economic times may result in defaults by tenants of our real properties and borrowers under our real estate related investments. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	Job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels;

•	Increases in supply of competing properties or decreases in demand for our real properties may impact our ability to maintain or increase occupancy levels;

•	Changes in interest rates and availability of debt financing could render the sale of properties difficult or unattractive;

•	Periods of high interest rates may reduce cash flow from leveraged properties;

•

Increased insurance premiums, real estate taxes, energy costs or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns; and

•	Hotels that we may own could suffer substantial reductions in occupancy or room rate for an extended period of time as a result of national or local economic trends affecting travel or tourism.

Some or all of the foregoing factors may affect the returns we receive from our investments, our results of operations, our ability to make distributions to our stockholders or our ability to dispose of our investments.

Risks Related To Conflicts of Interest

We are subject to conflicts of interest arising out of relationships among us, our officers, Paladin Advisors, Paladin Securities and their respective affiliates, including the material conflicts discussed below. All references to affiliates of Paladin Advisors include Paladin Realty, Paladin Securities and each other affiliate of Paladin Realty, Paladin Securities or Paladin Advisors.

Paladin Advisors and its affiliates will face conflicts of interest relating to time management and allocation of resources, and our results of operations may suffer as a result of these conflicts of interest.

Affiliates of Paladin Advisors are general partners and sponsors of other real estate programs having investment objectives similar to ours or to which they have legal and fiduciary obligations similar to those they owe to us and our stockholders. Because affiliates of Paladin Advisors have interests in other real estate programs and also engage in other business activities, the personnel performing services on behalf of these entities may have conflicts of interest in allocating their time and resources between our business and such other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If Paladin Advisors, for any reason, is not able to provide sufficient resources to manage our business, our business will suffer as we have no other personnel to perform these services. Likewise, if Paladin Advisors or its affiliates suffer financial or operational problems as a result of any of their activities, whether or not related to our business, and Paladin Advisors is unable to manage our business, we will have no one to select, acquire, manage or dispose of our investments.

In addition, our officers are also officers of Paladin Advisors and officers, limited partners or members of investors in other affiliates of Paladin Advisors. Paladin Advisors will rely on these officers and employees of its affiliates to manage and operate our business. Paladin Advisors and its affiliates are not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us. These affiliates of Paladin Advisors will continue to be actively involved in operations and activities other than our operations, and the same employees of Paladin Advisors and its affiliates who will manage and operate our business will also be actively involved in those other activities and operations. Those individuals spend a material amount of time managing those activities and operations that are unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of those individuals.

Our officers will face conflicts of interest related to the positions they hold with affiliated entities, which could diminish the value of the services they provide to us.

Our officers, three of whom also serve as our directors, are also officers of Paladin Advisors and are officers or members of affiliates of Paladin Advisors. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders. Some of these entities may compete with us for investment and leasing opportunities. Although Paladin Advisors has agreed, pursuant to the terms of the advisory agreement which will become effective upon the commencement of this offering, to generally provide us with the first opportunity to acquire U.S. “core” or “core-plus” real estate that it identifies for investment during periods in which we have, or can reasonably be expected to obtain, sufficient funds for the investment, the determination as to whether a particular investment opportunity meets this priority allocation requirement will be made in Paladin Advisor’s discretion. Conflicts with our business and interests are most likely to arise from involvement in activities related to:

•	The allocation of new investments among us and affiliates of Paladin Advisors;

•	The allocation of time and resources among us and affiliates of Paladin Advisors;

•	Development or management of our properties by affiliates of Paladin Advisors;

•	Investments with and/or sales to or acquisitions from affiliates of Paladin Advisors; and

•	Compensation to Paladin Advisors.

Paladin Advisors will face conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders. The distribution payable to Paladin Advisors upon termination of the advisory agreement may also influence decisions about terminating Paladin Advisors or our acquisition or disposition of investments.

Under the advisory agreement between us, Paladin OP and Paladin Advisors and the subordinated participation interest Paladin Advisors holds in Paladin OP, Paladin Advisors is entitled to fees and distributions that are structured in a manner intended to provide incentives to Paladin Advisors to perform in our best interests and in the best interests of our stockholders. The fees Paladin Advisors is entitled to are acquisition fees, origination fees, asset management fees and subordinated disposition fees. The distributions Paladin Advisors may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. However, because Paladin Advisors does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, Paladin Advisors’ interests are not wholly aligned with those of our stockholders. In that regard, the only fees Paladin Advisors receives with respect to ongoing operation and management of properties are asset management fees, which are based on the amount of our initial investment and not the performance of those investments, which could result in Paladin Advisors not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, Paladin Advisors could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to Paladin Advisors or for us to generate the specified levels of performance or net sales proceeds that would entitle Paladin Advisors to fees or distributions or would permit us to pay fees and reimbursements that Paladin Advisors has earned but elected under the advisory agreement to defer. In addition, Paladin Advisors’ entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in Paladin Advisors recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in the best long-term interest of our stockholders.

The subordinated participation interest requires Paladin OP to make a distribution to Paladin Advisors upon termination of the advisory agreement, other than a termination by us because of a material breach of the advisory agreement by Paladin Advisors. To avoid Paladin OP making this distribution, our independent directors may decide against terminating the advisory agreement even if, but for the requirement to make this distribution, termination of the advisory agreement would be in the best interest of our stockholders. In addition, the requirement for Paladin OP to make this distribution could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy Paladin OP’s obligation to the terminated advisor.

We may acquire investments from, or dispose of assets to, entities managed by Paladin Advisors or its affiliates, which could cause us to enter into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.

We may acquire real property investments or real estate related investments from entities which are managed by Paladin Advisors or its affiliates. Further, we may also dispose of real property investments or real estate related investments to entities which are controlled by Paladin Advisors or its affiliates. Paladin Advisors or its affiliates may make substantial profits in connection with such transactions. Paladin Advisors or its affiliates may owe fiduciary or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on Paladin Advisors in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us. Although our code of ethics generally prohibits us from acquiring assets from, or disposing of investments to, Paladin Advisors or its affiliates (other than the assignment of a purchase agreement to which Paladin Advisors or one of its affiliates is a party to us on substantially the same terms as the underlying agreement), our independent directors could waive or amend that provision at any time.

The fees we pay in connection with this offering were not determined on an arm’s length basis and therefore may not be on the same terms as those we could negotiate with a third party.

Our independent directors relied on information and recommendations provided by Paladin Advisors to determine the fees and distributions payable to Paladin Advisors and its affiliates under the advisory agreement and the subordinated participation interest in Paladin OP. Our board of directors also relied on information and recommendations provided by Paladin Advisors in connection with its review of the dealer manager agreement with Paladin Securities. As a result, these fees and distributions cannot be viewed as having been determined on an arms’ length basis and we cannot assure you that an unaffiliated third party would not be willing and able to provide to us the same services at a lower price. The fees Paladin Advisors is entitled to are acquisition fees, origination fees, asset management fees and subordinated disposition fees. The distributions Paladin Advisors may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. The fees to which Paladin Securities will be entitled are a dealer manager fee and selling commissions.

Because Paladin Securities is an affiliate of Paladin Advisors, investors will not have the benefit of an independent review of us or the prospectus which are customarily performed in underwritten offerings.

Paladin Securities is an affiliate of Paladin Advisors and has not made an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Paladin Advisors may receive substantial compensation in connection with an internalization transaction, which could negatively impact your investment returns.

We are externally managed and advised by Paladin Advisors pursuant to an advisory agreement with a one-year term, subject to renewals by the parties for an unlimited number of successive one-year periods. In order to authorize the renewal of the advisory agreement, our board of directors will be required to make a determination that remaining externally advised by Paladin Advisors is in our best interest. At such time as we have substantial assets and operations, our board of directors may determine that it is more cost-effective for us to be self-managed and self-advised. In addition, because a majority of publicly traded REITs are self-managed and self-advised, our board of directors may determine that it is in our best interest to have our own internal management personnel in preparation for listing our shares on a national securities exchange. If our board makes this determination, it will evaluate whether to hire an internal management team on an individual basis, to acquire another advisor or to acquire Paladin Advisors. The board of directors may determine that the most efficient means of becoming self-managed and self-advised would be to negotiate for us to acquire Paladin Advisors in a transaction referred to as an internalization. An internalization generally includes the acquisition of some of Paladin Advisor’s executives and key personnel. While we would then be relieved of paying fees to Paladin Advisors under the advisory agreement, we would be required to pay the salaries of our executives and employees and related costs and expenses formerly absorbed by Paladin Advisors under the advisory agreement. An internalization transaction could have the effect of reducing the amount of investment returns to our stockholders in the event that we pay more for the advisor than the value of the internal management function to our company.

Paladin Advisors may be entitled to receive substantial compensation from us when we consummate a liquidity event, which could negatively impact your investment returns.

In the future, our board of directors will consider various types of transactions to provide liquidity to stockholders, including but not limited to: (1) listing our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with cash or securities of a publicly-traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration. In the event that we sell all or substantially all of our assets, we would be potentially required to pay Paladin Advisors the subordinated distributions of net sales proceeds described under “Management Compensation.” In the event that we list our shares on a national securities exchange at such time as we remain externally advised by Paladin Advisors, we would be potentially required to make a payment to Paladin Advisors in the form of shares or a promissory note in an amount equal to the amount of cash distributions we would have been required to make to Paladin Advisors if we had liquidated as of the listing date and distributed the net proceeds to our stockholders. In the event that our board of directors approves a sale or merger of our company, it is likely that such a transaction would cause a termination of our advisory agreement. Upon the termination of the advisory agreement, we would be potentially required to make a one-time payment to Paladin Advisors in an amount calculated in a similar manner based upon the market value of our company as of the date of termination. This potential obligation to make substantial payments to our advisor in the event of a listing, sale or merger of our company or sale of our assets may limit the amount that you will receive upon the consummation of a liquidity event.

We will compete with affiliates of Paladin Advisors for investment opportunities. As a result, Paladin Advisors may not present us with favorable investment opportunities which may reduce our returns on our investments.

Affiliates of Paladin Advisors have existing programs with investment objectives and strategies similar to ours, and Paladin Advisors and its affiliates may sponsor or advise other similar programs in the future. As a result, we may be making real property investments and real estate related investments at the same time as one or more of the other programs managed or advised by Paladin Advisors and its affiliates. Paladin Advisors may face conflicts of interest in allocating investment opportunities between us and these other programs. For instance, Paladin Advisors may select properties for us that provide lower returns to us than properties that it or its affiliates select to be purchased by another Paladin program. Paladin Advisors has agreed, pursuant to the advisory agreement, that during any period in which we have or can reasonably be expected to obtain funds available for investment, it will generally provide us with the first opportunity to invest in any U.S. “core” or “core-plus” real properties that it identifies as a potential investment opportunity and that is suitable for us. However, we cannot be sure that officers and employees acting on behalf of Paladin Advisors and on behalf of managers of other Paladin programs will act in our best interests when deciding whether they are required to allocate any particular investment to us. We are subject to the risk that as a result of the conflicts of interest between us, Paladin Advisors and other entities or programs managed by or affiliated with it, Paladin Advisors may not present us with favorable investment opportunities that Paladin Advisors locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to make distributions.

We may compete with affiliates of Paladin Advisors for tenants or business, which may reduce our ability to attract and retain tenants and business.

Affiliates of Paladin Advisors have existing programs with investment objectives and strategies similar to ours, and Paladin Advisors and its affiliates may sponsor or advise other similar programs in the future. These existing and future programs may own real properties located in geographical areas in which we may acquire real properties. Therefore, the real properties in which we invest, directly or indirectly, may compete for tenants or business with properties owned by other programs sponsored or advised by Paladin Advisors and its affiliates. Paladin Advisors may face conflicts of interest when allocating opportunities between us and other programs sponsored or advised by Paladin Advisors and its affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants or business.

If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner. As a result, your returns may be decreased if we enter into joint ventures with affiliates of Paladin Advisors.

In the event that we enter into a joint venture with any other program sponsored or advised by Paladin Advisors or one of its affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Paladin program may never have an active trading market. Therefore, if our shares were to become listed on a national securities exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, our organizational documents require that we commence an orderly liquidation of our assets in the event that we are not listed on a securities exchange by the date specified (i.e., February 23, 2015). In the event of such liquidation, any joint venture between us and another Paladin program may be required to sell its real properties at such time. Our joint venture partners may not desire to sell the real properties at that time. Joint ventures between us and other Paladin programs will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to you. Joint ventures with other Paladin programs would also be subject to the risks associated with joint ventures with unaffiliated third parties described below. Although our code of ethics generally prohibits us from entering into joint ventures with affiliates of Paladin Advisors, our independent directors could waive or amend that prohibition at any time.

Risks Associated With Our Organizational Structure

The limit on the number of shares a person may own may discourage a takeover attempt.

Our charter prohibits the ownership of more than 9.8% of the outstanding shares of common stock or any other class of our stock by any one investor. This restriction may discourage a change of control and may deter individuals or entities from making tender offers for our shares, which offers might otherwise be financially attractive to our stockholders or which might cause a change in our management. Further, this restriction may limit the opportunity for stockholders to receive a premium for their shares of common stock that might otherwise exist if an investor attempted to acquire in excess of 9.8% of our shares of common stock or any other class of our stock or otherwise to effect a change of control of us.

Our charter permits our board of directors to issue capital stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us, even if the acquisition was in our stockholders’ best interests.

Our charter permits our board of directors to issue up to 850,000,000 shares of capital stock. Our board of directors (without any further action by our stockholders) may issue shares of our common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such stock. If we ever created and issued preferred shares with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. We could also designate and issue shares in a class or series of common stock with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of shares of common stock may render more difficult or tend to discourage:

•	A merger, tender offer or proxy contest;

•	The assumption of control by a holder of a large block of our securities; or

•	The removal of incumbent management.

Certain provisions of Maryland law could restrict a change in control even if a change in control were in our stockholders’ best interests.

Certain provisions of Maryland General Corporation Law applicable to us prohibit business combinations with:

•	Any person who beneficially owns 10% or more of the voting power of our common stock, which we refer to as an interested stockholder;

•	An affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

•	An affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding voting stock and two-thirds of the votes entitled to be cast by holders of our outstanding voting stock other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	Limitations on capital structure;

•	Restrictions on specified investments;

•	Prohibitions on transactions with affiliates; and

•	Compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, in order to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to make these investments within one year after the offering ends. If we are unable to use a significant portion of the proceeds of this offering to make investments in real properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns.

In order to avoid coming within the application of the Investment Company Act by operating either as a company engaged primarily in investing in interests in real estate or complying with another exemption from the Investment Company Act, Paladin Advisors may be required to impose limitations on our investment activities. In particular, Paladin Advisors may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, Paladin Advisors will monitor our real estate related investments to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, Paladin Advisors may be required to limit the percentage of our assets represented by real estate related investments.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of Paladin Advisors and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Your interest in us will be diluted by our issuance of additional shares in this offering or otherwise.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter authorizes 850,000,000 shares of capital stock, of which 750,000,000 shares are designated as common stock and 100,000,000 are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors.

Existing stockholders and investors purchasing shares in this offering will also experience dilution of their equity investment in us in the event that we:

•	Sell additional shares in the future, including those issued pursuant to the distribution reinvestment plan;

•	Sell securities that are convertible into shares of our common stock;

•	Issue shares of our common stock in a private offering of securities to institutional investors;

•

Issue shares of our common stock to our independent directors pursuant to our incentive stock plan (as of June 30, 2008 we have granted 12,000 shares of common stock to our independent directors pursuant to the incentive stock plan and an additional 48,000 shares remain available for issuance under the plan); or

•	Issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Paladin OP.

Risks Related To Investments In Real Properties

Competition with third parties in acquiring investments in real properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships and foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for investments in real properties, our profitability will be reduced and you may experience a lower return on your investment.

If we make real property investments at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income producing properties, the real estate we purchase, or real property investments we make, may not appreciate or may decrease in value.

The real estate market is currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for income producing real estate, may result in inflated purchase prices for such assets. To the extent we make real property investments in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, the value of our investments may not appreciate or may decrease significantly below the amount we paid for such investment.

Geographic concentration of our current investment properties could make us vulnerable to negative economic and other trends.

Our current investment properties are largely concentrated in the Midwest region of the United States. Although we do not intend to acquire properties solely in this region, an economic downturn in the Midwest could have an adverse effect on our financial condition and ability to make distributions to stockholders as of the date of this prospectus.

Some or all of our real properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment.

Some or all of our real properties may incur vacancies either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash distributions to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue, and lease terminations could reduce the amount of our distributions to our stockholders.

The successful performance of our real property investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to stockholders. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. Tenant defaults could occur as a result of bankruptcy, financial difficulties or material breaches of lease agreements. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.

Our real property investments may include special use and single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.

We intend to focus a portion of our investments on commercial and industrial properties which may include manufacturing facilities, special use storage or warehouse facilities and special use, single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to respond quickly to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed or, in the case of a mortgage loan, if we take such property in foreclosure, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it quickly, if at all, or we may sell the property at a loss. These and other limitations may affect our ability to sell or re-lease properties and decrease returns to our stockholders.

Long-term leases may not result in fair market lease rates over time. As a result, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

To the extent that our apartment properties are not fully leased or are leased to residents who are not able to pay rent, our revenues and cash available for distribution to our stockholders may be substantially reduced.

Six of our seven existing investments are in apartment communities. An apartment community’s revenues and value may be adversely affected by the general economic climate; the local economic climate; local real estate considerations (such as over-supply of or reduced demand for apartments); the perception by prospective residents of the safety, convenience and attractiveness of the communities or neighborhoods in which our properties are located and the quality of local schools and other amenities; and increased operating costs (including real estate taxes and utilities). The underlying value of apartment communities and our ability to make distributions to you depend upon our ability to lease our available apartment units and the ability of the residents of our apartment properties to generate enough income to pay their rents in a timely manner. Our residents’ inability to pay rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors.

Virtually all of the leases for our apartment communities will be short-term leases (generally, three to 24 months). Ultimately, to the extent we are unable to renew leases, or re-lease apartment units as leases expire, it would result in decreased cash flow from residents and harm our operating results. Increased competition for residents of our apartment communities may also require us to make capital improvements to apartment communities which we would not have otherwise planned to make. Any unbudgeted capital improvements we undertake may divert away cash that would otherwise be available for distribution to stockholders. If we are required to renovate our apartment communities in order to attract residents, tenants may have to be relocated during the renovation, which will add to our costs. Delays in completion of any renovations may add to these costs. Certain significant fixed expenses are generally not reduced when circumstances such as renovations cause a reduction in income from the leases. Vacant apartment units that are being renovated usually cannot be rented to tenants and this will adversely affect our rental income. In addition, we will be subject to normal lease-up risks for units which were not rented during renovation. Factors such as these can result in increased costs and decreased revenues which could materially adversely affect our results of operations and, consequently, amounts available for distribution to you.

Your investment may be subject to additional risks if we make international investments.

We may make investments in real property located outside the United States. These investments may be affected by factors unique to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	Changing governmental rules and policies;

•

Enactment of laws relating to the foreign ownership of real estate, mortgages or securities and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•	Variations in the currency exchange rates;

•	Adverse market conditions caused by changes in national or local economic conditions;

•	Changes in relative interest rates;

•	Changes in the availability, cost and terms of debt financing resulting from varying national economic policies;

•	Changes in real estate and other tax rates and other operating expenses in particular countries;

•	Changes in land use and zoning laws; and

•	More stringent environmental laws or changes in such laws.

Any of these risks could have an adverse effect on our business, results of operations and ability to make distributions to our stockholders.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment.

When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our real properties, pay other expenses or make distributions to our stockholders.

Uninsured losses relating to real properties may reduce your returns.

Paladin Advisors will attempt to ensure that all of our real properties are adequately insured to cover certain casualty losses; however, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we may not obtain insurance unless we are required to do so by mortgage lenders. If any of our real properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may invest a portion of the proceeds available for investment in the acquisition of real properties for development and in the development of such properties. For those real properties, we will be subject to risks relating to uncertainties associated with obtaining development permits and environmental and other concerns of governmental entities or community groups and our ability to control construction costs or to build in conformity with plans, specifications and timetables. Performance may also be affected or delayed by conditions beyond our control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when determining a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer. In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with obtaining development permits and environmental and other concerns of governmental entities or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real estate.

Uncertain market conditions relating to the future disposition of real property investments could cause us to sell our investments at a loss in the future.

We intend to hold our various real property investments until such time as Paladin Advisors determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Paladin Advisors, subject to the oversight of our board of directors, may exercise its discretion as to whether and when to sell an investment, and we will have no obligation to sell investments at any particular time, except in connection with our liquidation if we do not list our shares by the date set forth in our charter (i.e., February 23, 2015). We generally intend to hold real property investments for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real property investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our investments, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a real property investment subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real property investments will, among other things, be dependent upon fluctuating market conditions.

We will be subject to additional risks if we invest in hotels that could increase our costs, limit our ability to manage the operations of hotels we own, decrease our profitability and limit the amount of distributions payable to our stockholders.

We may make investments in hotels, in which case our operating results for those investments would be dependent on factors in addition to the risks generally associated with investments in real estate. These additional factors would include:

•	Dependence on business travel and tourism;

•	Increases in levels of supply or decreases in demand for hotel rooms and related services;

•	Competition from other hotels, some of which may be owned and operated by companies having greater marketing and financial resources than we do;

•

Increases in operating costs due to inflation, or other factors such as energy costs, taxes and insurance that have historically increased at a faster rate than inflation, which may not be offset entirely by increased room rates;

•	Increases in energy costs and other factors that could reduce the amount of business or vacation travel; and

•	Reliance on the air travel industry, which is itself particularly subject to risks related to terrorism.

In order to be taxed as a REIT, we cannot operate any hotel or directly participate in the decisions affecting the daily operations of any hotel. Therefore, we would likely lease any hotels we acquire to third parties or wholly owned taxable REIT subsidiaries which we would form in the future. We expect that the rent payable under any such lease with a taxable REIT subsidiary would be based in whole or in part on hotel revenue. However, we would be subject to limits on the rent our taxable REIT subsidiary could pay us, as the REIT rules impose a 100% excise tax on any transaction with a taxable REIT subsidiary that does not conform to normal business practice. Under the REIT rules, neither we nor our taxable REIT subsidiaries to which we would lease hotels will be permitted to manage our hotels directly, and as a result, each taxable REIT subsidiary lessee would be required to enter into a management agreement with an eligible third-party operator that would manage the hotel. We cannot assure you that our taxable REIT subsidiaries would be able to enter into such management agreements on terms favorable to them, either initially or upon termination of an existing management agreement. Further, the operating results of our hotels would in large part be dependent on the quality of the management provided by such third party managers, over which we would have little control. Even if we believed one or more of our hotels were not being managed in an optimal manner, it likely would be difficult to terminate a manager under the terms of its management agreement. These aspects of investments we may make in hotels could increase our costs, limit our ability to manage the operations of hotels we own, decrease our profitability, and limit the amount of distributions payable to our stockholders.

We face possible liability for environmental cleanup costs and damages for contamination related to real property investments we make, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.

Because we intend to investment in real properties, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.

Our real property investments may be subject to the Americans with Disabilities Act of 1990, as amended, which we refer to as the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will be required to comply with the ADA and our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

Risks Associated With Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations.

In connection with the making of real property investments, we may enter into joint ventures, including co-tenancies and other co-ownership structures, with affiliated or unaffiliated parties. Each of the seven initial investments we have made as of the date of this prospectus is structured as a joint venture with unaffiliated parties. In addition, we may also purchase or develop properties in joint ventures with affiliates of Paladin Realty, the sellers of the properties, developers or similar persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. These co-venturers may have rights to take some actions over which we have no control and may take actions contrary to our interests. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

•

A co-venturer might have economic or other business interests or goals which are unlike or incompatible with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or co-tenancy, or the timing of the termination and liquidation of the venture or co-tenancy;

•	Such co-venturer may become bankrupt and such proceedings could have an adverse impact on the operation of the joint venture;

•	We may incur liabilities as the result of actions taken by co-venturers in which we had no direct involvement; and

•

Such co-venturers may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives or fail to take actions as we instruct, or in accordance with our policies and objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

If we have a right of first refusal or buy/sell right to buy out a co-venturer, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to purchase our co-venturer’s interest. Finally, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the investment for any reason, particularly if our interest is subject to a right of first refusal of our co-venturer.

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. Six of our seven initial investments as of the date of this prospectus are structured in this manner. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment, we may have limited participation in the profits of a joint venture investment which could reduce our profitability from the investment.

Risks Associated With Real Estate Related Investments

We may make investments in loans on real property such as mortgages and mezzanine loans, which we refer to as real estate related investments. We will be subject to risks associated with these real estate related investments, including the material risks discussed below.

Our real estate related investments may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we make real estate related investments, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “—Risks Related to Investments in Real Properties.” We do not know whether the values of the property securing any of our real estate related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Our returns on mortgage loans may be reduced by interest rate fluctuations.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return lower than then-current market rates. Also, if interest rates decrease and mortgage loans are prepaid without adequate penalty, we may not be able to make new loans or other real estate related investments at the previously higher interest rates.

Delays in liquidating defaulted real estate related investments could reduce our investment returns.

If there are defaults under our real estate related investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, if there are defaults under mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Returns on our mortgage loans may be limited by regulations.

Our mortgage loan investments may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions, which may increase our costs associated with making or acquiring mortgage loans and thereby reduce our returns. In addition, we may determine not to make mortgage loans in certain jurisdictions based on state or local regulation, which may limit our ability to make or acquire mortgage loans that we otherwise believe to be attractive investments.

Foreclosures create additional risks, as we would be subject to all of the risks of owning the property on which we foreclose.

If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks as the owner described above under the heading “—Risks Related to Investments in Real Properties.”

If we liquidate prior to the maturity of our real estate related investments, we may be forced to sell those investments on unfavorable terms or at a loss.

If we have not listed our shares on a national securities exchange by the date set forth in our charter (i.e., February 23, 2015), we will be required to commence an orderly liquidation of our assets and distribute the net proceeds to our stockholders. We may make real estate related investments with terms that expire after this “list or liquidate” deadline. If we become required to liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

Risks Associated With Debt Financing

We expect to incur mortgage and other indebtedness, which may increase our business risks and impair our ability to make distributions to our stockholders.

We expect to make investments with both proceeds from this offering and debt. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. Further, the joint ventures in which we have invested have previously incurred and may in the future incur mortgage debt by obtaining loans secured by some or all of the real property owned by the joint venture. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, unless such excess is approved by a majority of our independent directors and is disclosed in our next quarterly report along with the justification for such excess. In the future, we may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as distributions at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

We may incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if cash flow from the property is insufficient to service the mortgage debt, we would be required to use cash flow from other sources, if any is available, to service the mortgage debt and to avoid the mortgage lender foreclosing on the property subject to the loan. Thus, incurring mortgage debt increases our risks since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our investments in real properties. When we give a guaranty on behalf of an entity that owns one of our investments in real properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, we may have less cash available for distributions to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance or refinance the properties, which could reduce the number of investments we can make and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the investments in real properties we wish to make, even if such investments would otherwise be in our best interests, which could reduce the number of investments we can make. In addition, once we have placed mortgage debt on our real property investments, we run the risk of being unable to refinance the entire outstanding loan balances when the loans come due, or of being unable to refinance any amount on favorable terms. In addition, if interest rates are higher when investments require refinancing, we may not be able to refinance the entire outstanding loan balances or our debt service may be higher if we do refinance the loan balances, either of which could reduce our income from those investments and reduce cash available for distribution to our stockholders.

We cannot rely on the principals of our advisor to guarantee indebtedness in order to assist us in obtaining debt financing.

Certain principals of our advisor have guaranteed the repayment of certain of our sponsor’s borrowings from third parties which facilitated loans our sponsor made to us in order to allow us to make our initial three investments. Our advisor’s principals are not required to provide any future financing to us or to guarantee any borrowings from third parties to fund any future loans they may make to us, and if they decline to do so, any future financing we may be able to obtain may be on costlier terms, which would adversely impact our ability to make distributions to stockholders.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining debt financing, a lender could impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, to replace Paladin Advisors as our advisor or to impose other limitations. Any such restriction or limitation may have an adverse effect on our operations. Any restrictions or limitations on our ability to make distributions could negatively impact our ability to remain qualified as a REIT.

Fluctuations in interest rates could increase our expenses, require us to sell investments or make it more difficult to make attractive investments.

A portion of our indebtedness may bear interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to make distributions to you. In addition, if rising interest rates cause us to need additional capital to service our debt, we may be required to liquidate one or more of our investments in real properties at times which may not permit realization of the maximum return on such investments. Further, increases in interest rates may make investments in other entities more attractive than an investment in us. Conversely, decreases in interest rates may cause the price of real property investments and real estate related investments to increase, thus making it more difficult for us to make otherwise attractive investments. Any of these circumstances could reduce our profitability and our ability to make distributions to our stockholders.

If we enter into financing arrangements involving balloon payment obligations, the repayment of the balloon payments may require us to enter into unfavorable refinancings or to divert funds from other sources, which would reduce distributions made.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the investment. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment, which could require us to incur debt on unfavorable terms or divert funds from other sources to make the balloon payment. As a result, financing arrangements with balloon payments could result in increased costs and reduce our liquidity. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to make the distributions that we are required to make to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Tax Risks

We may fail to maintain our qualification as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders.

We elected to be taxed as a REIT beginning with the tax year ended December 31, 2006. In order for us to continue to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and official interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to maintain our qualification as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to revoke our REIT election, which it may do without stockholder approval.

If we lose or revoke our REIT status, we will face serious tax consequences that will substantially reduce our ability to make distributions to our stockholders because:

•

We would not be allowed a deduction for distributions made to stockholders in computing our taxable income, we would be subject to federal income tax at regular corporate rates and we might need to borrow money or sell assets in order to pay any such tax;

•	We also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	Unless we are entitled to relief under certain statutory provisions, we would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify.

As a result of all these factors, our failure to maintain our qualification as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to make distributions to our stockholders.

We will not seek to obtain a ruling from the Internal Revenue Service that we qualify as a REIT for federal income tax purposes, and therefore the IRS could determine we fail to qualify as a REIT, which would substantially reduce our ability to make distributions to our stockholders.

As described herein, we operate so as to qualify as a REIT for federal income tax purposes. Although we have not requested, and do not expect to request, a ruling from the IRS that we qualify as a REIT, we have received an opinion of our counsel that, based on certain assumptions and representations, we do so qualify. You should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of our counsel based on its review and analysis of existing law, which is subject to future legislative, judicial or administrative changes, any of which could be applied retroactively. The validity of the opinion of our counsel and of our qualification as a REIT will depend on our continuing ability to meet the various REIT requirements described herein. An IRS determination that we do not qualify as a REIT would deprive our stockholders of the tax benefits of our REIT status only if the IRS determination is upheld in court or otherwise becomes final. To the extent that we challenge an IRS determination that we do not qualify as a REIT, we may incur legal expenses that would reduce our funds available for distribution to stockholders.

Failure to make required distributions would subject us to tax.

In order to qualify as a REIT, each year we must distribute to our stockholders at least 90% of our taxable income, excluding capital gains before application of the dividends paid deduction. To the extent that we satisfy the distribution requirement but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any year are less than the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income for that year; and

•	100% of our undistributed taxable income from prior years.

We intend to pay out our income, if any, to our stockholders in a manner intended to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. In the future, we may borrow funds to make distributions to our stockholders and the limited partners of Paladin OP. Any funds that we borrow would subject us to interest rate and other market risks.

If Paladin OP fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation.

We intend to maintain the status of Paladin OP as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of Paladin OP as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that Paladin OP could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income.

In addition, if any of the entities through which Paladin OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to Paladin OP. Such a recharacterization of Paladin OP or an underlying property owner could also threaten our ability to maintain REIT status.

Employee Benefit Plan and IRA Risks

We, and our investors that are employee benefit plans or IRAs, will be subject to risks relating specifically to our having employee benefit plans as stockholders, which risks are discussed below.

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	Whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	Whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	Whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	Whether your investment will impair the liquidity of the plan or IRA;

•	Whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•	Your need to value the assets of the plan annually.

You also should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with Paladin Advisors and its affiliates could be considered “prohibited transactions,” under ERISA or the Internal Revenue Code. If such transactions were considered “prohibited transactions” Paladin Advisors and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, Paladin Advisors and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA, and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our properties. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimates of how we intend to use the proceeds raised in this offering assuming we sell specified numbers of shares. The table shows two scenarios:

•	Assuming we sell the maximum of $750,000,000 in shares in our primary offering and no shares pursuant to our distribution reinvestment plan; and

•	Assuming we sell the maximum of $750,000,000 shares in our primary offering and $100,000,000 of shares pursuant to our distribution reinvestment plan.

Under both scenarios, we have not given effect to any special sales or volume discounts that could reduce the selling commissions and, in some cases, all or a portion of the dealer manager fee. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. Because the figures set forth below are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Maximum Offering Excluding Shares Sold Pursuant to the Distribution Reinvestment Plan 75,000,000 Shares(1)		Shares Offered Pursuant to the Distribution Reinvestment Plan 10,526,316 Shares(1)		Maximum Offering Including Shares Sold Pursuant to the Distribution Reinvestment Plan 85,526,316 Shares(1)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$750,000,000	100.0%	$100,000,000	100.0%	$850,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions(2)	45,000,000	6.0	—	—	45,000,000	5.3
Dealer Manager Fee(2)	26,250,000	3.5	—	—	26,250,000	3.1
Wholesaling Costs(3)	3,750,000	0.5	—	—	3,750,000	0.4
Due Diligence Expense Reimbursements	3,750,000	0.5	—	—	3,750,000	0.4
Issuer Organization and Offering Expenses(3)(4)	10,400,000	1.4	—	—	10,400,000	1.2
Amount Available for Investment(5)	660,850,000	88.1	100,000,000	100.0	760,850,000	89.6
Less:
Acquisition Fees(6)	9,912,750	1.3	—	—	9,912,750	1.2
Origination Fees(6)	—	—	—	—	—	—
Initial Working Capital Reserve(7)	—	—	—	—	—	—

Amount Invested(8)	$650,937,250	86.8%	$100,000,000	100.0%	$750,937,250	88.4%

(Footnotes to “Estimated Use of Proceeds”)

(1)	We reserve the right to reallocate the number of shares of our common stock to be offered between the primary offering and the distribution reinvestment plan. Shares of our common stock will be sold in the primary offering at $10.00 per share, and shares of our common stock will be offered in the distribution reinvestment plan at $9.50 per share. As a result, the allocation of shares sold in the primary offering and pursuant to the distribution reinvestment plan will affect the gross proceeds, the amount available for investment and the amount invested.
(2)	No selling commissions or dealer manager fees will be charged for sales of our common stock pursuant to the distribution reinvestment plan.
(3)

Our advisor may pay issuer organization and offering expenses on our behalf and wholesaling costs which are deemed to be underwriting compensation pursuant to FINRA Rule 2710. While our advisory agreement provides that we may reimburse our advisor for cumulative organization and offering expenses, including issuer organization and offering expenses and wholesaling costs, up to 3.0% of the gross proceeds from our primary offering (not to exceed actual expenses incurred by our advisor), we expect that our organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds we raise in the offering increases. If we raise the maximum offering amount, we expect organization and offering expenses (other than selling commissions, the dealer manager fee and bona fide due diligence expense reimbursements) to be approximately $14,150,000, or 1.9% of the gross proceeds from our primary offering. However, if we were to reimburse the maximum amount permitted, our organization and offering expenses would be $22,500,000, and the amount available for investment, excluding funds raised through our distribution reinvestment plan, would be $656,250,000, or 87.5% of the gross proceeds from our primary offering. Wholesaling costs are deemed underwriting compensation under FINRA rules whether or not our advisor is reimbursed for such costs.

(4)	Issuer expenses consist of reimbursement of, among other items, the cumulative cost of issuer expenses such as legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for marketing and direct expenses of its employees while engaged in registering and marketing the shares of our common stock. The estimated amount also includes reimbursement of a portion of the organization and offering expenses incurred by Paladin Advisors in connection with our initial offering, a portion of which is deemed underwriting compensation under FINRA rules.
(5)	Until required in connection with the acquisition of real property investments or real estate related investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(6)	For purposes of this table we have assumed that we will not use debt in making investments. If our investments are leveraged at the time we make them, total acquisition fees and origination fees would exceed the amounts stated above. This table also assumes that we will use all net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our proposed share redemption program. To the extent we use such net proceeds to make real property investments and real estate related investments, our advisor or its affiliates would earn the related acquisition or origination fees. Solely for purposes of this table, we also assumed 100% of our investments would be in investments in real properties and none of our investments would be loans. In addition to our acquisition fees, we may also incur customary acquisition expenses in connection with the acquisition (or attempted acquisition) of a real property. With respect to investments in and originations of loans, we will pay an origination fee to the advisor or its subsidiary in lieu of an acquisition fee. We may also incur third-party expenses related to our originations (or attempted origination) of loans.
(7)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments.
(8)	Includes amounts anticipated to be invested in real properties and real estate related investments, including other third party expenses that are included in the total costs of our investments. Also includes proceeds from our distribution reinvestment plan that we have assumed, for purposes of this table, will be used to repurchase shares under our proposed share redemption plan.

INVESTMENT OBJECTIVES AND CRITERIA

General

We are a corporation that qualifies as a REIT for federal income tax purposes. We were organized to invest in a diversified portfolio of high quality, income-producing real property investments and real estate related investments. Our investment objectives for this offering will be:

•	To preserve, protect and return your capital contributions;

•	To make regular cash distributions;

•	To realize growth in the value of our properties upon our ultimate sale of such properties; and

•

To provide you with liquidity for your investment by listing our shares of common stock on a national securities exchange by February 23, 2015 or, if our shares are not listed prior to that date, by commencing an orderly liquidation of our investments and to distribute the cash to you.

We cannot assure you that we will attain these objectives. We may not change our investment objectives except upon the approval of stockholders holding a majority of our outstanding shares. If our shares are not listed for trading on a national securities exchange on or before the date set forth in our charter (February 23, 2015), our charter requires us to commence an orderly liquidation of our investments and distributing the net sales proceeds to you in liquidation.

Acquisition and Investment Policies

We intend to invest in a diversified portfolio of high quality investments, focusing primarily on investments that produce current income. We intend to invest in a variety of types of real properties, including apartments, office buildings, industrial buildings, shopping centers and hotels. We will seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate through other real estate related investments.

In addition, when and as determined appropriate by Paladin Advisors, the portfolio may also include real property investments or real estate related investments relating to properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in the midst of lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Paladin Advisors will make this determination based upon a variety of factors, including the available risk adjusted returns for such and all other properties, the appropriate diversification of the portfolio, and our objectives of realizing capital appreciation upon the ultimate sale of properties.

For each of our real property investments, regardless of product type, Paladin Advisors will seek to invest in properties with the following attributes:

•

Quality. We will seek to invest in real properties that are suitable for our intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted capital improvements.

•	Location. We will seek to invest in real properties that are located in established markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•

Market; Supply and Demand. We will focus on local or regional markets which have potential for stable and growing property level cash flow over the long-term. These determinations will be based in part on an evaluation of market economic, demographic and regulatory factors affecting the real property. For instance, we will favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, and we will generally seek to limit our investments in areas that have limited potential for demand growth.

•

Predictable Capital Needs. We will seek to invest in real properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of preservation of capital and stability and growth in cash flow.

•

Cash Flow. We will seek to invest in real properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We will evaluate cash flow relative to expected growth and appreciation.

Although we are not limited as to the geographic area where we may conduct our operations, we currently do not intend to invest in properties located outside of the United States. If Paladin Advisors in the future determines that it is in our best interest to make investments outside the United States, we may make investments in other countries in North America in the same types of properties that we seek to acquire within the United States, but we would not expect those investments to comprise a significant portion of our investment portfolio.

We are not specifically limited in the number or size of real property investments or real estate related investments we may make or on the percentage of our assets that we may invest in a single investment. The number and mix of investments we make will depend upon real estate and market conditions and other circumstances existing at the time we are making our investments and the amount of proceeds we raise in this and potential future offerings. We currently expect to focus our investments in real properties on smaller properties with a market value in the $5 million to $50 million price range. Paladin Advisors believes these smaller properties may provide us opportunities to acquire properties at more attractive prices than if we invest in larger, “trophy” assets for which the market is more competitive. However, we may acquire properties outside this price range, including larger “trophy” assets, if Paladin Advisors determines such an investment is appropriate for us based on the attributes of the particular property, its assessment of our overall portfolio and the other factors noted above. We will seek to acquire real property investments identified through Paladin Advisor’s network of partners and industry relationships, in order to avoid the competitive auctions that increase the prices for properties typically identified through the real estate brokerage community. In addition, we believe that our focus on smaller properties and multi-property types will allow us to achieve greater portfolio diversification.

We also may invest in some real properties which Paladin Advisors believes are underperforming assets that present “value added” opportunities. These would be real properties that have been neglected by existing owners or management, have not been physically maintained and are in need of renovation or that have not had adequate asset management to maximize their income potential. We will consider value added investments in real properties in which Paladin Advisors believes there is the potential to increase income or value through more active asset management or physical improvements.

Real Property Investments

We intend to invest in a diversified portfolio of real properties, focusing primarily on properties that produce current income. We will generally seek investments in the product types described below:

Apartments. We generally will seek investments in apartment communities in excess of 75 units located in markets expected to exhibit future household formation and job growth and markets with some barriers to entry.

Office buildings. We generally will seek investments in multi-tenant and net leased office buildings in excess of 50,000 square feet located in established office markets with expected future job growth markets with some barriers to entry.

Industrial buildings. We generally will seek investments in industrial warehouse and distribution buildings in excess of 50,000 square feet in major industrial/distribution markets with a focus on transportation hubs and gateway cities.

Shopping centers. We generally will seek investments in shopping centers, focusing primarily on neighborhood and community centers intended to serve a local market, typically anchored by a supermarket, drug or discount store; we will also consider smaller, well-located strip centers.

Hotels. We generally will seek investments in limited service and full-service hotel properties in excess of 75 rooms, typically with national brands or which can be converted to a national brand, located in major urban and resort markets. REIT qualification rules will not allow us to operate hotels. We would have to lease hotels to an unrelated third party or to a taxable REIT subsidiary that would engage an eligible independent contractor to operate the hotels.

In addition, we may invest in real properties that vary from the parameters described above for a particular property type, although we would not expect significant variation from those parameters. For instance, we may invest in larger shopping centers, smaller hotels, non-branded hotels, and smaller apartments, office or industrial buildings.

While Paladin Advisors will generally seek properties on our behalf of the types described above, Paladin Advisors will select properties that will best enable us to meet our investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, income-producing capacity and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may invest in real properties other than the types described above. These other property types in which we may invest include, among others, medical office buildings, golf courses, parking lots and structures, restaurant facilities, self-storage properties and special purpose manufacturing facilities.

We, or the joint ventures in which we invest, generally will own our real property investments in the form of holding fee title. See “—Joint Venture Investments” below.

We may purchase properties and lease them back to the sellers of such properties. While Paladin Advisors will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced.

Joint Venture Investments

We may enter into joint ventures for the purpose of making real property investments. We may enter into joint ventures with affiliates or unaffiliated third parties. When we enter into joint ventures, we expect to make a significant equity contribution for any given venture, which will generally allow us to control some or all major investment decisions and may entitle us to receive a priority return on our invested capital. The structure of our joint ventures may also entitle our co-venturer to a disproportionate incentive profit participation in cash flow and upon the sale of a property owned by the joint venture once our priority returns have been met. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us.

Although we may enter into joint ventures with other existing or future Paladin real estate programs, we do not currently intend to do so and any such investment would be subject to the restrictions contained in our charter and our code of ethics. See “Conflicts of Interest.” We may also enter into joint ventures with unaffiliated third parties where the investment made by us and the co-venturer are structured to be on substantially different terms and conditions. For example, we may seek to obtain a preferred return from distributable cash flow and a priority return of our invested capital following a sale of the property in exchange for granting our co-venturer a disproportionately greater share of expected future growth in cash flow and appreciation. This type of structured transaction may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive.

As of the date of this prospectus, each of our existing investments is a joint venture with unaffiliated third parties. With the exception of our investment in the joint venture owning the property at 801 Fiber Optic Drive, we are entitled to receive a priority preferred return ranging from 8.25% to 12.0% annually on our invested capital from each joint venture. Following a sale of the property, we also receive a priority return of our invested capital before our co-venturer receives a return of its invested capital. We believe that structured transactions such as these provide us with a higher-than-market current return on our invested capital and greater protection of our invested capital, while preserving our ability to participate in property appreciation.

In determining whether to make an investment, Paladin Advisors will evaluate the real property that the joint venture is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other real property investments.

We may only enter into joint ventures with other Paladin programs, Paladin Advisors or its affiliates or any of our directors for the acquisition of properties if:

•	A majority of our independent directors not otherwise interested in the transaction approve a waiver of our code of ethics;

•	A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and

•	The investment by us and other third party investors making a comparable investment in the joint venture are on substantially the same terms and conditions.

Real Estate Related Investments

In addition to direct investments in real properties, we may also make investments in loans on real property such as mortgages and mezzanine loans, which we refer to as real estate related investments. We may invest singly or in portfolios of these real estate related investments and such investments may be made either directly or indirectly through investments in joint ventures, partnerships or other entities with other third party investors or affiliates of Paladin Advisors. See “—Joint Venture Investments” above.

We may acquire, potentially at a discount to par, or originate loans secured by first or second priority mortgages on properties. We may be subject to certain state-imposed licensing regulations related to commercial mortgage lenders, with which we intend to comply. However, because we are not currently a bank or a federally chartered lending institution, we are not subject to the state and federal regulatory constraints imposed on such entities. Also, because we do not intend to securitize our assets, we may be able to offer more flexible terms than commercial lenders who contribute loans to securitized mortgage pools. The first or second mortgage loans that we make or acquire may or may not have participation features.

We may also invest at different levels of a real estate asset’s capital structure by making mezzanine loans. Mezzanine loans that we make will be secured by junior liens on the property or, in appropriate cases and provided certain REIT tax law requirements are satisfied, secured by a first priority lien on the borrower’s interest in a partnership or limited liability company that owns the related property. Mezzanine loans will bear an interest rate, will be paid currently or accrued in whole or in part and may have a term of up to 10 years. Mezzanine loans may also require fees to be paid to us by the borrower and prepayment penalties to be paid in the case of early repayment and may provide for a participation in cash flow or appreciation at maturity of the underlying property.

The types of properties subject to real estate related investments in which we propose to invest will be the same types of properties that we may acquire directly, subject to the same parameters described above under “Investment Objectives and Criteria—Real Property Investments.” We are not limited in the number or size of real estate related investments we may make or the percentage of our assets that we may invest in a particular investment.

We will not make or invest in mortgage loans, including first or second mortgages or mezzanine loans, unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in a mortgage loan on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. We will also not make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Paladin Advisors or any of their or our affiliates. These restrictions on mortgage lending will apply both to mortgages on individual properties as well as to each mortgage included in any pool or portfolio of mortgages in which we invest.

We will not invest in junior debt secured by a mortgage on real estate which is subordinate to any lien for other senior debt, such as a second mortgage or mezzanine loan, except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property and, if after giving effect thereto, the value of all such junior debt in which we have invested would not then exceed 25% of our net assets.

Mortgage loans in which we invest may or may not be insured or guaranteed by the Veteran’s Administration, the Federal Housing Authority or another third party. We do not intend to engage in the business of servicing or warehousing mortgages.

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for real property investments and real estate related investments. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

Our charter provides that our aggregate borrowing cannot exceed 300% of the value of our net assets, unless our independent directors approve any borrowing in excess of 300% of the value of our net assets and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation.

By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

Paladin Advisors will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, Paladin Advisors and any of our affiliates unless such loan is approved by a majority of the directors including a majority of the independent directors not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Our sponsor, Paladin Realty, provided financing to enable us to make three of our current investments in real estate by loaning the proceeds of a loan it obtained from a third party bank to us on substantially similar terms. James R. Worms, our President and Chief Executive Officer, John A. Gerson, our Chief Financial Officer and Michael B. Lenard, our Executive Vice President, Secretary and Counselor, personally guaranteed each of the loans obtained by Paladin Realty from the third party bank. We entered into notes payable with Paladin Realty with respect to each of these loans, which we have repaid in full with proceeds from our initial offering.

Disposition Policies

We intend to hold each real property investment or real estate related investment we acquire for an extended period. However, circumstances might arise which could result in the early sale of some investments. The determination of whether a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and factors specific to the condition, value and financial performance of the investment. We expect to periodically sell investments in order to dispose of underperforming investments or to realize value in favorably priced investments. In connection with our sales of investments, we may lend the purchaser a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations—Failure to Qualify as a REIT.” The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.

If our shares are not listed for trading on a national securities exchange by February 23, 2015, we will be required to begin the process of selling our properties and other investments and distributing the net sales proceeds to stockholders in liquidation. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for the stockholders. We cannot determine at this time the circumstances, if any, under which our directors will agree to list our shares. Even if our shares are not listed, we are under no obligation to actually sell our portfolio within this time period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the investments are located and federal income tax effects on stockholders which may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all investments are sold and our other assets are liquidated. In addition, we may consider other business strategies such as reorganizations or mergers with other entities if our board of directors determines such strategies would be in the best interests of our stockholders. Any change in the investment objectives set forth in our charter would require the vote of stockholders holding a majority of our outstanding shares. Thus, investors should consider the purchase of our shares as illiquid and a long-term investment, and should be prepared to hold shares of our common stock for an indefinite length of time.

Investment and Other Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Unless our charter is amended, we will not:

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Borrow in excess of 300% of the value of our net assets, unless our independent directors approve borrowing in excess of 300% of the value of our net assets and the justification for such borrowing is disclosed to our stockholders in our next quarterly report;

•	Invest in securities of any entity holding investments or engaging in activities prohibited by our charter;

•

Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property investments and real estate related investments;

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors so determines, and in all cases in which the transaction is with any of our directors, Paladin Advisors or any of their respective affiliates, such appraisal shall be obtained from an appraiser independent from our directors and Paladin Advisors and its affiliates. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

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Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Paladin Advisors or any of their respective affiliates;

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Invest in equity securities unless a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction approve such investments as being fair, competitive and commercially reasonable;

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•	Issue shares on a deferred payment basis or under similar arrangements;

•	Issue debt securities in the absence of adequate cash flow to cover debt service;

•	Issue securities which are non-voting or assessable;

•	Issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share redemption program);

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Issue warrants or options to purchase shares to Paladin Advisors, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options; or

•	Engage in the business of underwriting or the agency distribution of securities issued by other persons.

In addition, our charter includes other limitations in connection with conflicts-of-interest transactions, which limitations are described under “Conflicts of Interest.”

Change in Investment Objectives and Limitations

Our charter requires that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the minutes of the applicable meetings of our directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of the stockholders. Our investment objectives themselves and the other investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in Paladin OP in any manner (and on such terms and for such consideration) in exchange for real estate. Existing stockholders have no preemptive rights to purchase such shares or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.

In order to induce the contributors of such properties to accept units in Paladin OP, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, Paladin OP’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of common stock or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to Paladin OP, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Although we may enter into such transactions with other existing or future Paladin real estate programs, we do not currently intend to do so. Any such transaction would be subject to the restrictions and procedures described in “Conflicts of Interest—Certain Conflict Resolution Restrictions and Procedures.”

Acquisitions of Our Common Stock

We have authority to purchase or otherwise reacquire our shares of common stock or any of our other securities. We have no present intention of repurchasing any of our shares of common stock except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code.

Our Investments

As of the date of this prospectus, we have acquired the investments described in the “Investments” section of this prospectus. Paladin Advisors will continually evaluate various potential investments and engage in discussions and negotiations with real property sellers, developers, brokers, lenders and others regarding the purchase of properties by us or making investments on our behalf. During this offering, if we believe that a reasonable probability exists that we will make a specific investment, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such investment. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of the investment, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed investment cannot be relied upon as an assurance that we will ultimately consummate such investment or that the information provided concerning the proposed investment will not change between the date of the supplement and any actual purchase.

Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, as amended. In order to maintain our exemption from regulations under the Investment Company Act, we must comply with technical and complex rules and regulations.

In order to maintain our exemption from regulation as an investment company, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

Paladin Advisors will continually review our investment activity and will take appropriate actions to attempt to ensure that we do not come within the application of the Investment Company Act. These actions may include limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, Paladin Advisors will monitor our real estate related investments to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, Paladin Advisors may be required to limit the percentage of our assets represented by real estate related investments. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take the necessary action to attempt to ensure that we are not deemed to be an “investment company.” If we were required to register as an Investment Company, our ability to enter into certain transactions would be restricted by the Investment Company Act.

INVESTMENTS

General

As of the date of this prospectus, we have made investments in seven real properties located in North Little Rock, Arkansas; Louisville, Kentucky; Woodlawn, Ohio; Kansas City, Missouri; Lee’s Summit, Missouri; and Shawnee, Kansas.

We own each of our property interests through joint ventures with unaffiliated third parties. We own a majority interest in each of these joint ventures, except our interest in the joint venture owning Hilltop Apartments. The joint ventures are limited liability companies, formed for the purpose of acquiring investment properties. Except for our investment in the joint venture owning the property at 801 Fiber Optic Drive, we are entitled to a preferred return on our invested equity in the joint ventures ranging from 8.25% to 12.0%, which is senior in priority to the equity investment of our unaffiliated venture partners.

Our current property investments consist of six multi-family apartment communities and an industrial distribution facility. The following table provides general information regarding the properties in which we have invested as of the date of this prospectus:

Property	Property Type	Market	Total Investment(1)	Net Rentable Area (sq ft)	Occupancy(2)	Percentage Equity Ownership(3)
801 Fiber Optic Drive	Industrial Distribution Facility	North Little Rock, AR	$1,708,939	56,336	100.0%	74.0%
Champion Farms Apartments	Residential Apartments	Louisville, KY	$4,790,264	248,442	97.4%	70.0%
Fieldstone Apartments	Residential Apartments	Woodlawn, OH	$5,143,946	249,624	95.5%	83.0%
Pinehurst Apartment Homes	Residential Apartments	Kansas City, MO	$2,411,232	119,150	93.8%	97.5%
Pheasant Run Apartments	Residential Apartments	Lee’s Summit, MO	$2,642,146	112,000	90.0%	97.5%
The Retreat Apartments	Residential Apartments	Shawnee, KS	$2,850,000	230,400	87.1%	97.5%
Hilltop Apartments	Residential Apartments	Kansas City, MO	$1,050,000	78,720	95.2%	49.0%

(1)	Total Investment includes our share of the purchase price for the property plus due diligence costs and closing costs paid by the joint venture, less our share of the debt on the property.
(2)	Occupancy as of May 31, 2008.
(3)	Ownership interest in joint venture as of the date of this prospectus.

801 Fiber Optic Drive

On November 2, 2005, we formed PRIP 801, LLC to acquire a property and its improvements located at 801 Fiber Optic Drive in North Little Rock, Arkansas. We currently own a 74.0% interest in PRIP 801, LLC, and 801 FO, LLC, an unaffiliated third party, owns the remaining 26.0% interest.

On November 2, 2005, PRIP 801, LLC acquired a 63.9% interest in the 801 Fiber Optic Drive property from an unaffiliated third party and 801 FO, LLC contributed its 36.1% interest in the 801 Fiber Optic Drive property to PRIP 801, LLC. The total acquisition cost for our 63.9% interest in PRIP 801, LLC was approximately $2,618,260, plus approximately $133,000 in closing costs and prepaid escrow amounts. We also paid Paladin Advisors an acquisition fee pursuant to the terms of the advisory agreement of $93,992 in connection with our investment in PRIP 801, LLC. We further pay Paladin Advisors an annual asset management fee of $20,507 pursuant to the terms of the advisory agreement.

Financing the Acquisition

In connection with the acquisition of 801 Fiber Optic Drive, we refinanced the existing debt on the property of approximately $2.45 million, paying down approximately $500,000 and financing the remainder through a new mortgage loan in the amount of $1.95 million. Our ownership interest in PRIP 801, LLC was increased from 63.9% to 74.0% by the capital advanced in connection with the refinancing. As a result, our net investment in PRIP 801, LLC is approximately $1.7 million.

The mortgage loan provides for interest-only payments at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (1) 5.498% plus three percentage points or (2) the Treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, PRIP 801, LLC posted a $550,000 letter of credit on November 29, 2007. If the joint venture does not pay off the loan by November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by PRIP 801, LLC with the lender (including rent accounts from the property). The outstanding balance on the loan at the time of maturity will be approximately $1.95 million.

The loan is not prepayable until January 31, 2008, and no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO, LLC, has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, we have agreed to fully indemnify Mr. Gilbert against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The mortgage loan is secured by a mortgage on the property and an assignment of rents and personal property. We have also entered into an environmental and hazardous substance indemnification agreement on the property.

The Property

801 Fiber Optic Drive is an industrial distribution facility consisting of a 56,336 square foot building on 10.95 acres in North Little Rock, Arkansas. The facility was completed in 2001 as a build-to-suit project for FedEx Ground Package System, Inc., which we refer to as FedEx Ground. FedEx Ground has been the only tenant in the building since completion of the construction. The building is used as a small package distribution facility and is designed to accommodate the sorting and transfer of small packages.

FedEx Ground leases 100% of the useable space of 801 Fiber Optic Drive. FedEx Ground is a subsidiary of FedEx Corporation, a provider of transportation, e-commerce and supply management services. Fed Ex Ground leases the property pursuant to a ten year net lease that commenced on August 1, 2001 and expires on July 31, 2011. FedEx Ground pays annual rent of $338,160, which represents 100% of the total income on the property. FedEx Ground has the option to extend the lease for two additional five year periods; the first option is through July 31, 2016 at $405,792 per annum, and the second option is through July 31, 2021 at $446,376 per annum.

The average effective annual rental rate per square foot for each of the years in 2003 through 2007 was $6.00 and the average occupancy rate for such period was 100%.

801 Fiber Optic Drive is located in one of the newest business parks in the Little Rock market on State Highway 165, less than one mile east of the interchange with I-440. A rail line traverses the south edge of the business park and the property has fiber optic capability. Although the property is currently fully leased to FedEx Ground, if vacant, the property would compete with other similarly sized distribution facilities of its type in the North Little Rock marketplace.

We currently have no plans for the renovation, improvement or further development of the property. In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in 801 Fiber Optic Drive is approximately $2.6 million. Depreciation expense with respect to the real property component of 801 Fiber Optic Drive (other than land) is depreciated on a straight-line basis using an estimated useful life of 39 years. Realty taxes for the fiscal year ended December 31, 2007 on 801 Fiber Optic Drive were $22,009 at a tax rate of 1.18% of the tax assessed value.

The Operating Agreement

On October 31, 2005, we entered into an operating agreement with 801 FO, LLC for PRIP 801, LLC. We are the manager of PRIP 801, LLC, however the operating agreement imposes certain limitations on our management authority. As manager, we may not cause the joint venture to undertake activities or incur expenses with respect to 801 Fiber Optic Drive that are not authorized by the operating budget. In addition, without the consent of 801 FO, LLC, we may not (1) expend money that would constitute more than a 10.0% overrun for any line item in the annual budget not including contingency amounts, (2) enter into any agreements for more than $50,000 or one year of obligation, (3) borrow money on behalf of the joint venture, (4) make any arrangements regarding financing or investing in 801 Fiber Optic Drive, (5) sell or otherwise dispose of the property, (6) contract with related parties, (7) cause or allow to occur any event to cause the members to be liable on the mortgage loan or (8) cause distributions to be made.

As manager of PRIP 801, LLC, we determine the amount of distributions made to members according to such members’ percentage interest in the joint venture. Distributions of operating cash flow are made each calendar quarter for the previous calendar quarter, while distributions of sales or refinancing cash flow are made within 30 days after the capital event creating such cash flow.

Neither member may freely transfer its interest in PRIP 801, LLC without the consent of the other party. Most transfers of interests are subject to a right of first offer by the other member.

The property has previously been and will continue to be managed by 801 FO, LLC, for which it will receive a customary property management fee equal to $6,000 per annum, payable quarterly.

Champion Farms Apartments

On June 5, 2006, we purchased an interest in Springhurst Housing Partners, LLC, which we refer to as Springhurst, which owns Champion Farms Apartments located at 3700 Springhurst Boulevard in Louisville, Kentucky. We purchased a 70.0% interest in Springhurst from Buckingham Investment Corporation. Buckingham Investment Corporation is unaffiliated with us and our affiliates, except that affiliates of Buckingham Investment Corporation participate in another joint venture with us related to Fieldstone Apartments. Buckingham Springhurst, LLC, an affiliate of Buckingham Investment Corporation, owns the remaining 30.0% interest in Springhurst.

The total acquisition cost for our interest in Springhurst was approximately $4.8 million, including $310,000 in closing costs. We also paid Paladin Advisors an acquisition fee pursuant to the terms of the advisory agreement of $263,464 in connection with our investment in Springhurst. We further pay Paladin Advisors an annual asset management fee of $57,480 pursuant to the terms of the advisory agreement.

Financing the Acquisition

In connection with the acquisition of Champion Farms Apartments, Springhurst put in place a new fixed-rate mortgage loan in an amount of approximately $16.35 million. The mortgage loan provides for interest-only payments at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time all remaining principal and interest shall become due and payable. The outstanding balance on the loan at the time of maturity will be $16.35 million. The loan is prepayable at any time prior to its maturity, subject to certain prepayment penalties. The mortgage loan is secured by a mortgage on the property and an assignment of rents and personal property.

The loan agreements contain various covenants, which among other things, limit the ability of the borrowers and joint venture partners to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer their interest in the property. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

The Property

Champion Farms Apartments is a 264-unit luxury multi-family rental community consisting of 14 buildings located on 17.4 acres in Louisville, Kentucky. The construction of the community was completed in 2000. The property has an aggregate of 248,442 square feet of rentable area and an average unit size of 941 square feet. The property contains 106 1-bedroom, 1-bath units, 142 2-bedroom, 2-bath units, and 16 3-bedroom, 2-bath units. As of May 31, 2008, the property had an average market rent of $808 per unit per month and was 97.4% occupied.

The leased space is comprised entirely of residential apartment units. Each lease is specific to an individual unit. Collectively, the units are leased subject to the terms of a standard lease form. Individual leases generally have a term of one year. The average effective annual rent per unit and the percentage occupancy rate for each of the years 2003 through 2007 were as follows:

	2003	2004	2005	2006	2007
Average Effective Annual Rent per Unit	$8,121	$8,219	$8,409	$8,519	$8,645
Occupancy rate	92.7%	94.7%	95.6%	94.9%	93.9%

The following is a schedule of lease expirations and related information for 2008 and 2009:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rent Represented by Such Leases	Percentage of Gross Annual Rent Represented by Such Leases
2008	217	204,281	$2,001,828	87.3%
2009	30	28,475	290,256	12.7

There are no leases with terms expiring after 2009.

Champion Farms Apartments is located in an affluent and growing neighborhood of Louisville, with access to nearby retail centers, schools and transportation routes. The property generally competes with similar quality rental apartment communities located within a two-mile radius. The property competes with other rental apartment communities in its submarket generally based on tangible factors such as rental rate and unit selection, as well as intangible factors such as physical appearance and proximity to place of employment, school, shopping and recreation.

We currently have no plans for the renovation, improvement or further development of the property. In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in Champion Farms Apartments is approximately $12.5 million. The real property component of Champion Farms Apartments will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements, 15 years for land improvements and five to seven years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2007 on Champion Farms Apartments were $123,927 at a tax rate of 0.95% of the tax assessed value.

The Operating Agreement

On June 1, 2006, we entered into an operating agreement with Buckingham Springhurst, LLC for Springhurst. The operating agreement provides, among other things, that we may be obligated to purchase up to 20% of the membership interests in Springhurst owned by Buckingham Springhurst at a fixed price of $67,500 per 1% additional interest. Buckingham Investment Corporation can exercise this right any time after the first anniversary of the closing if certain financial requirements have been met.

The operating agreement also provides that we will receive priority in distributions of operating cash flow until we have received at least 8.25% on our invested equity, after which Buckingham Springhurst will receive distributions until it has reached the same 8.25% on its invested equity. Thereafter, operating cash flow will be distributed 50% to us and 50% to Buckingham Springhurst.

The operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital. Second, Buckingham Springhurst will receive a distribution equal to its invested capital. Third, we will receive an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate an 11.5% internal rate of return on our invested capital. Fourth, Buckingham Springhurst will receive an amount, that when added to all distributions of cash flow made to it during the life of its investment, is sufficient to generate an 11.5% internal rate of return on its invested capital. Fifth, any further sale proceeds will be distributed 50% to us and 50% to Buckingham Springhurst.

Buckingham Springhurst is the operating member of Springhurst; however the operating agreement imposes certain limitations on its management authority. The operating member may not cause the joint venture to undertake activities or incur expenses that are not authorized by the operating budget. Additionally, the operating member’s authority is limited to (1) procuring approved financing, (2) supervising the management, leasing and operation of the property, (3) coordinating, supervising and otherwise overseeing the sale, if any, of the property, (4) preparing and updating a business plan and operating budget for the joint venture and (5) diligently conducting the day-to-day operations in accordance with the business plan and the operating budget.

Neither member may freely transfer their interest in the joint venture without the consent of the other party. Most transfers of interest are subject to a right of first offer by the other member.

The Property Management Agreement

Buckingham Management, L.L.C., an affiliate of Buckingham Springhurst has been designated as the property manager of Champion Farms Apartments pursuant to a property management agreement that provides for an initial one-year term with automatic one-year renewals. Either party may terminate the property management agreement for cause or upon a sale of Champion Farms. A management fee is payable monthly in arrears equal to 4.0% of the monthly gross revenues of the property, which may be reduced if our priority return is not met.

Fieldstone Apartments

On December 1, 2006, we purchased an interest in Glenwood Housing Partners I, LLC, which we refer to as Glenwood, which owns Fieldstone Apartments located at 10637 Springfield Pike in Woodlawn, Ohio. We purchased a 65.0% interest in Glenwood from Shiloh Crossing Partners II, LLC, which we refer to as Shiloh Partners. Shiloh Partners is unaffiliated with us and our affiliates, except that affiliates of Shiloh Partners participate in another joint venture with us relating to Champion Farms Apartments. We purchased an additional 18.0% interest in Glenwood from Shiloh Partners on July 1, 2008 pursuant to the right Shiloh Partners had to require us to purchase up to an additional 25.0% of the membership interests in Glenwood owned by Shiloh Partners as further described under “—The Operating Agreement.” Shiloh Partners continues to own the remaining 17.0% interest in Glenwood, of which we may be required to purchase up to an additional 7.0%.

The total acquisition cost for our initial 65.0% interest in Glenwood was approximately $4.0 million, including $184,000 in closing costs. We also paid Paladin Advisors an acquisition fee pursuant to the terms of the advisory agreement of $221,042 in connection with our investment in Glenwood. We paid approximately $1.1 million for the additional 18.0% interest, and we paid Paladin Advisors an acquisition fee of $61,875 in connection with this additional investment. As of the date of this prospectus, we own 83.0% of the membership interests in Glenwood. We will pay Paladin Advisors an annual asset management fee of $61,727 pursuant to the terms of the advisory agreement.

Financing the Acquisition

In connection with the acquisition of Fieldstone Apartments, Glenwood put in place a first mortgage loan in an amount of $16.5 million. The mortgage loan provides for interest-only payments at a fixed interest rate of 6.05% through July 1, 2011, after which principal and interest are payable on a 30-year amortization schedule until the loan’s maturity on July 1, 2014. The outstanding balance on the loan at the time of maturity will be approximately $15.9 million. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates.

The Property

Fieldstone Apartments is a 266-unit multi-family rental community consisting of 12 buildings located on 15.2 acres in Woodlawn, Ohio. The construction of the community was completed in 2001. The property has an aggregate of 249,624 square feet of rentable area and an average unit size of 938 square feet. The property contains 112 1-bedroom, 1-bath units, 10 2-bedroom, 1-bath units, 132 2-bedroom, 2-bath units and 12 3-bedroom, 2-bath units. As of May 31, 2008, the property had an average market rent of $819 per unit per month and was 95.5% occupied.

The leased space is comprised entirely of residential apartment units. Each lease is specific to an individual unit. Collectively, the units are leased subject to the terms of a standard lease form. Individual leases generally have a term of one year. The average effective annual rent per unit and the percentage occupancy rate for each of the years 2003 through 2007 were as follows:

	2003	2004	2005	2006	2007
Average Effective Annual Rent per Unit	$9,399	$9,314	$9,379	$9,378	$9,512
Occupancy rate	94.2%	93.3%	92.6%	91.8%	91.9%

The following is a schedule of lease expirations and related information for each of 2008 and 2009:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rent Represented by Such Leases	Percentage of Gross Annual Rent Represented by Such Leases
2008	204	191,718	$2,013,384	78.8%
2009	55	52,009	541,896	21.2

There are no leases with terms expiring after 2009.

Fieldstone Apartments is located in an affluent suburb on the north side of Cincinnati. The property generally competes with similar quality rental apartment communities located within a two-mile radius. The property competes with other rental apartment communities in its submarket generally based on tangible factors such as rental rate and unit type, as well as intangible factors such as physical appearance and proximity to place of employment, school, shopping and recreation.

Except for the Phase II Option Agreement described below, we currently have no plans for the renovation, improvement or further development of the property. In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in Fieldstone Apartments is approximately $19.5 million. The real property component of Fieldstone Apartments will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements, 15 years for land improvements and five to seven years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2007 on Fieldstone were $241,045 at a tax rate of 1.86% of the tax assessed value.

The Phase II Option Agreement

On December 1, 2006, and in connection with the acquisition, we also entered into a Phase II Option Agreement with Glenwood Housing Partners II, LLC, an Indiana limited liability company, which we refer to as Glenwood II. Glenwood II owns a parcel of land adjacent to Fieldstone Apartments upon which it may construct 88 apartment units with an aggregate of 97,640 square feet of rentable space to be leased, managed and operated as Phase II of the Fieldstone Apartments.

The Phase II Option Agreement grants us an ongoing option to purchase at least a 70% but not more than 90% beneficial ownership interest in Glenwood II or any person or entity affiliated with Buckingham that owns the parcel and developments thereon based on the gross asset value of the property less certain debt on the property.

The Operating Agreement

On December 1, 2006, we entered into an operating agreement with Shiloh Partners for Glenwood. The operating agreement provides, among other things, that we may be obligated to purchase up to an additional 25.0% of the membership interests in Glenwood owned by Shiloh Partners at a fixed price of $62,500 per 1.0% additional interest. Shiloh Partners can exercise this right any time after the first anniversary of the closing if certain financial requirements have been met. Our obligation to purchase these membership interests is cancelled if Glenwood II defaults under the Phase II Option Agreement. On June 2, 2008, Shiloh Partners exercised its right to require us to purchase an additional 18.0% interest in Glenwood. On July 1, 2008, we purchased the additional 18.0% interest. Pursuant to the operating agreement, we may still be obligated to purchase up to the remaining 7.0% if Shiloh Partners again exercises this right.

The operating agreement also provides that we will receive priority in distributions of operating cash flow until we have received at least 8.25% on our invested equity, after which Shiloh Partners will receive distributions until it has reached the same 8.25% on its invested equity. Thereafter, operating cash flow will be distributed 50% to us and 50% to Shiloh Partners.

The operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital. Second, Shiloh Partners will receive a distribution equal to its invested capital. Third, we will receive an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate an 11.5% internal rate of return on our invested capital. Fourth, Shiloh Partners will receive an amount, that when added to all distributions of cash flow made to it during the life of its investment, is sufficient to generate an 11.5% internal rate of return on its invested capital. Fifth, any further sale proceeds will be distributed 50% to us and 50% to Shiloh Partners.

Shiloh Partners is the operating member of Glenwood; however the operating agreement imposes certain limitations on its management authority. The operating member may not cause the joint venture to undertake activities or incur expenses that are not authorized by the operating budget. Additionally, the operating member’s authority is limited to: (1) procuring approved financing, (2) supervising the management, leasing and operation of the property, (3) coordinating, supervising and otherwise overseeing the sale, if any, of the property, (4) preparing and updating a business plan and operating budget for the joint venture and (5) diligently conducting the day-to-day operations in accordance with the business plan and the operating budget.

Neither member may freely transfer their interest in the joint venture without the consent of the other party. Most transfers of interest are subject to a right of first offer by the other member.

The Property Management Agreement

Buckingham Management, L.L.C., an affiliate of Shiloh Partners, has been designated as the property manager of Fieldstone Apartments pursuant to a property management agreement that provides for an initial one-year term with automatic one-year renewals. Either party may terminate the property management agreement for cause or upon a sale of Fieldstone Apartments. A management fee is payable monthly in arrears equal to 4.0% of the monthly gross revenues of the property, which may be reduced if our priority return is not met.

Pinehurst Apartment Homes

On July 2, 2007, KC Pinehurst Associates, LLC, a joint venture in which we own a 97.5% interest, which we refer to as KC Pinehurst, entered into an agreement with an unaffiliated third party, Pinehurst Associates, LLC, to purchase Pinehurst Apartment Homes located at 500 NW 63rd Street in Kansas City, Missouri. JTL Holdings, LLC and JTL Asset Management, Inc., both affiliates of JTL Properties, a Kansas City-based real estate investment and management company, own the remaining 2.5% interest in KC Pinehurst. JTL Properties is unaffiliated with us and our affiliates, except that affiliates of JTL Properties participate in other joint ventures with us relating to Pheasant Run Apartments, the Retreat Apartments and Hilltop Apartments.

On September 14, 2007, KC Pinehurst acquired Pinehurst Apartment Homes for a total purchase price of $7.27 million, including approximately $144,000 in closing costs. The total acquisition cost for our interest in KC Pinehurst was approximately $2.4 million, including approximately $140,400 in closing costs. We paid an acquisition fee to Paladin Advisors pursuant to the terms of the advisory agreement of $132,618 in connection with our investment in KC Pinehurst. We also pay Paladin Advisors an annual asset management fee of $28,935 pursuant to the terms of the advisory agreement.

Financing the Acquisition

In connection with the acquisition of Pinehurst Apartment Homes, KC Pinehurst assumed the existing mortgage loan on Pinehurst Apartment Homes in an amount of approximately $4.8 million. The mortgage loan provides for a fixed rate of 5.58% through January 1, 2016. The outstanding balance on the loan at the time of maturity will be approximately $4.1 million. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The mortgage loan is secured by a mortgage on the property. In addition, the loan is guaranteed by James E. Lippert, a principal of our co-venture partners, but only upon the occurrence of certain limited events.

The Property

Pinehurst Apartment Homes is a 146-unit recently renovated multi-family community consisting of 10 buildings located on 11.3 acres in Kansas City, Missouri. The property was developed in two phases in 1986 and 1988. The property has an aggregate of 119,150 square feet of rentable area and an average unit size of 816 square feet. The property contains 49 1-bedroom, 1-bath units and 97 2-bedroom, 2-bath units. As of May 31, 2008, the property had an average market rent of $652 per unit per month and was 93.8% occupied.

The leased space is comprised entirely of residential apartment units. Each lease is specific to an individual unit. Collectively, the units are leased subject to the terms of a standard lease form. Individual leases generally have a term of one year. Information relating to the Pinehurst Apartment Homes’ percentage occupancy rate and average effective annual rental per unit for the years 2003 through 2005 is unavailable as Pinehurst Associates, LLC acquired Pinehurst in December 2005 and the data needed to disclose such information is not available for prior periods. The average effective annual rent per unit and the percentage occupancy rate for the years 2006 and 2007 for Pinehurst Apartment Homes are as follows:

	2006	2007
Average Effective Annual Rent per Unit	$7,145	$7,372
Occupancy rate	94.7%	93.1%

The following is a schedule of lease expirations and related information for 2008 and 2009:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rent Represented by Such Leases	Percentage of Gross Annual Rent Represented by Such Leases
2008	135	110,250	$1,029,672	98.4%
2009	2	1,800	16,560	1.6

There are no leases with terms expiring after 2009.

Pinehurst Apartment Homes is located in a mature submarket approximately nine miles north of the Kansas City central business district. The property generally competes with other rental apartment communities of a similar age and quality located within a two-mile radius. The property competes with other rental apartment communities in its submarket generally based on tangible factors such as rental rate and unit type, as well as intangible factors such as physical appearance and proximity to place of employment, school, shopping and recreation.

We currently have no plans for the renovation, improvement or further development of the property. In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in the Pinehurst Apartment Homes is approximately $7.3 million. The real property component of Pinehurst Apartment Homes will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements and by the 200% declining balance method using estimated useful lives of five to seven years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2007 on Pinehurst Apartment Homes were $63,317 at a tax rate of 1.23% of the tax assessed value.

The Operating Agreement

On September 13, 2007, we entered into an operating agreement with JTL Holdings, LLC and JTL Asset Management, Inc., affiliates of JTL Properties, for KC Pinehurst. The operating agreement provides that we will receive priority in distributions of operating cash flow until we have received at least 9.0% on our invested equity, after which our co-venture partners will receive distributions until they have reached the same 9.0% on their invested equity. Thereafter, operating cash flow will be distributed 75% to us and 25% to our co-venture partners.

The operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital plus an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate a 12.0% internal rate of return on our invested capital. Second, our co-venture partners will receive distributions that when added to all distributions of cash flow made to our co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to us and 50% to our co-venture partners.

JTL Asset Management, Inc. is the operating member of KC Pinehurst; however, the operating agreement imposes certain limitations on its management authority. The operating member may not cause the joint venture to undertake activities or incur expenses that are not authorized by the operating budget. Additionally, the operating member’s authority is limited to: (1) procuring approved financing, (2) supervising the management, leasing and operation of the property, (3) coordinating, supervising and otherwise overseeing the sale, if any, of the property, (4) preparing and updating a business plan and operating budget for the joint venture, and (5) diligently conducting the day-to-day operations in accordance with the business plan and the operating budget.

None of the members may freely transfer their interest in the joint venture without the consent of the other parties. Most transfers of interest are subject to a right of first offer by the other members.

The Property Management Agreement

CRES Management, LLC, an affiliate of JTL Properties, has been designated as the property manager of Pinehurst Apartment Homes pursuant to a property management agreement that provides for an initial one-year term with automatic renewals. Either party may terminate the property management upon 30 days’ prior written notice. A management fee is payable monthly in arrears equal to 5.0% of the monthly gross revenues of Pinehurst Apartment Homes, which may be reduced if our priority return is not met.

Pheasant Run Apartments

On August 2, 2007, KC Pheasant Associates, LLC, a joint venture in which we own a 97.5% interest, which we refer to as KC Pheasant, entered into an agreement with an unaffiliated third party, Pheasant Run Apts, LS, Limited Partnership, to purchase Pheasant Run Apartments located at 1102 NE Independence Avenue in Lee’s Summit, Missouri. JTL Holdings, LLC and JTL Asset Management, Inc., both affiliates of JTL Properties, own the remaining 2.5% interest in KC Pheasant. JTL Properties is unaffiliated with us and our affiliates, except that JTL Holdings, LLC and JTL Asset Management, Inc. participate in other joint ventures with us relating to Pinehurst Apartment Homes, the Retreat Apartments and Hilltop Apartments.

On September 26, 2007, KC Pheasant acquired Pheasant Run Apartments from the seller for a total purchase price of approximately $8.96 million, including $710,000 in closing costs. The total acquisition cost for our interest in KC Pheasant was approximately $2.6 million, including approximately $692,000 in closing costs. We paid an acquisition fee to Paladin Advisors pursuant to the terms of the advisory agreement of $145,318 in connection with our investment in KC Pheasant. We will also pay Paladin Advisors an annual asset management fee of $31,706 pursuant to the terms of the advisory agreement.

Financing the Acquisition

In connection with the acquisition of the Pheasant Run Apartments, KC Pheasant refinanced the existing mortgage loan on the property. The refinanced mortgage loan, in an amount of $6.25 million, provides for interest-only payments at a fixed interest rate of 5.95% through October 1, 2017, the initial maturity date. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until October 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The outstanding balance on the loan at the time of maturity will be $6.25 million. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the promissory note will be due and payable. The mortgage loan is secured by a mortgage on the property.

The Property

Pheasant Run Apartments is a 160-unit recently renovated multi-family rental community consisting of 10 two-story buildings and a clubhouse located on approximately 10 acres of land in Lee’s Summit, Missouri. The property was completed in 1985 and underwent a substantial renovation in 2003 and 2004. The property has an aggregate of 112,000 square feet of rentable area and an average unit size of 700 square feet. The property contains 80 1-bedroom, 1-bath units and 80 2-bedroom, 1-bath units. As of May 31, 2008, the property had an average effective market rent of $655 per unit per month and was 90.0% occupied.

The leased space is comprised entirely of residential apartment units. Each lease is specific to an individual unit. Collectively, the units are leased subject to the terms of a standard lease form. Individual leases generally have a term of one year. The average effective annual rent per unit and the percentage occupancy rate for the years 2003 through 2007 is as follows:

	2003	2004	2005	2006	2007
Average Effective Annual Rent per Unit	$6,148	$6,936	$7,191	$7,064	$7,444
Occupancy rate	85.5%	91.3%	92.2%	92.2%	91.4%

The following is a schedule of lease expirations and related information for 2008 and 2009:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rent Represented by Such Leases	Percentage of Gross Annual Rent Represented by Such Leases
2008	139	97,600	$1,061,184	98.7%
2009	2	1,200	14,160	1.3

There are no leases with terms expiring after 2009.

Pheasant Run Apartments is located at the northwest corner of NE Tudor Road and NE Independence Avenue in Lee’s Summit, Missouri, a southeastern suburb of the Kansas City metropolitan area. The property generally competes with other rental apartment communities of a similar age and quality located within a two-mile radius. The property competes with other rental apartment communities in its submarket generally based on tangible factors such as rental rate and unit type, as well as intangible factors such as physical appearance and proximity to place of employment, school, shopping and recreation.

We currently have no plans for the renovation, improvement or further development of the property. In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in the Pheasant Run Apartments is approximately $8.96 million. The real property component of Pheasant Run Apartments will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements and by the 200% declining balance method using estimated useful lives of 5 to 7 years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2007 on Pheasant Run Apartments were $60,542 at a tax rate of 1.63% of the tax assessed value.

The Operating Agreement

On September 25, 2007, we entered into an operating agreement with JTL Holdings, LLC and JTL Asset Management, Inc., affiliates of JTL Properties, for KC Pheasant. The operating agreement provides that we will receive priority in distributions of operating cash flow until we have received at least 9.0% on our invested equity, after which our co-venture partners will receive distributions until they have reached the same 9.0% on their invested equity. Thereafter, operating cash flow will be distributed 75% to us and 25% to our co-venture partners.

The operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital plus an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate a 12.0% internal rate of return on our invested capital. Second, our co-venture partners will receive a distribution that when added to all distributions of cash flow made to our co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to us and 50% to our co-venture partners.

JTL Asset Management, Inc. is the operating member of KC Pheasant; however, the operating agreement imposes certain limitations on its management authority. The operating member may not cause the joint venture to undertake activities or incur expenses that are not authorized by the operating budget. Additionally, the operating member’s authority is limited to: (1) procuring approved financing, (2) supervising the management, leasing and operation of the property, (3) coordinating, supervising and otherwise overseeing the sale, if any, of the property, (4) preparing and updating a business plan and operating budget for the joint venture, and (5) diligently conducting the day-to-day operations in accordance with the business plan and the operating budget.

None of the members may freely transfer their interest in the joint venture without the consent of the other parties. Most transfers of interest are subject to a right of first offer by the other members.

The Property Management Agreement

CRES Management, LLC, an affiliate of JTL Properties, has been designated as the property manager of Pheasant Run Apartments pursuant to a property management agreement that provides for an initial one-year term with automatic renewals. Either party may terminate the property management upon 30 days’ prior written notice. A management fee is payable monthly in arrears equal to 5.0% of the monthly gross revenues of Pheasant Run Apartments, which may be reduced if our priority return is not met.

The Retreat of Shawnee

On January 11, 2008, KC Retreat Associates, LLC, a joint venture in which we own a 97.5% interest, which we refer to as KC Retreat, entered into an agreement with an unaffiliated third party, The Retreat, LLC, to purchase The Retreat of Shawnee located at 11128 West 76th Terrace in Shawnee, Kansas, or the Retreat Apartments. JTL Holdings, LLC and JTL Asset Management, Inc., both affiliates of JTL Properties, a Kansas City-based real estate investment and management company, own the remaining 2.5% interest in KC Retreat. JTL Properties is unaffiliated with us and our affiliates, except that affiliates of JTL Properties participate in other joint ventures with us relating to Pheasant Run Apartments, Pinehurst Apartment Homes and Hilltop Apartments.

On January 14, 2008, KC Retreat acquired the Retreat Apartments for a total purchase price of $15.9 million. The total acquisition cost for our interest in KC Retreat was $2.85 million, including approximately $350,000 for capital expenditures and $200,000 in closing costs. We paid an acquisition fee to Paladin Advisors pursuant to the terms of the advisory agreement of $156,750 in connection with our investment in KC Retreat. We will pay Paladin Advisors an annual asset management fee of $34,200 pursuant to the terms of the advisory agreement.

Financing the Acquisition

In connection with the acquisition of the Retreat Apartments, KC Retreat entered into a mortgage loan with the Federal Home Loan Mortgage Corporation, or Freddie Mac, to obtain a loan in the amount of $13,600,000 as evidenced by a Multifamily Note dated January 11, 2008, in favor of NorthMarq Capital, Inc. The loan bears interest at a fixed rate of 5.58% through February 1, 2018. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until February 1, 2019 with an adjustable interest rate based on the Freddie Mac Reference Bill Index. The outstanding balance on the loan at the time of maturity will be approximately $12,650,000. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan is secured by a multifamily mortgage on the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement. In addition, the loan is guaranteed by James E. Lippert, but only upon the occurrence of certain limited events. As a condition to the loan, KC Retreat was required to fund an escrow account with approximately $430,000 for the payment of approximately $343,000 to make specified repairs and improvements to the Retreat Apartments pursuant to a Repair Escrow Agreement dated January 11, 2008, or the Repair Escrow Agreement.

The Property

The Retreat Apartments is a 342-unit rental apartment community consisting of 10 three-story garden-style apartment buildings and an attached clubhouse located on 16.43 acres in Shawnee, Kansas. The property was developed in 1984 and renovated between 2004 and 2005. The property has an aggregate of 230,400 square feet of rentable area and an average unit size of 674 square feet. The property contains 198 1-bedroom, 1-bath units and 144 2-bedroom, 1-bath units. As of May 31, 2008, the property had an average market rent of $587 per unit per month and was 87.1% occupied.

The leased space is comprised entirely of residential apartment units. Each lease is specific to an individual unit. Collectively, the units are leased subject to the terms of a standard lease form. Individual leases generally have a term of one year. The average effective annual rent per unit and the percentage occupancy rate for 2003 through 2007 for the Retreat Apartments is as follows:

	2003	2004(a)	2005	2006	2007
Average Effective Annual Rent per Unit	$5,020	$6,043	$6,226	$6,480	$6,570
Occupancy rate	85.7%	82.5%	91.2%	90.6%	91.0%
(a)	Annualized based on 8 months of actual results available to us.

The following is a schedule of lease expirations and related information for each of 2008 and 2009:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rent Represented by Such Leases	Percentage of Gross Annual Rent Represented by Such Leases
2008	294	198,640	$1,972,428	97.9%
2009	6	4,080	43,140	2.1

There are no leases with terms expiring after 2009.

The Retreat Apartments is located in Shawnee, Kansas, a residential community approximately twelve miles southwest of downtown Kansas City in Johnson County, Kansas. The property generally competes with six other rental apartment communities of a similar age and quality. The property competes with other rental apartment communities in its submarket generally based on tangible factors such as rental rate and unit type, as well as intangible factors such as physical appearance and proximity to place of employment, school, shopping and recreation.

Pursuant to the Repair Escrow Agreement, we are obligated to use approximately $343,000 to make specified repairs and improvements to the property, to be paid from approximately $430,000 in funds deposited into a repair escrow account with NorthMarq Capital, Inc. Such repairs and improvements include, but are not limited to, roof, siding, deck and pool repairs, sidewalk replacement, HVAC unit replacements, fire alarm upgrades and the addition of GFCI outlets to all kitchen units.

In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in the Retreat Apartments is approximately $15,990,000. The real property component of the Retreat Apartments will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements and by the 200% declining balance method using estimated useful lives of five to seven years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2007 on the Retreat Apartments were $177,493 at a tax rate of 1.5182% of the tax assessed value.

The Operating Agreement

On January 11, 2008, our subsidiary, PRIP 11128, LLC, a Delaware limited liability company, entered into an operating agreement with JTL Holdings, LLC and JTL Asset Management, Inc., affiliates of JTL Properties, for KC Retreat. The operating agreement provides that we will receive priority in distributions of operating cash flow until we have received at least 12.0% on our invested equity, after which our co-venture partners will receive distributions until they have reached the same 12.0% on their invested equity. Thereafter, operating cash flow will be distributed 50% to us and 50% to our co-venture partners.

The operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital plus an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate a 12.0% internal rate of return on our invested capital. Second, our co-venture partners will receive distributions that when added to all distributions of cash flow made to our co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to us and 50% to our co-venture partners.

JTL Asset Management, Inc. is the operating member of KC Retreat; however, the operating agreement imposes certain limitations on its management authority. The operating member may not cause the joint venture to undertake activities or incur expenses that are not authorized by the operating budget. Additionally, the operating member’s authority is limited to: (1) procuring approved financing, (2) supervising the management, leasing and operation of the property, (3) coordinating, supervising and otherwise overseeing the sale, if any, of the property, (4) preparing and updating a business plan and operating budget for the joint venture, and (5) diligently conducting the day-to-day operations in accordance with the business plan and the operating budget.

Except in limited circumstances set forth in the operating agreement, none of the members may freely transfer their interest in the joint venture without the consent of the other parties. Most transfers of interest are subject to a right of first offer by the other members.

The Property Management Agreement

CRES Management, LLC, an affiliate of JTL Properties, has been designated as the property manager of the Retreat Apartments pursuant to a property management agreement that provides for an initial one-year term with automatic one-year renewals. Either party may terminate the property management upon 30 days’ prior written notice. A management fee is payable monthly in arrears equal to 4.5% of the monthly gross revenues of the Retreat Apartments, 50% of which will be subordinated to the payment of a minimum 9.0% preferred return to us. In addition, a fee equal to 6% of amounts expended for capital improvements is payable to the property manager to oversee and supervise certain initial improvements to the Retreat Apartments.

Hilltop Village Apartments

On April 7, 2008, our subsidiary, PRIP 6700, LLC, a Delaware limited liability company, or PRIP 6700, entered into a contribution agreement with JTL Properties, LLC, a Missouri limited liability company, and Park Hill Partners I, LLC, a Missouri limited liability company, which we refer to as Park Hill Partners, whereby PRIP 6700 acquired a 49.0% interest in Park Hill Partners. Park Hill Partners owns the Hilltop Village Apartments located at 8601 Newton Avenue, Kansas City, Missouri, which we refer to as the Hilltop Apartments. JTL Properties, a Kansas City-based real estate investment and management company, owns the remaining 51.0% interest in Park Hill Partners. JTL Properties is unaffiliated with us and our affiliates, except that affiliates of JTL Properties participate in other joint ventures with us relating to Pheasant Run Apartments, Pinehurst Apartment Homes and the Retreat Apartments.

The total acquisition cost for PRIP 6700’s interest in Park Hill Partners was $1,050,000, including approximately $50,000 for capital expenditures reserve and $50,000 for closing costs and working capital. The total value of Hilltop Apartments is approximately $5,200,000, plus transaction costs, which includes the existing mortgage in the amount of $4,250,000.

Existing Financing

In connection with the acquisition of our interest in Park Hill Partners, our investment is subject to the existing mortgage loan with NorthMarq Capital, Inc. in an amount of $4,250,000. The mortgage loan provides for a fixed rate of 5.81% through December 1, 2017. The outstanding balance on the loan at the time of maturity will be approximately $3,965,000. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The mortgage loan is secured by a mortgage on the property. In addition, the loan is guaranteed by James E. Lippert, but only upon the occurrence of certain limited events.

The Property

Hilltop Apartments is a 124-unit rental apartment community consisting of five two- and three-story garden-style apartment buildings arranged around a central pool area located on approximately 5 acres in Kansas City, Missouri. The property was developed in 1986. The property has an aggregate of 78,720 square feet of rentable area and an average unit size of 635 square feet. The property contains 32 studio units, 72 1-bedroom, 1-bath units and 20 2-bedroom, 1-bath units. As of May 31, 2008, the property had an average market rent of $529 per unit per month and was 95.2% occupied.

The leased space is comprised entirely of residential apartment units. Each lease is specific to an individual unit. Collectively, the units are leased subject to the terms of a standard lease form. Individual leases generally have a term of one year. The average effective annual rent per unit and the percentage occupancy rate for 2003 through 2007 for Hilltop Apartments is as follows:

	2003	2004	2005	2006	2007
Average Effective Annual Rent per Unit	$6,033	$6,104	$6,013	$5,965	$5,860
Occupancy rate	95.5%	96.5%	94.4%	94.8%	87.6%

The following is a schedule of lease expirations and related information for each of 2008 and 2009:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rent Represented by Such Leases	Percentage of Gross Annual Rent Represented by Such Leases
2008	80	52,200	$513,968	68.4%
2009	38	23,440	$237,848	31.6%

There are no leases with terms expiring after 2009.

Hilltop Apartments is located in Kansas City, Missouri. The property generally competes with other rental apartment communities of a similar age and quality. The property competes with other rental apartment communities in its submarket generally based on tangible factors such as rental rate and unit type, as well as intangible factors such as physical appearance and proximity to place of employment, school, shopping and recreation.

In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in Hilltop Apartments is approximately $5.2 million. The real property component of Hilltop Apartments will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements and by the 200% declining balance method using estimated useful lives of five to seven years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended December 31, 2007 on Hilltop Apartments were $52,707 at a tax rate of 8.4% of the tax assessed value.

The Amended and Restated Operating Agreement

On April 7, 2008, PRIP 6700 entered into an amended and restated operating agreement with JTL Properties for Park Hill Partners. The amended and restated operating agreement provides that we will receive priority in distributions of operating cash flow until we have received at least 12.0% on our invested equity, after which our co-venture partner will receive distributions until it has reached the same 12.0% on its invested equity. Thereafter, operating cash flow will be distributed 49.0% to us and 51.0% to our co-venture partner.

The amended and restated operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital plus an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate a 12.0% internal rate of return on our invested capital. Second, our co-venture partner will receive distributions that when added to all distributions of cash flow made to our co-venture partner during the life of its investment, is sufficient to generate a 12.0% internal rate of return on its invested capital. Third, any further sale proceeds will be distributed 49.0% to us and 51.0% to our co-venture partner.

JTL Properties is the manager of Park Hill Partners; however, the amended and restated operating agreement imposes certain limitations on its management authority. The manager may not cause the joint venture to undertake activities or incur expenses that are not authorized by the operating budget. Additionally, the manager’s authority is limited to: (1) procuring approved financing, (2) supervising the management, leasing and operation of the property, (3) coordinating, supervising and otherwise overseeing the sale, if any, of the property, (4) preparing and updating a business plan and operating budget for the joint venture, and (5) diligently conducting the day-to-day operations in accordance with the business plan and the operating budget.

Except in limited circumstances set forth in the amended and restated operating agreement, none of the members may freely transfer their interest in the joint venture without the consent of the other parties.

The Property Management Agreement

CRES Management, LLC, an affiliate of JTL Properties, has been designated as the property manager of Hilltop Apartments pursuant to an amended and restated property management agreement that provides for an initial one-year term with automatic one-year renewals. Either party may terminate the property management upon 30 days’ prior written notice. A management fee is payable monthly in arrears equal to 5.0% of the monthly gross revenues of Hilltop Apartments, 50% of which will be subordinated to the payment of a minimum 9.0% preferred return to us. In the event that the subordination of 50% of the management fee is insufficient to provide at least a monthly return that equates to a 9.0% annual return to us, CRES Management will pledge up to 50% of its management fees from Pheasant Run Apartments, Pinehurst Apartment Homes and/or the Retreat Apartments.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our business and operations. We have no employees, and the board has retained Paladin Advisors to manage our day-to-day operations and the acquisition and disposition of our investments, subject to the board’s supervision.

We currently have seven directors, four of whom are independent directors. An “independent director” is a person who is not associated, and has not been associated within the last two years, directly or indirectly, with us, Paladin Advisors or Paladin Realty. Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, but that number may not be fewer than three nor more than 15, a majority of whom must be independent.

Directors will be elected annually, and each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. The independent directors will nominate replacements for vacancies in the independent director positions. Each director will be bound by our charter and bylaws.

Duties of Directors

The responsibilities of the board of directors include:

•

Approving and overseeing our overall investment strategy, which will consist of elements such as (1) allocation percentages of capital to be invested in real properties and real estate related investments, (2) diversification strategies, (3) investment selection criteria for real property and real estate related investments and (4) asset disposition strategies;

•	Approving all real property acquisitions, joint venture investments, developments and dispositions, and all real estate related investments;

•	Approving and overseeing our debt financing strategies;

•	Approving and monitoring our relationship with Paladin Advisors;

•

Approving a potential transaction to provide liquidity to our stockholders, such as a listing of our shares of common stock on a national securities exchange, a sale or merger of our company, or a sale of all or substantially all of our real properties and real estate related investments;

•	Determining our distribution policy and authorizing distributions from time to time; and

•	Approving amounts available for redemptions of shares of our common stock.

Our board of directors, including a majority of the independent directors, reviewed and ratified our charter prior to the commencement of our initial offering and this offering.

The board of directors has established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of Paladin Advisors to assure that such policies are carried out. Any change in our investment objectives must be approved by the stockholders.

The consideration we pay for the acquisition of real property shall ordinarily be based on the fair market value of the property as determined by a majority of our directors. In cases in which a majority of our independent directors so determine, and in all cases in which assets are acquired from our advisor, directors, sponsor or affiliates thereof, such fair market value shall be as determined by an independent appraiser selected by the independent directors.

All of our officers and directors, other than our independent directors, are officers of Paladin Advisors and officers, limited partners or members of affiliates of Paladin Advisors and are subject to conflicts of interest. Because of the inherent conflicts of interest existing as the result of these relationships, our independent board members will monitor the performance of Paladin Advisors and its affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our stockholders in connection with our relationships with Paladin Advisors and its affiliates. Our board of directors has also adopted a code of ethics to address such conflicts. See “Conflicts of Interest—Code of Business Conduct and Ethics.” However, we cannot assure you that our independent directors will be successful in eliminating or decreasing the impact of the risks resulting from the conflicts of interest we face with Paladin Advisors and its affiliates. See “Risk Factors—Risks Related To Conflicts of Interest” and “Conflicts of Interest.”

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction, approve all transactions with any of our directors, Paladin Advisors or any of their affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to the advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. Such an evaluation must be completed prior to the annual renewal of the advisory agreement. As part of their review of the advisor’s compensation, the independent directors will consider factors such as:

•	The quality and extent of the services and advice furnished by the advisor;

•	The amount of fees paid to the advisor in relation to the size, composition and performance of our investments;

•	The success of the advisor in generating investment opportunities that meet our investment objectives;

•	Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	Additional revenues realized by the advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	The performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	The quality of our portfolio in relation to the investments generated by the advisor for its own account.

Our charter prohibits a non-independent director and his or her affiliates from voting or consenting to the voting of shares they own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of any non-independent director or Paladin Advisors, or (2) any transaction between us and that director, Paladin Advisors or their respective affiliates. Our charter also prohibits an independent director from voting or consenting to the voting of shares he or she now owns or hereafter acquires on matters submitted to the stockholders regarding either (1) the removal of that independent director or (2) any transaction between us and that director or his or her affiliate. Shares held by Paladin Advisors, the directors or their respective affiliates but not entitled to be voted on a matter will not be counted in determining a quorum or a majority in such circumstances.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business. However, our board has established an audit committee and a corporate governance committee, each of which is comprised solely of independent directors, so that important items within the purview of these committees can be addressed in greater depth by independent members of our board.

We currently do not have a compensation committee of our board of directors because we do not plan to pay any compensation to our officers. However, if in the future we provide any compensation to our officers, we will establish a compensation committee comprised entirely of independent directors to determine the nature and amount of such compensation.

Audit Committee

Our audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our audit committee charter, the audit committee will always be comprised solely of independent directors. The current members of our audit committee are Harold H. Greene, Harvey Lenkin, Christopher H. Volk and Michael L. Meyer, with Mr. Meyer serving as the chairman of the committee.

Corporate Governance Committee

Our board of directors has established a corporate governance committee. The corporate governance committee is responsible for:

•	Oversight of board and committee composition and practices;

•	Our corporate governance practices; and

•	Other relevant policies and procedures.

The corporate governance committee also reviews the selection criteria for directors and the selection of nominees to serve as directors, evaluates the performance of the board of directors and develops, reviews, evaluates and makes recommendations to the board of directors with respect to corporate governance issues. Under our corporate governance committee charter, the corporate governance committee will always be comprised solely of independent directors. The current members our corporate governance committee are Harold H. Greene, Harvey Lenkin and Christopher H. Volk, with Mr. Volk serving as the chairman of the committee.

Directors and Executive Officers

Our directors and executive officers are listed below:

Name	Age	Positions
James R. Worms	63	President, Chief Executive Officer, Director
Michael B. Lenard	53	Executive Vice President, Secretary, Counselor, Director
John A. Gerson	60	Executive Vice President, Chief Financial Officer, Director
Whitney A. Greaves	44	Chief Operating Officer
William K. Dunbar	49	Chief Investment Officer
Harold H. Greene	69	Independent Director
Harvey Lenkin	72	Independent Director
Michael L. Meyer	69	Independent Director
Christopher H. Volk	51	Independent Director

James R. Worms has served as our President and Chief Executive Officer and also as one of our directors since October 2003. Mr. Worms is also the President of Paladin Advisors, and the Chairman and Chief Executive Officer and a management committee member of Paladin Realty. Paladin Realty is our sponsor and the managing member of Paladin Advisors.

Prior to joining the predecessor of Paladin Realty in 1995, Mr. Worms was a Managing Director of Salomon Brothers, where he co-managed the firm’s worldwide real estate investment banking activities. In this capacity, he was involved in real estate investment and advisory transactions totaling billions of dollars, including extensive experience in all types of commercial and residential real estate. Prior to joining Salomon Brothers, Mr. Worms was a principal at Eastdil Realty, Inc. where he directed Eastdil’s Western Region partnership investment operations. Before joining Eastdil, Mr. Worms worked as a Certified Public Accountant at Coopers & Lybrand. Mr. Worms has served on the board of directors for MeriStar Hospitality Corporation, a publicly traded real estate investment trust focused on the lodging industry, from August 1998 until its acquisition by an affiliate of The Blackstone Group in May 2006. Mr. Worms has been a member of various industry organizations including the Pension Real Estate Association, the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Urban Land Institute.

Mr. Worms graduated from UCLA with a Bachelor’s degree in Economics and from The Anderson School of Management at UCLA with a masters degree in Business Administration. Mr. Worms also received a law degree from Hastings College of Law.

Michael B. Lenard has served as our Executive Vice President, Secretary and Counselor and also as one of our directors since October 2003. Mr. Lenard is also an Executive Vice President and Counselor of Paladin Advisors and a Senior Managing Director, Counselor and a management committee member of Paladin Realty.

Prior to joining the predecessor of Paladin Realty in 1993, Mr. Lenard was a partner in the international law firm of Latham & Watkins, working in its Corporate Department with a special emphasis on private investment funds, international joint ventures and other private and closely held transactions and structures. He has been a member of various industry organizations, including the Urban Land Institute.

Mr. Lenard has served in a variety of leadership positions in Olympic and international sport for over twenty years. He served for eight years as a Vice President of the United States Olympic Committee, and on the Board of Directors of the Atlanta Committee for the Olympic Games. More recently, he served as the Chair of the USOC’s Key Strategies Task Force and as the Special Advisor for Business Affairs to the USOC President.

Currently, he is one of twenty worldwide members of the Swiss-based international body that oversees and operates the court that adjudicates Olympic and international sports disputes. A 1984 Olympian, in addition to other competitive honors and medals, Mr. Lenard was a seven time National Champion in Team Handball and Team Handball Athlete of the Year for 1985 and USOC SportsMan of the Year in Team Handball in 1985.

Mr. Lenard attended New York University Law School and University of Southern California Law School, and graduated from the latter with a Juris Doctor degree and was a member of the Order of the Coif and Law Review. He graduated with distinction from the University of Wisconsin with a Bachelor’s degree in Business Administration in both Accounting and Finance, where he was inducted into the Phi Kappa Phi and Beta Gamma Sigma national scholastic honor societies.

John A. Gerson has served as our Chief Financial Officer and an Executive Vice President and also as one of our directors since February 2004. He is also an Executive Vice President and Chief Financial Officer of Paladin Advisors and the Senior Managing Director and Chief Financial Officer and a management committee member of Paladin Realty.

Prior to joining Paladin Realty in 1999, Mr. Gerson was Chief Financial Officer of Kohlberg Kravis Roberts & Co., or KKR, a major management buyout firm with more than $10 billion in invested equity capital, from 1985 to 1996. He was responsible for KKR’s banking and financing needs, the firm’s reporting systems, senior liaison contact with investors, and management of the firm’s treasury and general partners’ investments. From 1982 to 1985, he was Vice President and Deputy Controller of Societé Generale’s U.S. operations, directing all financial accounting and reporting systems of their U.S. business unit. From 1980 to 1982, he was Chief Financial Officer of Wells Fargo Bank International, a $500 million multi-branch international banking subsidiary of Wells Fargo International Bank. Mr. Gerson started his career as Assistant Controller and Assistant Vice President of Irving Leasing Corporation, an equipment leasing and financing subsidiary of Irving Trust Company, after serving as an audit supervisor for Peat, Marwick, Mitchell & Co.

Mr. Gerson is a trustee of Pace University and a member of the American Institute of Certified Public Accountants and the New York State and New Jersey Society of Certified Public Accountants. He graduated from Pace University with a Bachelor’s degree in Business Administration.

Whitney A. Greaves has served as our Chief Operating Officer since May 2007. Ms. Greaves also serves as a Vice President of Paladin Advisors and a Managing Director of Paladin Realty.

Prior to joining Paladin Realty in 1995, Ms. Greaves was a First Vice President and Portfolio Manager for First Nationwide Bank in San Francisco. During her seven year tenure with First Nationwide, her responsibilities included management and disposition of portfolios of non-performing loans and real estate assets. Ms. Greaves was also responsible for restructuring tax-exempt bond financings and credit enhancement facilities with the Federal Home Loan Bank and Fannie Mae, resolving complex construction and partnership litigation disputes and managing several environmental remediation projects. Ms. Greaves has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Ms. Greaves graduated from the University of Redlands with a Bachelor’s degree in Economics and Political Science.

William K. Dunbar has served as our Chief Investment Officer since May 2007. Mr. Dunbar is also a Vice President of Paladin Advisors and a Managing Director of Paladin Realty.

Prior to joining Paladin Realty in 1998, Mr. Dunbar was a Senior Vice President of Greystone Realty Corp., where he acquired residential and commercial real estate totaling several hundred million dollars, and originated and managed a joint venture development fund. Mr. Dunbar began his career as a Real Estate Loan Officer for Chemical Bank in New York. He has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Mr. Dunbar graduated from Cornell University with a Bachelor’s degree and from the J.L. Kellogg Graduate School of Management at Northwestern University with a Masters degree in Management.

Harold H. Greene has served as one of our directors since February 2004. Mr. Greene is a retired Managing Director of Commercial Real Estate for Bank of America, where he held responsibility for lending to commercial real estate developers in California, from 1998 to June 2001. Prior to joining Bank of America, Mr. Greene served from 1990 to 1998 as an Executive Vice President with Seafirst Bank, where he was responsible for real estate lending for the Northwest and for managing a real estate portfolio comprised of approximately $2 billion in assets. Mr. Greene is a director of William Lyon Homes, a builder of new luxury and single family home communities in California, Nevada and Arizona. Mr. Greene is also a director of Grubb & Ellis Company.

Mr. Greene graduated from UCLA with a Bachelor’s degree in Political Science. Mr. Greene has also studied at the Northwestern University Mortgage Banking School and the Southwest Graduate School of Banking at Southern Methodist University.

Harvey Lenkin has served as one of our directors since February 2004. Mr. Lenkin served as President and Chief Operating Officer and as a director of Public Storage, Inc. from November 1991 until his retirement on June 30, 2005. He continues to serve as a director of Public Storage, Inc. Public Storage, Inc. is a real estate investment trust that primarily acquires, develops, owns and operates storage facilities. Mr. Lenkin was employed in various capacities by Public Storage, Inc. for 27 years. Since March 1998, Mr. Lenkin has been a director of PS Business Parks, Inc., an affiliate of Public Storage, Inc. that is a real estate investment trust that acquires primarily industrial, office, retail and flex properties. Mr. Lenkin was President of PS Business Parks, Inc. from 1990 until March of 1998. Mr. Lenkin has served as a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. Mr. Lenkin is a life trustee of Huntington Hospital in Pasadera, California and a director of the Ronald McDonald House Charities of Southern California.

Mr. Lenkin graduated from UCLA with a Bachelor’s degree in education.

Michael L. Meyer has served as one of our directors since February 2004. Mr. Meyer is a private real estate investor and since October 1999 has been the Chief Executive Officer of Michael L. Meyer Company, which is a principal of and/or manager of real estate entities and provides those entities with property acquisition, financing and management services and advice. Since June 2006, Mr. Meyer has also been a principal in AMG Realty Investors, LLC, a commercial real estate investment company. From 2000 to 2003, Mr. Meyer was a principal in Advantage 4 LLC, a provider of telecommunications systems for real estate projects. From 1974 to 1998, Mr. Meyer was Managing Partner—Orange County with E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP and its predecessor. Mr. Meyer is a director of City National Bank and City National Corporation.

Mr. Meyer was inducted into the California Building Industry Foundation Hall of Fame in June of 1999 for outstanding achievements in the real estate industry and community. Mr. Meyer was also the recipient of the University of California Irvine Graduate School of Management Real Estate Program Lifetime Achievement Award. Mr. Meyer is a graduate of the University of Iowa.

Christopher H. Volk has served as one of our directors since February 2004. Mr. Volk is President and Chief Executive Officer and a director of Spirit Finance Corporation, a Scottsdale, Arizona-based real estate investment trust that specializes in providing financing for single tenant, operationally-essential real estate, which he co-founded in 2003. Since September 2005, Mr. Volk has also served as Chief Executive Officer of Spirit Finance Corporation. In August 2007, Spirit Finance Corporation was acquired through a merger with Redford Merger Co., which is owned by a consortium of investors including Macquarie Bank Limited, Kaupthing Bank hf. and other independent equity participants. From 1986 until August 2001, Mr. Volk was President and Chief Operating Officer and a member of the board of directors of Franchise Finance Corporation of America, a NYSE-listed real estate investment trust that focused on providing real estate financing to multi-unit operators of chain restaurants, convenience stores and automotive services and parts outlets, and from August 2001 to December 2002 served as Chief Operating Officer of its successor, GE Franchise Finance.

Mr. Volk has been widely published in areas of finance, credit analysis and evaluation and has frequently served as a guest lecturer and conference speaker. Mr. Volk graduated from Washington and Lee University with a Bachelor’s degree and from Georgia State University with a Masters degree in Business Administration.

Compensation of Directors and Officers

Each of our officers, including those officers who serve as directors, is employed by Paladin Advisors or its affiliates and each such officer receives compensation for his or her services from such entities by which he is employed, including services performed on our behalf. Although we will indirectly bear some of the costs of such compensation either through fees or expense reimbursement we pay to Paladin Advisors and its affiliates, we currently do not intend to pay any compensation directly to our officers.

Fiscal Year 2007 Director Compensation

We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each board or committee meeting attended. If board members attend more than one meeting on any day, we will only pay such person $2,000 for all meetings attended on such day. We will also pay our independent directors a fee of $500 for each telephonic board meeting in which they participate. Upon initial election to the board, we grant each independent director 3,000 shares of restricted stock. One-third of the independent director restricted stock will vest on each of the first three anniversaries of the date of grant. We have reserved 60,000 shares of common stock for stock grants to be granted to the independent directors pursuant to our Independent Director Incentive Stock Plan, which we refer to as the incentive stock plan. Our non-independent directors do not receive any compensation from us. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

On March 21, 2006, we granted 3,000 restricted common shares to each of our four independent directors pursuant to our incentive stock plan. One-third of the independent director restricted stock will vest on each of the first three anniversaries of December 2, 2005, the date that we sold the minimum amount of shares offered in our initial offering.

The following table sets forth the compensation paid to our independent directors in 2007:

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation	Total ($)
Harold H. Greene	36,500	N/A	36,500
Harvey Lenkin	38,000	N/A	38,000
Michael L. Meyer	35,000	N/A	35,000
Christopher H. Volk	33,500	N/A	33,500

(1)	The amounts shown in this column include cash payments for attendance at Board and committee meetings and annual cash retainers.

Independent Director Incentive Stock Plan

We adopted the incentive stock plan to:

•	Attract and retain independent directors;

•	Provide an additional incentive to each director to work to increase the value of our stock; and

•	Provide each director with a stake in the future of our company which corresponds to the stake of each of our stockholders.

The incentive stock plan provides for awards to our independent directors, which may consist of nonqualified stock options, stock grants (which may be restricted or unrestricted), stock appreciation rights, which we refer to as SARs, and stock unit grants. Any shares issued under the incentive stock plan will be subject to the ownership limits contained in our charter. The incentive stock plan will be administered by our board of directors or a committee of the board (the “committee”).

We have reserved a total of 60,000 shares of common stock for issuance pursuant to awards granted under the incentive stock plan. As of the date of this prospectus, 48,000 shares of common stock remain available for issuance pursuant to awards under the incentive stock plan.

Under the incentive stock plan, we may grant “nonqualified stock options,” which are stock options not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Nonqualified stock options entitle the holder to purchase shares of our common stock for a specified exercise price during a specified period. Each option grant will be evidenced by an option certificate which will set forth the terms and conditions of the grant, including vesting and exercisability terms. Nonqualified stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant and will expire no later than 10 years after such date. The option certificate may provide for the exercise of an option after an independent director’s status as such has been terminated for any reason.

Stock grants consist of awards of shares of our common stock that may be subject to the satisfaction of one or more objective employment, performance or other conditions. Except as otherwise set forth in the award certificate, an independent director will have the right to vote the common stock issued under his or her stock grant during the period which comes after such stock has been issued under a stock grant but before the first date that the director’s interest in such common stock is forfeited completely or becomes completely non-forfeitable. Except as otherwise provided in the award certificate, if a cash distribution is made on a share of our common stock after such stock has been issued pursuant to a stock grant but before the first date that a director’s interest in such stock is forfeited completely or becomes completely non-forfeitable, we will make such cash distribution directly to such director. If a stock distribution is made on a share of our common stock during such period, such stock distribution will be treated as part of the related stock grant, and a director’s interest in such stock distribution will be subject to the same conditions as the related stock grant.

SARs allow a director, upon exercise of the SAR, to receive cash, shares of our common stock, or a combination of both, based on the appreciation of our common stock. SARs will be evidenced by a SAR certificate, which shall set forth the material terms and conditions for the exercise of the SAR. The value of a SAR must be no less than the fair market value of a share of our common stock on the date that the SAR is granted. No SAR may be exercised on or after 10 years following the date of the grant. A SAR may be exercised only when the fair market value of a share of our common stock on which the right to appreciation is based exceeds the value of the SAR, and the payment due on exercise will be based on such excess with respect to the number of shares of stock to which the exercise relates. Upon the exercise of a SAR, the director will receive a payment in cash or in stock, or in a combination of cash and stock as determined by us, and the number of shares of stock issued shall be based on the fair market value of a share of our common stock on the date the SAR is exercised.

Stock unit grants are grants designed to result in the payment of cash based on the fair market value of the number of shares of our common stock identified in such grant, rather than the issuance of the number of shares of our common stock described in such grant. The cash payment due under a stock unit grant may be subject to the satisfaction of one or more objective employment, performance or other conditions. Stock unit grants will be evidenced by a stock unit grant certificate, which shall set forth the material terms and conditions.

The total number of shares to cover all stock options shall not exceed 10% of the total number of our shares outstanding. Further, any stock options granted to management shall not be exercisable at less than 85% of fair market value.

If the only condition to exercise of the option or SAR, or forfeiture of the stock grant or stock unit grant, is the completion of a period of service, such period of service will be no less than the one (1) year period, in the case of options and SARs, or the three (3) year period, in the case of stock grants and stock unit grants, which period starts on the date as of which the award is granted unless the committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

Generally, a nonqualified stock option, stock grant, SAR or stock unit grant may not be transferred by a director other than by will or by the laws of descent and distribution (absent the committee’s consent), and any nonqualified stock option or SAR will be exercisable during a director’s lifetime only by the director (absent the committee’s consent). The person or persons to whom a nonqualified stock option, stock grant, SAR or stock unit grant is transferred by will or by the laws of descent and distribution (or with the committee’s consent) thereafter will be treated the same as the director for purposes of rights relating to such award.

In the event we undergo a change in control, any and all conditions to the exercise of all outstanding options and SARs and any and all outstanding issuance and forfeiture conditions on any stock grants and stock unit grants automatically will be deemed 100% satisfied. In addition, the Board will have the right (to the extent expressly required as part of such transaction) to cancel such options, SARs, stock grants and stock unit grants after providing each independent director a reasonable period to exercise his or her options and SARs and to take such other action as necessary or appropriate to receive the common stock subject to any stock grants and the cash payable under any stock unit grants.

The board may amend the incentive stock plan from time to time to the extent it deems necessary or appropriate; provided, however, that if an amendment would constitute an amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, no amendment may be made to the section of the incentive stock plan governing the treatment of awards in the context of a change in control that might adversely affect any rights which otherwise would vest in connection with the related change in control event.

The board also may suspend granting awards under the incentive stock plan at any time and may terminate the incentive stock plan at any time; provided, however, the board may not unilaterally modify, amend or cancel any award granted before such suspension or termination unless (1) the director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company, a change in control transaction, or an equity restructuring or change in capitalization.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Subject to certain limitations, our organizational documents limit the personal liability of our stockholders, directors and officers to us and our stockholders for monetary damages and provide that we will indemnify our directors, officers, Paladin Advisors and its affiliates. We also maintain a directors and officers liability insurance policy. The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action and allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	The director or officer actually received an improper personal benefit in money, property or services; or

•	With respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals, however this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

In spite of the above provisions of the Maryland General Corporation Law, our charter provides that our directors, officers, Paladin Advisors and its affiliates will be indemnified by us for losses only if all of the following conditions are met:

•	The indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	The indemnitee was acting on our behalf or performing services for us;

•	In the case of affiliated directors, Paladin Advisors or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	In the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

•	Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors, officers, Paladin Advisors or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

We have agreed to indemnify, defend and hold harmless Paladin Advisors and its affiliates and all of their officers, agents and employees from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that Paladin Advisors, its affiliates or such officers, agents or employees may directly or indirectly sustain, suffer or incur arising from or in connection with the advisory agreement to the same extent as indemnification is permitted to Paladin Advisors and its affiliates under our charter, as described above. As a result, we and our stockholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the advisory agreement.

Paladin OP must also indemnify us and our directors, officers and other persons we may designate against damages and other liabilities in our capacity as general partner. See “The Operating Partnership Agreement— Indemnification.”

Our Advisor

Paladin Realty Advisors, LLC was formed on October 31, 2003 to serve as our advisor. Paladin Advisors is a wholly owned subsidiary of our sponsor, Paladin Realty.

The following individuals are key personnel of Paladin Advisors:

Name	Position
James R. Worms	President
Michael B. Lenard	Executive Vice President, Counselor
John A. Gerson	Chief Financial Officer, Executive Vice President
Whitney A. Greaves	Vice President
William K. Dunbar	Vice President
Philip T. Fitzgerald	Vice President
David L. Gold	Vice President
Frederick Gortner	Vice President
Scot E. Hadley	Controller
Jay G. Hartman	Vice President

Biographical information regarding Ms. Greaves and Messrs. Worms, Lenard, Gerson and Dunbar is described in the “Management—Directors and Executive Officers” section of this prospectus.

Philip T. Fitzgerald is a Vice President of Paladin Advisors and the Managing Director—Emerging Markets and a management committee member of Paladin Realty.

Prior to joining Paladin Realty in 1998, Mr. Fitzgerald was a founding partner of Griffin Capital, a boutique investment banking firm specializing in originating, structuring and distributing real estate debt and equity securities. Previously, he was an Associate in the real estate finance group of Jefferies & Company, Inc. in Los Angeles. He began his financial career as an Analyst in the real estate finance group at Salomon Brothers, following eight years of decorated service in the U.S. Navy. He has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Mr. Fitzgerald graduated summa cum laude from Southern Methodist University with a Bachelor’s degree in Business Administration and Finance, where he was valedictorian.

David L. Gold is a Vice President of Paladin Advisors and a Managing Director of Paladin Realty.

Prior to joining Paladin Realty in 1997, Mr. Gold was a Senior Manager at Obayashi Corporation, one of the world’s largest general contractors and a major developer in Southern California. While at Obayashi, Mr. Gold’s responsibilities included creating public-private development partnerships, restructuring partnership investments in office, industrial, hotel, retail and land developments and negotiating the sale of approximately $200 million of assets. Mr. Gold previously was Vice President in the real estate finance group of Salomon Brothers, where he helped arrange nearly $3 billion of public and private debt and equity. He began his career in mergers and acquisitions and in real estate finance at Morgan Stanley & Co. He has been a member of various industry organizations including the Urban Land Institute. Mr. Gold has served as a Commissioner of Transportation in the City of West Hollywood and on the boards of a number of professional and arts organizations in the City of Los Angeles.

Mr. Gold graduated from Brown University with a Bachelor’s degree in Political Science and from Harvard Business School with a Masters in Business Administration.

Frederick Gortner is a Vice President of Paladin Advisors and a Managing Director and a management committee member of Paladin Realty.

Prior to joining Paladin Realty in 1994, Mr. Gortner was a Principal with the Tucker Investment Group, Inc., a Los Angeles-based real estate investment and development firm, as well as a founding Principal of Enterprise Management, Inc., a real estate management and advisory company. He began his career at Chemical Bank in New York working on real estate-related transactions. He has been a member of various industry organizations including the Pension Real Estate Association, the European Association for Investors in Non-listed Real Estate Vehicles, the Inter-American Dialogue, and the Urban Land Institute, where he has been a frequent speaker and serves on the Urban Development/Mixed Use Council. He has served on the boards of several civic organizations and led various public-private initiatives including business improvement district formation and zoning code reforms. He is a licensed California real estate broker and holds several FINRA securities licenses.

Mr. Gortner graduated from Duke University with a Bachelor’s degree in Economics. He also graduated from The Anderson School of Management at UCLA with a Masters in Business Administration, where he was inducted into the Beta Gamma Sigma national scholastic honor society and awarded the Wittenberg-Livingston Academic Fellowship for real estate studies.

Scot E. Hadley is the Controller both of Paladin Advisors and Paladin Realty.

Prior to joining Paladin Realty in 1998, Mr. Hadley held a number of accounting positions at William E. Simon & Sons, L.L.C., a private investment firm that was an affiliate of Paladin Realty and Paladin Advisors.

Mr. Hadley graduated from Kutztown University with a Bachelor’s degree in Accounting. He also graduated with honors from the W. Paul Stillman School of Business at Seton Hall University with a Master’s of Science degree in Professional Accounting, where he was inducted into the Beta Gamma Sigma national scholastic honor society.

Jay G. Hartman is a Vice President of Paladin Advisors and a Managing Director of Paladin Realty.

Prior to joining Paladin Realty in 1998, Mr. Hartman was as an Assistant Vice President of Sanwa Bank California, where he managed portfolios of non-performing loans. During his four years at Sanwa, Mr. Hartman focused on troubled real estate loans and assisted in Sanwa’s disposition of real estate and real estate-secured notes. Mr. Hartman has been a member of various industry organizations including the Urban Land Institute.

Mr. Hartman graduated cum laude from the University of California at Davis with a Bachelor’s degree in Managerial Economics. He graduated cum laude from The Anderson School of Management at UCLA with a Masters degree in Business Administration, where he received the Pardee Homes Fellowship for academic achievement and community service.

The Advisory Agreement

Many of the services to be performed by Paladin Advisors in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions Paladin Advisors performs for us as our advisor, and it is not intended to include all of the services which may be provided to us by Paladin Advisors or by third parties. Under the terms of the advisory agreement, Paladin Advisors undertakes to present us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Paladin Advisors, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

•	Find and evaluate investment opportunities consistent with our investment policies and objectives;

•	Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made;

•	Acquire real property investments and real estate related investments on our behalf in compliance with our investment objectives and policies;

•	Arrange for financing and refinancing of properties; and

•	Supervise, as asset manager, property management, leasing, development and construction services provided for our investments by third parties.

The term of the advisory agreement that will become effective upon the commencement of this offering will terminate on the date that is one year from the date of this prospectus and may be renewed for an unlimited number of successive one-year periods. The advisory agreement will be annually renewed following the independent directors’ satisfactory review of our advisor’s performance and the compensation paid to our advisor. Additionally, the advisory agreement may be terminated:

•	Immediately by us or Paladin OP for “cause”;

•	Without cause by a majority of our independent directors or by Paladin Advisors upon 60 days’ written notice; or

•	Immediately with “good reason” by Paladin Advisors.

“Cause” is defined in the advisory agreement to mean any fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Paladin Advisors, any uncured material breach of the advisory agreement by Paladin Advisors or the bankruptcy of Paladin Advisors. “Good reason” is defined in the advisory agreement to mean either:

•

Any failure by us or Paladin OP to obtain a satisfactory agreement from a successor entity to the Paladin REIT or Paladin OP to assume and agree to perform our obligations under the advisory agreement; or

•	Any uncured material breach of the advisory agreement by us or Paladin OP.

In the event of the termination of the advisory agreement, the advisor will cooperate with us and take all reasonable steps requested to assist the board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Paladin Advisors and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Paladin Advisors must devote sufficient resources to management of our operations to discharge its obligations. Paladin Advisors may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

The actual terms and conditions of transactions involving investments in real properties or real estate related investments shall be determined by Paladin Advisors, subject to the approval of our board of directors.

We will reimburse Paladin Advisors and its affiliates for all of the costs they incur in connection with the services provided to us under the advisory agreement, including, but not limited to:

•

Cumulative organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include all accountable offering expenses, other than selling commissions and the dealer manager fee, such as actual legal, accounting and printing expenses and all marketing related costs and expenses, including travel and entertainment expenses (not to exceed actual expenses incurred by the advisor);

•

The actual cost of goods and services used by us and obtained from entities not affiliated with Paladin Advisors, including brokerage fees paid in connection with the purchase and sale of our properties and securities;

•

Administrative services including related personnel costs, provided, however, that no reimbursement shall be made for costs of such personnel to the extent that such personnel are used in transactions for which Paladin Advisors receives a separate fee; and

•	Acquisition expenses related to the selection and acquisition of investments, whether or not acquired.

Paladin Advisors and its affiliates will be paid fees in connection with services provided to us. In the event the advisory agreement is terminated, Paladin Advisors and its affiliates will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated disposition fees earned prior to the termination. We will not reimburse Paladin Advisors or its affiliates for personnel costs relating to services for which Paladin Advisors or its affiliates are entitled to compensation in the form of a separate fee. However, we will reimburse Paladin Advisors and its affiliates for the administrative and other services they provide us, such as accounting and finance, internal audit, investor relations and legal services, for which they do not otherwise receive a fee. In addition, the cost of these administrative services are included in our operating expenses and therefore are subject to the limitations of the 2%/25% Rule described below.

For any year in which we qualify as a REIT, Paladin Advisors must reimburse us quarterly for any amounts we have paid to Paladin Advisors and its affiliates in the previous four consecutive fiscal quarters to the extent such payments caused our operating expenses during such four quarters to exceed the greater of (1) 2% of our average invested assets or (2) 25% of our net income. We refer to this as the 2%/25% Rule. Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by us under GAAP (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, acquisition fees and expenses, origination fees and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP. Paladin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceed the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

We and Paladin OP have agreed to indemnify, defend and hold harmless Paladin Advisors and its affiliates, including all of their respective officers, agents and employees, from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that Paladin Advisors and such affiliates may directly or indirectly sustain, suffer or incur arising from or in connection with the advisory agreement, provided that (1) Paladin Advisors and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (2) Paladin Advisors and its affiliates were acting on behalf of or performing services for us, and (3) the indemnified claim was not the result of negligence, misconduct, or fraud of Paladin Advisors or its affiliates or resulted from a breach of the agreement by Paladin Advisors or its affiliates. Paladin Advisors shall not be held responsible for any action of our board of directors provided that Paladin Advisors complied with the requirements set forth above.

Any indemnification made to Paladin Advisors, its affiliates or their officers, agents or employees may be made only out of our net assets and not from our stockholders. Paladin Advisors will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claim, damage, tax or loss and related expense is not fully reimbursed by insurance and was incurred by reason of Paladin Advisors’ bad faith, fraud, misfeasance, misconduct, negligence or reckless disregard of its duties, but Paladin Advisors shall not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by Paladin Advisors.

Ownership Interests

Paladin Advisors currently owns 20,000 limited partnership units of Paladin OP, for which it contributed $200,000. Paladin Advisors may not sell any of these units during the period it serves as our advisor. Paladin Advisors has agreed to abstain from voting any shares it acquires in any vote for the election or removal of directors, any vote regarding the removal of Paladin Advisors or any of its affiliates and any vote regarding any transaction between us and any director, Paladin Advisors or any of its affiliates.

Affiliated Companies

Dealer Manager

The dealer manager for this offering is Paladin Securities, a licensed broker-dealer registered with the FINRA. Paladin Securities will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See “Plan of Distribution.”

We will pay Paladin Securities selling commissions of up to 6.0% of the gross proceeds from the sale of shares of our common stock in the primary offering and a dealer manager fee of up to 3.5% of the gross proceeds from the sale of shares of our common stock in the primary offering.

Potential Affiliated Companies

Currently all of our properties are managed and leased by third party property managers, and we anticipate that development or construction services on properties in which we acquire an interest will be provided by third party developers or contractors. However, in the future one or more affiliates of Paladin Advisors may provide property management, leasing, development or construction management services on a case-by-case basis for some of our properties, and eventually affiliates of Paladin Advisors may provide those services to most or all of our properties. In the event that one of our affiliates provides any of these services for any of our properties, a majority of the independent directors who are otherwise disinterested in the transaction must approve the compensation to our affiliate as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. As described below under “Management Compensation,” Paladin Advisors will receive asset management fees for supervising the property management, leasing, development and construction services provided by third parties. If, in the future, an affiliate of Paladin Advisors directly provides any of these property management, leasing, development or construction services for which it receives a separate fee, the asset management fee will be reduced accordingly based on the services provided by such affiliate and the properties for which the services are provided.

MANAGEMENT COMPENSATION

The following table summarizes and discloses all of the compensation, fees, expense reimbursements and distributions to be made by us to Paladin Advisors and its affiliates and the dealer manager for this offering, in connection with our organization, this offering and our operations. The estimated maximum dollar amounts are based on the sale of a maximum of 750,000,000 in shares to the public at $10.00 per share and the sale of $100,000,000 in shares at $9.50 per share pursuant to the distribution reinvestment plan. Furthermore, for purposes of calculating acquisition fees and expenses and origination fees, we have assumed that we will use $750,937,250 to acquire investments and pay related fees and expenses, which is the maximum amount we estimate will be available for investment if we raise the maximum offering. See “Estimated Use of Proceeds.”

Our board is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. The independent directors are responsible for reviewing the performance of Paladin Advisors and determining that the compensation to be paid to Paladin Advisors is reasonable in relation to the nature and quality of the services to be performed and that the provisions of the advisory agreement are being carried out. The fees set forth below may not be increased without approval of the independent directors.

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount
	Organization and Offering Stage

Selling Commissions— Dealer Manager(1)	6.0% of gross offering proceeds, all of which may be reallowed to participating broker-dealers. No selling commissions will be charged on shares sold under our distribution reinvestment plan.	$45,000,000

Dealer Manager Fee—Dealer Manager(1)	3.5% of gross offering proceeds, a portion of which may be reallowed to participating broker-dealers. No dealer manager fee will be charged on shares sold under our distribution reinvestment program.	$26,250,000

Wholesaling Costs(2)	Up to $3,750,000, or 0.5% of gross proceeds from the sale of shares in the primary offering.	$3,750,000

Bona Fide Due Diligence Expense Reimbursements— Dealer Manager	0.5% of gross proceeds from the sale of shares in the primary offering, all of which may be reallowed to participating broker-dealers.	$3,750,000

Reimbursement of Issuer Organization and Offering Expenses—Paladin Advisors(2)(3)	If we raise the maximum offering amount, we expect our issuer expenses (other than selling commissions, the dealer manager fee, bona fide due diligence expense reimbursements and reimbursements for wholesaling activities) to be approximately $10,400,000, or 1.4% of gross proceeds from the sale of shares in the primary offering. Any such reimbursements will not exceed actual expenses incurred by Paladin Advisors.	$10,400,000

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount
Operational Stage

Acquisition Fees— Paladin Advisors(4)(5)	1.5% of (1) the purchase price of a real property acquired directly, (2) our allocable cost of real property acquired in a joint venture or (3) the funds advanced in a real estate related investment except that with respect to investments in and origination of loans, we will pay an origination fee to the advisor in lieu of an acquisition fee. The purchase price of a property shall equal the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such real property. Our allocable cost of joint venture investments shall equal the product of (1) the purchase price and (2) our percentage economic interest in the joint venture.	Actual costs are dependent upon actual asset values, timing of acquisition and leverage and therefore cannot be determined at the present time.

Origination Fees — Paladin Advisors(4)(5)	1.5% of the amount funded by us to acquire or originate loans, including any third-party expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee in addition to the origination fee.	Actual amounts are dependent upon the actual asset values, timing of acquisition and leverage and therefore cannot be determined at the present time.

Reimbursement of Acquisition Expenses — Paladin Advisors(4)	Reimbursement of actual expenses related to the selection, acquisition and development of real property investments and real estate related investments.	Actual amounts are dependent upon the actual asset values, timing of acquisition and leverage and therefore cannot be determined at the present time.

Asset Management Fee— Paladin Advisors(6)	Monthly fee equal to one-twelfth of 0.6% of (1) the purchase price of real property acquired directly, (2) our allocable cost of real property acquired in a joint venture, or (3) the funds advanced in a real estate related investment. The purchase price of a property shall equal the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such real property. Our allocable cost of joint venture investments shall equal the product of (1) the purchase price and (2) our percentage economic interest in the joint venture.	Actual amounts are dependent upon the actual asset values, timing of acquisition and leverage and therefore cannot be determined at the present time.

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount
Expense Reimbursement— Paladin Advisors or its Affiliates(6)	Reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates, including an allocable share of costs for advisor personnel; provided, however, that personnel costs will not be reimbursed in connection with services for which Paladin Advisors receives a separate fee.	Actual amounts are dependent upon services provided and therefore cannot be determined at the present time.

Disposition Stage

Subordinated Disposition Fee— Paladin Advisors(7)(8)	A deferred, subordinated real estate disposition fee payable upon sale of one or more properties or real estate related investments, in an amount equal to the lesser of (1) one-half of a competitive real estate commission or (2) 3.0% of the sales price of such properties or real estate related investments. Payment of this disposition fee will be made only if Paladin Advisors provides a substantial amount of services in connection with the sale of a property or real estate related investment. In addition, payment of this fee will be subordinated to the receipt by the stockholders, collectively, of distributions equal to the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital. In no event may this fee when combined with real estate commissions paid to unaffiliated third parties exceed the lesser of (A) the full amount of a real estate commission that would be reasonable, customary and competitive in light of the size, type and location of such property or real estate related investment and (B) 6.0% of the sales price of such property or real estate related investment.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Participation Interest in Paladin OP— Paladin Advisors	Paladin Advisors has a subordinated participation interest in Paladin OP pursuant to which Paladin Advisors will receive distributions from Paladin OP under the three circumstances described below. See “The Operating Partnership Agreement—Distributions and Allocations.”

Form of Compensation/ Recipient	Determination of Amount	Estimated Maximum Dollar Amount
—Subordinated Distribution of Net Sales Proceeds(9)	After Paladin OP has made distributions (all of which we intend to distribute to our stockholders as distributions) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital, Paladin Advisors is entitled to receive a cash distribution from Paladin OP equal to 10.0% of the remaining net proceeds from the sales of properties or real estate related investments. Paladin Advisors shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or (2) the advisory agreement is terminated for any reason.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time

—Subordinated Distribution Upon Listing(8)(9)	Upon the listing of our shares on a national securities exchange, Paladin Advisors would become entitled to receive a distribution in the form of (1) shares of our common stock, (2) a promissory note with market terms, payable solely from the proceeds of asset sales, due and payable no later than three years from the date of issuance of such promissory note or (3) any combination thereof from Paladin OP equal to 10.0% of the amount by which (1) the market value of our outstanding shares of common stock plus distributions made prior to listing, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and an amount that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Paladin Advisors shall not be entitled to receive this distribution if our shares are listed following the termination of the advisory agreement for any reason.	Actual amounts are dependent upon results of operations and the market value of our common stock following listing and therefore cannot be determined at the present time.

—Subordinated Distribution Upon Termination(9)	Upon termination of the advisory agreement between us, Paladin OP and Paladin Advisors, other than a termination for cause by us or Paladin OP, Paladin Advisors would become entitled to receive a distribution in the form of (1) shares of our common stock, (2) a promissory note with market terms, payable solely from the proceeds of asset sales, due and payable no later than three years from the date of issuance of such promissory note or (3) any combination thereof from Paladin OP in an amount equal to 10.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions made through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and the total amount that, if distributed to them as of the termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. Paladin Advisors shall not be entitled to receive this distribution if our shares have been listed on a national securities exchange prior to the termination of the advisory agreement.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

(Footnotes to “Management Compensation”)

(1)	The selling commissions and dealer manager fees may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, or sales to our affiliates.
(2)	Our advisor may pay issuer organization and offering expenses on our behalf and wholesaling costs which are deemed to be underwriting compensation pursuant to FINRA Rule 2710. Our advisory agreement provides that we may reimburse our advisor for cumulative organization and offering expenses, including issuer expenses and wholesaling costs, up to 3.0% of the gross proceeds from our primary offering (not to exceed actual expenses incurred by our advisor). However, we expect that our organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds we raise in the offering increases. If we raise the maximum offering amount, we expect organization and offering expenses (other than selling commissions, the dealer manager fee and bona fide due diligence expense reimbursements) to be approximately $14,150,000, or 1.9% of the gross proceeds from our primary offering. Wholesaling costs are deemed underwriting compensation under FINRA rules whether or not our advisor is reimbursed for such costs.
(3)	Issuer expenses consist of reimbursement of, among other items, the cumulative cost of issuer expenses such as legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for marketing and direct expenses of its employees while engaged in registering and marketing the shares of our common stock. The estimated amount also includes reimbursement of approximately $3,650,000 of organization and offering expenses, including underwriting compensation, incurred by Paladin Advisors through February 29, 2008 in connection with our initial offering that has not been reimbursed as of the date of this prospectus.
(4)	Our charter limits our ability to pay acquisition fees, including origination fees, such that the total of all such acquisition fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract purchase price of all of the properties which we purchase directly or of our economic interest in properties we purchased through joint ventures, or, in the case of real estate related investments, 6.0% of the funds we advance with respect to such investments. However, a majority of our directors (including a majority of our independent directors) may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.
(5)	This calculation assumes that we will not use debt in making investments. If our investments are leveraged at the time we make them, total acquisition fees would exceed the amounts shown.
(6)	Paladin Advisors and its affiliates must reimburse us for amounts we have paid to them for the reimbursement of expenses and the asset management fee to the extent such payments cause us to exceed the 2%/25% Rule during any four consecutive fiscal quarters. See “Management—Our Advisor—The Advisory Agreement” for a discussion of the 2%/25% Rule. At Paladin Advisors’ option, Paladin Advisors or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.
(7)	If, at the time of a sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon listing of our common stock, if Paladin Advisors has accrued but not been paid the disposition fee, then solely for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received, in addition to other distributions actually received, a distribution in an amount equal to the market value of our common stock following listing. Upon termination of the advisory agreement between us and Paladin Advisors, other than a termination by us or Paladin OP for cause, if Paladin Advisors has accrued but not been paid the disposition fee, then solely for purposes of determining whether the subordination conditions have been satisfied, the stockholders will be deemed to have received, in addition to other distributions actually received, a distribution in an amount equal to the appraised value of our assets on the termination date, less any indebtedness secured by such assets. Any disposition fees paid to Paladin Advisors may not exceed the limitations of the 2%/25% Rule.

(8)

The market value of our outstanding stock following listing will be calculated based on the average market price of the shares issued and outstanding at listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange.

(9)	For purposes of calculating the subordinated disposition fee or distributions pursuant to the subordinated participation interest, average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by Paladin OP (all of which we intend to distribute to our stockholders) and by any amounts paid to redeem shares pursuant to our share redemption program.

If at any time our shares of common stock become listed on a national securities exchange, we will negotiate in good faith with Paladin Advisors a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Paladin Advisors. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

•	The quality and extent of the services and advice furnished by the advisor;

•	The amount of fees paid to the advisor in relation to the size, composition and performance of our investments;

•	The success of the advisor in generating investment opportunities that meet our investment objectives;

•	Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	Additional revenues realized by the advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	The performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	The quality of our portfolio in relation to the investments generated by the advisor for its own account.

Our board of directors, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Paladin Advisors than the current fee structure.

STOCK OWNERSHIP

The following table shows, as of June 30, 2008, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (2) each director, (3) each executive officer and (4) all directors and executive officers as a group. The percentages of common stock beneficially owned are based on 3,299,779 shares of our common stock outstanding as of June 30, 2008.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)(2)	Number of Shares	Percentage of Class
James R. Worms(3)	584.0	*
Michael B. Lenard	—	—
John A. Gerson	—	—
Whitney A. Greaves	—	—
William K. Dunbar	—	—
Harold H. Greene(4)	3,437.5	*
Harvey Lenkin(4)	3,437.5	*
Michael L. Meyer(4)	3,437.5	*
Christopher H. Volk(4)	3,437.5	*
All directors and executive officers as a group(3)(4)	14,334.0	*

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of our common stock.
(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. As of June 30, 2008, there were no beneficial owners of more than 5% of our outstanding shares of common stock.
(2)	The address of each person listed is c/o Paladin Realty Income Properties, Inc., 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024.
(3)	Represents 584 shares of common stock owned directly by Paladin Realty Partners, LLC. James R. Worms, as President and Manager of Paladin Realty, may be deemed to be the beneficial owner of these shares of common stock.
(4)	Includes shares of restricted stock that were granted under our incentive stock plan. Forfeiture conditions lapse with respect to one-third of the restricted stock each year on each of first three anniversaries of the date of grant.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Paladin Advisors and other affiliates, including (1) conflicts related to the compensation arrangements between Paladin Advisors, certain affiliates and us, (2) conflicts with respect to the allocation of the time of Paladin Advisors and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, Paladin Advisors presently has no interests in other real estate programs. However, certain members of Paladin Advisor’s management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities sponsored by Paladin Realty. Present activities of these affiliates include:

•	Making investments in and managing home building ventures, office and industrial buildings, apartment communities, and hotels located in Latin America and Turkey;

•	Making investments in and managing a portfolio of apartment communities throughout the United States; and

•	Managing a portfolio of investments in hotels, senior housing facilities, office buildings and apartments located in the United States.

Paladin Advisors and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate related investments. None of our affiliates are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Paladin Advisor’s Time

We rely on Paladin Advisors and its affiliates to manage our day-to-day activities and to implement our investment strategy. Paladin Advisors and certain of its affiliates, including its principals, are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, Paladin Advisors, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Paladin Advisors and its employees will devote only as much time to our business as Paladin Advisors management, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, Paladin Advisors and its employees may experience conflicts of interest in allocating management time, services and functions among us and our affiliates and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliates than to us. However, Paladin Advisors believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of our affiliates’ activities in which they are involved.

Competition

We may compete with our affiliates for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. We and Paladin Advisors have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and affiliated and other related entities. Paladin Advisors will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied. See “—Certain Conflict Resolution Restrictions and Procedures” for a further description of how potential investment opportunities will be allocated between us and affiliated and other related entities, including the terms of the priority allocation of U.S. “core” and “core-plus” investments that Paladin Advisors has agreed to provide to us.

Certain of Paladin Advisor’s affiliates or other related entities currently own or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own real properties in the same geographic areas where real properties owned or managed by our affiliates or other related entities are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and an affiliate or another related entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and one of our affiliates or another related entity were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates or other related entities managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

We are affiliated with Paladin Securities and this relationship may create conflicts of interest in connection with the performance of due diligence by Paladin Securities. Although Paladin Securities will examine the information in the prospectus for accuracy and completeness, Paladin Securities is an affiliate of Paladin Advisors and will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation.

Certain of the participating broker-dealers have made, or are expected to make, their own independent due diligence investigations. Paladin Securities is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by our affiliates that may have investment objectives that are identical or similar to ours.

Loans from Paladin Realty Partners, LLC

Our sponsor, Paladin Realty, has provided short-term financing to us to enable us to make some of our current investments in real estate by loaning proceeds of a loan with a third party bank to us on substantially similar terms as obtained from the bank. James R. Worms, Michael B. Lenard and John A. Gerson, members of Paladin Realty and officers of Paladin Advisors and our company, provided personal guarantees to the third party bank in connection with the borrowing by Paladin Realty. We subsequently repaid our borrowings from Paladin Realty in full with proceeds raised in our initial offering.

Potential Affiliated Companies

Currently all of our properties are managed and leased by third party property managers, and we anticipate that development or construction services on properties we acquire will be provided by third party developers. However, in the future one of more affiliates of Paladin Advisors may provide property management, leasing, development or construction management services on a case-by-case basis for some of our properties, and eventually affiliates of Paladin Advisors may provide those services to most or all of our properties. In the event that one of our affiliates provides any of those services for any of our properties, a majority of the independent directors who are otherwise disinterested in the transaction must approve the compensation to our affiliate as being fair, competitive and commercially reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. If, in the future, an affiliate of Paladin Advisors directly provides any of these property management, leasing, development or construction services for which it receives a separate fee, the asset management fee we pay to Paladin Advisors pursuant to the advisory agreement will be reduced accordingly based on the services provided by such affiliate and the properties for which the services are provided.

Lack of Separate Representation

Alston & Bird LLP is counsel to us, Paladin Advisors and Paladin Securities in connection with this offering and other matters and may in the future act as counsel to us, Paladin Advisors, Paladin Securities and certain of their affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute was to arise between us and Paladin Advisors, Paladin Securities or any of our respective affiliates, we will retain separate counsel for such matters as and when appropriate.

Joint Ventures with Affiliates of Paladin Advisors

Subject to the restrictions contained in our charter and our code of ethics and to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of Paladin Advisors to acquire, develop or manage real properties. In conjunction with such prospective agreements, Paladin Advisors and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our affiliated joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Paladin Advisors may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since Paladin Advisors will make investment decisions on our behalf, agreements and transactions between Paladin Advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. We may enter into joint ventures with affiliates of Paladin Advisors for the acquisition of properties, but only if (1) a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and (2) the investment by us is on terms and conditions that are substantially the same as those that would be available to other third party investors making a comparable investment in the joint venture.

Receipt of Fees and Other Cash Distributions by Paladin Advisors and its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other cash distributions to Paladin Advisors and its affiliates, including acquisition fees, origination fees, asset management fees and subordinated disposition fees under the advisory agreement and the subordinated distribution of net sales proceeds payable to Paladin Advisors under its subordinated participation interest in Paladin OP. However, the fees and cash distributions payable to Paladin Advisors and its affiliates relating to the sale of investments are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital.

Subject to the oversight of our board of directors, Paladin Advisors has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Paladin Advisors may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Paladin Advisors and its affiliates regardless of the quality of the properties acquired or the services provided to us.

Every transaction we enter into with Paladin Advisors or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and Paladin Advisors or any of its affiliates. A majority of the independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and Paladin Advisors or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Interests in Our Investments

We are permitted to make or acquire investments in which our directors, officers or stockholders, Paladin Advisors or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which Paladin Advisors, our directors or any of their respective affiliates has any interest would be subject to the limitations described below under the caption “—Certain Conflict Resolution Restrictions and Procedures.”

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter and the advisory agreement contains restrictions and conflict resolution procedures relating to (1) transactions we enter into with Paladin Advisors, our directors or their respective affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with Paladin Advisors and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Paladin Advisors and its affiliates. These restrictions and procedures include, among others, the following:

•

Except as otherwise described in this prospectus, we will not accept goods or services from Paladin Advisors or its affiliates unless a majority of our directors, including a majority of the independent directors not otherwise interested in the transactions, approve such transactions as fair, competitive and commercially reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•

We will not purchase or lease any asset (including any property) in which Paladin Advisors, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to Paladin Advisors, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to Paladin Advisors any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.

•

We will not make any loans to Paladin Advisors, any of our directors or any of their respective affiliates. In addition, any loans made to us by Paladin Advisors, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of the independent directors not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•

Paladin Advisors and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitations of the 2%/25% Rule, as described in the “Management—Our Advisor—The Advisory Agreement” section of this prospectus.

•

In the advisory agreement, Paladin Advisors has agreed that it and its affiliates will offer to us, prior to offering to any affiliate or any other person, all “core” and “core-plus” investment opportunities that are located in the United States and sourced by Paladin Advisors or its affiliates. However, if Paladin Advisors determines that a U.S. “core” or “core-plus” investment sourced by Paladin Advisors or its affiliates is not appropriate for us because (1) we do not have sufficient uninvested funds to make the investment or (2) the investment is not appropriate in light of our diversification needs or goals in terms of geographic area or investment size, then any affiliate of Paladin Advisors may make such investment or offer such investment to another person, including any other affiliate, for investment. Paladin Advisors may, but is not obligated to, offer us any investment opportunities that are not “core” or “core-plus” investments but are located in the United States and, in their sole discretion, may make such opportunities available to any other person, including other affiliates, for investment. We have determined that we will not make investments outside of the United States, and therefore, neither Paladin Advisors nor any of its affiliates will attempt to source for us any investments outside of the United States. We and Paladin Advisors have also agreed that notwithstanding any other obligations of Paladin Advisors or its affiliates under the advisory agreement, neither Paladin Advisors nor its affiliates will be required to source for us any investments involving healthcare facilities or the housing or care of residents or users age 55 and older, including active adult or independent living facilities, continuing care retirement communities and assisted living and skilled nursing facilities.

As used above, by “core,” we mean generally a property that is fully leased with a stable, predictable income stream that represents a significant percentage of total return over the expected holding period with less risk and the lowest expected returns. “Core-plus” differs from “core” in that the properties, although substantially leased with current income, may exhibit more lease turnover risk or require some type of modest enhancement or value-added element to turn them into “core” properties with stabilized income streams.

Our board of directors, including the independent directors, has a duty to ensure that the method used by Paladin Advisors for the allocation of the acquisition of properties among two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

Code of Business Conduct and Ethics

We have also adopted a Code of Business Conduct and Ethics, which we refer to as our code of ethics, that applies to each of our officers and directors and each of the officers, managers, principals and real estate professionals of Paladin Realty and Paladin Advisors, which we refer to as the covered persons. Our code of ethics prohibits certain conflict of interests such as those in which a covered person’s direct or indirect personal interest interferes in any material respect with his or her service to us or our interests. Our code of ethics also sets forth certain conflicts of interest policies that limit and govern certain matters among us, the covered persons, Paladin Realty, Paladin Advisors and their affiliates.

In particular our code of ethics prohibits us from purchasing real property from or selling real property to, or entering into any real property joint venture with, any covered person, Paladin Realty or Paladin Advisors or any of their affiliates unless the transaction is both:

(1)	approved by a majority of independent directors not otherwise interested in the transaction; and

(2)	a transaction in which either:

(a) Paladin Advisors or one of its affiliates assigns a purchase agreement or other real property related contract to us on substantially the same terms as the underlying agreement, or

(b) Paladin Advisors or one of its affiliates enters into an agreement to loan funds to us on substantially the same terms as the underlying credit obligation between the affiliate and a third party.

Our code of ethics also prohibits us from issuing any preferred stock to any covered person or any of our affiliates except where the preferred stock is offered on the same terms as it is offered to unaffiliated third parties. Further, the code of ethics provides that if either we or Paladin Advisors has determined that an investment opportunity is not suitable us, then Paladin Realty or any of its affiliates may pursue the opportunity.

A copy of our code of ethics is available on our website at www.paladinreit.com. A waiver of our code of ethics with respect to transactions between us and any covered person, including real property investments and sales, loans, and the issuance of preferred stock requires approval by a majority of the independent directors of our board of director that are not otherwise interested in the transaction. A waiver of any other provision of our code of ethics requires approval by a majority of the members of the audit committee of our board of directors. If we make any amendments to our code of ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from our code of ethics, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the SEC.

SELECTED FINANCIAL DATA

The following table presents selected historical consolidated financial information as of: March 31, 2008; December 31, 2007, 2006, 2005, 2004 and 2003; for the three months ended March 31, 2008 and 2007; for the years ended December 31, 2007, 2006, 2005 and 2004; and for the period from October 31, 2003 (inception) through December 31, 2003. Our results for the three months ended March 31, 2008 are not necessarily indicative of our results of operations that may be expected for the year ended December 31, 2008. The following selected consolidated financial data are qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and the Notes thereto included beginning on page F-1 of this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

	For the Three Months Ended March 31,		For the Year Ended December 31,				For the period from October 31, 2003 (Inception) through December 31, 2003
	2008	2007	2007	2006	2005	2004
Operating Data:
Revenues	$2,294,137	$1,186,408	$5,595,622	$1,530,502	$16,243	$—	$—
Loss before equity in earnings and minority interest	(423,851)	(472,506)	(1,627,801)	(855,811)	(83,728)	—	—
Equity in earnings from real estate joint venture	21,227	21,233	83,896	75,226	14,987	—	—
Minority interest	34,323	79,228	219,437	(127,817)	(7,200)	—	—
Net loss	(368,301)	(372,045)	(1,324,468)	(652,768)	(61,541)	—	—
Loss per common share (basic and diluted)	(0.13)	(0.38)	(0.75)	(1.42)	(5.01)	—	—
Cash dividends declared per common share	0.15	0.15	0.60	0.60	0.048	—	—
Weighted average shares of common stock outstanding (basic and diluted)	2,759,459	986,337	1,758,564	458,658	12,291	500	500

	As of March 31, 2008	As of December 31,
		2007	2006	2005	2004	2003
Balance Sheet Data:
Total real estate, net	$71,607,696	$55,763,626	$41,066,742	—	—	—
Total assets	81,584,104	64,863,407	44,774,940	$1,976,197	$205,000	$10,000
Long-term obligations	57,462,260	43,879,125	32,850,000	—	—	—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the accompanying notes thereto. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and timing of events could differ materially from those anticipated in these forward-looking statements, as a result of a number of factors, including those factors set forth in “Risk Factors” and other factors presented throughout this prospectus.

Overview

We were formed on October 31, 2003 and have elected to be taxed as a REIT commencing with the year ended December 31, 2006. We were organized to invest in a diversified portfolio of real estate properties, focusing primarily on properties that produce current income.

As of March 31, 2008, we owned interests in six income-producing properties:

•	801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation;

•	Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000;

•	Fieldstone Apartments, a 266-unit multifamily community property built in 2001;

•	Pinehurst Apartment Homes, a 146-unit recently renovated multifamily community built in two phases in 1986 and 1988;

•	Pheasant Run Apartments, a 160-unit recently renovated multifamily community built in 1985; and

•	The Retreat Apartments, a 342-unit recently renovated multifamily community built in 1984.

On April 7, 2008, we completed the acquisition of our interest in our seventh property, Hilltop Apartments, a 124-unit multifamily community built in 1986.

We intend to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. In addition, we may make or acquire mortgage loans secured by the same types of properties that we may acquire directly, which we refer to collectively as real estate related investments. We own our assets and conduct our operations through Paladin Realty Income Properties, L.P., our operating partnership, which we refer to as Paladin OP.

We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. We believe we operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes. Accordingly, we generally will not be subject to federal income tax, provided that distributions to our shareholders equal at least the amount of our REIT taxable income as defined under Sections 856 through 860 of the Code. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes on our taxable income at regular corporate income tax rates. We may also be subject to certain state or local income taxes, or franchise taxes.

On February 23, 2005, we commenced our initial offering of 35,000,000 shares of common stock to the public on a best efforts basis at a price of $10.00 per share. We also registered up to 3,500,000 shares of common stock to be issued during the initial offering pursuant to our distribution reinvestment plan at a price of $10.00 per share. On December 2, 2005, we reached our minimum offering by receiving $1,246,670 in subscriptions, excluding subscriptions received from Pennsylvania investors. As of December 31, 2007, we had sold 2,595,523 shares of our common stock in the initial offering for aggregate gross proceeds of $25,870,381. As of June 30, 2008, we had sold 3,299,779 shares of our common stock in the initial offering for aggregate gross proceeds of $32,868,322.

Recent Acquisitions

The Retreat Apartments

On January 11, 2008, KC Retreat Associates, LLC, a joint venture in which we own a 97.5% interest, which we refer to as KC Retreat, entered into an agreement with an unaffiliated third party, The Retreat, LLC, to purchase the Retreat Apartments located at 11128 West 76th Terrace in Shawnee, Kansas. JTL Holdings, LLC and JTL Asset Management, Inc., both affiliates of JTL Properties, a Kansas City-based real estate investment and management company, own the remaining 2.5% interest in KC Retreat. JTL Properties is unaffiliated with us and our affiliates, except that affiliates of JTL Properties participate in other joint ventures with us relating to Pheasant Run Apartments, Pinehurst Apartment Homes and Hilltop Apartments.

On January 14, 2008, KC Retreat acquired the Retreat Apartments for a total purchase price of $15.9 million. The total acquisition cost for our interest in KC Retreat was $2.85 million, including approximately $350,000 for capital expenditures and $200,000 in closing costs. We paid an acquisition fee to Paladin Advisors pursuant to the terms of the advisory agreement of $156,750 in connection with our investment in KC Retreat. We will pay Paladin Advisors an annual asset management fee of $34,200 pursuant to the terms of the advisory agreement.

In connection with the acquisition of the Retreat Apartments, KC Retreat entered into a mortgage loan with the Federal Home Loan Mortgage Corporation, or Freddie Mac, to obtain a loan in the amount of $13,600,000 as evidenced by a Multifamily Note dated January 11, 2008, in favor of NorthMarq Capital, Inc. The loan bears interest at a fixed rate of 5.58% through February 1, 2018. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until February 1, 2019 with an adjustable interest rate based on the Freddie Mac Reference Bill Index. The outstanding balance on the loan at the time of maturity will be approximately $12,650,000. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan is secured by a multifamily mortgage on the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement. In addition, the loan is guaranteed by James E. Lippert, but only upon the occurrence of certain limited events. As a condition to the loan, KC Retreat was required to fund an escrow account with approximately $430,000 for the payment of approximately $343,000 to make specified repairs and improvements to the Retreat Apartments pursuant to a Repair Escrow Agreement dated January 11, 2008, or the Repair Escrow Agreement.

On January 11, 2008, our subsidiary, PRIP 11128, LLC, a Delaware limited liability company, entered into an operating agreement with JTL Holdings, LLC and JTL Asset Management, Inc., affiliates of JTL Properties, for KC Retreat. The operating agreement provides that we will receive priority in distributions of operating cash flow until we have received at least 12.0% on our invested equity, after which our co-venture partners will receive distributions until they have reached the same 12.0% on their invested equity. Thereafter, operating cash flow will be distributed 50% to us and 50% to our co-venture partners.

The operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital plus an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate a 12.0% internal rate of return on our invested capital. Second, our co-venture partners will receive distributions that when added to all distributions of cash flow made to our co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to us and 50% to our co-venture partners.

Hilltop Apartments

On April 7, 2008, our subsidiary, PRIP 6700, LLC, a Delaware limited liability company, or PRIP 6700, entered into a contribution agreement with JTL Properties, LLC, a Missouri limited liability company, and Park Hill Partners I, LLC, a Missouri limited liability company, which we refer to as Park Hill Partners, whereby PRIP 6700 acquired a 49.0% interest in Park Hill Partners. Park Hill Partners owns the Hilltop Village Apartments located at 8601 Newton Avenue, Kansas City, Missouri, which we refer to as the Hilltop Apartments. JTL Properties, a Kansas City-based real estate investment and management company, owns the remaining 51.0% interest in Park Hill Partners. JTL Properties is unaffiliated with us and our affiliates, except that affiliates of JTL Properties participate in other joint ventures with us relating to Pheasant Run Apartments, Pinehurst Apartment Homes and the Retreat Apartments.

The total acquisition cost for PRIP 6700’s interest in Park Hill Partners was $1,050,000, including approximately $50,000 for capital expenditures reserve and $50,000 for closing costs and working capital. The total value of Hilltop Apartments is approximately $5,200,000, plus transaction costs, which includes the existing mortgage in the amount of $4,250,000.

In connection with the acquisition of our interest in Park Hill Partners, our investment is subject to the existing mortgage loan with NorthMarq Capital, Inc. in an amount of $4,250,000. The mortgage loan provides for a fixed rate of 5.81% through December 1, 2017. The outstanding balance on the loan at the time of maturity will be approximately $3,965,000. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The mortgage loan is secured by a mortgage on the property. In addition, the loan is guaranteed by James E. Lippert, but only upon the occurrence of certain limited events.

On April 7, 2008, PRIP 6700, LLC entered into an amended and restated operating agreement with JTL Properties for Park Hill Partners. The amended and restated operating agreement provides that we will receive priority in distributions of operating cash flow until we have received at least 12.0% on our invested equity, after which our co-venture partner will receive distributions until it has reached the same 12.0% on its invested equity. Thereafter, operating cash flow will be distributed 49.0% to us and 51.0% to our co-venture partner.

The amended and restated operating agreement also provides for priority distributions of sale proceeds, if any. First, we will receive a priority distribution equal to a return of our invested capital plus an amount that when added to all distributions of cash flow made to us during the life of our investment, is sufficient to generate a 12.0% internal rate of return on our invested capital. Second, our co-venture partner will receive distributions that when added to all distributions of cash flow made to our co-venture partner during the life of its investment, is sufficient to generate a 12.0% internal rate of return on its invested capital. Third, any further sale proceeds will be distributed 49.0% to us and 51.0% to our co-venture partner.

Critical Accounting Policies

We believe our most critical accounting policies are the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and accounting for joint ventures. Each of these items involves estimates that require management to make judgments that are subjective in nature. We rely on our experience, we collect historical data and current market data, and we analyze these assumptions in order to arrive at what we believe to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Real Estate and Depreciation

Real estate is stated at cost, less accumulated depreciation. We allocate the cost of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset associated with an apartment property acquisition is the value of the existing lease agreements. When allocating cost to an acquired property, we allocate costs to the estimated value of the land, building and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. We estimate the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. We depreciate the building and fixtures based on the expected useful life of the asset, which ranges from 27 to 45 years for the building and improvements and from five to seven years for furniture, fixtures and equipment. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from three to 24 months. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Expenditures for repairs and maintenance are expensed as incurred.

We review long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than our carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value.

Investments

We follow the provisions of Financial Accounting Standards Board, Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” or FIN 46R, and we are required to evaluate whether we have a controlling financial interest in an entity through means other than voting rights. If we determine that the joint venture is a “variable interest entity” (“VIE”) and that we are the “primary beneficiary” as defined in FIN 46R, we will account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which we are not the primary beneficiary, we consider other relevant accounting literature including Accounting Principles Board Opinion 18—”The Equity Method of Accounting for Investments in Common Stock,” Statement of Position (“SOP”) 78-9—”Accounting for Investments in Real Estate Ventures,” and Emerging Issues Task Force Issue (“EITF”) 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, we determine whether we should consolidate the entity or account for it on the equity method or cost method. Factors considered in determining whether or not we exercise control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of our partners. To the extent that we are deemed to control these entities, these entities will be consolidated.

As of March 31, 2008 we held a 99.3% ownership interest in Paladin OP and Paladin OP held a 70% ownership interest in Springhurst, a 65% ownership interest in Glenwood, a 97.5% ownership interest in KC Pinehurst, a 97.5% ownership interest in KC Pheasant, a 97.5% ownership interest in KC Retreat and a 74% ownership interest in PRIP 801, LLC as described in Note 3 to the consolidated financial statements. We have determined that Paladin OP and its investees are not VIEs. We consolidate Paladin OP, Springhurst, Glenwood, KC Pinehurst, KC Pheasant and KC Retreat, as we are the majority owner and exercise control over all significant decisions to the consolidated financial statements. We account for our investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis we will evaluate whether there are any indicators that the value of our investments in partially-owned entities are impaired. An investment is impaired if our estimate of the value of the investment is less than the carrying amount. The ultimate realization of our investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If we determine that a decline in the value of a partially-owned entity is other than temporary, then we would record an impairment charge.

Revenue Recognition

We primarily lease residential apartments to tenants under non-cancellable operating leases with terms ranging from three to 24 months. Rental income related to leases is recognized in the period earned over the lease term in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, “Accounting for Leases.” Other income consists of various tenant-related charges and is recognized as revenue in the period in which the applicable charge is incurred.

Accounts Receivable

Accounts receivable is included in other assets in our consolidated balance sheets. Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of the property, plant and equipment, valuation allowances for receivables, and deferred income tax assets. Actual results could differ from those estimates.

Income Taxes

We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. We believe we operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes. Accordingly, we generally will not be subject to federal income tax, provided that distributions to our shareholders equal at least the amount of our REIT taxable income as defined under Sections 856 through 860 of the Code. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes on our taxable income at regular corporate income tax rates. We may also be subject to certain state or local income taxes, or franchise taxes. No provision has been made for federal incomes taxes for the three months ended March 31, 2008 and 2007 in the accompanying consolidated financial statements.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. We adopted FIN 48 as required effective January 1, 2007. The adoption of FIN 48 did not have any impact on our consolidated financial position, results of operations or cash flows. All of the Company’s tax years are subject to examination by tax jurisdictions.

In accordance with FIN 48, we have assessed our tax positions for all open tax years as of January 1, 2007 and concluded that there were no material FIN 48 uncertainties to be recognized. Our accounting policy with respect to interest and penalties related to tax uncertainties is to classify these amounts as provision for income taxes. We have not recognized any interest and penalties related to tax uncertainties for the three months ended March 31, 2008 and 2007.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands the related disclosure requirements. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. Our adoption of SFAS No. 157 did not have a material impact on our consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. We adopted SFAS No. 159 effective January 1, 2008 and have elected not to measure any of our current eligible financial asset or liabilities at fair value upon adoption. However, we reserve the right to elect to measure future eligible financial assets of liabilities at fair value.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” which requires most identifiable assets, liabilities, noncontrolling interests and goodwill acquired in a business combination to be recorded at full fair value. Under SFAS No. 141R, all business combinations will be accounted for by applying the acquisition method. SFAS No. 141R is effective for periods beginning on or after December 15, 2008. Earlier application is prohibited and will be applied to business combinations occurring after the effective date. The Company is currently evaluating the impact of adopting SFAS No. 141R on its consolidated financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”, which will require noncontrolling interests (currently referred to as minority interest) to be treated as a separate component of equity, not as a liability or other item outside of permanent equity. The Statement applies to the accounting for noncontrolling interests and transactions with noncontrolling interest holders in consolidated financial statements. SFAS No. 160 is effective for periods beginning on or after December 15, 2008. Earlier application is prohibited. SFAS No. 160 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date except that comparative period information must be recast to classify noncontrolling interests in equity, attributed net income and other comprehensive income to noncontrolling interests, and provide other disclosures required by SFAS No. 160. The Company is currently evaluating the impact of adopting SFAS No. 160 on its consolidated financial position, results of operations and cash flows.

In September 2007, the FASB ratified Emerging Issues Task Force (“EITF”) Issue 07-6, “Accounting for the Sale of Real Estate Subject to the Requirements of FASB Statement No. 66 When the Agreement Includes a Buy-Sell Clause,” which clarifies that a buy-sell clause, in and of itself, does not constitute a prohibited form of continuing involvement that would preclude partial sale treatment under Statement 66. EITF 07-6 applies prospectively to new arrangements entered into in fiscal years beginning after December 15, 2007. The Company does not expect the adoption of EITF 07-6 to have a material impact on its consolidated financial position, results of operations and cash flows.

Results of Operations

Prior to acquiring an interest in 801 Fiber Optic Drive on November 2, 2005, we had not commenced any operations. In addition, we did not reach our minimum offering of at least $1,000,000 in shares until December 2, 2005, when we received

$1,246,670 in subscriptions for 127,690 shares, excluding subscriptions received from Pennsylvania investors. As of December 31, 2005 we had sold 173,027 shares in the initial offering for aggregate proceeds of $1,704,469. As a result, we had limited operations in 2005, and none prior to the effective date of our registration statement in February 2005. As of March 31, 2008, we had sold 2,958,939 shares in the initial offering for aggregate proceeds of $29,499,674.

Comparison of the Three Months Ended March 31, 2008 to the Three Months Ended March 31, 2007

Rental income for the quarter ended March 31, 2008 was $2,077,885 compared to $1,092,540 for the quarter ended March 31, 2007. Our rental income has increased due to our acquisitions of Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007 and Retreat Apartments in January 2008. We expect rental income to continue to increase in future periods, as compared to historical periods, as a result of our investments in real estate acquired in 2007 and 2008 and future acquisitions of real estate investments.

Other income for the quarter ended March 31, 2008 was $192,662 compared to $88,872 for the quarter ended March 31, 2007. Other income consists of various tenant-related charges and is recognized as revenue in the period in which the applicable charge is incurred. The increase in other income for the quarter ended March 31, 2008 is attributable to our acquisitions in 2007 and 2008.

Property operating expenses for the quarter ended March 31, 2008 were $783,977 compared to $355,480 for the quarter ended March 31, 2007. The increase in property operating expenses related primarily to expenses incurred for Pinehurst Apartment Homes, Pheasant Run Apartments and Retreat Apartments. We expect property operating expenses to continue to increase in future periods, as compared to historical periods, as a result of our acquisitions in 2007 and 2008 and future acquisitions of real estate investments.

Real estate taxes were $163,466 for the quarter ended March 31, 2008 compared to $98,651 for the quarter ended March 31, 2007. The increase in real estate taxes in 2008 is a result of our acquisitions in 2007 and 2008.

General and administrative expenses were $350,158 for the quarter ended March 31, 2008 compared to $188,537 for the quarter ended March 31, 2007. The amount of general and administrative expenses we were permitted to accrue and pay under the 2%/25% Rule, discussed below under “Related Party Transactions and Agreements,” increased during the quarter ended March 31, 2008 due to the fact that our average invested assets increased as a result of our acquisitions in 2007 and 2008. We expect this trend to continue as we acquire additional real estate investments.

Interest expense, including amortization of deferred financing costs, was $846,100 for the quarter ended March 31, 2008 and $574,262 for the quarter ended March 31, 2007. The increase in interest expense was primarily related to mortgage notes payable and indebtedness incurred in connection with our acquisition of Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007 and Retreat Apartments in 2008 and certain financing costs that we incurred in connection with such indebtedness.

Depreciation and amortization expense was $574,287 for the quarter ended March 31, 2008 compared to $441,984 for the quarter ended March 31, 2007. The increase in depreciation and amortization expense is a result of our acquisitions in 2007 and 2008.

Loss allocated to minority interest decreased from $79,228 for the three months ended March 31, 2007 to $34,323 for the three months ended March 31, 2008 due mainly to the allocation of losses to the provisions of each projects operating agreement.

Comparison of the Year Ended December 31, 2007 to the Year Ended December 31, 2006

Rental income for the fiscal year ended December 31, 2007 was $5,072,207, compared with $1,417,679 for the fiscal year ended December 31, 2006. Our rental income for 2007 has increased as compared to 2006 due to our investment activities. We made an investment in Champion Farms in June 2006 and an investment in Fieldstone in December 2006. Rental income for 2007 reflects a full year of ownership for these two investments versus a partial year for 2006. Additionally, we began to record rental income from Pinehurst and Pheasant Run both of which we added in 2007. We expect rental income to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2007 for an entire year and as a result of making future real estate investments.

Other income for the year ended December 31, 2007 was $416,793 compared to $92,999 for the year ended December 31, 2006. Other income consists of various tenant-related charges and is recognized as revenue in the period in which the applicable charge is incurred. The increase in other income for year ended December 31, 2007 is attributable to our investments in Champion Farms Apartments in June 2006, Fieldstone Apartments in December 2006 and Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007.

Property operating expenses for the year ended December 31, 2007 were $1,732,394 compared to $492,297 for the year ended December 31, 2006. The increase in property operating expenses related primarily to the full year of operating expenses incurred for Champion Farms and Fieldstone during 2007, as compared to partial year periods recorded for 2006 when these two investments were initiated. Additionally, operating expenses in 2007 included partial year expenses for Pinehurst and Pheasant Run, which we added in September 2007. We expect property operating expenses to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2007 for an entire year and as a result of making future real estate investments.

Real estate taxes were $419,129 for the year ended December 31, 2007 compared to $78,391 for the year ended December 31, 2006. The increase in real estate taxes in 2007 is a result of our acquisition of Champion Farms Apartments in June 2006, Fieldstone Apartments in December 2006 and Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007.

General and administrative expenses were $1,036,478 for the year ended December 31, 2007 compared to $386,249 for the year ended December 31, 2006. The increase in general and administrative expenses related primarily to accounting fees, asset management fees, independent director fees, director’s and officer’s liability insurance and legal fees. The amount of general and administrative expenses we were permitted to accrue and pay under the 2%/25% Rule, discussed below under “Related Party Transactions,” increased during year ended December 31, 2007 due to the fact that our average invested assets increased as a result of our acquisitions in 2007. We expect this trend to continue as we acquire additional real estate investments.

Interest expense, including amortization of deferred financing costs, was $2,357,226 for the year ended December 31, 2007 and $812,489 for the year ended December 31, 2006. The increase in interest expense was primarily related to mortgage notes payable and indebtedness incurred in connection with the acquisition of Champion Farms Apartments in June 2006, Fieldstone Apartments in December 2006 and Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007 and certain financing costs that we incurred in connection with such indebtedness.

Depreciation and amortization expense was $1,678,196 for the year ended December 31, 2007 compared to $616,887 for the year ended December 31, 2006. The increase in depreciation and amortization expense in 2007 is a result of our acquisition of Champion Farms Apartments in June 2006, Fieldstone Apartments in December 2006 and Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007.

Net loss allocated to minority interest increased from $219,437 for the year ended December 31, 2007 compared to $127,817 for the year ended December 31, 2006 due to our investments in Champion Farms Apartments in June 2006, Fieldstone Apartments in December 2006 and Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007 and the investments by the other partners in these joint ventures.

We had a net loss of $1,324,468 for the year ended December 31, 2007, primarily related to the increase in property operating expenses, general and administrative expenses, interest expense, including amortization of deferred financing costs and deprecation and amortization expense offset by the increase in total revenues. We had a net loss of $652,768 for the year ended December 31, 2006, primarily as a result of incurring overhead related to general and administrative expenses, organization and offering costs, and interest expense without sufficient revenues to cover these costs.

Comparison of the Year Ended December 31, 2006 to the Year Ended December 31, 2005

Rental income for the fiscal year ended December 31, 2006 was $1,417,679. We had no rental income for the fiscal year ended December 31, 2005. Rental income is the result of our acquisition of Champion Farms Apartments and Fieldstone Apartments. We expect rental income to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2006 for an entire year and future acquisitions of real estate investments.

Property operating expenses for the fiscal year ended December 31, 2006 were $492,297 relating to property operating expenses incurred for Champion Farms Apartments and Fieldstone Apartments, respectively. We had no property operating expenses for the fiscal year ended December 31, 2005. Property operating expenses were 32.2% of total revenues for the fiscal year ended December 31, 2006. We expect property operating expenses to continue to increase in future periods, as compared to historical periods, as a result of owning our investments in real estate acquired in 2006 for an entire year and future acquisitions of real estate investments.

General and administrative expenses were $386,249 for the fiscal year ended December 31, 2006 compared to $36,771 for the fiscal year ended December 31, 2005. The increase in general and administrative expenses related primarily to asset management fees, independent director fees, director’s and officer’s liability insurance and amortization of restricted stock held by our independent directors.

Interest expense, including amortization of deferred financing costs, were $812,489 for the fiscal year ended December 31, 2006 compared to $12,066 for the fiscal year ended December 31, 2005. The increase in interest expense was primarily related to mortgage notes payable and indebtedness incurred in connection with the acquisition of Champion Farms Apartments and Fieldstone Apartments and certain financing costs that we incurred in connection with such indebtedness.

Depreciation and amortization expense was $616,887 for the fiscal year ended December 31, 2006. We had no depreciation and amortization expense for the fiscal year ended December 31, 2005. Depreciation and amortization expense increased primarily as a result of amortization of in-place-leases which are amortized over the life of the leases and depreciation of building and furniture, fixtures and equipment.

Equity in earnings from real estate joint venture were $75,226 for the fiscal year ended December 31, 2006 compared to $14,987 for the fiscal year ended December 31, 2005. The increase in equity in earnings from real estate joint venture was primarily related to our allocable share of income related to PRIP 801 through Paladin OP’s 74% ownership interest in PRIP 801, LLC for an entire year in 2006 as compared to 2 months in 2005.

Minority interest increased from a charge of $7,200 for the fiscal year ended December 31, 2005 to a charge of $127,817 for the fiscal year ended December 31, 2006.

We had a net loss of $652,768 for the year ended December 31, 2006 primarily related to the increase in property operating expenses, general and administrative expenses, interest expense, including amortization of deferred financing costs and deprecation and amortization expense offset by the increase in total revenues. We had a net loss of $61,541 for the year ended December 31, 2005, primarily as a result of incurring overhead related to general and administrative expenses, organization and offering costs, and interest expense without sufficient revenues to cover these costs. Our only revenues for the fiscal year ended December 31, 2005 were $16,243 of interest income on our cash and cash equivalents.

Related Party Transactions and Agreements

Selling Commissions and Dealer Manager Fees. Pursuant to the terms of the Dealer Manager Agreement, we pay Paladin Securities selling commissions of 7.0% of the gross offering proceeds from the sale of shares of our common stock in our primary offering and 4.0% of the gross offering proceeds from the sale of shares of our common stock pursuant to our dividend reinvestment plan. We also pay Paladin Securities a dealer manager fee of up to 2.5% of gross offering proceeds from the sale of shares of our common stock in our primary offering. Paladin Securities may pay all or a portion of these selling commissions and dealer manager fees to participating broker-dealers. For the three months ended March 31, 2008, we incurred $326,563 in selling commissions and dealer manager fees to Paladin Securities.

Organization and Offering Costs. Our organization and offering costs are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of us and directly by us. Organization and offering costs consist of actual legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or our dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the offering, and payment or reimbursement of bona fide due diligence expenses of the dealer manager and broker-dealers participating in the offering. Pursuant to the Advisory Agreement, we are obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates are responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the offering and will be required to return to us any amount we reimburse them in excess of 3.0% of the gross proceeds from the offering. Any reimbursements we make to Paladin Advisors will not exceed actual expenses incurred by Paladin Advisors.

We had incurred organization and offering costs of $6,603,829 as of March 31, 2008, which includes $5,677,310 paid by Paladin Advisors as described in Note 6 of the notes to our consolidated financial statements included herewith. Such costs only become a liability to us to the extent they do not exceed 3.0% of the gross proceeds of the initial offering. When recorded by us, organization costs are expensed as incurred and offering costs are charged to shareholders’ equity. For the three months ended March 31, 2008, we recognized $109,178 of offering costs. As of March 31, 2008, $836,800 in offering costs were charged to shareholders’ equity and $51,134 of organization costs were expensed in 2005.

Subject to the 3.0% limitation, the remaining $5,715,895 in organization and offering costs, as of March 31, 2008, will be recognized in future periods as we receive additional proceeds of our offering.

Expense Reimbursement. Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee. We will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income (the “2%/25% Rule”), and Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”). Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by us under U.S. generally accepted accounting principles (“GAAP”) (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless a majority of the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, we will send our stockholders written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

During the Expense Period ended March 31, 2008, our operating expenses, including expenses incurred on our behalf by Paladin Advisors and its affiliates, exceeded the 2%/25% Rule by $120,830. During the Expense Period ended March 31, 2008, $568,009 was paid by Paladin Advisors, and the board of directors (including the independent directors) have approved reimbursing Paladin Advisors for this amount. In the future, to the extent that reimbursement of this amount, together with all operating expenses paid or reimbursed for the then-current Expense Period, would not result in payment or reimbursement of operating expenses in excess of the 2%/25% Rule in that period. In making this determination, the board of directors (including the independent directors) noted that these were legitimate operating expenses necessary for the operation of our business, we are in our early stages of operations and have limited operations to cover our operating expenses and because such amounts will only be reimbursed in the future to the extent described above.

As of March 31, 2008, we incurred $62,126 in general and administrative expenses. In accordance with the Advisory Agreement, we recognize on a quarterly basis amounts not exceeding the 2%/25% Rule. Due to the application of the 2%/25% Rule, we were able to recognize $350,158 of general and administrative expenses in our consolidated statements of operations for three months ended March 31, 2008 with the additional amount of $288,032 recorded as due to affiliate.

Acquisition and Advisory Fees. Pursuant to the terms of the Advisory Agreement, we pay Paladin Advisors acquisition and advisory fees consisting of 2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment. To date, we have paid acquisition and advisory fees calculated based on 5.5% of the funds we advanced, which resulted in a lower fee than had we calculated based on 2.75% of the contract purchase price for the property. For the three months ended March 31, 2008, Paladin Advisors was entitled to acquisition and advisory fees of $156,750 relating to the acquisition of Retreat Apartments, which were paid in the quarter ended March 31, 2008. The acquisition and advisory fees were capitalized as part of our investment in 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes, Pheasant Run Apartments and the Retreat Apartments.

Asset Management Fees. Pursuant to the terms of the Advisory Agreement, an annual asset management fee is payable to Paladin Advisors monthly in an amount equal to one-twelfth of 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment. Paladin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and management of real estate related investments. During the three months ended March 31, 2008, we paid Paladin Advisors $52,413 for asset management fees earned for the three months ended March 31, 2008.

Trends or Uncertainties

Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of real estate and real estate related investments.

Liquidity and Capital Resources

During the three months ended March 31, 2008, our sources of funds were:

•	net proceeds of $3,058,976 from the sale of 338,978 common shares in our initial offering; and

•	net operating income of $1,323,104 from our investments in real estate.

Net operating income is defined as rental and other income less operating expenses and real estate taxes, which excludes depreciation and amortization expense, general and administrative expenses, interest income and interest expense.

We consider net operating income to be an appropriate supplemental performance measure because net operating income reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property, such as depreciation, interest expense, interest income and general and administrative expenses. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate investment community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. We believe that the line on our consolidated statement of operations entitled “net loss” is the most directly comparable GAAP measure to net operating income. The following table is a reconciliation of net operating income to our reported net loss from continuing operations for the three months ended March 31, 2008 and for the year ended December 31, 2007:

	For the Three Months Ended March 31, 2008	For the Year Ended December 31, 2007
Net Operating Income	$1,323,104	$3,337,477
Equity in earnings of real estate joint venture	21,227	83,896
Interest income	23,590	106,622
Depreciation and amortization expenses	574,287	(1,678,196)
Interest expense	846,100	(2,357,226)
General and administrative expenses	350,158	(1,036,478)
Minority Interest	34,323	219,437

Net Loss	$(368,301)	$(1,324,468)

We are dependent upon the net proceeds to be received from the sale of shares of our common stock to the public to conduct our proposed activities. The capital required to purchase real property investments and real estate related investments will be obtained from our public offerings and from any indebtedness that we may incur in connection with the acquisition of any real property investments and real estate related investments thereafter. We anticipate our sources of funds will continue to primarily consist of the net proceeds of our public offerings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

Net cash provided by operating activities for the three months ended March 31, 2008 was $456,025 compared to net cash used in operating activities of $241,348 for the three months ended March 31, 2007 due to our acquisitions of Pinehurst Apartment Homes and Pheasant Run Apartments in September 2007 and Retreat Apartments in January 2008.

Net cash used in investing activities for the three months ended March 31, 2008 was $16,579,587, which included $16,338,543 relating to the purchase of real estate and improvements and an increase in restricted cash of $245,717, less distributions from real estate joint venture in excess of equity in earnings of $4,673. Net cash used in investing activities for the three months ended March 31, 2007 was $392,947, which included $35,491 relating to the expenditure of real estate and improvements and a decrease in due to affiliates of $357,456 relating to payments of acquisition fees previously deferred.

Net cash provided by financing activities was $17,245,193 for the three months ended March 31, 2008 related to $3,385,539 in proceeds from the issuance of common shares in our offering, $13,600,000 of borrowings from mortgages payable and $1,029,225 decrease in due from affiliates offset primarily by $16,865 of payments on mortgages payable, $92,076 in deferred loan costs, $326,563 of selling commissions and dealer manager fees, $109,178 of offering costs, $152,922 of dividends paid and $71,967 distributions to minority interest. Net cash provided by financing activities for the three months ended March 31, 2007 was $691,233 primarily related to $3,854,757 in proceeds from the issuance of common shares in our offering offset primarily by $2,650,000 of payments on note payable to affiliate, $367,920 of selling commissions and dealer manager fees, $102,517 of offering costs and $43,087 of dividends paid.

Mortgages Payable

We have mortgage loans in an aggregate amount of $57,462,260 outstanding, consisting of (1) $16,350,000 incurred in connection with the acquisition of our interest in Champion Farms Apartments, (2) $16,500,000 incurred in connection with the acquisition of our interest in Fieldstone Apartments, (3) $4,762,260 incurred in connection with the acquisition of our interest in Pinehurst Apartment Homes, (4) $6,250,000 incurred in connection with the acquisition of our interest in Pheasant Run Apartments and (5) $13,600,000 incurred in connection with the acquisition of our interest in the Retreat Apartments. These mortgage notes payable are described in detail in Note 4 to our consolidated financial statements included herein.

Leverage Policy

Our charter does not permit borrowings that would cause our aggregate borrowings to exceed 300% of the value of our net assets, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and deprecation.

Distributions

We made $396,673 in distributions during the three months ended March 31, 2008, and $969,937 in distributions during the fiscal year ended December 31, 2007. Our board of directors has declared distributions for the periods listed below to stockholders of record as of the close of business each day during the applicable period and made on the dates listed below.

Month	Annualized Rate Declared(1)	Date Made
December 2005	6.0%	January 17, 2006
January 2006	6.0%	February 15, 2006
February 2006	6.0%	March 15, 2006
March 2006	6.0%	April 17, 2006
April 2006	6.0%	May 15, 2006
May 2006	6.0%	June 15, 2006
June 2006	6.0%	July 17, 2006
July 2006	6.0%	August 15, 2006
August 2006	6.0%	September 15, 2006
September 2006	6.0%	October 16, 2006
October 2006	6.0%	November 15, 2006
November 2006	6.0%	December 15, 2006
December 2006	6.0%	January 15, 2007
January 2007	6.0%	February 15, 2007
February 2007	6.0%	March 15, 2007
March 2007	6.0%	April 16, 2007
April 2007	6.0%	May 15, 2007
May 2007	6.0%	June 15, 2007
June 2007	6.0%	July 16, 2007
July 2007	6.0%	August 15, 2007
August 2007	6.0%	September 15, 2007
September 2007	6.0%	October 15, 2007
October 2007	6.0%	November 15, 2007
November 2007	6.0%	December 17, 2007
December 2007	6.0%	January 15, 2008
January 2008	6.0%	February 15, 2008
February 2008	6.0%	March 17, 2008
March 2008	6.0%	April 15, 2008
April 2008	6.0%	May 15, 2008
May 2008	6.0%	June 16, 2008
June 2008(2)	6.0%	July 15, 2008

(1)	Distributions were declared in the amount of $0.0016438 per share day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if made each day over a 365-day period.
(2)	On June 24, 2008, our board of directors declared distributions for the month of July that will be paid on August 15, 2008.

As of March 31, 2008, we had six real estate investments, each of which was structured as a joint venture with an unaffiliated third-party. As required under GAAP, our financial statements as of March 31, 2008 present the operations of 801 Fiber Optic Drive on an unconsolidated basis, and the operations of Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes, Pheasant Run Apartment and Retreat Apartments on a consolidated basis. Consolidation requires us to reflect 100% of the income and expenses of property operations with a partial offset to account for the minority interest held by our joint venture partner. As structured, our investment in Champion Farms Apartments represents a 70% ownership interest, our investment in Fieldstone Apartments a 65% ownership interest, our investment in Pinehurst Apartment Homes a 97.5% ownership interest, our investment in Pheasant Run Apartment a 97.5% ownership interest and our investment in Retreat Apartments a 97.5% ownership interest. However, by the terms of the joint ventures for Champion Farms and Fieldstone Apartments we are entitled to 100% of available cash flow from each property as a priority distribution until we receive at least an 8.25% return on our invested capital, by the terms of the joint ventures for Pinehurst Apartment Homes and Pheasant Run Apartments, we are entitled to 100% of available cash flow from each property as a priority distribution until we receive at least an 9.0% return on our invested capital and by the terms of the joint ventures for Retreat Apartments we are entitled to 100% of available cash flow from the property as a priority distribution until we receive at least a 12.0% return on our invested capital.

The following chart compares cash distributions received from the Company’s investments in 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes, Pheasant Run Apartments and Retreat Apartments during the fourth fiscal quarter of 2007 and the first quarter of 2008 with dividends paid during the same period.

Summary of Cash Distributions from the Company’s Investments

	801 Fiber Optic Drive	Champion Farms Apartments	Fieldstone Apartments	Pinehurst Apartment Homes	Pheasant Run Apartments	Retreat Apartments	Total
Summary of Cash Distributions from Investments:
Year ended December 31, 2007	$166,500	$378,129	$303,932	$63,768	$62,054	N/A	$974,383
Quarter ended March 31, 2008	25,900	131,732	110,521	54,255	59,448	73,866	$455,722

Summary of Dividends:
Year ended December 31, 2007							$969,937
Quarter ended March 31, 2008							$396,673

Of the $396,673 dividends noted above, $152,922 was paid in cash and $243,751 was paid through the dividend reinvestment plan in the form of additional shares issued.

As shown in the charts, cash distributions from our investments have exceeded the dividends paid for the year ended December 31, 2007 and the three months ended March 31, 2008. In addition, for the three months ended March 31, 2008, cash flow from operations was $456,025, which exceeds the amount of dividends paid in cash. Paladin Advisors has paid expenses on our behalf and Paladin Advisors has deferred the reimbursement of a portion of these expense payments and from time to time has deferred certain other fees owed to it. We are dependent on Paladin Advisors to support our financial position currently because of our small size. As we continue to grow by selling shares in our Offering and by making additional investments, we expect to be able to finance our operations without advances from and deferrals of fees otherwise payable to Paladin Advisors.

As of March 31, 2008, Paladin Advisors and its affiliates had incurred on our behalf $362,146 in general and administrative expenses. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has deferred (without interest) repayment of these expenses. As of March 31, 2008, we are not obligated to reimburse these expenses due to the application of the 2%/25% Rule, respectively. We may be obligated to pay these amounts to Paladin Advisors or record them as obligations on our financial statements in future periods as we receive additional proceeds from the Offering and income from our investments. The payment of these obligations may impact our ability to pay future dividends. Paladin Advisors is not obligated to either pay expenses on our behalf or defer reimbursements of such expense payments or fees in future periods. If Paladin Advisors were to cease paying expenses on our behalf or deferring reimbursement of expenses or fees, our ability to pay dividends to our stockholders could be adversely affected, and we may be unable to pay dividends to our stockholders, or such dividends could decrease significantly. Additionally, if Paladin Advisors continues to pay expenses on our behalf and/or defer reimbursement of expense payments or fees, the ultimate repayment of these obligations could adversely impact on our ability to pay dividends in future periods as well as potentially adversely impact the value of your investment.

The amount of distributions to be distributed to our stockholders in the future will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of dividends (including whether Paladin Advisors continues to pay expenses and/or defer reimbursement of expense payments or fees), our financial condition, capital expenditure requirements, annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code, any limitations imposed by the terms of indebtedness we may incur and other factors.

Contractual Obligations

The following table summarizes our contractual obligations as of March 31, 2008:

		Payment due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Mortgages Payable
Principal	$57,462,260	$69,113	$150,498	$526,031	$56,716,618
Interest	28,026,621	3,515,876	6,905,704	6,893,221	10,711,820

Off-Balance Sheet Arrangements

As of March 31, 2008 and 2007 and December 31, 2007 and 2006, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures About Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

We may be exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

In addition to changes in interest rates, the value of our investments is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, and which may affect our ability to refinance our debt if necessary.

As of March 31, 2008, we had outstanding fixed-rate debt of approximately $57.5 million.

As of March 31, 2008, the fair value of our fixed-rate debt is estimated to be $58.3 million, compared to its carrying value of $57.5 million. To determine fair value, the fixed-rate debt is discounted at a rate based on an estimate of current lending rates as of March 31, 2008.

A 50 basis point increase in interest rates on our fixed-rate debt would decrease the fair value of our $57.5 million fixed-rate debt by approximately $1.7 million. A 50 basis point decrease in interest rates on our fixed-rate debt would increase the fair value of our $57.5 million fixed-rate debt by approximately $1.0 million.

These amounts were determined by considering the impact of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of any changes in overall economic activity that could occur in that environment. Further, in the event of a change of the magnitude discussed above, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs sponsored or advised by our sponsor, Paladin Realty, and its affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A to the prospectus. Investors in our common shares should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Paladin real estate programs. Investors who purchase our common shares will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin real estate programs, the returns to our stockholders will vary from those generated by those prior programs. In addition, all of the prior Paladin real estate programs were conducted through privately—held entities that were not subject to either the up—front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. We are also the first program sponsored by Paladin Realty or any of its affiliates that has investment objectives permitting the making or acquiring of mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior Paladin programs will be indicative of our future performance. See “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results” and the Prior Performance Tables located in Appendix A to the Prospectus.

Prior Investment Programs

Since 1995, Paladin Realty and its predecessors have managed real estate investments for high net worth individuals, foundations and institutions. As of December 31, 2007, Paladin Realty or its affiliates have sponsored or advised 26 real estate investment partnerships. All of these prior programs had investment objectives generally similar to ours. This offering is the first public offering of a real estate program sponsored by Paladin Realty. The Prior Performance Tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain of these prior Paladin real estate programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results of the prior programs (Table III); (4) results of completed programs (Table IV); and (5) sales or disposals of property (Table V). Additionally, Table VI contained in Part II of the registration statement (which is not part of this prospectus) gives certain additional information relating to properties acquired by these Paladin real estate programs. Upon written request, we will furnish a copy of this table to you without charge. See “Where You Can Find Additional Information” in the Prospectus.

Summary Information

Capital Raising

The total amount of funds raised from investors in the prior programs as of December 31, 2007, was approximately $570 million. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $1.5 billion. The total number of investors in these prior programs, collectively, is 60. See Table I and Table II for more detailed information about Paladin Realty’s experience in raising and investing funds and compensation paid to Paladin Realty and its affiliates as the sponsor of these programs.

Investments

The prior Paladin real estate programs had acquired 189 properties as of December 31, 2007. The table below gives further information about these properties:

Location	Properties Purchased (as a percentage of aggregate purchase price)
United States
Pacific Coast	33%
West	15%
Plains States	1%
South Central	6%
Southeast	5%
Northeast	4%
Latin America
Costa Rica	9%
Mexico	11%
Brazil	8%
Chile	8%

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior Paladin real estate programs, categorized by type of property, as of December 31, 2007, all of which were existing (used) or developed by the program (construction).

	New	Used	Construction
Commercial
Office Buildings	—	18%	—
Industrial Buildings	—	2%	—
Shopping Centers	—	—	—
Residential
Apartments	—	18%	—
Hotels	—	7%	—
Homebuilding	—	—	23%
Land Development	—	—	9%
Resort residential	—	—	19%
Other	—	2%	2%

Total	—	47%	53%

Sales

As of December 31, 2007, these prior Paladin real estate programs had sold 107 of the total of 189 properties, or 57% of such properties, to third parties. These completed prior real estate programs made aggregate equity investments of $214 million in those properties, for which they received a return of $401 million upon the sale of those properties. In addition to these 107 sold properties, in connection with the termination of another prior Paladin real estate program, that program transferred 79 properties to a newly formed Paladin real estate program. The prior Paladin real estate program made aggregate equity investments of $156 million in those 79 properties, and in that transaction those equity investments were transferred to the new program based on a $187 million valuation. See also Tables III, IV and V for more detailed information as to the operating results of the prior Paladin real estate programs whose offerings closed since December 31, 2002, results of such programs that have completed their operations during the five years ending December 31, 2007 and sales or other disposals of properties by the prior Paladin real estate programs during the three years ending December 31, 2007.

Three Year Summary of Acquisitions

From December 31, 2004 through December 31, 2007, the prior Paladin real estate programs acquired 34 residential properties, 9 apartment properties and 1 hotel property. The total acquisition costs of these properties was approximately $259 million, of which $141 million, or 54%, was financed with mortgage financing. Of the remaining $118 million, $116 million was provided by investors and $2 million was from cash generated by the properties. The locations of these properties, and the number of each property in each location, are as follows: Oregon (2), Vermont (1), Texas (3), Idaho (1), Washington (1), Colorado (2), Chile (18), Brazil (10), Costa Rica (2), Mexico (4).

See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties during the three years ending December 31, 2007. Upon request and for no fee, we will provide a copy of such table to any investor.

Adverse Business Developments

The prior Paladin real estate programs have occasionally been adversely affected by vacancies either due to defaults of tenants under their leases or the expiration or termination of tenant leases. Where vacancies have continued for a long period of time, these programs suffered reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of such properties may have diminished as the market value of a particular property often depends principally upon the value of the leases of such property. For instance, as a result of poor market conditions that lead to high vacancy rates and insufficient cash flow to continue profitable operations, in June 2002 an apartment complex owned by FSF View Pointe Associates, LLC was transferred to the mortgage lender for the property in satisfaction of the outstanding balance of the mortgage loan. Likewise, in August 2003 an apartment owned by FSF Village Square Associates, LLC was transferred to the mortgage lender for the property under the same circumstances.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code, which we refer to as the Code, and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or non-US corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

Tax Treatment Prior to Qualification as a REIT

We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with the year ended December 31, 2006. Prior to such time, we were taxable as a corporation, but, we did not generate any material amounts of taxable income during such years.

REIT Qualification

We elected to be taxed as a REIT beginning with the year ended December 31, 2006. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

Alston & Bird LLP has delivered an opinion to us that, commencing with our taxable year ended December 31, 2006 (the first year for which we elected to be taxed as a REIT), we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to continue to operate in conformity with the requirements for qualification as a REIT under the Code.

Investors should be aware that an opinion of counsel is not binding upon the Internal Revenue Service or any court. The opinion of Alston & Bird LLP described above is based on various assumptions and qualifications and conditioned on representations made by us as to factual matters, including representations regarding the intended nature of our properties and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws and described below. Alston & Bird LLP will not review our compliance with those tests on a continuing basis. Accordingly, our actual results of operation for any particular taxable year may not satisfy these requirements. For a discussion of certain tax consequences of our failure to meet these qualification requirements, see “Failure to Qualify as a REIT.”

Taxation of Paladin REIT

As a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even as a REIT, however, we are subject to federal income taxation as follows:

•	We are taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	Under some circumstances, we may be subject to “alternative minimum tax”;

•

We are subject to tax at the highest corporate income tax rate on net income from “foreclosure property” (described below) held primarily for sale to customers in the ordinary course of business and other non-qualifying income from foreclosure property;

•	If we have net income from prohibited transactions (which are described below), the income will be subject to a 100% tax;

•

If we fail to satisfy either of the 75% or 95% Gross Income Tests (which are discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•

If we should fail to satisfy the REIT asset tests (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met and do not qualify for a de minimis exception, we will be subject to an excise tax equal to the greater of (a) $50,000 or (b) an amount determined by multiplying the highest rate of income tax for corporations by the net income generated by the non-qualifying assets for the period beginning on the first date of the failure and ending on the earlier of date on which we disposed of such assets or the end of the first quarter when there is no longer a failure;

•

If we should fail to satisfy one or more requirements for REIT qualification, other than the 75% and 95% gross income tests and other than the REIT asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a $50,000 penalty for each other failure;

•

If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•

We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit for its proportionate share of the tax we paid; further, an adjustment would be made to increase the shareholder’s tax basis in our stock;

•

If we had a “built-in gain” in our assets as of January 1, 2006 or if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We refer to this tax as the Built-in Gains Tax;

•	Subject to certain exceptions, we will be subject to a 100% excise tax on transactions with our “taxable REIT subsidiaries” if such transactions are not at arm’s length;

•	We may be subject to state and local income taxes; and

•	The earnings of our taxable REIT subsidiaries are subject to federal corporate income tax.

The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances surrounding each property. We intend to conduct our operations so that no asset we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will be held for sale to customers in the ordinary course of our trade or business, or to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. However, no assurance can be given that any particular property we own will not be treated as property held for sale to customers or that we can comply with those safe-harbor provisions.

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test, which is described below. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test; however, if we do acquire any foreclosure property that we believe will give rise to such income, we intend to make an election to treat the related property as foreclosure property.

Requirements For Qualification as a REIT

In order for us to maintain our qualification as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Requirements for Qualification. The Code defines a REIT as a corporation, trust or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for sections 856 through 860 of the Code;

(4)	which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);

(7)	which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8)	which uses the calendar year as its taxable year; and

(9)	which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. We will be treated as having met condition (6) above for a taxable year if we complied with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6). In addition, conditions (5) and (6) do not apply to a REIT until the second year in which the REIT qualifies as such.

Our charter contains restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (5) and (6) above. See “Description of Capital Stock—Restriction on Ownership of Shares.”

In addition, a REIT cannot have at the end of its year any retained C corporation earnings and profits.

REIT Subsidiaries

For purposes of the gross income and asset tests described below, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us, and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “Operational Requirements—Asset Tests”), all of the capital stock of which is owned by a REIT.

Ownership of Partnership Interest

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of Paladin OP and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or Paladin OP have an interest will be treated as our assets, liabilities and items of income.

Operational Requirements—Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

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At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property) and from other specified sources, including qualified temporary investment income, as described below. This is the 75% Gross Income Test.

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At least 95% of our gross income, excluding gross income from prohibited transactions and income from certain hedging transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Gross Income Test.

Rents From Real Property

The rents we will receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met, including the following:

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The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•

Another requirement for qualification of our rent as “rents from real property” is that we must not own, actually or constructively, 10% or more of the stock of a corporate lessee or 10% or more of the interests in the assets or net profits of a non-corporate lessee (a “Related Party Tenant”) other than one of our taxable REIT subsidiaries. We refer to this restriction as the Related Party Rent Rule.

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Rent attributable to personal property leased in connection with a lease of real property are only treated as rents from real property to the extent that they do not exceed 15% of the total rent received under the lease, as determined based on the ratio of the fair market values of the personal and real property; and

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We normally must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a taxable REIT subsidiary. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1% de minimis exception will constitute nonqualifying gross income under the 75% and 95% Gross Income Tests. In addition, our taxable REIT subsidiaries are permitted to provide noncustomary services to our tenants without causing the rents we receive from such tenants to be disqualified as “rents from real property.”

Considerations Relevant to Investments in Hotels

We plan to make direct investments in hotels. We will likely lease the hotels to third parties or taxable REIT subsidiaries which will be formed by us in the future and which will be wholly owned by Paladin OP. In order for the rent under these leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not be treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to structure our hotel leases in a manner that will cause them to be treated as true leases for federal income tax purposes.

Percentage Rent Requirements. As described above, in order for the rent received by us to constitute “rents from real property,” several requirements must be satisfied. One requirement is that any percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	Are fixed at the time the percentage leases are entered into;

•	Are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	Conform with normal business practice.

More generally, the percentage rent will not qualify as “rents from real property” if, considering all of the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. We intend to structure our hotel leases with our taxable REIT subsidiaries, or third parties in a manner that satisfies the conditions described above so that the rent from such leases qualifies as rents from real property.

Related Party Rent Rules. The Related Party Rent Rule does not apply where the REIT (or its affiliate) leases hotels to a taxable REIT subsidiary of the REIT, provided certain requirements are satisfied, which we refer to as the TRS Exception.

In order for rents derived from a hotel lease to qualify for the TRS Exception to the Related Party Rent Rule, the following requirements must be satisfied:

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The hotels leased to the taxable REIT subsidiary must constitute “qualified lodging facilities.” A qualified lodging facility is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis. Further, no wagering activities may be conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A qualified lodging facility includes amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

•	The taxable REIT subsidiary cannot directly or indirectly operate or manage any hotel or directly or indirectly provide rights to any brand name under which any hotel is operated.

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The hotel that is leased to the taxable REIT subsidiary must be operated on behalf of the taxable REIT subsidiary by a person who qualifies as an “independent contractor,” which means that (1) such person cannot own, directly or indirectly (taking into account constructive ownership rules), more than 35% of the REIT’s shares, (2) no person or group of persons owning, directly or indirectly (taking into account constructive ownership rules), 35% or more of the REIT’s outstanding shares may own, directly or indirectly (taking into account constructive ownership rules), more than 35% of the ownership interests in the contractor, and (3) while the statutory language is unclear on this point, the REIT may not be able to derive any income from the contractor or bear the expenses of the contractor, other than expenses of operating the facility under the management contract. Further, the independent contractor (or a person related to the independent contractor) must be actively engaged in the trade or business of operating “qualified lodging facilities” for any person that is not related to us or the taxable REIT subsidiary lessee at the time of entering into the management agreement.

We will form taxable REIT subsidiaries in the future to act as lessees of our hotels and for other purposes. The stock of our taxable REIT subsidiaries lessees will likely be 100% owned by Paladin OP. We intend only to invest in hotels which will qualify as “qualified lodging facilities” as to which substantially all of the units are leased on a transient basis. Our taxable REIT subsidiaries that lease hotels from us will engage third-party hotel managers to operate and manage the hotels on behalf of such taxable REIT subsidiaries. Our taxable REIT subsidiaries will only engage managers that do not own, actually or constructively, 35% or more of our outstanding shares, and no person or group of persons owning 35% or more of our outstanding shares will own, actually or constructively, more than 35% of the ownership interests in any of the managers that will be engaged. Further, we will not derive any income (in the form of rents, distributions, or otherwise) from any manager. Finally, we will only engage managers that are actively engaged in operating “qualified lodging facilities” for persons unrelated to us. Thus, we believe that the rents we will derive from any taxable REIT subsidiary lessees of hotels in which we invest will qualify for the TRS Exception to the Related Party Rent Rule.

Potential 100% Excise Tax on Rents Received From Taxable REIT Subsidiaries in Excess of a Market Rental. A 100% excise tax is imposed on a REIT to the extent that a taxable REIT subsidiary of the REIT has “redetermined deductions” or engages in certain other transactions that generate deductible interest or other expenses for the taxable REIT subsidiary that do not reflect arm’s length arrangements between the taxable REIT subsidiary and the REIT. This tax is intended to ensure that a taxable REIT subsidiary does not pay excessive rents or other deductible amounts that are not arm’s-length charges in order to reduce or avoid corporate tax at the taxable REIT subsidiary level.

We intend to structure our leases with our taxable REIT subsidiaries so that the rents paid by our taxable REIT subsidiaries will reflect arm’s-length, market rents and that the leases provide the opportunity for the taxable REIT subsidiary lessees to earn substantial profits (or incur substantial losses) over the term of the leases, depending on how effectively the managers of the hotels operate them and other factors. Nevertheless, the determination of whether rents reflect arm’s-length charges is inherently factual. In the event that the Internal Revenue Service were to successfully assert that the rents paid under one or more hotel leases by our taxable REIT subsidiaries do not clearly reflect the income of the taxable REIT subsidiary and us, we would be subject to a 100% excise tax on our share of the portion of the rents determined to be in excess of an arm’s-length rent, which could materially and adversely affect the amount of cash available for distribution to our stockholders.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% Income Test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% Income Test only to the extent that the interest is allocable to the real property. We may make mezzanine loans that are secured by equity interests in the borrower, rather than by real property. In Revenue Procedure 2003-65, the Internal Revenue Service published safe harbors that, if satisfied, will allow interest to qualify as real estate income under the 75% Gross Income Test. We generally expect that we will structure mezzanine loans to satisfy such safe harbors. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% Income Test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, which we refer to as a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% Income Tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the 75% and 95% Gross Income Tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by a REIT.

Compliance with 75% and 95% Gross Income Tests

Prior to the making of investments in real property and real estate related investments, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as certain mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs in order to satisfy the 75% and 95% Gross Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% and 95% Gross Income Tests as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, we anticipate that most of our leases (other than our hotel leases, as discussed above) will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, none of our tenants are expected to be Related Party Tenants (other than taxable REIT subsidiaries that qualify for the TRS exception) and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by third-party property managers and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% and 95% Gross Income Tests.

Notwithstanding our failure to satisfy one or both of the 75% and 95% Gross Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	We properly disclose the failure to the Internal Revenue Service.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of Paladin REIT,” even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.

Operational Requirements—Asset Tests

At the close of each quarter of our taxable year, we also must satisfy several tests, which we refer to as the Asset Tests, relating to the nature and diversification of our assets.

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those described above in the 75% asset class.

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Third, of the investments not qualifying under the first (75%) requirement, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power of any one issuer’s outstanding securities. Furthermore, we may not own more than 10% of the total value of any one issuer’s outstanding debt and equity securities. For purposes of this test, certain types of debt will not be considered to be securities, including (1) “straight debt” securities; (2) loans to an individual or an estate; (3) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code; (4) obligations to pay rents from real property; (5) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto Rico, but only if the determinations of any payment received or accrued under the security does not depend in whole or in part on the profits of any non-governmental entity; (6) securities issued by another REIT; and (7) other arrangements identified in Treasury Regulations (which have not yet been issued or proposed). Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of our interest as a partner in the partnership. “Straight debt” is generally defined as debt that is payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor. However, a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies. A security issued by a corporation or partnership will qualify as “straight debt” only if we or any of our taxable REIT subsidiaries hold no more than 1% of the outstanding non-qualifying securities of such issuer. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership for applying solely the 10% value test in taxable years beginning on or after January 1, 2005, our share of the assets of the partnership will correspond not only to our interest as a partner in the partnership, but also to our proportionate interest in certain debt securities issued by the partnership. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

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Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35% of the voting power or value.

Upon full investment of the net offering proceeds we expect that substantially all of our assets will consist of real estate assets and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

If we would otherwise fail the third Asset Test, we will have up to six months from the last day of the quarter in which we discovered the failure to dispose of sufficient assets or otherwise to cure such failure, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or (2) $10,000,000. For failures to meet any of the REIT Asset Tests for a particular quarter that do not qualify for relief for de minimis failures described in the preceding sentence, we may avoid disqualification after the 30-day cure period by disposing of sufficient assets or otherwise subsequently meeting the applicable Asset Test within six months from the last day of the quarter in which we discovered the failure and paying a tax equal to the greater of (1) $50,000 or (2) 35% of the net income generated by the non-qualifying assets provided that a reasonable cause exists.

Operational Requirements—Annual Distribution Requirement

In order to be taxed as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in the amount of at least (A) the sum of (1) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (2) 90% of the net income (after tax), if any, from foreclosure property, minus (B) certain items of excess noncash income for all tax years. We must make these distributions in the taxable year to which they relate. Dividends distributed in the subsequent year, however, will be treated as if distributed in the prior year for purposes of such prior year’s 90% distribution requirement if (1) the dividends were declared in October, November or December, the dividends were payable to stockholders of record on a specified date in such month, and the dividends were actually distributed during January of the subsequent year; or (2) the dividends were declared before we timely filed our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividends treated as if distributed in the prior year.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	Any undistributed taxable income from prior periods;

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over amounts actually distributed during such year. For these purposes, dividends that are declared in October, November or December of the relevant taxable year, are payable to stockholders of record on a specified date in such month and are actually distributed during January of the subsequent year are treated as distributed in the prior year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by Paladin OP that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income, we may be able to distribute “deficiency dividends” in a later year and include such distributions in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in those circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

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Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•

The basis of the stockholder’s shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the stockholder’s long-term capital gains.

Failure To Qualify as a REIT

If we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Taxation of Taxable U.S. Shareholders

Definition

In this section, the phrase “U.S. shareholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation or for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that otherwise property elects to be treated as a foreign trust.

If an entity classified as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our stock should consult their tax advisors.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. shareholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of our common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock—Distribution Reinvestment Plan.”

Distributions Generally

Certain “qualified dividend income” received by domestic non-corporate shareholders through 2010 is subject to tax at the same tax rates as long-term capital gain (generally, under the new legislation, a maximum rate of 15% for such taxable years). Dividends received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates (generally, a maximum rate of 35% through 2010), subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries). Under the second exception, dividends distributed by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (1) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (2) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. So long as we qualify as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income (except, in the case of non-corporate shareholders, to the limited extent that we are treated as receiving “qualified dividend income” from our stock interests in our taxable REIT subsidiaries or other taxable corporations or as a result of paying federal income tax on undistributed REIT taxable income or Built-in Gains Tax). In addition, as long as we qualify as a REIT, corporate shareholders will not be eligible for the dividends received deduction as to any distributions received from us.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. shareholder’s shares, and the amount of each distribution in excess of a U.S. shareholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually make the distribution during January of the following calendar year. U.S. shareholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Dividends

Distributions to U.S. shareholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held his or her stock. A corporate U.S. shareholder, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. See “Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement” for the treatment by U.S. shareholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain a U.S. shareholder realizes from a disposition of our common stock will not be treated as passive activity income, and shareholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain dividends generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, a U.S. shareholder so elects, in which case those capital gains will be taxed as ordinary income.

Certain Dispositions of Our Shares of Common Stock

In general, any gain or loss realized upon a taxable disposition of our common stock by a U.S. shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. shareholder has included in income any capital gains dividends with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains dividends included in income with respect to the shares, will be treated as long-term capital loss.

Generally, the redemption of shares of our common stock by us will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in us. A redemption of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under section 302 of the Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in us under section 302(b)(3) of the Code, (b) is “substantially disproportionate” with respect to the stockholder under section 302(b)(2) of the Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under section 302(b)(1) of the Code. Under section 302(b)(2) of the Code a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than 80% of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in section 318 of the Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in us.

If the redemption is not treated as a dividend, the redemption of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Shareholders

We will report to U.S. shareholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. shareholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the shareholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his or her Social Security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the Internal Revenue Service that the shareholder has failed properly to report payments of interest or distributions; or

•

Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the Internal Revenue Service that the shareholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. shareholder will be allowed as a credit against the U.S. shareholder’s United States federal income tax liability and may entitle the U.S. shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Shareholders

Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” as defined in the Internal Revenue Code, which we refer to as UBTI. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust do not constitute UBTI. Indebtedness incurred by us or by Paladin OP in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as distributions to a tax-exempt U.S. shareholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

A “qualified trust” (defined to be any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (1) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the “five or fewer requirement”) by relying on a special “look-through” rule under which shares in us held by qualified trust shareholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein, and (2) the REIT is “predominantly held” by qualified trusts. A REIT is “predominantly held” if either (1) a single qualified trust holds more than 25% of the value of the REIT shares or (2) one or more qualified trusts, each owning more than 10% of the value of the REIT shares, hold in the aggregate more than 50% of the value of the REIT shares. If the foregoing requirements are met, the percentage of any REIT distribution treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT shares is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on its UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year.

Special Tax Considerations For Non-U.S. Shareholders

The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, and other foreign shareholders, which we refer to collectively as Non-U.S. shareholders, are complex. The following discussion is intended only as a summary of these rules. Non-U.S. shareholders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Income Effectively Connected With a United States Trade or Business

In general, Non-U.S. shareholders will be subject to regular United States federal income taxation with respect to their investment in our common stock if the income derived therefrom is “effectively connected” with the Non-U.S. shareholder’s conduct of a trade or business in the United States. A corporate Non-U.S. shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to a branch profits tax, which is payable in addition to the regular United States federal corporate income tax.

The following discussion will apply to Non-U.S. shareholders whose income derived from ownership of our common stock is not “effectively connected” with a United States trade or business except pursuant to the FIRPTA rules discussed below.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a Non-U.S. shareholder that is not attributable to gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a United States federal income withholding tax equal to 30% of the gross amount of the distribution unless this tax is reduced or eliminated by the provisions of an applicable tax treaty. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a Non-U.S. shareholder’s basis in our common stock (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to sales of shares.

We normally intend to withhold United States income tax on these ordinary dividends at the rate of 30% on the gross amount of any distribution made to a Non-U.S. shareholder, unless the shareholder provides us with an Internal Revenue Service Form W-8BEN evidencing eligibility for a reduced treaty rate or an Internal Revenue Service Form W-8ECI claiming that such distribution constitutes effectively connected income.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a Non-U.S. shareholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. shareholder under Internal Revenue Code provisions enacted by the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA. Under FIRPTA, these distributions are taxed to a Non-U.S. shareholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a Non-U.S. shareholder will have to file a U.S. federal income tax return to report such distributions and will be taxed at the normal capital gain rates applicable to a U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty reduction or exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Shareholders

Based on current law, we believe we generally will be required to withhold from distributions to Non-U.S. shareholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain dividends or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends; and

•	30% of ordinary dividends paid out of our earnings and profits, except to the extent that the 30% rate is reduced by the provisions of an applicable tax treaty, as described above.

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a Non-U.S. shareholder exceeds the shareholder’s United States tax liability with respect to that distribution, the Non-U.S. shareholder may file a claim with the Internal Revenue Service for a refund of the excess.

A Non-U.S. shareholder of a REIT may not be subject to the 35% withholding tax on any designated capital gain dividends or, if greater, distributions that could be designated as capital gain dividends if (1) the Non-U.S. shareholder owns no more than 5% of a class of the REIT’s common stock at any time during the relevant taxable year and (2) that class of common stock is regularly traded on an established securities market located in the United States. Instead, any capital gain dividend would be treated as an ordinary dividend subject to the rules discussed above. Our common stock is not currently traded on an established securities market located in the United States. As a result, this rule will not apply to our Non-U.S. shareholders unless and until our common stock becomes regularly traded on an established securities market located in the United States. Until such time, we generally will continue to be required to withhold 35% of designated capital gains dividends or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends from our distributions to Non-U.S. shareholders.

Sale of Our Common Stock By a Non-U.S. Shareholder

A sale of our common stock by a Non-U.S. shareholder generally will not be subject to United States federal income taxation unless our common stock constitutes a “United States real property interest” within the meaning of FIRPTA or the gain from the sale is effectively connected with the conduct of a United States trade or business of the Non-U.S. shareholder. Our common stock will not constitute a United States real property interest if we are a “domestically controlled qualified investment entity” which includes a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by Non-U.S. shareholders. We have not been a domestically controlled qualified investment entity throughout the applicable testing period. We currently anticipate that we will be a domestically controlled qualified investment entity beginning in 2011. However, we cannot assure you that we will be a domestically controlled qualified investment entity. For periods in which we are not a domestically controlled qualified investment entity, whether a Non-U.S. shareholder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling shareholder’s interest in us. Our common stock currently is not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Under FIRPTA, the purchaser of our common stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service. Even if not subject to FIRPTA, capital gains will be taxable to a Non-U.S. shareholder if the Non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Shareholders

Non-U.S. shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares. Any stockholder of record who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of Paladin REIT, Paladin OP, any operating subsidiaries, joint ventures or other arrangements we or Paladin OP may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Federal Income Tax Aspects of Paladin OP

The following discussion summarizes certain federal income tax considerations applicable to our investment in Paladin OP. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of Paladin OP’s income and to deduct our distributive share of Paladin OP’s losses only if Paladin OP is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the Check-the-Box-Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Paladin OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though Paladin OP will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of the partnership’s gross income for each taxable year consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the Passive-Type Income Exemption. See “Requirements for Qualification as a REIT— Operational Requirements—Gross Income Tests.”

Under applicable Treasury Regulations, which we refer to as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities

Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Paladin OP presently qualifies for the Private Placement Exclusion. Even if Paladin OP were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, Paladin OP should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Paladin OP will be classified as a partnership for federal income tax purposes. If for any reason Paladin OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” and “Requirements for Qualification as a REIT—Operational Requirements—Asset Tests.” In addition, any change in Paladin OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Paladin OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Paladin OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Paladin OP’s taxable income.

Income Taxation of Paladin OP and its Partners

Partners, Not Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in Paladin OP, we will be required to take into account our allocable share of Paladin OP’s income, gains, losses, deductions, and credits for any taxable year of Paladin OP ending within or with our taxable year, without regard to whether we have received or will receive any distributions from Paladin OP.

Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Paladin OP’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

Under the partnership agreement, depreciation or amortization deductions of Paladin OP generally will be allocated among the partners in accordance with their respective interests in Paladin OP, except to the extent that Paladin OP is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to Paladin OP will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Partnership Interest. The adjusted tax basis of our partnership interest in Paladin OP generally will be equal to (1) the amount of cash and the basis of any other property contributed to Paladin OP by us, (2) increased by (A) our allocable share of Paladin OP’s income and (B) our allocable share of indebtedness of Paladin OP, and (3) reduced, but not below zero, by (A) our allocable share of Paladin OP’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Paladin OP. If the allocation of our distributive share of Paladin OP’s loss would reduce the adjusted tax basis of our partnership interest in Paladin OP below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from Paladin OP or a reduction in our share of Paladin OP’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Paladin OP has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of Paladin OP’s Property. Generally, any gain realized by Paladin OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by Paladin OP on the sale of any property held by Paladin OP as inventory or other property held primarily for sale to customers in the ordinary course of Paladin OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not presently intend to acquire or hold or allow Paladin OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Paladin OP’s trade or business.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in our shares by an ERISA-Covered Plan (as defined below). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended, referred to as “ERISA,” and the Code, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

In addition, this summary does not include a discussion of any laws, regulations or statutes that may apply to investors not covered by ERISA, including, for example, state statutes that impose fiduciary responsibility requirements in connection with the investment of assets of governmental plans, which may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Code.

We collectively refer to employee pension benefit plans subject to ERISA, such as profit sharing, section 401(k) and pension plans, other retirement plans and accounts subject to Section 4975 of the Code, such as IRAs, and health and welfare plans subject to ERISA as “ERISA-Covered Plans.” Each fiduciary or other person responsible for the investment of the assets of an ERISA-Covered Plan seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such ERISA-Covered Plan, consider, among other matters:

•	Whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	Whether, under the facts and circumstances pertaining to the ERISA-Covered Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	Whether the investment will produce UBTI to the ERISA-Covered Plan (see “Federal Income Tax Considerations—Treatment of Tax-Exempt Shareholders”);

•	The need to value at fair market value the assets of the ERISA-Covered Plan annually; and

•	Whether the assets of the entity in which the investment is made will be treated as the assets of the ERISA-Covered Plan investor.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	To invest plan assets prudently;

•	To diversify the investments of the plan unless it is clearly prudent not to do so;

•	To ensure sufficient liquidity for the plan;

•	To follow the plan document and other instruments governing the plan insofar as such documents and instruments are consistent with ERISA; and

•	To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an ERISA-Covered Plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of an ERISA-Covered Plan. In general, these are transactions between the plan and any person that is a “party in interest” or “disqualified person” with respect to that ERISA-Covered Plan. These transactions are prohibited regardless of how beneficial they may be for the ERISA-Covered Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between an ERISA-Covered Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of an ERISA-Covered Plan is also prohibited. A fiduciary of an ERISA-Covered Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by ERISA-Covered Plans creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing ERISA-Covered Plans. Neither ERISA nor the Code define the term “plan assets,” however, a U.S. Department of Labor Regulation provides guidelines, referred to as the Plan Assets Regulation, as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of an ERISA-Covered Plan when the plan invests in that entity. Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which an ERISA-Covered Plan makes an equity investment will generally be deemed to be assets of the ERISA-Covered Plan unless the entity satisfies one of the exceptions to this general rule.

Specifically, the Plan Asset Regulation provides that the underlying assets of an entity, like Paladin REIT, will not be treated as assets of an ERISA-Covered Plan investing therein if the interest the ERISA-Covered Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•

Sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	Part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“Freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, as a result of this offering we expect to have well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, a restriction on, or a prohibition of, transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed upon shares in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

In the event that our underlying assets were treated by the Department of Labor as the assets of investing ERISA-Covered Plans, our management would be treated as fiduciaries with respect to each ERISA-Covered Plan.

An investment in our shares might constitute an inappropriate delegation of fiduciary responsibility to Paladin Advisors, our advisor, and expose the fiduciary of the ERISA-Covered Plan to co-fiduciary liability under ERISA for any breach by Paladin Advisors of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our underlying assets are deemed to be the assets of each ERISA-Covered Plan stockholder, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions would, for example, require that we avoid transactions with entities that are affiliated with us or our advisor, Paladin Advisors, and its or any other fiduciaries or parties-in-interest or disqualified persons with respect to the ERISA-Covered Plan stockholders unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Code.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Paladin Advisors and possibly other fiduciaries of ERISA-Covered Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the ERISA-Covered Plan any profits they realized as a result of the transaction or breach, and make whole the ERISA-Covered Plan for any losses incurred as a result of the transaction or breach. For those ERISA-Covered Plans that are outside the authority of the IRS, ERISA provides that the Secretary of the Department of Labor may impose civil penalties, which largely parallel the foregoing excise taxes imposed by the IRS, upon parties-in-interest that engage in a prohibited transactions. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code, and such individual would be taxable on the deemed distribution of all assets in the IRA.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Asset Regulation, a prohibited transaction could occur if the Paladin REIT, Paladin Advisors, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any ERISA-Covered Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by an ERISA-Covered Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to an ERISA-Covered Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a direct or indirect fee with respect to “plan assets” or has any authority to do so. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the ERISA-Covered Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the ERISA-Covered Plan based on its particular needs.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our shares of common stock is a summary of all material provisions concerning our shares of common stock and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find Additional Information” below.

Under our charter, we have authority to issue a total of 850,000,000 shares of capital stock. Of the total shares authorized, 750,000,000 shares are designated as shares of common stock with a par value of $0.01 per share and 100,000,000 shares are designated as preferred shares with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or service that we are authorized to issue.

As of June 30, 2008, there were 3,299,779 shares of common stock issued and outstanding held by 1,063 holders of record, and no preferred shares were issued and outstanding.

Common Stock

The holders of shares of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares and to the provisions in our charter regarding the restriction on the transfer of shares of common stock, the holders of shares of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. Our shares of common stock have equal distribution, liquidation and other rights.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued shares of common stock into one or more classes or series by setting or changing the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any new class or series of shares.

Phoenix American is our registrar and is the transfer agent for our shares.

Preferred Stock

Upon the affirmative vote of a majority of our directors (including a majority of our independent directors), our charter authorizes our board of directors to designate and issue one or more classes or series of preferred shares without stockholder approval, and to establish the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of each class or series of preferred shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of shares of common stock. However, the voting rights per preferred share of any series or class of preferred shares sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of publicly held shares of common stock as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held common share. In addition, a majority of our independent directors must approve the issuance of preferred shares to Paladin Advisor or one of its affiliates. If we ever created and issued preferred shares with a distribution preference over shares of common stock, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the shares of common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred shares, but may do so at any time in the future without stockholder approval.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors or our president or upon the written request of stockholders holding shares entitled to cost not less than 10% of all the votes entitled to be cast at such meeting. The presence of a majority of the outstanding shares entitled to vote, either in person or by proxy, shall constitute a quorum. Generally, unless otherwise required by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. Specific information regarding our annual meeting of stockholders and special meetings of stockholders may be found in our charter.

Under the Maryland General Corporation Law and our charter, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation or dissolution, (3) our reorganization, (4) a merger, consolidation or sale or other disposition of substantially all of our assets, (5) a termination or revocation of our status as a REIT and (6) election or removal of our directors. The vote of stockholders holding a majority of our outstanding shares entitled to vote is required to approve any such action (except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director), and no such action can be taken by our board of directors without such majority vote of our stockholders unless otherwise provided by the Maryland General Corporation Law or our charter. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply. Stockholders do have the ability, without the concurrence of the directors, to, by the affirmative vote of a majority of the shares entitled to vote on such matter, elect to remove a director from our board with or without cause.

Any stockholder shall be permitted access to all our records at all reasonable times, and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours. Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, alphabetically, address and telephone number, if available, and number of shares owned by each stockholder and will be sent within 10 days of our receipt of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. A copy of such list shall also be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list shall be updated at least quarterly to reflect changes in the information contained therein. The purposes for which a stockholder may request a copy of the stockholder list include, without limitation, matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests.

In the event a stockholder is denied access to our books and records and such stockholder was not requesting the information to sell the list or use the same for commercial purposes other than in the interest of the applicant as a stockholder, our advisor and directors shall be liable to the requesting stockholder for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by such stockholder by reason of being denied access, which remedy shall be in addition to and shall not in any way limit, other remedies available to the stockholder under federal or state law.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualify as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.8% of any class of our outstanding shares. Our charter also prohibits any individual or entity treated as an individual for these purposes from indirectly acquiring beneficial ownership of more than 9.8% of any class of our outstanding shares. Our charter provides that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT.

Shares in excess of the ownership limit which are attempted to be transferred will be designated as “shares-in-trust” and will be transferred automatically to a trust effective on the day before the purported transfer of such shares. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the fair market value of such shares-in-trust, as determined in good faith by our board of directors. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of devise, gift, or other event other than a transfer for value, the market price of such shares at the time of such devise, gift, or other event) and (2) the market price on the date we, or our designee, accepts such offer.

Any person who acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until (1) our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our stockholders.

Any stockholder of record who owns 5% (or such lower level as required by the Code and the regulations thereunder) or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares actually owned by such stockholder, and such information regarding the beneficial ownership of the shares as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.

Any subsequent transferee to whom you transfer any of your shares must also comply with the suitability standards we have established for all stockholders. See “Suitability Standards.” In addition, if you are a California resident or if you ever propose to transfer shares to a California resident, you must comply with the transfer restrictions imposed by the State of California that are summarized in our subscription agreement.

Distribution Policy

If we have sufficient cash flow available to make distributions, we intend to declare and make distributions on a monthly basis. As of the date of this prospectus, we had invested in joint ventures owning seven income-producing properties, including 801 Fiber Optic Drive, a 56,336 square foot distribution facility located in North Little Rock, Arkansas; Champion Farms Apartments, a 264-unit luxury multi-family rental community located in Louisville, Kentucky; Fieldstone Apartments, a 266-unit multi-family community property located in Woodlawn, Ohio; Pinehurst Apartment Homes, a 146-unit multi-family community located in Kansas City, Missouri; Pheasant Run Apartments, a 160-unit multi-family community located in Lee’s Summit, Missouri; the Retreat Apartments, a 342-unit multi-family community located in Shawnee, Kansas; and Hilltop Apartments, a 124-unit multi-family community located in Kansas City, Missouri. We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. If we ever have sufficient funds to make distributions, we intend to distribute sufficient income as distributions so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement.” Generally, income distributed as distributions will not be taxable to us under the Code if we distribute at least 90% of our taxable income. See “Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Distributions are declared at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90% of our taxable income, excluding capital gains and with certain adjustments, in order to qualify as a REIT.

Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations.”

Under our charter, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to a committee of directors or one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Historical Distributions Declared

As of the date of this prospectus, our board of directors had declared the distributions listed below.

Month	Annualized Rate Declared	Date Made/ To be Made
December 2005	6.0%	January 17, 2006
January 2006	6.0%	February 15, 2006
February 2006	6.0%	March 15, 2006
March 2006	6.0%	April 17, 2006
April 2006	6.0%	May 15, 2006
May 2006	6.0%	June 15, 2006
June 2006	6.0%	July 17, 2006
July 2006	6.0%	August 15, 2006
August 2006	6.0%	September 15, 2006
September 2006	6.0%	October 16, 2006
October 2006	6.0%	November 15, 2006
November 2006	6.0%	December 15, 2006
December 2006	6.0%	January 15, 2007
January 2007	6.0%	February 15, 2007
February 2007	6.0%	March 15, 2007
March 2007	6.0%	April 16, 2007
April 2007	6.0%	May 15, 2007
May 2007	6.0%	June 15, 2007
June 2007	6.0%	July 16, 2007
July 2007	6.0%	August 15, 2007
August 2007	6.0%	September 17, 2007
September 2007	6.0%	October 16, 2007
October 2007	6.0%	November 15, 2007
November 2007	6.0%	December 17, 2007
December 2007	6.0%	January 15, 2008
January 2008	6.0%	February 15, 2008
February 2008	6.0%	March 17, 2008
March 2008	6.0%	April 15, 2008
April 2008	6.0%	May 15, 2008
May 2008	6.0%	June 16, 2008
June 2008(2)	6.0%	July 15, 2008

(2)	On June 24, 2008, our board of directors declared distributions for the month of July that will be paid on August 15, 2008.

Distribution Reinvestment Plan

Our board of directors has adopted an amended distribution reinvestment plan to be effective as of the commencement of this offering that will allow you to have your distributions invested in additional shares of common stock on the terms described below.

During this offering, you may purchase shares under our distribution reinvestment plan for $9.50 per share. Thereafter, our board of directors will determine the price for which shares will be issued under the plan based on consideration of factors indicating the fair market value of the shares, including the then-current net asset value of our portfolio and the then-current offering price of our shares of common stock, if any. No selling commissions or dealer manager fees will be charged with respect to shares purchased pursuant to our distribution reinvestment plan. A copy of our Amended and Restated Distribution Reinvestment Plan which will become effective upon commencement of this offering is included as Appendix C to this prospectus.

Stockholders participating in our distribution reinvestment plan may purchase whole or fractional shares, subject to certain minimum investment requirements and other restrictions which may be imposed by our board of directors. If sufficient shares of common stock are not available for issuance under our distribution reinvestment plan, we will remit excess distributions of net cash from operations to the participants. If you elect to participate in the distribution reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or charter relating to such investment, you will promptly notify Paladin Advisors in writing of that fact.

Stockholders purchasing shares of common stock pursuant to the distribution reinvestment plan will have the same rights and will be treated in the same manner as if such shares of common stock were purchased pursuant to this offering.

Following reinvestment, we will send each participant a written confirmation showing the amount of the distribution, the number of shares of common stock owned prior to the reinvestment, and the total amount of shares of common stock owned after the distribution reinvestment.

You may elect to participate in the distribution reinvestment plan by making the appropriate election on the Subscription Agreement, or by completing the enrollment form or other authorization form available from the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your election. We may terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the percentage ownership limitation contained in our charter to be exceeded. In addition, you may terminate your participation in the distribution reinvestment plan by providing us with 10 days’ written notice. A transfer of shares of common stock will terminate the stockholder’s participation in the distribution reinvestment plan with respect to such shares unless the transferee makes an election to participate in the plan.

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions otherwise distributable to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely on sources of funds other than our distributions to pay your taxes. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our distribution reinvestment plan may be deemed to be taxable as income to participants in the plan.

Share Redemption Program

Our board of directors has adopted an amended share redemption program on the terms described below but the amendments will not be effective until we have provided stockholders with the requisite 30 days notice of such changes.

Prior to the time that our shares are listed on a national securities exchange, stockholders who have held their shares for at least one year may present for redemption all or any portion of their shares by presenting such shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay any fees in connection with transactions under our share redemption program. Phoenix American, our registrar and transfer agent, will charge our investors a fee for share redemptions, which is currently $50 per redemption but which may change in the future as determined by Phoenix American.

During this offering, the repurchase price will be $9.30 per share, and during subsequent offerings of our common stock the repurchase price will be 93% of the offering price. During periods when we are not engaged in an offering, the repurchase price will be 93% of the then-current net asset value per share, as determined by our board of directors. We will waive the one-year holding period in the event of the death or qualifying disability of a stockholder. Our board of directors has delegated to our officers the right to reject any request for redemption at any time and for any reason. For purposes of the one-year holding period, limited partners of Paladin OP who have their limited partnership units redeemed for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their limited partnership units in Paladin OP.

Redemption of shares, when requested, will generally be made quarterly, and all tenders must be postmarked by midnight on the last day of the quarter and received by us within seven days thereafter. A stockholder may withdraw shares tendered for repurchase under our share redemption plan at any time prior to the date on which such shares are repurchased.

Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any 12-month period, we will not redeem in excess of 10% of the number of shares outstanding as of the beginning of such 12-month period; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our distribution reinvestment plan. Due to these limitations, we cannot guarantee that we will be able to accommodate all requests made in any quarter. If in any quarter, the shares subject to redemption requests exceeds those limitations or if we do not have sufficient funds available to redeem all shares subject to redemption requests, each stockholder’s request will be reduced on a pro rata basis. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, you can (1) withdraw your request for redemption or (2) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

Our share redemption program is only intended to provide liquidity for stockholders for a small percentage or until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Please see “Risk Factors—Investment Risks—You may be unable to sell your shares because your ability to redeem your shares pursuant to our share redemption program is subject to significant restrictions and limitations” and “—There is currently no public market for our shares of common stock. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.”

Our board of directors, in its sole discretion, may choose to terminate, suspend or amend the share redemption program or to reduce the number of shares to be purchased under the share redemption program without stockholder approval if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. If we terminate, amend or suspend the share redemption program or reduce the number of shares to be repurchased under the share redemption program, we will provide stockholders with no less than 30 days’ prior written notice.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, which we refer to as a Roll-up Entity, that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	A transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

A transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to Paladin Advisors; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	Accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	One of the following:

(A)	Remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(B)	Receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

That would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•

That includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•

In which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock—Meetings, Special Voting Requirements and Access to Records”; or

•	In which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, asset transfers, issuances or reclassifications of equity securities, liquidations or dissolutions in which an interested stockholder will receive something other than cash and any loans, advances, pledges, guarantees or similar arrangements in which an interested stockholder receives a benefit. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding voting shares of the corporation.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, voting together as a single voting group; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction which otherwise would have resulted in the person becoming an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any such offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares held by the acquirer, by officers or by employees who are directors of the corporation. “Control shares” are voting shares that, if aggregated with all other shares (1) owned by the person acquiring the shares and (2) in respect of which the acquiring person is entitled to exercise the voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	One-tenth or more, but less than one-third of all voting power;

•	One-third or more, but less than a majority of all voting power; or

•	A majority or more of all voting power.

Control shares only include shares of stock for which the acquiring person is entitled to vote and for which the approval of two-thirds of the votes entitled to be cast on the matter (as described above) has not been previously obtained. A “control share acquisition” means the acquisition of ownership of or the power to direct the exercise of voting power of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, our directors, at their election, may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as permitted by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares were considered.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiring person becomes entitled to vote a majority or more of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or to acquisitions approved or exempted by our charter or bylaws prior to the control share acquisition. No such exemption appears in our charter or bylaws. The control share acquisition statute could have the effect of discouraging offers to acquire a controlling interest in us and of increasing the difficulty of consummating any such offer.

THE OPERATING PARTNERSHIP AGREEMENT

General

Paladin Realty Income Properties, L.P. was formed on October 31, 2003 to acquire, own and operate properties on our behalf. It will allow us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Paladin OP, will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because a property owner may contribute property to our UPREIT in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, Paladin OP is structured to make distributions with respect to limited partnership units which will be equivalent to the distributions made with respect to our common stock. In addition, a limited partner in Paladin OP may later redeem his or her limited partnership units in Paladin OP and, if we consent, receive our shares in a taxable transaction.

The partnership agreement for Paladin OP contains provisions which would allow under certain circumstances, other entities, including other Paladin programs, to merge into or cause the exchange or conversion of their interests for interests in Paladin OP. In the event of such a merger, exchange or conversion, Paladin OP would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in Paladin OP. Further, if Paladin OP needs additional financing for any reason, Paladin OP is permitted under the Partnership Agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through Paladin OP, and we intend to make future acquisitions of real property investments and real estate related investments using the UPREIT structure. We are the sole general partner of Paladin OP and, as of the date of this prospectus, owned greater than a 99% equity percentage interest in Paladin OP. Paladin Advisors is currently the only limited partner of Paladin OP and holds less than a 1% limited partnership interest in Paladin OP resulting from a capital contribution of $200,000 (whereby Paladin Advisors acquired 20,000 limited partnership units of Paladin OP). These units constitute 100% of the limited partnership units outstanding at this time. As the sole general partner of Paladin OP, we have the exclusive power to manage and conduct the business of Paladin OP.

The following is a summary of the material provisions of the partnership agreement of Paladin OP. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

If Paladin OP issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in Paladin OP calculated based upon the amount of the capital contribution and the value of Paladin OP at the time of such contribution.

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to Paladin OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors.

Paladin OP will assume the obligation to pay, and will be deemed to have simultaneously paid, the selling commissions and other costs associated with the offering. If Paladin OP requires additional funds at any time in excess of capital contributions made by us and Paladin Advisors or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Paladin OP on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause Paladin OP to borrow such funds.

Issuance of Additional Units

As general partner of Paladin OP, we can, without the consent of the limited partners, cause Paladin OP to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units that we hold and/or limited partnership units.

Further, we are authorized to cause Paladin OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and the best interest of Paladin OP.

Operations

The partnership agreement of Paladin OP provides that Paladin OP is to be operated in a manner that will enable us to:

•	Satisfy the requirements for being classified as a REIT for tax purposes;

•	Avoid any federal income or excise tax liability; and

•

Ensure that Paladin OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Paladin OP being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations—Federal Income Tax Aspects of Paladin OP—Classification as a Partnership.”

In addition to the administrative and operating costs and expenses incurred by Paladin OP in acquiring and operating real estate, Paladin OP will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of Paladin OP.

Distributions and Allocations

The partnership agreement provides that Paladin OP will distribute cash flow from operations to its partners in accordance with their percentage interests (which will be based on the percentage of Paladin OP units owned by each partner) at such times and in such amounts as we determine as general partner. The partnership agreement also provides that Paladin OP may distribute net proceeds from sales to its partners in accordance with their percentage interests. However, after we have received distributions from Paladin OP equal to the amount necessary to have provided our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital, 10% of any remaining net proceeds from sales will be distributed to Paladin Advisors, and the other 90% of such remaining proceeds may be distributed to the partners in accordance with their relative percentage interests at such times and in such amounts as we determine as general partner. Average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by Paladin OP (all of which we intend to distribute to our stockholders) and by any amounts paid by us to redeem shares pursuant to our share redemption program.

If our shares become listed on a national securities exchange, Paladin Advisors will no longer be entitled to participate in proceeds from sales as described above. However, if Paladin Advisors has not been terminated under the advisory agreement as of the date we become listed, Paladin Advisors will be entitled to receive a distribution from Paladin OP in an amount equal to 10% of the amount, if any, by which (1) the market value of our outstanding shares following listing (determined as described below) exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program and the cumulative distributions made to us by Paladin OP from our inception through the listing date) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Upon payment of this distribution, all units in Paladin OP held by Paladin Advisors will be redeemed by Paladin OP for cash equal to the value of an equivalent number of our shares. For purposes of the distribution described in this paragraph, the market value of our outstanding shares following listing will be calculated based on the average market value of the shares issued and outstanding at the time of listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange.

Paladin Advisors will likewise no longer be entitled to participate in net sales proceeds as described above following the termination of the advisory agreement between us, Paladin OP and Paladin Advisors. Upon termination of the advisory agreement, other than a termination for cause by us or Paladin OP, Paladin Advisors will be entitled to receive a distribution from Paladin OP in an amount equal to 10% of the amount, if any, by which (1) the fair market value of all of the assets of Paladin OP as of the date of the termination (determined by appraisal), less any indebtedness, exceeds (2) the sum of the total amount of capital raised from stockholders (less the sum of amounts paid to redeem shares pursuant to our share redemption program and the cumulative distributions made to us by Paladin OP from our inception through the termination date) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. However, Paladin Advisors shall not be entitled to this distribution if our shares have been listed on a national securities exchange prior to the termination of the advisory agreement. Upon payment of this distribution, all units in Paladin OP held by Paladin Advisors will be redeemed by Paladin OP for cash equal to the value of an equivalent number of our shares.

All distributions shall be made such that a holder of one unit of limited partnership interest in Paladin OP (other than Paladin Advisors) will receive annual distributions from Paladin OP in an amount equal to the annual distributions made to the holder of one of our shares. Moreover, we intend to distribute to our stockholders 100% of all distributions we receive from Paladin OP.

Under the partnership agreement, Paladin OP may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership units and/or the units of general partnership interest that we hold.

The partnership agreement of Paladin OP provides that net profits will be allocated to the partners in accordance with their percentage interests. However, to the extent that Paladin Advisors receives a distribution of proceeds from sales or a distribution upon the listing of our shares or upon a termination of the advisory agreement, capital gain and other income will be allocated to Paladin Advisors to match such distribution. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Paladin OP.

Upon the liquidation of Paladin OP, after payment of debts and obligations, and after any amounts payable to preferred units, any remaining assets of Paladin OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Amendments

In general, we may amend the partnership agreement as general partner. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:

•	Convert a limited partner’s interest in Paladin OP into a general partnership interest;

•	Require the limited partners to make additional capital contributions to Paladin OP; or

•	Adversely modify the limited liability of any limited partner.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.

Redemption Rights

The limited partners of Paladin OP, including Paladin Advisors (subject to specified limitations), have the right to cause Paladin OP to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of our shares or a number of our shares equal to the number of limited partnership units redeemed. Unless we elect in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares upon such exercise would:

•	Adversely affect our ability to maintain our qualification as a REIT under the Code or subject us to any additional taxes under Section 857 or Section 4981 of the Code;

•	Violate any provision of our charter or bylaws;

•	Constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	Result in us being “closely held” within the meaning of Section 856(h) of the Code;

•	Cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	Cause Paladin OP to become a “publicly traded partnership” under the Code; or

•	Cause Paladin OP to cease to be classified as a partnership for federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.

We do not expect to issue any of the shares of common stock offered hereby to limited partners of Paladin OP in exchange for their limited partnership units. Rather, in the event a limited partner of Paladin OP exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of common stock.

As a general partner, we will have the right to grant similar redemption rights to holders of other classes of units, if any, in Paladin OP, and to holders of equity interests in the entities that own our properties.

Paladin Advisors may become entitled to certain distributions from Paladin OP if our shares become listed on a national securities exchange or if the advisory agreement between us, Paladin OP and Paladin Advisors is terminated other than a termination by us or Paladin OP because of a material breach by Paladin Advisors. See “—Distributions and Allocations” above. Upon payment of either of these distributions, all units in Paladin OP held by Paladin Advisors will be redeemed by Paladin OP for cash equal to the value of an equivalent number of our shares.

Transferability of Interests

We may not voluntarily withdraw as the general partner of Paladin OP or transfer our general partnership interest in Paladin OP (except to a wholly-owned subsidiary), unless the limited partners not affiliated with us or Paladin Advisors approve the transaction by majority vote.

With certain exceptions, the limited partners may not transfer their interests in Paladin OP, in whole or in part, without our written consent as the general partner. In addition, Paladin Advisors may not transfer its interest in Paladin OP or exercise its redemption rights as long as it is acting as our advisor.

Term

Paladin OP will be dissolved and its affairs wound up upon the earliest to occur of certain events, including:

•	The expiration of the term of Paladin OP on February 23, 2104;

•	Our determination as general partner to dissolve Paladin OP;

•	The sale of all or substantially all of the assets of Paladin OP; or

•	Our withdrawal as general partner of Paladin OP, unless the remaining partners determine to continue the business of Paladin OP.

Tax Matters

We are the tax matters partner of Paladin OP and, as such, have the authority to handle tax audits and to make tax elections under the Code on behalf of Paladin OP.

Indemnification

The partnership agreement requires Paladin OP to indemnify us, as general partner (and our directors, officers and employees), the limited partners and Paladin Advisors (and its managers, members and employees), against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	In the case of us, as general partner, and the limited partners, our or their negligence or misconduct;

•	In the case of our directors, officers and employees (other than our independent directors), Paladin Advisors and its managers, members and employees, such person’s negligence or misconduct; or

•	In the case of our independent directors, such person’s gross negligence or willful misconduct.

In addition, Paladin OP must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our charter. Paladin OP may not provide indemnification or advancement of expenses to us (or our directors, officers or employees) to the extent that we could not provide such indemnification or advancement of expenses under the limitations of our charter. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

PLAN OF DISTRIBUTION

General

We are offering a maximum $850,000,000 in shares of our common stock in this offering, including $750,000,000 in shares of our common stock initially allocated to be offered in the primary offering and $100,000,000 in shares of our common stock initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. Shares of common stock in the primary offering are being offered at $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.50 per share.

The shares of our common stock being offered to the public are being offered on a “best efforts” basis, which means generally that Paladin Securities, the dealer manager for this offering, and the participating broker-dealers described below, will be required to use only their best efforts to sell the shares and they have no firm commitment or obligation to purchase any of the shares.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, the dealer manager will receive selling commissions of 6.0% of the gross offering proceeds from sales in the primary offering. The dealer manager will also receive 3.5% of the gross proceeds from the primary offering in the form of a dealer manager fee as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and paying the employment costs of the dealer manager’s wholesalers. In addition to the selling commissions and dealer manager fee, the dealer manager may receive up to 0.5% of the gross offering proceeds from the primary offering for reimbursement of wholesaling costs affiliated with the offering such as legal fees and expenses, travel, food and lodging for employees of the dealer manager, sponsor training and education meetings, attendance fees and expense reimbursements for broker-dealer sponsored training and education meetings, attendance fees and expenses for industry sponsored training and education meetings. Such reimbursements are deemed to be additional underwriting compensation pursuant to FINRA Rule 2710. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. No selling commissions or dealer manager fees will be charged on shares purchased pursuant to the distribution reinvestment plan.

The dealer manager may authorize certain other broker-dealers who are members of FINRA, who we refer to as participating broker-dealers, to sell our shares. In the event of the sale of shares by participating broker-dealers, the dealer manager may reallow all of its selling commissions to the participating broker-dealers. In addition, the dealer manager may reallow a portion of its dealer manager fee to participating broker-dealers to be paid to such participating broker-dealers as marketing fees and for reimbursement of offering-related expenses. The maximum amount of reimbursements would be based on factors such as the number of shares sold by participating broker dealers, the assistance of such participating broker-dealers in marketing the offering and due diligence expenses incurred. In addition, we will reimburse the dealer manager and participating dealers for bona fide due diligence expenses, and the aggregate reimbursement for such due diligence expenses will not exceed 0.5% of the gross proceeds from the primary offering.

We have agreed to indemnify the participating broker-dealers and the dealer manager against liabilities, including liabilities under the Securities Act of 1933, as amended, that arise out of breaches by us of the dealer manager agreement between us and the dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. Indemnification of the participating broker-dealers and the dealer manager will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Our executive officers and directors, as well as officers and employees of Paladin Advisors and its affiliates, may purchase shares in this offering at a discount. We expect that a limited number of shares will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares that may be sold to those individuals at this discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.60 per share and dealer manager fees in the amount of $0.35 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Paladin Advisors and its affiliates shall be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, Paladin Advisors has agreed to abstain from voting any shares it acquires in any vote for the election or removal of directors, any vote regarding removal of Paladin Advisors and any vote regarding any transactions between us and any director, Paladin Advisor or any affiliate.

Volume Discounts

The following table illustrates the volume discounts available for volume discounts for sales of certain minimum numbers of shares to a “purchaser,” as defined below.

Dollar Volume Shares Purchased	Selling Commission Percent	Per Share	Purchase Price Per Incremental Share in Volume Discount Range	Dealer Manager Fees Per Share	Net Proceeds Per Share
$500,000 or less	6.0%	$0.60	$10.00	$0.35	$9.05
$500,001 – $1,000,000	5.0%	0.50	9.90	0.35	$9.05
$1,000,001 – $2,000,000	4.0%	0.40	9.80	0.35	$9.05
$2,000,001 – $3,000,000	3.0%	0.30	9.70	0.35	$9.05
$3,000,001 – $5,000,000	2.0%	0.20	9.60	0.35	$9.05
Over $5,000,000	1.0%	0.10	9.50	0.35	$9.05

For example, if an investor purchases 60,000 shares the investor would pay (1) $500,000 for the first 50,000 shares ($10.00 per share) and (2) $99,000 for the remaining 10,000 shares ($9.90 per share). In total, the investor would pay $599,000 ($9.98 per share) rather than $600,000 for the shares, in which event the commission on the sale of such shares would be $34,950 ($0.58 per share) and, after payment of the dealer manager fee of $20,965 ($0.35 per share), we would receive net proceeds of $543,085 ($9.05 per share). The net proceeds to us will not be affected by volume discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for shares.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	An individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	A corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	An employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	All commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers.

Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Investors should ask their broker-dealer about the opportunity to receive volume discounts by either qualifying as a “purchaser” or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

Investors may agree with their broker-dealer to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) in the event that the investor has engaged the services of a registered investment advisor or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (2) in the event that the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions.

Neither the dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in our common stock.

Certain institutional investors and our affiliates may also agree with the participating broker-dealer selling them shares of our common stock (or with the dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the sales commissions payable in connection with sales to such institutional investors and affiliates.

Notwithstanding the above, the dealer manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such broker-dealer may aggregate subscriptions as part of a combined order for the purposes of offering investors reduced selling commissions to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such broker-dealer. Additionally, the dealer manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purposes of offering investors reduced selling commissions to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from the dealer manager. Any reduction in selling commissions would be prorated among the separate subscribers.

Investments by IRAs and Qualified Plans

We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for $9.30 per share, reflecting the fact that selling commissions in the amount of $0.60 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be identical to net proceeds we receive from other sales of shares.

Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA, simplified employee pension, or “SEP,” or certain other tax-deferred accounts or transfer or rollover existing accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Sterling Trust Company is a wholly owned subsidiary of United Western Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

We have entered into a similar arrangement with Community National Bank, who has also agreed to act as an IRA custodian for purchasers of our common stock who desire to establish IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will pay the fees related to the establishment of investor accounts with Community National Bank, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Community National Bank is a community bank based in Chanute, Kansas.

We may enter into similar arrangements in the future with other custodians for the payment of fees related to the establishment of investor accounts and other fees related to account maintenance for the first year following the establishment of such accounts.

Further information as to custodial services is available through your broker or may be requested from us.

Automatic Investment Plan

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering. The minimum periodic investment is $250 per month.

Investors who reside in the States of Ohio and Alabama may not participate in the Automatic Investment Plan.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased by you.

We will pay marketing support fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus and subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (on page ii) and the subscription agreement attached hereto as Appendix B.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•

Financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent registered public accounting firm;

•	The ratio of the costs of raising capital during the period to capital raised;

•	A statement of the aggregate amount of fees paid to Paladin Advisors and its affiliates;

•	Total operating expenses stated as a percentage of average invested assets and as a percentage of its net income;

•	A report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

Full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, Paladin Advisors and its affiliates or any other of our affiliates occurring in the year for which the annual report is made.

During such periods when we are required by the Securities Exchange Act of 1934 to file quarterly reports with the SEC on Form 10-Q, we will furnish a copy of each such quarterly report to each stockholder within 60 days after the end of each fiscal quarter. Stockholders also may receive a copy of any Form 10-Q upon request. If we are not subject to this filing requirement, we will still furnish stockholders with a quarterly report within 60 days after each three-month period containing similar information. We will also provide quarterly distribution reports.

Our independent registered public accounting firm will prepare our federal tax return (and any applicable state income tax returns). We will provide appropriate tax information to our stockholders within 30 days following the end of each fiscal year. Our fiscal year is the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of Paladin Advisors and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS

The legality of the shares being offered hereby has been passed upon for us by Venable LLP. The statements under the caption “Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Alston & Bird LLP, and Alston & Bird LLP has opined as to certain federal income tax matters relating to an investment in our shares.

EXPERTS

The consolidated balance sheets of Paladin Realty Income Properties, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses for Fieldstone Apartments for the year ended December 31, 2005 have been included herein and in the registration statement in reliance upon the report of Imowitz Koenig & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses for Champion Farms Apartments for the year ended December 31, 2005 have been included herein and in the registration statement in reliance upon the report of Imowitz Koenig & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The balance sheet of PRIP 801, LLC as of December 31, 2005, and the related statements of operations, members’ equity, and cash flows for the period from October 31, 2005 (date of formation) to December 31, 2005, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses for 801 Fiber Optic Drive for the year ended December 31, 2004 have been included herein and in the registration statement in reliance upon the report of Imowitz Koenig & Co., LLP, independent registered public accounting firm given upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses for Pinehurst Apartment Homes for the year ended December 31, 2006 have been included herein and in the registration statement in reliance upon the report of Imowitz Koenig & Co., LLP, independent registered public accounting firm given upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses for Pheasant Run Apartments for the year ended December 31, 2006 have been included herein and in the registration statement in reliance upon the report of Imowitz Koenig & Co., LLP, independent registered public accounting firm given upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses for the Retreat Apartments for the year ended December 31, 2006 have been included herein and in the registration statement in reliance upon the report of Imowitz Koenig & Co., LLP, independent registered public accounting firm given upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and certain operating expenses for Hilltop Apartments for the year ended December 31, 2007 have been included herein and in the registration statement in reliance upon the report of Imowitz Koenig & Co., LLP, independent registered public accounting firm given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11 under the Securities Act of 1933, as amended, with respect to the shares of common stock offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and, under that Act, we file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of those documents from the SEC, upon payment of prescribed rates, by writing to the SEC. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s Internet site.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Paladin Realty Income Properties, Inc.:

We have audited the accompanying consolidated balance sheets of Paladin Realty Income Properties, Inc. and subsidiaries (the Company) as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Paladin Realty Income Properties, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations, and their cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Short Hills, New Jersey

March 28, 2008

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of December 31, 2007 and 2006

	2007	2006
ASSETS
Real Estate:
Building and improvements	$49,726,454	$36,418,755
Land	6,131,578	3,781,578
Furniture, fixtures and equipment	1,136,256	659,788
In-place leases	1,069,508	823,508

	58,063,796	41,683,629
Less: Accumulated depreciation and amortization	(2,300,170)	(616,887)

Total real estate, net	55,763,626	41,066,742

Investment in real estate joint venture	1,666,265	1,748,869
Cash and cash equivalents	4,230,937	976,231
Restricted cash	1,328,202	311,797
Prepaid insurance and other assets, net	947,961	671,301
Due from affiliates	926,416	—

TOTAL ASSETS	$64,863,407	$44,774,940

LIABILITIES AND SHAREHOLDERS’ EQUITY
Mortgages payable	$43,879,125	$32,850,000
Notes payable to affiliate	—	3,800,000
Due to affiliates	—	853,622
Unaccepted subscriptions for common shares	210,210	22,000
Accrued expenses and other liabilities	907,333	788,374
Dividends payable	263,426	82,756

Total liabilities	45,260,094	38,396,752

Minority interest	256,902	166,891

Shareholders’ equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; none issued or outstanding	—	—
Common shares, $0.01 par value, 750,000,000 shares authorized; 2,608,023 shares and 830,545 shares issued, respectively	26,080	8,305
Additional paid-in-capital	22,863,824	7,247,818
Treasury shares, at cost - 2,537 shares and 0 shares, respectively	(23,593)	—
Accumulated deficit and dividends	(3,519,900)	(1,044,826)

Total shareholders’ equity	19,346,411	6,211,297

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$64,863,407	$44,774,940

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Revenues
Rental income	$5,072,207	$1,417,679	$—
Other income	416,793	92,999	—
Interest income	106,622	19,824	16,243

Total Revenues	5,595,622	1,530,502	16,243

Expenses
Property operating expenses	1,732,394	492,297	—
Real property taxes	419,129	78,391	—
General and administrative expenses	1,036,478	386,249	36,771
Organizational costs	—	—	51,134
Interest expense, including amortization of deferred loan costs	2,357,226	812,489	12,066
Depreciation and amortization expense	1,678,196	616,887	—

Total Expenses	7,223,423	2,386,313	99,971

Loss before equity in earnings and minority interest	(1,627,801)	(855,811)	(83,728)

Equity in earnings from real estate joint venture	83,896	75,226	14,987
Minority interest	219,437	127,817	7,200

Net loss	$(1,324,468)	$(652,768)	$(61,541)

Net loss per common share
Basic	$(0.75)	$(1.42)	$(5.01)

Diluted	$(0.75)	(1.42)	N/A

Weighted average number of common shares outstanding
Basic	1,758,564	458,658	12,291

Diluted	1,758,564	458,658	N/A

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the years ended December 31, 2007, 2006 and 2005

	Common Shares		Treasury Shares		Additional Paid-in Capital	Accumulated Deficit and Dividends	Total Shareholders’ Equity
	Common shares	Amount	Treasury shares	Amount
BALANCE, December 31, 2004	500	$5	—	$—	$4,995	$—	$5,000

Issuance of common shares	173,027	1,730	—	—	1,702,739	—	1,704,469
Selling commissions and dealer manager fees	—	—	—	—	(140,823)	—	(140,823)
Dividends declared	—	—	—	—	—	(17,639)	(17,639)
Net loss	—	—	—	—	—	(61,541)	(61,541)

BALANCE, December 31, 2005	173,527	1,735	—	—	1,566,911	(79,180)	1,489,466

Issuance of common shares	626,707	6,274	—	—	6,250,810	—	6,257,084
Selling commissions and dealer manager fees	—	—	—	—	(595,579)	—	(595,579)
Offering costs	—	—	—	—	(192,986)	—	(192,986)
Issuance of common shares to directors	12,000	120	—	—	(120)	—	—
Share-based compensation expense	—	—	—	—	43,178	—	43,178
Dividends declared	—	—	—	—	—	(312,878)	(312,878)
Shares issued pursuant to dividend reinvestment plan	18,311	176	—	—	175,604	—	175,780
Net loss	—	—	—	—	—	(652,768)	(652,768)

BALANCE, December 31, 2006	830,545	8,305	—	—	7,247,818	(1,044,826)	6,211,297

Issuance of common shares	1,714,525	17,148	—	—	17,088,989	—	17,106,137
Treasury shares purchased	—	—	2,537	(23,593)	—	—	(23,593)
Selling commissions and dealer manager fees	—	—	—	—	(1,604,634)	—	(1,604,634)
Offering costs	—	—	—	—	(534,637)	—	(534,637)
Share-based compensation expense	—	—	—	—	40,000	—	40,000
Dividends declared	—	—	—	—	—	(1,150,606)	(1,150,606)
Shares issued pursuant to dividend reinvestment plan	62,953	627	—	—	626,288	—	626,915
Net loss	—	—	—	—	—	(1,324,468)	(1,324,468)

BALANCE, December 31, 2007	2,608,023	$26,080	2,537	$(23,593)	$22,863,824	$(3,519,900)	$19,346,411

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,324,468)	$(652,768)	$(61,541)
Adjustments to reconcile net loss to net cash provided by / (used in) operating activities
Equity in earnings from joint venture	(83,896)	(75,226)	(14,987)
Distributions from real estate joint venture	83,896	75,226	—
Depreciation and amortization expense	1,678,196	616,887	—
Amortization of deferred loan costs	83,664	20,606	—
Amortization of deferred compensation	40,000	43,178	—
Minority interest	(219,437)	(127,817)	(7,200)
Changes in operating assets and liabilities:
Increase in restricted cash	(98,445)	(289,797)	—
Increase in prepaid insurance and other assets	(68,815)	(93,007)	(16,532)
Decrease in due from affiliates	15,727	90,117	87,021
Increase in accrued expenses and other liabilities	118,959	783,889	4,485

Net cash provided by / (used in) operating activities	225,381	391,288	(8,754)

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for real estate and improvements	(11,581,949)	(24,699,123)	—
Increase in restricted cash	(179,750)	—	—
Decrease in due to affiliates	(578,498)	—	—
Investment in real estate joint venture	—	(40,794)	(1,700,587)
Distributions from real estate joint venture in excess of equity in earnings	82,604	89,665	11,826

Net cash used in investing activities	(12,257,593)	(24,650,252)	(1,688,761)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from mortgages payable	6,250,000	16,350,000	—
Payments on mortgage payable	(16,638)	—	—
Borrowings from notes payable to affiliate	—	6,200,000	1,700,000
Payments on notes payable to affiliate	(3,800,000)	(2,400,000)	(1,700,000)
Deferred loan costs	(94,833)	(470,500)	—
(Increase) decrease in restricted cash	(738,210)	28,000	(50,000)
Proceeds from issuance of common shares	17,106,137	6,257,084	1,704,469
Treasury shares purchased	(23,593)	—	—
Increase (decrease) in unaccepted subscriptions for common stock	188,210	(28,000)	50,000
Selling commissions and dealer manager fees	(1,604,634)	(595,579)	(140,823)
Offering costs	(534,637)	(95,000)	—
Increase in due from affiliates	(1,217,400)	—	—
Dividends paid	(343,022)	(71,981)	—
Contributions from minority interest	129,574	—	—
Distributions to minority interest	(14,036)	(9,960)	—

Net cash provided by financing activities	15,286,918	25,164,064	1,563,646

Net increase (decrease) in cash and cash equivalents	3,254,706	905,100	(133,869)
Cash and cash equivalents - beginning of year	976,231	71,131	205,000

Cash and cash equivalents - end of year	$4,230,937	$976,231	$71,131

Supplemental disclosure of non-cash investing and financing activities
Mortgage loan assumed in connection with purchase of real estate	$4,795,763	$16,500,000	$—
Acquisition fees due to affiliate	$—	$484,506	$93,992
Offering costs due to affiliate	$—	$97,986	$—
Acquisition costs accrued but unpaid	$—	$—	$40,794
Dividends payable	$263,426	$82,756	$17,639
Issuance of common stock for compensation plan	$—	$120,000	$—
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$2,245,569	$592,483	$12,066

See notes to consolidated financial statements

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007, 2006 and 2005

1. Organization

Paladin Realty Income Properties, Inc., a Maryland corporation (“Paladin REIT”), was formed on October 31, 2003 and intends to provide investors the potential for income through investment in a diversified portfolio of real estate properties, focusing primarily on investments that produce current income. Paladin REIT owns interests in five income-producing properties as of December 31, 2007, consisting of 801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is 100% leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation; Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000; Fieldstone Apartments, a 266-unit multifamily community property built in 2001; Pinehurst Apartment Homes, a 146-unit multifamily rental community built in two phases in 1986 and 1988; and Pheasant Run Apartments, a 160-unit multifamily rental community built in 1985. Paladin REIT intends to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. Paladin REIT may also make real estate related investments, which include first mortgages or second mortgages, mezzanine loans or preferred equity investments relating to the same types of properties that Paladin REIT may acquire directly. Paladin REIT elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006. Subject to certain restrictions and limitations, the business of Paladin REIT is managed by Paladin Realty Advisors, LLC (“Paladin Advisors”), an affiliate of Paladin REIT, pursuant to an advisory agreement dated February 28, 2005, as amended February 28, 2008 (the “Advisory Agreement”). Paladin Advisors supervises and manages the day-to-day operations of Paladin REIT and selects the real estate and real estate related investments it acquires, subject to oversight by the board of directors of Paladin REIT. Paladin Advisors also provides marketing, sales and client services on behalf of Paladin REIT.

On February 23, 2005, Paladin REIT’s initial public offering (the “Offering”) was declared effective and Paladin REIT commenced its offering efforts. As of December 31, 2007 Paladin REIT had received proceeds of $25,870,381 for 2,595,523 shares.

Paladin REIT owns its assets and conducts its operations through Paladin Realty Income Properties, L.P., its operating partnership (“Paladin OP”). As of December 31, 2007 and 2006, Paladin Advisors held a 0.8% and 2.4% limited partnership interest, respectively, and Paladin REIT held a 99.2% and 97.6% general partnership interest, respectively, in Paladin OP. Management expects Paladin REIT’s ownership percentage in Paladin OP to continue to increase as Paladin REIT invests net proceeds from the Offering in Paladin OP. Paladin REIT had no operations prior to November 2, 2005.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Paladin REIT and its wholly-owned and controlled entities (collectively, the “Company”). In accordance with the Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R), Consolidation of Variable Interest Entities (“FIN 46R”), the Company also consolidates any variable interest entities (“VIEs”) of which it is the primary beneficiary as defined. When the Company does not have a controlling interest in an entity but exerts a significant influence over the entity, the Company applies the equity method of accounting. All intercompany balances and transactions have been eliminated in consolidation.

Real Estate and Depreciation

Real estate is stated at cost, less accumulated depreciation. The Company allocates the cost of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset associated with an apartment property acquisition is the value of the existing lease agreements. When allocating cost to an acquired property, the Company allocates costs to the estimated value of the land, building and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. The Company estimates the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. The Company depreciates the buildings and fixtures based on the expected useful life of the asset, which ranges from 32 to 45 years for the buildings and improvements and from five to seven years for furniture, fixtures and equipment. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from three to 24 months. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Improvements and betterments are capitalized when they extend the useful life of the asset. Expenditures for repairs and maintenance are expensed as incurred.

The Company reviews long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than the Company’s carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value.

Investments

The Company evaluates its investments in accordance with the FIN 46R. If the Company determines that the joint venture is a VIE and that the Company is the “primary beneficiary” as defined in FIN 46R, it will account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which the Company is not the primary beneficiary, the Company considers other relevant accounting literature including Accounting Principles Board Opinion 18— “The Equity Method of Accounting for Investments in Common Stock,” Statement of Position (“SOP”) 78-9— “Accounting for Investments in Real Estate Ventures,” and Emerging Issues Task Force Issue (“EITF”) 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, the Company determines whether it should consolidate the entity or account for it on the equity method or cost method. Factors considered in determining whether or not the Company exercises control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of the Company’s partners. To the extent that the Company is deemed to control these entities, these entities will be consolidated.

As of December 31, 2007, Paladin OP held a 70% ownership interest in Springhurst Housing Partners, LLC (“Springhurst”), a 65% ownership interest in Glenwood Housing Partners I, LLC (“Glenwood”), a 97.5% ownership interest in KC Pinehurst Associates, LLC (“KC Pinehurst”), a 97.5% ownership interest in KC Pheasant Associates, LLC (“KC Pheasant”) and a 74% ownership interest in PRIP 801, LLC as described in Note 3. Paladin REIT has determined that Paladin OP and its investees are not VIEs. Paladin REIT consolidates Paladin OP, Springhurst, Glenwood, KC Pinehurst and KC Pheasant, as it is the majority owner and exercises control over all significant decisions. Paladin REIT accounts for its investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

On a periodic basis the Company will evaluate whether there are any indicators that the value of its investments in partially-owned entities are impaired. An investment is impaired if the Company’s estimate of the value of the investment is less than the carrying amount. The ultimate realization of the Company’s investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If the Company determines that a decline in the value of a partially-owned entity is other than temporary, then the Company would record an impairment charge.

Deferred Loan Costs

Loan costs are capitalized and amortized using the effective interest method over the life of the related loan. The amortization is recorded as a component of interest expense.

Revenue Recognition

The Company primarily leases residential apartments to tenants under non-cancellable operating leases with terms ranging from three to 24 months. Rental income related to leases is recognized in the period earned over the lease term in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, “Accounting for Leases”.

Other income consists of various tenant-related charges and is recognized as revenue in the period in which the applicable charge is incurred.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of the property, plant and equipment, valuation allowances for receivables, and deferred income tax assets. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent highly liquid investments with maturities at the date of purchase of three months or less.

Restricted Cash

Restricted cash includes subscription proceeds that are held in escrow until investors are admitted as stockholders. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash included $210,210 and $22,000 as of December 31, 2007 and 2006, respectively, for proceeds that were held in escrow. At December 31, 2007 and 2006, restricted cash also included $567,992 and $289,797 held in restricted accounts for tenant improvements, repairs, property taxes and insurance as required by lenders. At December 31, 2007 and 2006, restricted cash also included $550,000 and $0 held in a restricted account as collateral for a letter of credit as described in Note 3.

Income Taxes

Paladin REIT elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The Company believes it operates in such a manner as to qualify for treatment as a REIT for federal income tax purposes. Accordingly, the Company generally will not be subject to federal income tax, provided that distributions to its shareholders equal at least the amount of its REIT taxable income as defined under Sections 856 through 860 of the Code. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes on its taxable income at regular corporate income tax rates. It may also be subject to certain state or local income taxes, or franchise taxes. No provision has been made for federal income taxes for the years ended December 31, 2007, 2006 and 2005 in the accompanying consolidated financial statements.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will be sustained. The Company adopted FIN 48 as required effective January 1, 2007. The adoption of FIN 48 did not have a material impact on its consolidated financial position, results of operations or cash flows. All of the Company’s tax years are subject to examination by tax jurisdictions.

In accordance with FIN 48, the Company has assessed its tax positions for all open tax years as of January 1, 2007 and concluded that there were no material FIN 48 uncertainties to be recognized. The Company’s accounting policy with respect to interest and penalties related to tax uncertainties is to classify these amounts as provision for income taxes. The Company has not recognized any interest and penalties related to tax uncertainties for the year ended December 31, 2007, 2006 and 2005.

Organization and Offering Costs

Organization costs are expensed as incurred and offering costs are charged to stockholders’ equity. These costs are subject to a 3% limitation of the gross proceeds from the Offering pursuant to the Company’s Advisory Agreement with Paladin Advisors, as described in Note 6.

Expense Reimbursement

Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to the Company by Paladin Advisors and its affiliates, including reimbursement of personnel costs and overhead for which they do not otherwise receive a fee. The Company will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (1) 2% of the average invested assets of Paladin REIT or (2) 25% of the net income as described below of the Company (the “2%/25% Rule”), and Paladin Advisors must reimburse Paladin REIT quarterly for any amounts by which the operating expenses of Paladin REIT exceeds the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”).

The average invested assets of the Company for any period are equal to the average book value of the Company’s assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. The net income of the Company for any period is equal to the Company’s total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by the Company under generally accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to the Company within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, Paladin REIT will send its stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

Per Share Data

The Company presents both basic and diluted loss per share, or EPS. Basic EPS excludes potentially dilutive securities and is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Dilutive EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised, where such exercise would result in a lower EPS amount. The diluted EPS would include weighted average unvested restricted shares issued to independent directors totaling 4,000 and 8,000 shares for the years ended December 31, 2007 and 2006, respectively, but are excluded from the calculation as their effect would be antidilutive. At of December 31, 2005, the Company had not issued any potentially dilutive securities, Accordingly, no diluted earnings per share was computed in 2005.

Unaccepted Subscriptions for Common Shares

Unaccepted subscriptions for common shares include proceeds related to subscriptions that were held in escrow but had not been accepted by the Company as of December 31, 2007 and 2006.

Fair Value of Financial Instruments

The fair values of the Company’s cash and cash equivalents, restricted cash, other assets, dividends payable and other liabilities approximate the carrying values due to the short-term nature of these financial instruments. As of December 31, 2007, the mortgage loans payable had an estimated fair value of approximately $44.1 million compared to the carrying value of $43.9 million. As of December 31, 2006, the mortgage loans payable had an estimated fair value of approximately $33.7 million compared to the carrying value of $32.9 million. To determine fair value, the fixed rate debt is discounted at a rate based on an estimate of current lending rates as of December 31, 2007 and 2006. The fair value of the notes payable to affiliates approximates the carrying value.

Stock-based Compensation

Under the terms of the Independent Director Incentive Stock Plan, the Company granted 3,000 shares at fair value of $10 of restricted common stock to each of the four independent directors on March 21, 2006. One-third of the restricted common stock will vest on each of the first three anniversaries of December 2, 2005, the date the Company reached its minimum offering. There are 60,000 shares in total authorized under the Independent Director Incentive Stock Plan, which expires on February 28, 2015.

The Company records compensation expense for restricted common stock as required by SFAS No. 123(R), “Share-Based Payment, revised 2004” (“SFAS No. 123(R)”). Compensation expense for common stock unvested at March 21, 2006 was based on the grant date fair value of the common shares calculated under SFAS No. 123(R) and will be recognized using the straightline attribution method, assuming no forfeitures. For the years ended December 31, 2007 and 2006, the Company recorded $40,000 and $43,178, respectively, of related compensation expense which amounts are included in general and administrative expenses in the accompanying consolidated statements of operations. Total unamortized compensation costs on nonvested shares on December 31, 2007 and 2006 is $36,822 and 76,822, respectively, and at December 31, 2007 the remaining weighted average period over which it is expected to be recognized is approximately one year.

As of December 31, 2007, 8,000 shares have vested. There are 4,000 shares unvested and there have been no forfeitures as of December 31, 2007. As of December 31, 2006 4,000 shares have vested. There were 8,000 shares unvested and there were no forfeitures as of December 31, 2006.

Reportable Segments

FASB SFAS No. 131, “Disclosures About Segments of Enterprise and Related Information,” establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. Management has determined that the Company has one reportable segment, which owns interests in real estate investments.

Environmental Matters

Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines and penalties and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of or disposal of such substances. As of December 31, 2007, the Company is not aware of any environmental matter that could have a material impact on the consolidated financial statements.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company does not expect the adoption of SFAS No. 157 to have a material impact on its consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115”. The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company has adopted this SFAS No. 159 effective January 1, 2008 and has elected not to measure any of our current eligible financial asset or liabilities at fair value upon adoption. However, the Company does reserve the right to elect to measure future eligible financial assets of liabilities at fair value.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” which requires most identifiable assets, liabilities, noncontrolling interests and goodwill acquired in a business combination to be recorded at full fair value. Under SFAS No. 141R, all business combinations will be accounted for by applying the acquisition method. SFAS No. 141R is effective for the periods beginning on or after December 15, 2008. Earlier application is prohibited and will be applied to business combinations occurring after the effective date. The Company is currently evaluating the impact of adopting SFAS No. 141R on its consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”, which will require noncontrolling interests (currently referred to as minority interest) to be treated as a separate component of equity, not as a liability or other item outside of permanent equity. The Statement applies to the accounting for noncontrolling interests and transactions with noncontrolling interest holders in consolidated financial statements. SFAS No. 160 is effective for periods beginning on or after December 15, 2008. Earlier application is prohibited. SFAS No. 160 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date except that comparative period information must be recast to classify noncontrolling interests in equity, attributed net income and other comprehensive income to noncontrolling interests, and provide other disclosures required by SFAS No. 160. . The Company is currently evaluating the impact of adopting SFAS No. 160 on its consolidated financial position, results of operations or cash flows.

In September 2007, the FASB ratified Emerging Issues Task Force (“EITF”) Issue 07-6, “Accounting for the Sale of Real Estate Subject to the Requirements of FASB Statement No. 66 When the Agreement Includes a Buy-Sell Clause,” which clarifies that a buy-sell clause, in and of itself, does not constitute a prohibited form of continuing involvement that would preclude partial sale treatment under Statement 66. EITF 07-6 applies prospectively to new arrangements entered into in fiscal years beginning after December 15, 2007.

3. Investments

Investments in Real Estate

On September 14, 2007, a wholly-owned subsidiary of Paladin OP, PRIP 500, LLC purchased a 97.5% interest in KC Pinehurst, a joint venture between PRIP 500, LLC, JTL Holdings, LLC and JTL Asset Management, Inc., which owns Pinehurst Apartment Homes. Pinehurst Apartment Homes is a 146-unit multifamily rental community built in two phases in 1986 and 1988. The apartment complex is located in Kansas City, Missouri. Paladin OP’s investment in KC Pinehurst was $2,411,000. KC Pinehurst acquired Pinehurst Apartment Homes for a total purchase price of $7.27 million including approximately $144,000 of closing costs.

On September 26, 2007, a wholly-owned subsidiary of Paladin OP, PRIP 1102, LLC purchased a 97.5% interest in KC Pheasant, a joint venture between PRIP 1102, LLC, JTL Holdings, LLC and JTL Asset Management, Inc., which owns Pheasant Run Apartments. Pheasant Run Apartments is a 160-unit multifamily rental community built in 1985. The apartment complex is located in Lee’s Summit, Missouri. Paladin OP’s investment in KC Pheasant was $2,642,000. KC Pheasant acquired Pheasant Run Apartments for a total purchase price of $8.96 million including approximately $710,000 of closing costs.

The operating agreements for both KC Pinehurst and KC Pheasant provide that the Company will receive priority in distributions of operating cash flow until it has received at least 9.0% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 9.0% on their invested equity. Thereafter, operating cash flow will be distributed 75% to the Company and 25% to its co-venture partners. The operating agreements for both KC Pinehurst and KC Pheasant also provide for priority distributions of sale proceeds, if any. First, the Company will receive a priority distribution equal to a return of its invested capital plus an amount that when added to all distributions of cash flow made to the Company during the life of its investment, is sufficient to generate a 12.0% internal rate of return on its invested capital. Second, the Company’s co-venture partners will receive distributions that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to the Company and 50% to its co-venture partners.

On June 5, 2006, a wholly owned subsidiary of Paladin OP, PRIP 3700, LLC, purchased a 70% interest in Springhurst, a joint venture between PRIP 3700, LLC and Buckingham Springhurst, LLC which owns Champion Farms Apartments. Champion Farms Apartments is a 264-unit luxury multifamily rental community built in 2000. The apartment complex is located in a neighborhood of Louisville, Kentucky.

In connection with the Paladin OP’s acquisition of its interest in Springhurst, Paladin OP may be required to purchase additional ownership units in Springhurst from Buckingham Springhurst, LLC upon the occurrence of certain events after the first anniversary of the acquisition. If such events occur, Buckingham Springhurst, LLC would be able to put to Paladin OP up to an additional 20% ownership in Springhurst at a cost of $67,500 per 1% of ownership interest. As of December 31, 2007 Paladin OP has not been required to purchase additional interests in Springhurst by Buckingham Springhurst, LLC.

On December 1, 2006, a wholly owned subsidiary of Paladin OP, PRIP 10637, LLC, purchased a 65% interest in Glenwood, a joint venture between PRIP 10637, LLC and Shiloh Crossing Partners II, LLC which owns Fieldstone Apartments. Fieldstone Apartments is a 266-unit luxury multifamily rental community built in 2001. The apartment complex is located in a neighborhood of Cincinnati, Ohio.

In connection with the Paladin OP’s acquisition of its interest in Glenwood, Paladin OP may be required to purchase additional ownership units in Glenwood from Shiloh Crossing Partners II, LLC upon the occurrence of certain events after the first anniversary of the acquisition. If such events occur, Shiloh Crossing Partners II, LLC would be able to put to Paladin OP up to an additional 25% ownership in Glenwood at a cost of $62,500 per 1% of ownership interest. As of December 31, 2007 Paladin OP has not been required to purchase additional interests in Glenwood by Shiloh Crossing Partners II, LLC.

Also in connection with Paladin OP’s acquisition of its interest in Glenwood, a wholly owned subsidiary of Paladin OP, PRIP 10637, LLC entered into a Phase II Option Agreement (“Option Agreement”) with Glenwood Housing Partners II, LLC, an Indiana limited liability company (“Glenwood II”). Glenwood II owns a parcel of land adjacent to Fieldstone Apartments upon which it may construct 88 apartment units with an aggregate of 97,640 square feet of rentable space to be leased, managed and operated as Phase II of the Fieldstone Apartments. The Option Agreement grants PRIP 10637, LLC an ongoing option to purchase at least a 70% but not more than 90% beneficial ownership interest in Glenwood II or any affiliated entity that owns the parcel and developments thereon. PRIP 10637 may exercise the option at any time after the completion of development and stabilization of the project. If exercised, the purchase price for the option interest will be determined by a formula that utilizes market-rate variables as of that future date.

The operating agreements for both Springhurst and Glenwood provide that the Company will receive priority in distributions of operating cash flow until it has received at least 8.25% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 8.25% on their invested equity. Thereafter, operating cash flow will be distributed 50% to the Company and 50% to its co-venture partners. The operating agreements for both Springhurst and Glenwood also provide for priority distributions of sale proceeds, if any. First, the Company will receive a priority distribution equal to a return of its invested capital. Second, its co-venture partners will receive a distribution equal to their invested capital. Third, the Company will receive an amount that when added to all distributions of cash flow made to the Company during the life of its investment, is sufficient to generate an 11.5% internal rate of return on its invested capital. Fourth, the Company’s co-venture partners will receive an amount, that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate an 11.5% internal rate of return on their invested capital. Fifth, any further sale proceeds will be distributed 50% to the Company and 50% to its co-venture partners.

The Company consolidates KC Pinehurst, KC Pheasant, Springhurst and Glenwood.

The following table summarizes certain information related to the Company’s investments in real estate as of December 31, 2007:

		Initial Cost		Costs Capitalized Subsequent to Acquisition	Total Costs
Property	Encumbrances	Land Acquired	Building & Improvements	Improvements	Land Acquired	Building & Improvements	Accumulated Depreciation	Year Built	Year Acquired
Champion Farms Apartments	$16,350,000	$2,335,545	$17,856,281	$42,776	$2,335,545	$17,899,057	$(629,474)	2000	2006
Fieldstone Apartments	16,500,000	1,446,033	18,548,780	18,706	1,446,033	18,567,486	(447,066)	2001	2006
Pinehurst Apartment Homes	4,779,125	1,230,000	5,865,966	—	1,230,000	5,865,966	(53,527)	1986	2007
Pheasant Run Apartments	6,250,000	1,120,000	7,393,945	—	1,120,000	7,393,945	(57,845)	1985	2007

Total	$43,879,125	$6,131,578	$49,664,972	$61,482	$6,131,578	$49,726,454	$(1,187,912)

The aggregate cost of the Company’s investments in real estate for federal income tax purposes is approximately $55.8 million (unaudited) as of December 31, 2007.

The following reconciles the historical cost of the Company’s investments in real estate from January 1 to December 31, 2007 and 2006:

	2007	2006
Balance, beginning of year	$40,200,333	$—
Acquisitions	15,609,911	40,186,639
Improvements	47,788	13,694

Balance, end of year	$55,858,032	$40,200,333

The following table reconciles accumulated depreciation related to the Company’s investments in real estate from January 1 to December 31, 2007 and 2006:

	2007	2006
Balance, beginning of year	$265,903	$—
Depreciation expense	922,009	265,903

Balance, end of year	$1,187,912	$265,903

Depreciation of investments in real estate reflected in the statements of operations is calculated over the estimated lives of the assets as follows:

Buildings and improvements	32 to 45 years

The following reconciles in-place leases from January 1 to December 31, 2007 and 2006:

	2007	2006
Balance, beginning of year	$532,707	$—
In-place lease additions	246,000	823,508
Amortization expense	(598,915)	(290,801)

Balance, end of year	$179,792	$532,707

The remaining balance of $179,792 of in-place leases will be fully amortized in 2008.

Investment in Unconsolidated Joint Venture

Paladin OP also has a 74% interest in PRIP 801, LLC, a joint venture between Paladin OP and 801 FO, LLC, which owns 801 Fiber Optic Drive. 801 Fiber Optic Drive consists of approximately 10.95 acres of real property and a 56,336 square foot building that was completed in 2001, which is 100% leased to FedEx Ground Package System, Inc., (“FedEx Ground”), pursuant to a ten year net lease that commenced on August 1, 2001 and expires on July 31, 2011. FedEx Ground is a subsidiary of FedEx Corporation, a provider of transportation, e-commerce and supply management services. FedEx Ground also has the option to extend the lease for two additional five year periods. The first option is through July 31, 2016 at $405,792 per annum. The second option is through July 31, 2021 at $446,376 per annum. The current rent is $338,160 per annum.

Paladin OP accounts for its investment in PRIP 801, LLC under the equity method of accounting.

Condensed financial information of PRIP 801, LLC is summarized as follows:

Condensed Balance Sheets

December 31, 2007 and 2006

	2007	2006
ASSETS
Investment in real estate, net	$3,934,812	$4,015,668
Other assets, net	141,911	159,282

Total Assets	$4,076,723	$4,174,950

LIABILITIES AND MEMBERS’ EQUITY
Mortgage loan payable	$1,950,000	$1,950,000
Other liabilities	38,116	28,348
Members’ equity	2,088,607	2,196,602

Total Liabilities and Members’ Equity	$4,076,723	$4,174,950

Company’s share of Members’ Equity*	$1,545,655	$1,625,571

Condensed Statements of Operations

For the years ended December 31, 2007 and 2006

	2007	2006	2005
Revenues and interest income	$338,791	$339,112	$56,390
Expenses	(221,786)	(233,823)	(35,532)

Net income	$117,005	$105,289	$20,858

Company’s share of net income*	$86,584	$77,914	$15,435

*	The difference in the Company’s share of Members’ Equity and the Company’s share of net income compared to the balance sheets and statements of operations is attributed to the depreciation expense of the acquisition costs incurred by the Company.

The mortgage loan requires payments of interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 8.498% and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the borrower was required to post a $550,000 letter of credit by December 1, 2007, or the lender would sweep and retain all cash flow from 801 Fiber Optic Drive. On, November 29, 2007 Paladin OP posted a $550,000 irrevocable standby letter of credit with Wachovia Bank, N.A. secured by $550,000 cash deposited in a certificate of deposit with Wachovia Bank, N.A. If the borrower does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the borrower with the lender (including rent accounts from the property). The estimated principal balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until January 31, 2008. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO, LLC has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify Mr. Gilbert against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property. In addition PRIP 801, LLC has entered into an environmental and hazardous substance indemnification agreement.

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer its interest in the property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

4. Mortgages and Notes Payable

Mortgages Payable

At December 31, 2007 and 2006, mortgage loans payable consisted of the following:

	2007	2006
Mortgage loan payable—interest only at a fixed rate of 6.14% payable monthly until the loan matures on July 1, 2016, secured by the Champion Farms Apartments property (1)	$16,350,000	$16,350,000
Mortgage loan payable—interest only at 6.05% payable monthly until July 1, 2011, after which principal and interest are due until the loan matures on July 1, 2014, secured by the Fieldstone Apartments property (1)	16,500,000	16,500,000
Mortgage loan payable—principal and amortization only at 5.58% payable monthly until the loan matures January 1, 2016, secured by the Pinehurst Apartment Homes property (2)	4,779,125	—
Mortgage loan payable—interest only at 5.95% payable monthly until the loan matures on October 1, 2017, secured by the Pheasant Run Apartments property (3)	6,250,000	—

Total mortgage loans payable	$43,879,125	$32,850,000

(1)	In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.
(2)	The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a formula based on the remaining life of the loan and then-current interest rates. In addition the loan is guaranteed by James E. Lippert, an affiliate of JTL Holdings, LLC and JTL Asset Management, Inc., pursuant to a guaranty dated September 13, 2007 (“New Guaranty”), but only upon the occurrence of certain events specified in the New Guaranty.
(3)	Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until October 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable.

The loan agreements contain various covenants, which among other things, limit the ability of the borrower to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer their interest in the property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

Principal payments due on the mortgage loans payable as of December 31, 2007 are as follows:

2008	$67,429
2009	72,115
2010	76,303
2011	170,608
2012	272,792
Thereafter	43,219,878

Total	$43,879,125

Our charter provides that our independent directors must approve any borrowing in excess of 65% of our aggregate asset value and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report.

Notes Payable to Affiliate

The acquisition of the property interest in Champion Farms was partially funded through a note by and between Paladin Realty and Paladin REIT in the amount of $3,100,000 (the “Champion Farms Note”). The original maturity date of the Champion Farms Note was November 3, 2007 and the interest rate under the Champion Farms Note was LIBOR plus 2.5%. James R. Worms, Paladin REIT’s President, John A. Gerson, Paladin REIT’s Chief Financial Officer, and Michael B. Lenard, Paladin REIT’s Executive Vice President, Secretary and Counselor, personally guaranteed the Champion Farms Note. As of December 31, 2007, this note has been repaid in full.

The acquisition of the interest in Fieldstone Apartments was partially funded through two notes by and between Paladin Realty and Paladin REIT in the amounts of $1,100,000 and $2,000,000 respectively (the “Fieldstone Notes”). The original maturity date was the 180th days following execution of the $1,100,000 note and November 3, 2007 for the $2,000,000 note, and the interest rate under the Fieldstone Notes was LIBOR plus 2.5%. James R. Worms, Paladin REIT’s President, John A. Gerson, Paladin REIT’s Chief Financial Officer, and Michael B. Lenard, Paladin REIT’s Executive Vice President, Secretary and Counselor, personally guaranteed the Fieldstone Notes. As of December 31, 2007, both notes have been repaid in full.

5. Shareholders’ Equity

Preferred Shares

Paladin REIT’s board of directors, through Paladin REIT’s charter, has the authority to authorize the issuance of 100,000,000 preferred shares in one or more classes or series. The rights and terms of such preferred shares will be determined by the board of directors. However, the voting rights of the preferred shares sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid for each such preferred share bears to the book value of each outstanding common share. As of December 31, 2007 and 2006, Paladin REIT had not issued any preferred shares.

Redemptions

As of December 31, 2007, three shareholders have redeemed 2,537 shares for $23,593 pursuant to the Company’s redemption program. These shares remain outstanding and will be held as treasury shares.

Dividends

The board of directors has declared dividends since December 2005 in the amount of $0.0016438 per share per day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if paid each day over a 365-day period. Dividends have been declared on a monthly basis to stockholders of record as the close of business each day during the applicable month and paid generally on the 15th day of the following month, unless the 15th day of the month is not a business day. Dividends to shareholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Dividends that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a dividend and reduce the shareholders’ basis in the common shares. All of our dividends declared and paid to date constitute a return of capital.

6. Related Party Transactions

Paladin Realty Securities, LLC (“Paladin Securities”), a wholly owned subsidiary of Paladin Advisors, began serving as the dealer manager for the Offering pursuant to a dealer manager agreement dated June 5, 2007, as amended by the amendment to the dealer manager agreement dated February 23, 2008 (the “Dealer Manager Agreement”). Pursuant to the terms of the Dealer Manager Agreement, Paladin REIT pays Paladin Securities selling commissions of 7.0% of the gross offering proceeds from the sale of shares of Paladin REIT’s common stock in its primary offering and 4.0% of the gross offering proceeds from the sale of shares of its common stock pursuant to its dividend reinvestment plan. Paladin REIT also pays Paladin Securities a dealer manager fee of up to 2.5% of gross offering proceeds from the sale of shares of Paladin REIT’s common stock in its primary offering. Paladin Securities may pay all or a portion of these selling commissions and dealer manager fees to participating broker-dealers. For the year ended December 31, 2007, Paladin REIT incurred $667,153 in selling commissions and dealer manager fees to Paladin Securities.

The Advisory Agreement entitles Paladin Advisors to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate and real estate related investments, among other services, as well as reimbursement for organization and offering costs incurred by Paladin Advisors on behalf of the Company and certain costs incurred by Paladin Advisors and its affiliates in providing services to the Company.

Amounts due (from) to Affiliates

	December 31, 2007	December 31, 2006
General and administrative expenses due to affiliates (1)	$141,731	$126,004
Organization and offering costs due (from) to affiliates (2)	(1,068,147)	149,120
Acquisition fees due to affiliates (3)	—	578,498

Total due (from) to affiliates	$(926,416)	$853,622
Deferred general and administrative expenses due to affiliates (4)	$1,499,043	$1,292,517
Deferred organization and offering costs due to affiliates (4)	$4,354,293	$4,018,284

(1)	For the year ended December 31, 2007, the Company incurred $930,732 of general and administrative expenses. Due to the application of the 2%/25% Rule (as discussed in Note 2), the Company was able to recognize a total of $957,104 of general and administrative expenses in its consolidated statement of operations with the additional amount of $26,372 recorded as due to affiliate. During the year ended December 31, 2007, the Company paid Paladin Advisors $202,850 for asset management fees for 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes and Pheasant Run Apartments. Of the $202,850 of asset management fees, $61,475 related to prior years and was included in the $126,004 of due to affiliate as of December 31, 2006. Paladin Advisors has elected to defer (without interest) the net balance of $141,731 in general and administrative expenses due to affiliate.

(2)	Organization and offering costs of the Company are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of the Company and directly by the Company. Organization and offering costs consist of actual marketing, legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or its dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of the dealer manager and broker-dealers participating in the Offering. Pursuant to the Advisory Agreement, the Company is obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates are responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to the Company any amount the Company reimburses them in excess of 3.0% of the gross proceeds from the Offering. Following receipt of the minimum offering on December 2, 2005, such costs only become a liability of the Company to the extent they do not exceed 3.0% of the gross proceeds of the Offering. For the year ended December 31, 2007, the Company paid $1,752,037 of offering costs. Due to the application of the 3% limitation, the Company was only able to recognize $534,637 as a charge to stockholders’ equity with the additional amount of $1,217,400 recorded as due from affiliate. Paladin Advisors is required to reimburse the Company the balance of $1,068,147 within 60 days after the end of the Offering.
(3)	Paladin Advisors was entitled to acquisition and advisory fees related to 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartments and Pheasant Run Apartments. During the year ended December 31, 2007, the Company paid $856,433 of acquisition fees to Paladin Advisors for 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes and Pheasant Run Apartments.
(4)	Not reflected in the consolidated financial statements at December 31, 2007 and 2006.

7. Quarterly Financial Data (Unaudited)

The following table presents selected unaudited quarterly financial data for each quarter during the years ended December 31, 2007 and 2006:

	For the Quarter Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Revenues	$1,186,408	$1,238,470	$1,329,419	$1,841,325
Equity in earnings of PRIP 801, LLC	$21,233	$20,986	$20,998	$20,679
Net income / (loss)	$(372,045)	$(361,766)	$(230,227)	$(360,430)
Income / (loss) per common share:
Basic	$(0.38)	$(0.24)	$(0.11)	$(0.15)
Diluted	$(0.38)	$(0.24)	$(0.11)	$(0.15)

	For the Quarter Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
Revenues	$2,103	$196,180	$566,176	$766,043
Equity in earnings of PRIP 801, LLC	$20,271	$21,031	$20,804	$13,120
Net income / (loss)	$10,726	$(120,990)	$(303,994)	$(238,510)
Income / (loss) per common share:
Basic	$0.04	$(0.33)	$(0.60)	$(0.34)
Diluted	$0.04	$(0.33)	$(0.60)	$(0.34)

8. Subsequent Events

The Retreat of Shawnee

On January 14, 2008, the Company acquired an interest in an additional property, the Retreat of Shawnee, or the Retreat Apartments. The Retreat Apartments is located at 11128 West 76th Terrace in Shawnee, Kansas. The Company’s interest in this property consists of a 97.5% membership interest in the entity that owns the property, KC Retreat Associates, LLC (“KC Retreat”). JTL Holdings, LLC and JTL Asset Management, Inc. own the remaining 2.5% interest in KC Retreat. The Retreat Apartments is a 342-unit rental apartment community consisting of 10 three-story garden-style apartment and an attached clubhouse located on 16.43 acres. The property was developed in 1984 and renovated between 2004 and 2005. The property has an aggregate of 230,400 square feet of rentable area and an average unit size of 674 square feet. Paladin OP’s investment in KC Retreat was $2,850,000. KC Retreat acquired the Retreat Apartments for a total purchase price of $15,900,000.

In connection with the closing of the Retreat Apartments acquisition, KC Retreat entered into a mortgage loan with the Federal Home Loan Mortgage Corporation (“Freddie Mac”) to obtain a loan in the amount of approximately $13,600,000 as evidenced by a Multifamily Note dated January 11, 2008, in favor of NorthMarq Capital, Inc. The loan bears interest at a fixed rate of 5.58% through February 1, 2018. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until February 1, 2019 with an adjustable interest rate based on the Freddie Mac Reference Bill Index. The outstanding balance on the loan at the time of maturity will be approximately $12,650,000. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan is secured by a multifamily mortgage on the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement. In addition, the loan is guaranteed by James E. Lippert, but only upon the occurrence of certain limited events. As a condition to the loan, KC Retreat is further required to fund an escrow account with approximately $430,000 for the payment of approximately $343,000 to make certain repairs and improvements to the Retreat Apartments pursuant to a Repair Escrow Agreement dated January 11, 2008.

Bylaw Amendments

On March 25, 2008, the Company amended its bylaws to include a provision that requires its board of directors, in applying and calculating the 65% leverage limitation, to further ensure that the maximum amount of its aggregate borrowings, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, do not exceed 300% of the net assets. The provision further mandates that any excess in borrowing over such 300% leverage limitation shall be approved by a majority of the Company’s independent directors and the justification for such excess borrowing disclosed to stockholders in the next quarterly report.

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of March 31, 2008 (Unaudited) and December 31, 2007

	March 31, 2008 (unaudited)	December 31, 2007
ASSETS
Real Estate:
Building and improvements	$63,863,369	$49,726,454
Land	7,991,578	6,131,578
Furniture, fixtures and equipment	1,557,698	1,136,256
In-place leases	1,069,508	1,069,508

	74,482,153	58,063,796
Less: Accumulated depreciation and amortization	(2,874,457)	(2,300,170)

Total real estate, net	71,607,696	55,763,626
Investment in real estate joint venture	1,661,592	1,666,265
Cash and cash equivalents	5,352,568	4,230,937
Restricted cash	1,914,571	1,328,202
Prepaid insurance and other assets, net	1,047,677	947,961
Due from affiliates	—	926,416

TOTAL ASSETS	$81,584,104	$64,863,407

LIABILITIES AND SHAREHOLDERS’ EQUITY
Mortgages payable	$57,462,260	$43,879,125
Due to affiliates	390,841	—
Unaccepted subscriptions for common shares	207,503	210,210
Accrued expenses and other liabilities	1,267,673	907,333
Dividends payable	291,952	263,426

Total liabilities	59,620,229	45,260,094

Minority interest	207,468	256,902

Shareholders’ equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; none issued or outstanding	—	—
Common shares, $0.01 par value, 750,000,000 shares authorized; 2,971,439 shares and 2,608,023 shares issued, respectively	29,714	26,080
Additional paid-in-capital	26,063,684	22,863,824
Treasury shares, at cost - 2,537 shares and 2,537 shares, respectively	(23,593)	(23,593)
Accumulated deficit and dividends	(4,313,398)	(3,519,900)

Total shareholders’ equity	21,756,407	19,346,411

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$81,584,104	$64,863,407

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2008 and 2007

(Unaudited)

	Three months ended March 31,
	2008	2007
Revenues
Rental income	$2,077,885	$1,092,540
Other income	192,662	88,872
Interest income	23,590	4,996

Total Revenues	2,294,137	1,186,408

Expenses
Property operating expenses	783,977	355,480
Real property taxes	163,466	98,651
General and administrative expenses	350,158	188,537
Interest expense, including amortization of deferred loan costs	846,100	574,262
Depreciation and amortization expense	574,287	441,984

Total Expenses	2,717,988	1,658,914

Loss before equity in earnings and minority interest	(423,851)	(472,506)
Equity in earnings from real estate joint venture	21,227	21,233
Minority interest	34,323	79,228

Net loss	$(368,301)	$(372,045)

Net loss per common share
Basic	$(0.13)	$(0.38)

Diluted	$(0.13)	(0.38)

Weighted average number of common shares outstanding
Basic	2,759,459	986,337

Diluted	2,759,459	986,337

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

For the three months ended March 31, 2008

(Unaudited)

	Common Shares		Treasury Shares		Additional Paid-in Capital	Accumulated Deficit and Dividends	Total Shareholders’ Equity
	Common shares	Amount	Treasury shares	Amount
	2,608,023	$26,080	2,537	$(23,593)	$22,863,824	$(3,519,900)	$19,346,411

Issuance of common shares	338,978	3,390	—	—	3,382,149	—	3,385,539
Selling commissions and dealer manager fees	—	—	—	—	(326,563)	—	(326,563)
Offering costs	—	—	—	—	(109,178)	—	(109,178)
Share-based compensation expense	—	—	—	—	9,945	—	9,945
Dividends declared	—	—	—	—	—	(425,197)	(425,197)
Shares issued pursuant to Dividend Reinvestment Plan	24,438	244	—	—	243,507	—	243,751
Net loss	—	—	—	—	—	(368,301)	(368,301)

	2,971,439	$29,714	2,537	$(23,593)	$26,063,684	$(4,313,398)	$21,756,407

See notes to consolidated financial statements

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2008 and 2007

(Unaudited)

	Three months ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(368,301)	$(372,045)
Adjustments to reconcile net loss to net cash provided by / (used in) operating activities
Equity in earnings from joint venture	(21,227)	(21,233)
Distributions of income from real estate joint venture	21,227	—
Depreciation and amortization expense	574,287	441,984
Amortization of deferred loan costs	14,320	23,859
Amortization of deferred compensation	9,945	9,862
Minority interest	(34,323)	(79,228)
Changes in operating assets and liabilities:
Increase in restricted cash	(185,401)	(18,836)
(Increase) decrease in prepaid insurance and other assets	34,898	(119,572)
Increase in due to affiliates	288,032	40,564
Increase (decrease) in accrued expenses and other liabilities	122,568	(146,703)

Net cash provided by / (used in) operating activities	456,025	(241,348)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions/expenditures for real estate and improvements	(16,338,543)	(35,491)
Increase in restricted cash	(245,717)	—
Decrease in due to affliates	—	(357,456)
Distributions of capital from real estate joint venture	4,673	—

Net cash used in investing activities	(16,579,587)	(392,947)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from mortgages payable	13,600,000	—
Payments on mortgages payable	(16,865)	—
Payments on notes payable to affiliate	—	(2,650,000)
Deferred loan costs	(92,076)	—
Increase in restricted cash	2,707	(877,471)
Proceeds from issuance of common shares	3,385,539	3,854,757
(Decrease) increase in unaccepted subscriptions for common stock	(2,707)	877,471
Selling commissions and dealer manager fees	(326,563)	(367,920)
Offering costs	(109,178)	(102,517)
Decrease in due from affliates	1,029,225	—
Dividends paid	(152,922)	(43,087)
Distributions to minority interest	(71,967)	—

Net cash provided by financing activities	17,245,193	691,233

Net increase in cash and cash equivalents	1,121,631	56,938
Cash and cash equivalents - beginning of period	4,230,937	976,231

Cash and cash equivalents - end of period	$5,352,568	$1,033,169

Supplemental disclosure of non-cash investing and financing activities
Dividends payable	$291,952	$117,097
Common stockholder distributions reinvested in accordance with Dividend Reinvestment Plan	$243,751	$87,774
Accrued expenses for real estate improvements	$237,772	$—
Offering costs due to affiliate	$—	$17,838
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$766,513	$367,255

See notes to consolidated financial statements

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

1. Organization

Paladin Realty Income Properties, Inc., a Maryland corporation (“Paladin REIT”), was formed on October 31, 2003 and intends to provide investors the potential for income through investment in a diversified portfolio of real estate properties, focusing primarily on investments that produce current income. Paladin REIT owns interests in six income-producing properties as of March 31, 2008, consisting of 801 Fiber Optic Drive, a 56,336 square foot distribution facility built in 2001 that is 100% leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation; Champion Farms Apartments, a 264-unit luxury multifamily rental community built in 2000; Fieldstone Apartments, a 266-unit multifamily community property built in 2001; Pinehurst Apartment Homes, a 146-unit multifamily rental community built in two phases in 1986 and 1988; Pheasant Run Apartments, a 160-unit multifamily rental community built in 1985; and Retreat Apartments, a 342-unit multifamily rental community built in 1984. Paladin REIT intends to invest in a variety of real estate product types, including apartments, office buildings, industrial buildings, shopping centers and hotels. Paladin REIT may also make real estate related investments, which include first mortgages or second mortgages, mezzanine loans or preferred equity investments relating to the same types of properties that Paladin REIT may acquire directly. Paladin REIT elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006. Subject to certain restrictions and limitations, the business of Paladin REIT is managed by Paladin Realty Advisors, LLC (“Paladin Advisors”), an affiliate of Paladin REIT, pursuant to an advisory agreement dated February 28, 2005, as amended February 28, 2008 (the “Advisory Agreement”). Paladin Advisors supervises and manages the day-to-day operations of Paladin REIT and selects the real estate and real estate related investments it acquires, subject to oversight by the board of directors of Paladin REIT. Paladin Advisors also provides marketing, sales and client services on behalf of Paladin REIT.

On February 23, 2005, Paladin REIT’s initial public offering (the “Offering”) was declared effective and Paladin REIT commenced its offering efforts. As of March 31, 2008 Paladin REIT had received proceeds of $29,499,674 for 2,958,939 shares.

Paladin REIT owns its assets and conducts its operations through Paladin Realty Income Properties, L.P., its operating partnership (“Paladin OP”). As of March 31, 2008 and December 31, 2007, Paladin Advisors held a 0.7% and 0.8% limited partnership interest, respectively, and Paladin REIT held a 99.3% and 99.2% general partnership interest, respectively, in Paladin OP. Management expects Paladin REIT’s ownership percentage in Paladin OP to continue to increase as Paladin REIT invests net proceeds from the Offering in Paladin OP. Paladin REIT had no operations prior to November 2, 2005.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of Paladin REIT and its wholly-owned and controlled entities (collectively, the “Company”). In accordance with the Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R), Consolidation of Variable Interest Entities (“FIN 46R”), the Company also consolidates any variable interest entities (“VIEs”) of which it is the primary beneficiary as defined. When the Company does not have a controlling interest in an entity but exerts a significant influence over the entity, the Company applies the equity method of accounting. All intercompany balances and transactions have been eliminated in consolidation.

Real Estate and Depreciation

Real estate is stated at cost, less accumulated depreciation. The Company allocates the cost of newly acquired properties between net tangible and identifiable intangible assets. The primary intangible asset associated with an apartment property acquisition is the value of the existing lease agreements. When allocating

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

cost to an acquired property, the Company allocates costs to the estimated value of the land, building and fixtures assuming the property is vacant and to the estimated intangible value of the existing lease agreements. The Company estimates the intangible value of the lease agreements by determining the lost revenue associated with a hypothetical lease-up. The Company depreciates the buildings and fixtures based on the expected useful life of the asset, which ranges from 27 to 45 years for the buildings and improvements and from five to seven years for furniture, fixtures and equipment. The intangible value of the lease agreements is amortized over the average remaining life of the existing leases, which ranges from three to 24 months. This amortization is included in depreciation and amortization expense on the accompanying consolidated statements of operations. Improvements and betterments are capitalized when they extend the useful life of the asset. Expenditures for repairs and maintenance are expensed as incurred.

The Company reviews long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than the Company’s carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value.

Investments

The Company follows the provisions of FIN 46R and the Company is required to evaluate whether it has a controlling financial interest in an entity through means other than voting rights. If the Company determines that the joint venture is a VIE and that the Company is the “primary beneficiary” as defined in FIN 46R, it will account for such investment as if it were a consolidated subsidiary. For a joint venture investment which is not a VIE or in which the Company is not the primary beneficiary, the Company considers other relevant accounting literature including Accounting Principles Board Opinion 18— “The Equity Method of Accounting for Investments in Common Stock,” Statement of Position (“SOP”) 78-9— “Accounting for Investments in Real Estate Ventures,” and Emerging Issues Task Force Issue (“EITF”) 04-5 to determine the method of accounting for each of the partially-owned entities. In accordance with the above pronouncements, the Company determines whether it should consolidate the entity or account for it on the equity method or cost method. Factors considered in determining whether or not the Company exercises control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representatives and authority and other contractual rights of the Company’s partners. To the extent that the Company is deemed to control these entities, these entities will be consolidated.

As of March 31, 2008, Paladin OP held a 70% ownership interest in Springhurst Housing Partners, LLC (“Springhurst”), a 65% ownership interest in Glenwood Housing Partners I, LLC (“Glenwood”), a 97.5% ownership interest in KC Pinehurst Associates, LLC (“KC Pinehurst”), a 97.5% ownership interest in KC Pheasant Associates, LLC (“KC Pheasant”), a 97.5% interest in KC Retreat Associates, LLC (“KC Retreat”) and a 74% ownership interest in PRIP 801, LLC as described in Note 3. Paladin REIT has determined that Paladin OP and its investees are not VIEs. Paladin REIT consolidates Paladin OP, Springhurst, Glenwood, KC Pinehurst, KC Pheasant and KC Retreat, as it is the majority owner and exercises control over all significant decisions. Paladin REIT accounts for its investment in PRIP 801, LLC under the equity method of accounting, as the other member has substantive participating rights as defined in EITF 04-5 and SOP 78-9. This investment is recorded initially at cost, and subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

On a periodic basis the Company will evaluate whether there are any indicators that the value of its investments in partially-owned entities are impaired. An investment is impaired if the Company’s estimate of the value of the investment is less than the carrying amount. The ultimate realization of the Company’s investment in partially-owned entities is dependent on a number of factors including the performance of that entity and market conditions. If the Company determines that a decline in the value of a partially-owned entity is other than temporary, then the Company would record an impairment charge.

Deferred Loan Costs

Loan costs are capitalized and amortized using the effective interest method over the life of the related loan. The amortization is recorded as a component of interest expense.

Revenue Recognition

The Company primarily leases residential apartments to tenants under non-cancellable operating leases with terms ranging from three to 24 months. Rental income related to leases is recognized in the period earned over the lease term in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 13, “Accounting for Leases”.

Other income consists of various tenant-related charges and is recognized as revenue in the period in which the applicable charge is incurred.

Accounts Receivable

Accounts receivable is included in other assets in our consolidated balance sheets. Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

Use of Estimates

The presentation of the consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of the property, plant and equipment, valuation allowances for receivables, and deferred income tax assets. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent highly liquid investments with maturities at the date of purchase of three months or less.

Restricted Cash

Restricted cash includes subscription proceeds that are held in escrow until investors are admitted as stockholders. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash included $207,503 and $210,210 as of March 31, 2008 and December 31, 2007, respectively, for proceeds that were held in escrow. At March 31, 2008 and December 31, 2007, restricted cash also included $1,157,068 and $567,992 held in restricted accounts for tenant improvements, repairs, property taxes and insurance as required by lenders. At March 31, 2008 and December 31, 2007, restricted cash also included $550,000 held in a restricted account as collateral for a letter of credit as described in Note 3.

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

Income Taxes

The Company elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2006, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The Company believes it operates in such a manner as to qualify for treatment as a REIT for federal income tax purposes. Accordingly, the Company generally will not be subject to federal income tax, provided that distributions to its shareholders equal at least the amount of its REIT taxable income as defined under Sections 856 through 860 of the Code. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes on its taxable income at regular corporate income tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state or local taxes on its income and property or net worth and federal income and excise taxes on its undistributed income. No provision has been made for federal income taxes for the three months ended March 31, 2008 and 2007 in the accompanying consolidated financial statements.

In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109.” FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. This Interpretation only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will be sustained. The Company adopted FIN 48 as required effective January 1, 2007. The adoption of FIN 48 did not have a material impact on its consolidated financial position, results of operations and cash flows. All of the Company’s tax years are subject to examination by tax jurisdictions.

In accordance with FIN 48, the Company has assessed its tax positions for all open tax years as of January 1, 2007 and concluded that there were no material FIN 48 uncertainties to be recognized. The Company’s accounting policy with respect to interest and penalties related to tax uncertainties is to classify these amounts as provision for income taxes. The Company has not recognized any interest and penalties related to tax uncertainties for the three months ended March 31, 2008 and 2007.

Organization and Offering Costs

Organization costs are expensed as incurred and offering costs are charged to stockholders’ equity. These costs are subject to a 3% limitation of the gross proceeds from the Offering pursuant to the Company’s Advisory Agreement with Paladin Advisors, as described in Note 6.

Expense Reimbursement

Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to the Company by Paladin Advisors and its affiliates, including reimbursement of personnel costs and overhead for which they do not otherwise receive a fee. The Company will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceed the greater of (1) 2% of the average invested assets of Paladin REIT or (2) 25% of the net income as described below of the Company (the “2%/25% Rule”), and Paladin Advisors must reimburse Paladin REIT quarterly for any amounts by which the operating expenses of Paladin REIT exceeds the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”).

The average invested assets of the Company for any period are equal to the average book value of the Company’s assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. The net income of the Company for any period is equal to the Company’s total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by the Company under U.S. generally accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to the Company within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, Paladin REIT will send its stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

Per Share Data

The Company presents both basic and diluted loss per share, or EPS. Basic EPS excludes potentially dilutive securities and is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Dilutive EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised, where such exercise would result in a lower EPS amount. The diluted EPS would include weighted average unvested restricted shares issued to independent directors totaling 4,000 and 8,000 shares for the three months ended March 31, 2008 and 2007, respectively, but are excluded from the calculation as their effect would be antidilutive.

Unaccepted Subscriptions for Common Shares

Unaccepted subscriptions for common shares include proceeds related to subscriptions that were held in escrow but had not been accepted by the Company as of March 31, 2008 and December 31, 2007.

Fair Value of Financial Instruments

The fair values of the Company’s cash and cash equivalents, restricted cash, other assets, dividends payable and other liabilities approximate the carrying values due to the short-term nature of these financial instruments. As of March 31, 2008, the mortgage loans payable had an estimated fair value of approximately $58.3 million compared to the carrying value of $57.5 million. As of December 31, 2007, the mortgage loans payable had an estimated fair value of approximately $44.1 million compared to the carrying value of $43.9 million. To determine fair value, the fixed rate debt is discounted at a rate based on an estimate of current lending rates as of March 31, 2008 and December 31, 2007.

Stock-based Compensation

Under the terms of the Independent Director Incentive Stock Plan, the Company granted 3,000 shares at fair value of $10 of restricted common stock to each of the four independent directors on March 21, 2006. One-third of the restricted common stock will vest on each of the first three anniversaries of December 2, 2005, the date the Company reached its minimum offering. There are 60,000 shares in total authorized under the Independent Director Incentive Stock Plan, which expires on February 28, 2015.

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

The Company records compensation expense for restricted common stock as required by SFAS No. 123(R), “Share-Based Payment, revised 2004” (“SFAS No. 123(R)”). Compensation expense for common stock unvested at March 21, 2006 was based on the grant date fair value of the common shares calculated under SFAS No. 123(R) and will be recognized using the straightline attribution method, assuming no forfeitures. For the three months ended March 31, 2008 and 2007, the Company recorded $9,945 and $9,862, respectively, of related compensation expense which amounts are included in general and administrative expenses in the accompanying consolidated statements of operations. Total unamortized compensation costs on nonvested shares on March 31, 2008 and December 31, 2007 is $26,877 and $36,822, respectively, and at March 31, 2008 the remaining weighted average period over which it is expected to be recognized is approximately eight months.

As of March 31, 2008, 8,000 shares have vested. There are 4,000 shares unvested and there have been no forfeitures as of March 31, 2008. As of December 31, 2007 8,000 shares have vested. There were 4,000 shares unvested and there were no forfeitures as of December 31, 2007.

Reportable Segments

FASB SFAS No. 131, “Disclosures About Segments of Enterprise and Related Information,” establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. Management has determined that the Company has one reportable segment, which owns interests in real estate investments.

Environmental Matters

Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines and penalties and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of or disposal of such substances. As of March 31, 2008, the Company is not aware of any environmental matter that could have a material impact on the consolidated financial statements.

Reclassifications

Certain amounts in the prior year consolidated financial statements have been reclassified in order to conform to the current year presentation.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company’s adoption of SFAS No. 157 did not have a material impact on its consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”. The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

subsequent reporting date. This statement is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The Company has adopted this SFAS No. 159 effective January 1, 2008 and has elected not to measure any of our current eligible financial asset or liabilities at fair value upon adoption. However, the Company does reserve the right to elect to measure future eligible financial assets or liabilities at fair value.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” which requires most identifiable assets, liabilities, noncontrolling interests and goodwill acquired in a business combination to be recorded at full fair value. Under SFAS No. 141R, all business combinations will be accounted for by applying the acquisition method. SFAS No. 141R is effective for the periods beginning on or after December 15, 2008. Earlier application is prohibited and will be applied to business combinations occurring after the effective date. The Company is currently evaluating the impact of adopting SFAS No. 141R on its consolidated financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”, which will require noncontrolling interests (currently referred to as minority interest) to be treated as a separate component of equity, not as a liability or other item outside of permanent equity. The Statement applies to the accounting for noncontrolling interests and transactions with noncontrolling interest holders in consolidated financial statements. SFAS No. 160 is effective for periods beginning on or after December 15, 2008. Earlier application is prohibited. SFAS No. 160 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date except that comparative period information must be recast to classify noncontrolling interests in equity, attributed net income and other comprehensive income to noncontrolling interests, and provide other disclosures required by SFAS No. 160. The Company is currently evaluating the impact of adopting SFAS No. 160 on its consolidated financial position, results of operations and cash flows.

In September 2007, the FASB ratified Emerging Issues Task Force (“EITF”) Issue 07-6, “Accounting for the Sale of Real Estate Subject to the Requirements of FASB Statement No. 66 When the Agreement Includes a Buy-Sell Clause,” which clarifies that a buy-sell clause, in and of itself, does not constitute a prohibited form of continuing involvement that would preclude partial sale treatment under Statement 66. EITF 07-6 applies prospectively to new arrangements entered into in fiscal years beginning after December 15, 2007. The Company does not expect the adoption of EITF 07-6 to have a material impact on its consolidated financial position, results of operations and cash flows.

3. Investments

Investments in Real Estate

On January 11, 2008, a wholly-owned subsidiary of Paladin OP, PRIP 11128, LLC purchased a 97.5% interest in KC Retreat, a joint venture between PRIP 11128, LLC, JTL Holdings, LLC and JTL Asset Management, Inc., which owns Retreat Apartment. Retreat Apartment is a 342-unit multifamily rental community built in 1984. The apartment complex is located in Shawnee, Missouri. The total purchase price of Retreat Apartments was $15.9 million, plus closing costs of $200,000 and approximately $350,000 for capital expenditures. KC Retreat secured a mortgage loan of $13.6 million to finance the acquisition. Paladin OP’s investment in KC Retreat was $2,850,000. The Company also accrued an acquisition fee payable to Paladin Advisors of $156,750 in connection with the acquisition of Retreat Apartments.

The operating agreement for KC Retreat provides that the Company will receive priority in distributions of operating cash flow until it has received at least 12.0% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 12.0% on their invested equity. Thereafter, operating

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

cash flow will be distributed 50% to the Company and 50% to its co-venture partners. The operating agreement for KC Retreat also provides for priority distributions of sale proceeds, if any. First, the Company will receive a priority distribution equal to a return of its invested capital plus an amount that when added to all distributions of cash flow made to the Company during the life of its investment, is sufficient to generate a 12.0% internal rate of return on its invested capital. Second, the Company’s co-venture partners will receive distributions that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to the Company and 50% to its co-venture partners. In addition, the Company has the right and option to purchase, after January 11, 2009, its co-venture partners’ interest in KC Retreat for a purchase price set forth in the operating agreement.

In addition, Paladin OP holds a 70% ownership interest in Springhurst, which owns Champion Farms Apartments. Champion Farms Apartments is a 264-unit luxury multifamily rental community built in 2000. Paladin OP also holds a 65% ownership interest in Glenwood, which owns Fieldstone Apartments. Fieldstone Apartments is a 266-unit luxury multifamily rental community built in 2001. Paladin OP also holds a 97.5% ownership interest in KC Pinehurst, which owns Pinehurst Apartment Homes a 146-unit multifamily rental community built in two phases in 1986 and 1988. Also, Paladin OP holds a 97.5% ownership interest in KC Pheasant, which owns Run Apartments a 160-unit multifamily rental community built in 1985.

In connection with Paladin OP’s acquisition of its interest in Springhurst, Paladin OP may be required to purchase additional ownership units in Springhurst from Buckingham Springhurst, LLC upon the occurrence of certain events after the first anniversary of the acquisition. If such events occur, Buckingham Springhurst, LLC would be able to put to Paladin OP up to an additional 20% ownership in Springhurst at a cost of $67,500 per 1% of ownership interest. As of March 31, 2008, Paladin OP has not been required to purchase additional interests in Springhurst by Buckingham Springhurst, LLC.

In connection with Paladin OP’s acquisition of its interest in Glenwood, Paladin OP may be required to purchase additional ownership units in Glenwood from Shiloh Crossing Partners II, LLC upon the occurrence of certain events after the first anniversary of the acquisition. If such events occur, Shiloh Crossing Partners II, LLC would be able to put to Paladin OP up to an additional 25% ownership in Glenwood at a cost of $62,500 per 1% of ownership interest. As of March 31, 2008, Paladin OP has not been required to purchase additional interests in Glenwood by Shiloh Crossing Partners II, LLC.

Also in connection with Paladin OP’s acquisition of its interest in Glenwood, a wholly owned subsidiary of Paladin OP, PRIP 10637, LLC entered into a Phase II Option Agreement (“Option Agreement”) with Glenwood Housing Partners II, LLC, an Indiana limited liability company (“Glenwood II”). Glenwood II owns a parcel of land adjacent to Fieldstone Apartments upon which it may construct 88 apartment units with an aggregate of 97,640 square feet of rentable space to be leased, managed and operated as Phase II of the Fieldstone Apartments. The Option Agreement grants PRIP 10637, LLC an ongoing option to purchase at least a 70% but not more than 90% beneficial ownership interest in Glenwood II or any affiliated entity that owns the parcel and developments thereon. PRIP 10637 may exercise the option at any time after the completion of development and stabilization of the project. If exercised, the purchase price for the option interest will be determined by a formula that utilizes market-rate variables as of that future date.

The operating agreements for both Springhurst and Glenwood provide that the Company will receive priority in distributions of operating cash flow until it has received at least 8.25% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 8.25% on their invested equity. Thereafter, operating cash flow will be distributed 50% to the Company and 50% to its co-venture

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

partners. The operating agreements for both Springhurst and Glenwood also provide for priority distributions of sale proceeds, if any. First, the Company will receive a priority distribution equal to a return of its invested capital. Second, its co-venture partners will receive a distribution equal to their invested capital. Third, the Company will receive an amount that when added to all distributions of cash flow made to the Company during the life of its investment, is sufficient to generate an 11.5% internal rate of return on its invested capital. Fourth, the Company’s co-venture partners will receive an amount, that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate an 11.5% internal rate of return on their invested capital. Fifth, any further sale proceeds will be distributed 50% to the Company and 50% to its co-venture partners.

The operating agreements for both KC Pinehurst and KC Pheasant provide that the Company will receive priority in distributions of operating cash flow until it has received at least 9.0% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 9.0% on their invested equity. Thereafter, operating cash flow will be distributed 75% to the Company and 25% to its co-venture partners. The operating agreements for both KC Pinehurst and KC Pheasant also provide for priority distributions of sale proceeds, if any. First, the Company will receive a priority distribution equal to a return of its invested capital plus an amount that when added to all distributions of cash flow made to the Company during the life of its investment, is sufficient to generate a 12.0% internal rate of return on its invested capital. Second, the Company’s co-venture partners will receive distributions that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate a 12.0% internal rate of return on their invested capital. Third, any further sale proceeds will be distributed 50% to the Company and 50% to its co-venture partners.

The Company consolidates KC Retreat, KC Pinehurst, KC Pheasant, Springhurst and Glenwood.

Investment in Unconsolidated Joint Venture

Paladin OP also has a 74% interest in PRIP 801, LLC, a joint venture between Paladin OP and 801 FO, LLC, which owns 801 Fiber Optic Drive. 801 Fiber Optic Drive consists of approximately 10.95 acres of real property and a 56,336 square foot building that was completed in 2001, which is 100% leased to FedEx Ground Package System, Inc., (“FedEx Ground”), pursuant to a ten year net lease that commenced on August 1, 2001 and expires on July 31, 2011. FedEx Ground is a subsidiary of FedEx Corporation, a provider of transportation, e-commerce and supply management services. FedEx Ground also has the option to extend the lease for two additional five year periods. The first option is through July 31, 2016 at $405,792 per annum. The second option is through July 31, 2021 at $446,376 per annum. The current rent is $338,160 per annum.

Paladin OP accounts for its investment in PRIP 801, LLC under the equity method of accounting.

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

Condensed financial information of PRIP 801, LLC is summarized as follows:

Condensed Balance Sheets

(unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Investment in real estate, net	$3,914,598	$3,934,812
Other assets, net	146,782	141,911

Total Assets	$4,061,380	$4,076,723

LIABILITIES AND MEMBERS’ EQUITY
Mortgage loan payable	$1,950,000	$1,950,000
Other liabilities	28,180	38,116
Members’ equity	2,083,200	2,088,607

Total Liabilities and Members’ Equity	$4,061,380	$4,076,723

Company’s share of Members’ Equity*	$1,541,654	$1,545,655

Condensed Statements of Operations

For the three months ended March 31, 2008 and 2007

	March 31, 2008	March 31, 2007
Revenues and interest income	$84,601	$84,647
Expenses	(55,008)	(55,046)

Net income	$29,593	$29,601

Company’s share of net income*	$21,899	$21,905

*	The difference in the Company’s share of Members’ Equity and the Company’s share of net income compared to the balance sheets and statements of operations is attributed to the depreciation expense of the acquisition costs incurred by the Company.

The mortgage loan requires payments of interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 8.498% and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the borrower was required to post a $550,000 letter of credit by December 1, 2007, or the lender would sweep and retain all cash flow from 801 Fiber Optic Drive. On, November 29, 2007 Paladin OP posted a $550,000 irrevocable standby letter of credit with Wachovia Bank, N.A. secured by $550,000 cash deposited in a certificate of deposit with Wachovia Bank, N.A. If the borrower does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the borrower with the lender (including rent accounts from the property). The estimated principal balance to be due at the anticipated repayment date is $1,950,000.

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

In general, the mortgage loan may not be prepaid until January 31, 2008 and as of March 31, 2008 has not been prepaid. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO, LLC has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify Mr. Gilbert against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property. In addition PRIP 801, LLC has entered into an environmental and hazardous substance indemnification agreement.

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer its interest in the property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

4. Mortgages Payable

Mortgages Payable

Mortgage loans payable consisted of the following:

	March 31, 2008	December 31, 2007
Mortgage loan payable—interest only at a fixed rate of 6.14% payable monthly until the loan matures on July 1, 2016, secured by the Champion Farms Apartments property (1)	$16,350,000	$16,350,000
Mortgage loan payable—interest only at 6.05% payable monthly until July 1, 2011, after which principal and interest are due until the loan matures on July 1, 2014, secured by the Fieldstone Apartments property (1)	16,500,000	16,500,000
Mortgage loan payable—principal and amortization only at 5.58% payable monthly until the loan matures January 1, 2016, secured by the Pinehurst Apartment Homes property (2)	4,762,260	4,779,125
Mortgage loan payable—interest only at 5.95% payable monthly until the loan matures on October 1, 2017, secured by the Pheasant Run Apartments property (3)	6,250,000	6,250,000
Mortgage loan payable—interest only at 5.58% payable monthly until February 1, 2013, after which principal and interest are due until the loan matures on February 1, 2018, secured by the Retreat Apartments property (4)	13,600,000	—

Total mortgage loans payable	$57,462,260	$43,879,125

(1)	In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The loan agreement obligation is secured by a mortgage on the property and an assignment of rents and personal property.

(2)

The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a formula based on the remaining life of the loan and then-current interest rates. In addition the loan is guaranteed by James E. Lippert,

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

an affiliate of JTL Holdings, LLC and JTL Asset Management, Inc., pursuant to a guaranty dated September 13, 2007 (“New Guaranty”), but only upon the occurrence of certain events specified in the New Guaranty.

(3)	Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until October 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable.

(4)	Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until February 1, 2019 with an adjustable interest rate based on the Freddie Mac Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a formula based on the remaining life of the loan and then-current interest rates. The loan is secured by a multifamily mortgage on the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement. In addition, the loan is guaranteed by James E. Lippert, but only upon the occurrence of certain limited events.

The loan agreements contain various covenants, which among other things, limit the ability of the borrower to incur indebtedness, engage in certain business activities, enter into material leases on the property and transfer their interest in the property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

Our charter provides that our independent directors must approve any borrowing in excess of 65% of our aggregate asset value and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report. On March 25, 2008, we amended our bylaws to include a provision that requires our board of directors, in applying and calculating the 65% leverage limitation, to further ensure that the maximum amount of our aggregate borrowings, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, does not exceed 300% of our net assets. The provision further mandates that any excess in borrowing over such 300% leverage limitation shall be approved by a majority of our independent directors and disclosed to shareholders in our next quarterly report, along with a justification for such excess.

5. Shareholders’ Equity

Preferred Shares

Paladin REIT’s board of directors, through Paladin REIT’s charter, has the authority to authorize the issuance of 100,000,000 preferred shares in one or more classes or series. The rights and terms of such preferred shares will be determined by the board of directors. However, the voting rights of the preferred shares sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid for each such preferred share bears to the book value of each outstanding common share. As of March 31, 2008 and December 31, 2007, Paladin REIT had not issued any preferred shares.

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

Dividends

The board of directors has declared dividends since December 2005 in the amount of $0.0016438 per share per day, representing an annualized rate of return of 6.0% on an investment of $10.00 per share if paid each day over a 365-day period. Dividends have been declared on a monthly basis to stockholders of record as the close of business each day during the applicable month and paid generally on the 15th day of the following month, unless the 15th day of the month is not a business day. Dividends to shareholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Dividends that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a dividend and reduce the shareholders’ basis in the common shares. All of our dividends declared and paid to date constitute a return of capital.

6. Related Party Transactions

Paladin Realty Securities, LLC (“Paladin Securities”), a wholly owned subsidiary of Paladin Advisors, began serving as the dealer manager for the Offering pursuant to a dealer manager agreement dated June 5, 2007, as amended by the amendment to the dealer manager agreement dated February 23, 2008 (the “Dealer Manager Agreement”). Pursuant to the terms of the Dealer Manager Agreement, Paladin REIT pays Paladin Securities selling commissions of 7.0% of the gross offering proceeds from the sale of shares of Paladin REIT’s common stock in its primary offering and 4.0% of the gross offering proceeds from the sale of shares of its common stock pursuant to its dividend reinvestment plan. Paladin REIT also pays Paladin Securities a dealer manager fee of up to 2.5% of gross offering proceeds from the sale of shares of Paladin REIT’s common stock in its primary offering. Paladin Securities may pay all or a portion of these selling commissions and dealer manager fees to participating broker-dealers. For the three months ended March 31, 2008, Paladin REIT incurred $326,563 in selling commissions and dealer manager fees to Paladin Securities. For the year ended December 31, 2007, Paladin REIT incurred $667,153 in selling commissions and dealer manager fees to Paladin Securities.

The Advisory Agreement entitles Paladin Advisors to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate and real estate related investments, among other services, as well as reimbursement for organization and offering costs incurred by Paladin Advisors on behalf of the Company and certain costs incurred by Paladin Advisors and its affiliates in providing services to the Company.

Amounts due (from) to Affiliates

	March 31, 2008	December 31, 2007
General and administrative expenses due to affiliates (1)	$429,763	$141,731
Organization and offering costs due (from) to affiliates (2)	(38,922)	(1,068,147)
Acquisition fees due to affiliates (3)	—	—

Total due (from) to affiliates	$390,841	$(926,416)
Deferred general and administrative expenses due to affiliates (4)	$1,861,189	$1,499,043
Deferred organization and offering costs due to affiliates (4)	$5,677,310	$4,354,293

(1)	During the three months ended March 31, 2008, the Company incurred $62,126 of general and administrative expenses. Due to the application of the 2%/25% Rule (as discussed in Note 2), the Company was able to recognize a total of $350,158 of general and administrative expenses in its consolidated statement of operations with the additional amount of $288,032 recorded as due to affiliate. During the three months ended March 31, 2008 the Company paid Paladin Advisors $52,413 for asset management fees for 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes, Pheasant Run Apartments and Retreat Apartments. Paladin Advisors has elected to defer (without interest) the net balance of $429,763 in general and administrative expenses due to affiliate.

Paladin Realty Income Properties, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2008 and 2007 (unaudited)

(2)	Organization and offering costs of the Company are paid by Paladin Advisors or its affiliates, including Paladin Realty, on behalf of the Company and directly by the Company. Organization and offering costs consist of actual marketing, legal, accounting, printing and other offering expenses, including amounts to reimburse Paladin Advisors, its affiliates or its dealer manager, for all marketing related costs and expenses, including, but not limited to, expenses relating to registering and marketing the shares and other marketing and organization costs, technology costs and expenses attributable to the Offering, and payment or reimbursement of bona fide due diligence expenses of the dealer manager and broker-dealers participating in the Offering. Pursuant to the Advisory Agreement, the Company is obligated to reimburse Paladin Advisors or its affiliates for amounts advanced for organization and offering costs, provided that Paladin Advisors and its affiliates are responsible for the payment of organization and offering costs to the extent they exceed 3.0% of gross proceeds from the Offering and will be required to return to the Company any amount the Company reimburses them in excess of 3.0% of the gross proceeds from the Offering. Following receipt of the minimum offering on December 2, 2005, such costs only become a liability of the Company to the extent they do not exceed 3.0% of the gross proceeds of the Offering. For the three months ended March 31, 2008, the Company paid $306,138 of offering costs. Due to the application of the 3% limitation, the Company was only able to recognize $109,178 as a charge to shareholders’ equity with the additional amount of $196,960 recorded as due from affiliate. On March 28, 2008 Paladin Advisors reimbursed the Company $1,226,186. Paladin Advisors is required to reimburse the balance of $38,922 within 60 days after the end of the Offering.

(3)	Paladin Advisors was entitled to acquisition and advisory fees related to 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartments, Pheasant Run Apartments and Retreat Apartments. During the three months ended March 31, 2008, the Company paid $156,750 of acquisition fees to Paladin Advisors for Retreat Apartments.

(4)	Not reflected in the consolidated financial statements at March 31, 2008 and December 31, 2007.

7. Subsequent Events

Hilltop Apartments

On April 7, 2008, the Company acquired an interest in an additional property, Hilltop Apartments. The Hilltop Apartments is located at 8601 Newton Avenue in Kansas City, Missouri. The Company’s interest in this property consists of a 49% membership interest in the entity that owns the property, Park Hill Partners I, LLC (“Park Hill”). JTL Properties, LLC owns the remaining 51% interest in Park Hill. The Hilltop Apartments is a 124-unit rental apartment community and was built in 1986. The property has an aggregate of 78,720 square feet of rentable area and an average unit size of 635 square feet. Paladin OP’s investment in Park Hill was $1,050,000.

Redemptions

Since March 31, 2008, four shareholders have redeemed 6,111 shares for $56,828.

INDEPENDENT AUDITORS’ REPORT

The Members

PRIP 801, LLC:

We have audited the accompanying balance sheet of PRIP 801, LLC (the Company) as of December 31, 2005, and the related statements of operations, members’ equity, and cash flows for the period from October 31, 2005 (date of formation) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PRIP 801, LLC as of December 31, 2005, and the results of its operations and its cash flows for the period from October 31, 2005 to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

New York, New York

March 24, 2006

PRIP 801, LLC

BALANCE SHEET

DECEMBER 31, 2005

ASSETS
Real estate, at cost:
Land	$310,000
Building	3,800,000
Accumulated depreciation	(13,476)

4,096,524
Cash and cash equivalents	46,343
Restricted cash	36,990
Acquired in-place lease value, net of accumulated amortization of $1,284	58,368
Deferred loan costs, net of accumulated amortization of $1,000	53,134
Prepaid insurance	1,566

Total Assets	$4,292,925

LIABILITIES AND MEMBERS’ EQUITY
Mortgage loan payable	$1,950,000
Prepaid rent	28,180
Management fee payable to affiliate	500

1,978,680
Members’ equity	2,314,245

Total Liabilities and Members’ Equity	$4,292,925

See notes to financial statements

PRIP 801, LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD OCTOBER 31, 2005 (DATE OF FORMATION) TO DECEMBER 31, 2005

REVENUES
Rental income	$56,360
Interest income	30

Total Revenues	56,390

EXPENSES
Depreciation and amortization expense	14,760
Interest expense	19,166
Insurance expense	313
Management fees	1,000
General and administrative expenses	293

Total Expenses	35,532

Net Income	$20,858

See notes to financial statements

PRIP 801, LLC

STATEMENT OF MEMBERS’ EQUITY

FOR THE PERIOD OCTOBER 31, 2005 (DATE OF FORMATION) TO DECEMBER 31, 2005

	Capital Contributions	Distributions	Net Income	Balance at December 31, 2005
Paladin Realty Income Properties, LP	$1,708,939	$(11,826)	$15,435	$1,712,548
801 FO, LLC	600,429	(4,155)	5,423	601,697

Total Members’ Equity	$2,309,368	$(15,981)	$20,858	$2,314,245

See notes to financial statements

PRIP 801, LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD OCTOBER 31, 2005 (DATE OF FORMATION) TO DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$20,858
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	14,760
Deferred loan costs amortization expense	1,000
Increase in prepaid insurance	(1,566)
Increase in prepaid rent	28,180
Increase in management fee payable to affiliate	500
Restricted cash	(36,990)

Net cash provided by operating activities	26,742

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate and improvements	(3,569,223)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from mortgage loan payable	1,950,000
Deferred loan costs	(54,134)
Contributions from members	1,708,939
Distributions to members	(15,981)

Net cash provided by financing activities	3,588,824

Net increase in cash and cash equivalents	46,343
Cash and cash equivalents—beginning of period	—

Cash and cash equivalents—end of period	$46,343

Supplemental disclosure of non cash financing and investing activities:
Contribution of real estate and improvements by member in exchange for membership interest	$600,429

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$18,166

See notes to financial statements

PRIP 801, LLC

Notes to Financial Statements

December 31, 2005

1. Organization

PRIP 801, LLC (“the Company”) was formed on October 31, 2005. On November 2, 2005 Paladin Realty Income Properties, L.P. (“Paladin”) purchased Makor Properties, LLC’s 63.86% tenants-in-common interest in 801 Fiber Optic Drive, North Little Rock, Arkansas which is an existing 56,336 square foot distribution facility (“the Property”) built in 2001 and is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation. 801 FO, LLC (“801 FO”) owned the remaining tenants-in-common interest. On November 2, 2005 both Paladin and 801 FO contributed their tenant-in-common interest in the Property to PRIP 801, LLC. In addition to the purchase of Makor’s interest, Paladin contributed additional capital in conjunction with a refinancing of the mortgage loan on the property and to pay for closing costs of the loan. With these additional capital contributions and the contributions of Paladin’s and 801 FO’s interest in the Property, the new ownership is approximately 74% and 36%, respectively.

Under the terms of the Operating Agreement, the Company shall continue in existence until July 12, 2045. Each Member’s liability shall be limited as set forth in the Company’s Operating Agreement and in accordance with the Delaware Limited Liability Company Act, as defined.

2. Summary of Significant Accounting Policies

a) Basis of Presentation

The financial statements have been prepared on the historical cost basis of accounting in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

b) Real Estate

Real estate is stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which is 47 years for buildings and improvements. Expenditures for repairs and maintenance are expensed as incurred.

The Company reviews long-lived assets and related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. When such events or changes in circumstances occur, recoverability of the asset to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows, undiscounted and without interest, expected to be generated by the asset. If the sum of the expected future cash flows (undiscounted and without interest) is less than the Fund’s carrying amount for the asset, an impairment loss is recognized based upon the asset’s fair value. There were no charges for impairments in 2005.

c) In-place Lease

The Company valued the real estate and related in-place lease separately. The value of the in-place lease asset is estimated based on the value of the building as if vacant and land as compared to the purchase price of the Property. The in-place lease asset is amortized over the live of the lease which is 5 years.

d) Deferred Loan Costs

Loan costs are capitalized and amortized on a straight-line basis over the life of the related loan. The amortization is recorded as a component of interest expense.

PRIP 801, LLC

Notes to Financial Statements—(Continued)

December 31, 2005

e) Cash and Cash Equivalents

Cash equivalents represent highly liquid investments purchased with an original maturity of three months or less.

f) Revenue Recognition

The Company’s operations consist of a property which is 100% net-leased to a single tenant who makes monthly rent payments and reimburses the owners for all property expenses (except expenses associated with the roof and structure) and real estate taxes. Rental revenue is recognized on a straight-line basis over the term of the lease.

g) Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified. There were no bad debts recorded in 2005.

h) Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations for the period. Actual results could differ from those estimates.

i) Income Taxes

Since a limited liability company as an entity is not subject to federal and state income taxes as Members are individually liable for their respective share of the Company’s taxable income, no provision has been reflected here in.

3. Lease

The aggregate annual future rental income on the non-cancelable operating lease in effect as of December 31, 2005 is as follows:

Year Ending December 31:
2006	$338,160
2007	338,160
2008	338,160
2009	338,160
2010	338,160
Thereafter	197,260

$1,888,060

Total future rental income represents the rent the tenant is required to pay under the terms of the lease exclusive of charges for insurance, real estate taxes and property expenses, which is reimbursed by the tenant.

The tenant also has the option to extend the lease for two additional five year periods. The first option is from August 1, 2011 through July 31, 2016 at $405,792 per annum. The second option is from August 1, 2016 through July 31, 2021 at $446,376 per annum.

PRIP 801, LLC

Notes to Financial Statements—(Continued)

December 31, 2005

4. Mortgage Note Payable

On November 2, 2005 the Company entered into a mortgage loan with CW Capital in the amount of $1,950,000 and used the proceeds, plus approximately $450,000 of capital contributed from one of the Members, to repay the existing $2,400,000 loan with another lender. The mortgage loan pays interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 8.498% and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the Company is required to post a $550,000 letter of credit by the 25th month anniversary of the loan date, or the lender will sweep and retain all cash flow from the Property. If the Company does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the Company with the lender (including rent accounts from the property). The estimated principal balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until the earlier of (a) three years or (b) two years after the loan is sold into a securitization pool and the note cannot be retired or paid off except through a defeasance. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing Member of 801 FO, has guaranteed the non-recourse standard loan representations and warranties, and in exchange for his guarantee, Paladin has agreed to fully indemnify him against any defaults caused by the Company through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property. In addition Paladin has entered into an environmental and hazardous substance indemnification agreement.

The agreements contain various covenants, which among other things, limit the ability of the Company to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer its interest in the Property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

5. Related Party Transactions

801 FO is entitled to an annual management fee equal to $6,000 which is paid quarterly. For 2005 $1,000 has been incurred, $500 has been paid and $500 is recorded as management fee payable to affiliate.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of Fieldstone Apartments, a property located at 10637 Springfield Pike, Woodlawn, Ohio (the Property) for the year ended December 31, 2005 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ IMOWITZ KOENIG & CO., LLP

New York, New York

January 16, 2007

FIELDSTONE APARTMENTS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2005

REVENUES
Rental income	$2,243,889
Other revenue	133,465

Total revenues	2,377,354

CERTAIN OPERATING EXPENSES
Operating expenses	623,645
Real estate taxes	254,547
Insurance	50,093
Management fees	126,729

Total of certain operating expenses	1,055,014

Excess of revenues over certain operating expenses	$1,322,340

See accompanying notes to statement of revenues and certain operating expenses.

FIELDSTONE APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2005

1. Organization

Fieldstone Apartments is an existing 264-unit multifamily community property (the “Property”) which was built in 2001 and is located at 10637 Springfield Pike in Woodlawn, Ohio. On December 1, 2006, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”) purchased a 65% membership interest in Glenwood Housing Partners I, LLC (“Glenwood”), a single-purpose limited liability company that owns the Property pursuant to a Membership Interest Purchase and Sale Agreement with Shiloh Crossing Partners II, LLC, an Indiana limited liability company (“Seller”). An affiliate of Paladin, PRIP 10637, LLC, a single-purpose limited liability company was formed for the purpose of this investment. In connection with the closing, the limited liability company operating agreement for Glenwood was amended to admit PRIP 10637, LLC as a member with a 65% membership interest and Seller as the other member with a 35% membership interest.

2. Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

3. Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Significant Accounting Policies

a) Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and is recognized as revenue in the period in which the applicable charge is incurred.

b) Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off against rental income when identified.

c) Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

5. Related Party Transactions

Buckingham Management, LLC, an affiliate of Seller, is the Property Manager of the Property and is entitled to a monthly management fee payable in arrears equal to 5% of the monthly gross revenues collected, which may be reduced in certain circumstances. Management fees earned were $126,729 for the year ended

FIELDSTONE APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Year Ended December 31, 2005

December 31, 2005. Buckingham Management, LLC also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. Buckingham Management, LLC was reimbursed $214,116 for payroll and $11,088 for accounting services for the year ended December 31, 2005.

6. Subsequent Events

In connection with the amended and restated operating agreement of Glenwood, entered into on December 1, 2006, between PRIP 10637, LLC and Seller, the management fee paid to Buckingham Management, LLC was changed from 5% to 4%.

On June 5, 2006, Glenwood entered into a new fixed-rate mortgage loan in the amount of $16,500,000. The mortgage loan requires interest only payments at a rate of 6.05%, until July 1, 2011, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on July 1, 2014, at which time all remaining principal and interest shall become due and payable. Approximately $15,900,000 will be due at maturity. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (a) 1% of the outstanding balance or (b) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have reviewed the accompanying Statement of Revenues and Certain Operating Expenses of Fieldstone Apartments, a property located at 10637 Springfield Pike, Woodlawn, Ohio (the Property) for the nine months ended September 30, 2006 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of the interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim Historical Summary for it to be in conformity with accounting principles generally accepted in the United States of America.

/s/ IMOWITZ KOENIG & CO., LLP

New York, New York

January 16, 2007

FIELDSTONE APARTMENTS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

REVENUES
Rental income	$1,684,699
Other revenue	106,391

Total revenues	1,791,090

CERTAIN OPERATING EXPENSES
Operating expenses	449,351
Real estate taxes	199,718
Insurance	30,105
Management fees	86,996

Total of certain operating expenses	766,170

Excess of revenues over certain operating expenses	$1,024,920

See accompanying notes to statement of revenues and certain operating expenses.

FIELDSTONE APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2006

1.	Organization

Fieldstone Apartments is an existing 264-unit multifamily community property (the “Property”) which was built in 2001 and is located at 10637 Springfield Pike in Woodlawn, Ohio. On December 1, 2006, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”) purchased a 65% membership interest in Glenwood Housing Partners I, LLC (“Glenwood”), a single-purpose limited liability company that owns the Property pursuant to a Membership Interest Purchase and Sale Agreement with Shiloh Crossing Partners II, LLC, an Indiana limited liability company (“Seller”). An affiliate of Paladin, PRIP 10637, LLC, a single-purpose limited liability company was formed for the purpose of this investment. In connection with the closing, the limited liability company operating agreement for Glenwood was amended to admit PRIP 10637, LLC as a member with a 65% membership interest and Seller as the other member with a 35% membership interest.

2.	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

3.	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and is recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off against rental income when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

5.	Related Party Transactions

Buckingham Management, LLC, an affiliate of Seller, is the Property Manager of the Property and is entitled to a monthly management fee payable in arrears equal to 5% of the monthly gross revenues collected, which may be reduced in certain circumstances. Management fees earned were $86,996 for the nine months

FIELDSTONE APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Nine Months Ended September 30, 2006

ended September 30, 2006. Buckingham Management, LLC also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. Buckingham Management, LLC was reimbursed $183,831 for payroll, $8,910 for accounting services and $9,101 for other expenses for the nine months ended September 30, 2006.

6.	Mortgage Note

On June 5, 2006, Glenwood entered into a new fixed-rate mortgage loan in the amount of $16,500,000. The mortgage loan requires interest only payments at a rate of 6.05%, until July 1, 2011, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on July 1, 2014, at which time all remaining principal and interest shall become due and payable. Approximately $15,900,000 will be due at maturity. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (a) 1% of the outstanding balance or (b) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property.

7.	Subsequent Event

In connection with the amended and restated operating agreement of Glenwood, entered into on December 1, 2006, between PRIP 10637, LLC and Seller, the management fee paid to Buckingham Management, LLC was changed from 5% to 4%.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of Champion Farms Apartments, a property located at 3700 Springhurst Boulevard, Louisville, Kentucky (the Property) for the year ended December 31, 2005 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/    IMOWITZ KOENIG & CO., LLP

New York, New York

June 6, 2006

CHAMPION FARMS APARTMENTS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2005

REVENUES
Rental income	$2,107,112
Other revenue	112,471

Total revenues	2,219,583

CERTAIN OPERATING EXPENSES
Operating expenses	590,949
Real estate taxes	110,897
Insurance	47,128
Management fees	112,047

Total of certain operating expenses	861,021

Excess of revenues over certain operating expenses	$1,358,562

See accompanying notes to statement of revenues and certain operating expenses.

CHAMPION FARMS APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2005

1. Organization

Champion Farms Apartments is an existing 264 unit multifamily community property (the Property) which was built in 2000 and is located at 3700 Springhurst Boulevard in Louisville, Kentucky. The Property is owned by Springhurst Housing Partners, LLC (Springhurst) an Indiana Limited Liability Company. On May 10, 2006, PRIP 3700, LLC (PRIP 3700) a Delaware Limited Liability Company, and a subsidiary of Paladin Realty Income Properties, Inc. (Paladin), a Maryland Corporation, entered into a Membership Interest Purchase and Sale Agreement with Bradley B. Chambers, a resident of the State of Indiana, and Buckingham Investment Corporation (Buckingham), an Indiana Corporation and Springhurst. On June 5, 2006, PRIP 3700 purchased a 70% membership interest in Springhurst. In connection with the closing, the joint-venture operating agreement for Springhurst was amended on June 1, 2006 to admit PRIP 3700, LLC as a member with a 70% membership interest and Buckingham Springhurst, LLC, an affiliate of the Sellers, as the other member with a 30% membership interest. Pursuant to the terms of the operating agreement, the parties will treat the acquisition of the Property Interest by PRIP 3700, LLC and related transactions as effective on June 1, 2006.

2. Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

3. Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Significant Accounting Policies

a) Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b) Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c) Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

5. Related Party Transactions

Buckingham Management, LLC, an affiliate of Buckingham, is the property manager of the Property and is entitled to a monthly management fee payable in arrears equal to 5% of the monthly gross revenues of the

CHAMPION FARMS APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Year Ended December 31, 2005

Property, which may be reduced in certain circumstances. Management fees earned were $112,047 for the year ended December 31, 2005. Buckingham Management, LLC also provides all employee services for leasing, maintenance and office management for which they are reimbursed, accounting services for which they are reimbursed and various other expense items for which they are reimbursed. Buckingham Management, LLC was reimbursed for payroll expenses of $226,510, accounting services of $11,088 and other expense reimbursements of $12,651 for the year ended December 31, 2005.

6. Subsequent Event

In connection with the amended and restated operating agreement of Springhurst entered into on June 1, 2006 between PRIP 3700 and Buckingham Springhurst, LLC, the management fee was changed from 5% to 4%.

On June 5, 2006, Springhurst entered into an interest-only, fixed-rate mortgage loan in an amount of $16,350,000 on the Property. The mortgage loan pays interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time all remaining principal and interest shall become due and payable. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The estimated balance to be due at the maturity date is $16,350,000. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property.

The loan agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have reviewed the accompanying Statement of Revenues and Certain Operating Expenses of Champion Farms Apartments, a property located at 3700 Springhurst Boulevard, Louisville, Kentucky (the Property) for the three months ended March 31, 2006 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of the interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim Historical Summary for it to be in conformity with accounting principles generally accepted in the United States of America.

/s/    IMOWITZ KOENIG & CO., LLP

New York, New York

June 6, 2006

CHAMPION FARMS APARTMENTS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2006

REVENUES
Rental income	$533,196
Other revenue	42,198

Total revenues	575,394

CERTAIN OPERATING EXPENSES
Operating expenses	143,651
Real estate taxes	33,138
Insurance	11,034
Management fees	23,374

Total of certain operating expenses	211,197

Excess of revenues over certain operating expenses	$364,197

See report of independent registered public accounting firm and notes to statement of revenues and certain operating expenses.

CHAMPION FARMS APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2006

1. Organization

Champion Farms Apartments is an existing 264 unit multifamily community property (the Property) which was built in 2000 and is located at 3700 Springhurst Boulevard in Louisville, Kentucky. The Property is owned by Springhurst Housing Partners, LLC (Springhurst) an Indiana Limited Liability Company. On May 10, 2006, PRIP 3700, LLC (PRIP 3700) a Delaware Limited Liability Company, and a subsidiary of Paladin Realty Income Properties, Inc. (Paladin), a Maryland Corporation, entered into a Membership Interest Purchase and Sale Agreement with Bradley B. Chambers, a resident of the State of Indiana, and Buckingham Investment Corporation (Buckingham), an Indiana Corporation and Springhurst. On June 5, 2006, PRIP 3700 purchased a 70% membership interest in Springhurst. In connection with the closing, the joint-venture operating agreement for Springhurst was amended on June 1, 2006 to admit PRIP 3700, LLC as a member with a 70% membership interest and Buckingham Springhurst, LLC, an affiliate of the Sellers, as the other member with a 30% membership interest. Pursuant to the terms of the operating agreement, the parties will treat the acquisition of the Property Interest by PRIP 3700, LLC and related transactions as effective on June 1, 2006.

2. Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

3. Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Significant Accounting Policies

a) Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b) Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c) Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

5. Related Party Transactions

Buckingham Management, LLC, an affiliate of Buckingham, is the property manager of the Property and received a monthly management fee payable in arrears equal to 4% of collected monthly gross revenues of the

CHAMPION FARMS APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Three Months Ended March 31, 2006

Property. Management fees earned were $23,374 for the three months ended March 31, 2006. Buckingham Management, LLC also provides all employee services for leasing, maintenance and office management for which they are reimbursed, accounting services for which they are reimbursed and various other expense items for which they are reimbursed. Buckingham Management, LLC was reimbursed for payroll expenses of $54,168, accounting services of $2,772 and other expense reimbursements of $2,251 for the three months ended March 31, 2006.

6. Subsequent Event

On June 5, 2006, Springhurst entered into an interest-only, fixed-rate mortgage loan in an amount of $16,350,000 on the Property. The mortgage loan pays interest only at a fixed interest rate of 6.14% through July 1, 2016, the maturity date, at which time all remaining principal and interest shall become due and payable. In general, the mortgage loan may be voluntarily or involuntarily prepaid subject to certain prepayment penalties. The estimated balance to be due at the maturity date is $16,350,000. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property.

The loan agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of the property located at 801 Fiber Optic Drive, North Little Rock Arkansas (the Property) for the year ended December 31, 2004 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ IMOWITZ KOENIG & CO., LLP

New York, New York

January 27, 2005

801 FIBER OPTIC DRIVE

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2004

	100% Ownership	Makor Properties, LLC’s 63.86% Ownership Interest
REVENUES
Rental income	$338,160	$215,949
Expense reimbursements	26,877	17,164

Total revenues	365,037	233,113

CERTAIN OPERATING EXPENSES
Interest expense	109,013	69,616
Real estate taxes	19,842	12,671
Insurance	7,034	4,492
Management fees	6,000	3,832

Total of certain operating expenses	141,889	90,611

Excess of revenues over certain operating expenses	$223,148	$142,502

See accompanying notes to statement of revenues and certain operating expenses.

801 FIBER OPTIC DRIVE

Notes to Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2004

1. Organization

801 Fiber Optic Drive, North Little Rock, Arkansas is an existing 56,336 square foot distribution facility (the Property) built in 2001 and is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation. The Property is owned in fee simple by Makor Properties, LLC (63.86%) (Makor) and 801 FO, LLC (36.14%) (801 FO) as tenants-in-common (together the Owners). On December 20, 2004 Paladin Realty Partners, LLC, a Delaware Limited Liability Company (Paladin) entered into an Agreement of Sale and Purchase with Makor to acquire its tenant in common interest in the property.

2. Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, administrative expenses, depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property. Real estate taxes reflect the expense for the year ended December 31, 2003, as the billing for the year ended December 31, 2004 is not available. The Historical Summary also presents revenues and certain operating expenses of the Property at Makor’s 63.86% ownership interest.

3. Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Significant Accounting Policies

a)	Revenue Recognition

The Property’s operations consist of a 100% net-lease to a single tenant who makes monthly rent payments and reimburses the owners for all property expenses (except expenses associated with the roof and structure) and real estate taxes directly.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

801 FIBER OPTIC DRIVE

Notes to Statement of Revenues and Certain Operating Expenses—(Continued)

For the Year Ended December 31, 2004

5. Lease

The aggregate annual future rental income on a non-cancelable operating lease in effect as of December 31, 2004 is as follows:

	Amount at
	100%	63.86%
Year Ending December 31:
2005	$338,160	$215,949
2006	338,160	215,949
2007	338,160	215,949
2008	338,160	215,949
2009	338,160	215,949
Thereafter	535,420	341,919

	$2,226,220	$1,421,664

Total future rental income represents the rent the tenant is required to pay under the terms of the lease exclusive of charges for insurance, real estate taxes and property expenses, which is reimbursed by the tenant.

The tenant also has the option to extend the lease for two additional five year periods. The first option is through July 31, 2016 at $405,792 per annum (representing $259,139 per annum at the 63.86% ownership level). The second option is through July 31, 2021 at $446,376 per annum (representing $285,056 per annum at the 63.86% ownership level).

6. Mortgage Note Payable

On September 16, 2002, Makor and 801 FO entered into a loan agreement with Regions Bank of Arkansas in the amount of $2,600,000. The five year floating rate mortgage note payable bears interest based upon the prime rate as reported in the Wall Street Journal which is currently at 5.25% and is payable in fixed monthly installments of principal and interest of $14,823. The final monthly payment due and maturity date of the mortgage note is September 16, 2007, upon which all unpaid principal and accrued interest will be due. The mortgage note payable contains both affirmative and negative covenants. Approval of the lender is required for assumption of the mortgage.

7. Related Party Transactions

801 FO is entitled to an annual management fee equal to $6,000 which is paid quarterly.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have reviewed the accompanying Statement of Revenues and Certain Operating Expenses of the property located at 801 Fiber Optic Drive, North Little Rock Arkansas (the Property) for the nine months ended September 30, 2005 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim Historical Summary for it to be in conformity with accounting principles generally accepted in the United States of America.

/s/    IMOWITZ KOENIG & CO., LLP

New York, New York

December 28, 2005

801 FIBER OPTIC DRIVE

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

	100% Ownership	Makor Properties, LLC’s 63.86% Ownership Interest
REVENUES
Rental income	$253,620	$161,962
Expense reimbursements	20,694	13,215

Total revenues	274,314	175,177

CERTAIN OPERATING EXPENSES
Interest expense	109,059	69,645
Real estate taxes	15,304	9,773
Insurance	5,525	3,528
Management fees	4,500	2,874

Total of certain operating expenses	134,388	85,820

Excess of revenues over certain operating expenses	$139,926	$89,357

See accompanying accountant’s review report and notes to statement of revenues and certain operating expenses.

801 FIBER OPTIC DRIVE

Notes to Statement of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2005

1. Organization

801 Fiber Optic Drive, North Little Rock, Arkansas is an existing 56,336 square foot distribution facility (the Property) built in 2001 and is leased to FedEx Ground Package System, Inc., a subsidiary of FedEx Corporation. The Property is owned in fee simple by Makor Properties, LLC (63.86%) (“Makor”) and 801 FO, LLC (36.14%) (“801 FO”) as tenants-in-common (together the Owners). On December 20, 2004, Paladin Realty Partners, LLC, a Delaware Limited Liability Company (“Paladin Realty”) entered into an Agreement of Sale and Purchase with Makor to acquire its tenant-in-common interest in the Property. On November 2, 2005, Paladin Realty Income Properties, Inc. (the “Company”) purchased Makor’s tenant-in-common interest in the Property through PRIP 801, LLC (“PRIP”), a Delaware limited liability company managed by the Company’s operating partnership Paladin Realty Income Properties, L.P. (“Paladin OP”).

2. Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Statement) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Statement includes revenues and certain operating expenses of the Property, exclusive of interest income, administrative expenses, depreciation and amortization, which may not be comparable to the corresponding amounts that would be reflected in the future operations of the Property. The Statement also presents revenues and certain operating expenses of the Property at Makor’s 63.86% ownership interest.

3. Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Significant Accounting Policies

a) Revenue Recognition

The Property’s operations consist of a 100% net-lease to a single tenant who makes monthly rent payments and reimburses the owners for all property expenses (except expenses associated with the roof and structure) and real estate taxes directly.

b) Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c) Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

801 FIBER OPTIC DRIVE

Notes to Statement of Revenues and Certain Operating Expenses—(Continued)

For the Nine Months Ended September 30, 2005

5. Lease

The aggregate annual future rental income on a non-cancelable operating lease in effect as of September 30, 2005 is as follows:

	Amount at
	100%	63.86%
Year Ending December 31:
2005	$84,540	$53,987
2006	338,160	215,949
2007	338,160	215,949
2008	338,160	215,949
2009	338,160	215,949
Thereafter	535,420	341,919

	$1,972,600	$1,259,702

Total future rental income represents the rent the tenant is required to pay under the terms of the lease exclusive of charges for insurance, real estate taxes and property expenses, which is reimbursed by the tenant.

The tenant also has the option to extend the lease for two additional five year periods. The first option is through July 31, 2016 at $405,792 per annum (representing $259,139 per annum at 63.86% ownership level). The second option is through July 31, 2021 at $446,376 per annum (representing $285,056 per annum at the 63.86% ownership level).

6. Mortgage Note Payable

On September 16, 2002, Makor and 801 FO entered into a loan agreement with Regions Bank of Arkansas in the amount of $2,600,000. The five year floating rate mortgage note payable bears interest based upon the prime rate as reported in the Wall Street Journal which is currently at 7.00% and is payable in monthly installments of principal and interest based upon a 25 year amortization schedule. The final monthly payment due and maturity date of the mortgage note is September 16, 2007, upon which all unpaid principal and accrued interest will be due. The mortgage note payable contains both affirmative and negative covenants. The mortgage note was refinanced in connection with the purchase of Makor’s tenant-in-common interest in the Property.

7. Related Party Transactions

801 FO is entitled to an annual management fee equal to $6,000 which is paid quarterly.

8. Subsequent Events

On November 2, 2005, the Company purchased a 63.86% tenant-in-common interest in the Property. The total appraised value of the Property was approximately $4,100,000. The purchase price for the Company’s 63.86% interest was $2,618,260, plus approximately $133,000 in closing costs and prepaid escrow amounts.

The interest in the Property was purchased from an unaffiliated third party, Makor, through PRIP. PRIP is a joint venture formed for this acquisition between the Company and 801 FO. The Property had previously been and will continue to be managed by the controlling member of 801 FO for which it will receive a customary property management fee. In connection with the acquisition, the Company refinanced the existing debt on the

801 FIBER OPTIC DRIVE

Notes to Statement of Revenues and Certain Operating Expenses—(Continued)

For the Nine Months Ended September 30, 2005

Property of approximately $2,400,000, paying down approximately $500,000 and financing the remainder through a loan from CWCapital LLC in the amount of $1,950,000 (the “mortgage loan”). Paladin OP’s ownership interest in PRIP was increased to approximately 74% by the capital advanced in connection with the refinancing.

In connection with this acquisition, Paladin Realty assigned the purchase agreement to acquire the Property and related amendments to PRIP. Paladin Realty is the Company’s sponsor and the Company’s executive officers are also officers and principals of Paladin Realty.

The acquisition of the Property was partially funded through the assignment of proceeds from a note by and between Paladin Realty and Wachovia Bank, N.A. dated October 17, 2005 (the “Paladin Realty note”) to the Company in the amount of $1,700,000, the proceeds of which were contributed to Paladin OP and used to make Paladin OP’s investment in PRIP. The Paladin Realty note was personally guaranteed by James R. Worms, the Company’s President, John A. Gerson, the Company’s Chief Financial Officer and Michael B. Lenard, the Company’s Executive Vice President, Secretary and Counselor. Principal and interest on the Paladin Realty note are due on February 28, 2006. Assignment of the proceeds was made pursuant to a note by and between Paladin Realty and the Company (the “Company note”) on substantially similar terms as the Paladin Realty note. The Company note provides for a loan in the amount of $1,700,000, with an interest rate based on LIBOR plus 2.25%. Payments on the Company note are due in consecutive monthly payments of accrued interest only, commencing on December 1, 2005, and continuing on the same day of each month thereafter until fully paid. The principal and accrued interest on the Company note are due on demand. In the event of a default by the Company under the Company note including nonpayment, false warranty, bankruptcy, or certain changes in the Company’s structure or business, Paladin Realty may accelerate the maturity of the Company note, and charge additional interest at a rate of 3%. As discussed above, Paladin Realty is the Company’s sponsor, and the Company’s executive officers are also officers and principals of Paladin Realty. On December 28, 2005, the Company repaid the remaining balance on the Company note using proceeds from the Offering and Paladin Realty repaid the Paladin Realty note with such funds.

The mortgage loan pays interest only at a fixed interest rate of 5.498% through November 1, 2010, the anticipated repayment date. If the mortgage loan is not repaid or refinanced as of the anticipated repayment date, interest will accrue at a rate per annum equal to the greater of (a) 5.498% plus three percentage points and (b) the treasury rate plus three percentage points. Pursuant to the terms of a cash management agreement, the borrower is required to post a $550,000 letter of credit by the 25th month anniversary of the loan date, or the lender will sweep and retain all cash flow from the Property. If the borrower does not pay off the loan on November 1, 2010, the lender can apply the letter of credit (or retained cash flow) and will continue to sweep all cash flow to repay the loan. In the event of a default under the loan documents, the cash management agreement further provides that the lender may sweep cash from all accounts maintained by the borrower with the lender (including rent accounts from the property). The estimated balance to be due at the anticipated repayment date is $1,950,000.

In general, the mortgage loan may not be prepaid until the earlier of (a) three years or (b) two years after the loan is sold into a securitization pool and the note cannot be retired or paid off except through a defeasance. In general, no sale, encumbrance or other transfer of an interest in the property is permitted without the lender’s prior written consent. Alex Gilbert, the managing member of 801 FO, has guaranteed the non-recourse standard loan carve outs, and in exchange for his guarantee, Paladin Realty has agreed to fully indemnify him against any defaults caused by the borrower through standard default provisions such as bankruptcy, fraud, misapplication of proceeds and certain environmental violations. The loan agreement obligation is secured by a mortgage on the Property and an assignment of rents and personal property. In addition PRIP has entered into an environmental and hazardous substance indemnification agreement.

801 FIBER OPTIC DRIVE

Notes to Statement of Revenues and Certain Operating Expenses—(Continued)

For the Nine Months Ended September 30, 2005

The agreements contain various covenants, which among other things, limit the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer its interest in the Property among others. The loan agreements also contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of a default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of Pinehurst Apartment Homes, a property located at 500 NW 63rd Street in Kansas City, Missouri (the Property) for the year ended December 31, 2006 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ IMOWITZ KOENIG & CO., LLP

New York, New York

November 1, 2007

PINEHURST APARTMENT HOMES

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2006

REVENUES
Rental income	$982,571
Other revenue	70,481

Total revenues	1,053,052

CERTAIN OPERATING EXPENSES
Operating expenses	386,374
Interest expense	275,331
Real estate taxes	60,816
Management fees	52,653
Insurance	33,454

Total of certain operating expenses	808,628

Excess of revenues over certain operating expenses	$244,424

See accompanying notes to statement of revenues and certain operating expenses.

PINEHURST APARTMENT HOMES

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2006

1.	Organization

Pinehurst Apartment Homes is an existing 146 unit multifamily community property (the Property) which was built in two phases in 1986 and 1988 and is located at 500 NW 63rd Street in Kansas City, Missouri. On July 31, 2007, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 500, LLC (“PRIP 500”), formed a joint venture, KC Pinehurst Associates, LLC (“KC Pinehurst”) with JTL Holdings, LLC and JTL Asset Management, Inc. PRIP 500 owns a 97.5% interest while the other two members own the remaining 2.5%. On September 14, 2007, KC Pinehurst acquired the Property pursuant to a Purchase and Sale Agreement by and between KC Pinehurst and Pinehurst Associates, LLC dated July 2, 2007.

2.	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

3.	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

5.	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of Pinehurst Associates, LLC, is the Property Manager of the Property and is entitled to a monthly management fee payable in arrears equal to 4% of the monthly gross revenues collected. Management fees earned were $42,122 for the year ended December 31, 2006. In addition another member of Pinehurst Associates, LLC is entitled to a management fee equal to 1% of the monthly gross revenues collected and earned $10,531 for the year ended December 31, 2006. CRES also

PINEHURST APARTMENT HOMES

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Year Ended December 31, 2006

provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $197,419 for such services for the year ended December 31, 2006.

6.	Mortgage Note Payable

In connection with the acquisition of the Property, KC Pinehurst has assumed the existing mortgage loan on the Property pursuant to an assumption agreement, dated as of September 13, 2007, by and among Pinehurst Associates, LLC, KC Pinehurst, Federal Home Loan Mortgage Corporation, the noteholder, and the original guarantor. The mortgage loan, in the amount of approximately $4.8 million, is evidenced by a promissory note dated December 6, 2005 in the original principal amount of $4.9 million. The loan has a fixed rate of 5.58% with a 10-year term, maturing on January 1, 2016. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement. In addition the loan is guaranteed by James E. Lippert, an affiliate of JTL Holdings, LLC and JTL Asset Management, Inc. pursuant to a guaranty dated September 13, 2007 (“New Guaranty”), but only upon the occurrence of certain events specified in the New Guaranty.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have reviewed the accompanying Statement of Revenues and Certain Operating Expenses of Pinehurst Apartment Homes, a property located at 500 NW 63rd Street in Kansas City, Missouri (the Property) for the six months ended June 30, 2007 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of the interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim Historical Summary for it to be in conformity with accounting principles generally accepted in the United States of America.

/s/ IMOWITZ KOENIG & CO., LLP

New York, New York

November 1, 2007

PINEHURST APARTMENT HOMES

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2007

REVENUES
Rental income	$483,499
Other revenue	40,143

Total revenues	523,642

CERTAIN OPERATING EXPENSES
Operating expenses	174,493
Interest expense	136,261
Real estate taxes	30,408
Management fees	26,182
Insurance	12,150

Total of certain operating expenses	379,494

Excess of revenues over certain operating expenses	$144,148

See accompanying notes to statement of revenues and certain operating expenses.

PINEHURST APARTMENT HOMES

Notes to the Statement of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2007

1.	Organization

Pinehurst Apartment Homes is an existing 146 unit multifamily community property (the Property) which was built in two phases in 1986 and 1988 and is located at 500 NW 63rd Street in Kansas City, Missouri. On July 31, 2007, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 500, LLC (“PRIP 500”), formed a joint venture, KC Pinehurst Associates, LLC (“KC Pinehurst”) with JTL Holdings, LLC and JTL Asset Management, Inc. PRIP 500 owns a 97.5% interest while the other two members own the remaining 2.5%. On September 14, 2007, KC Pinehurst acquired the Property pursuant to a Purchase and Sale Agreement by and between KC Pinehurst and Pinehurst Associates, LLC dated July 2, 2007.

2.	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

3.	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

5.	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of Pinehurst Associates, LLC, is the Property Manager of the Property and is entitled to a monthly management fee payable in arrears equal to 4% of the monthly gross revenues collected. Management fees earned were $20,946 for the six months ended June 30, 2007. In addition another member of Pinehurst Associates, LLC is entitled to a management fee equal to 1% of the monthly gross revenues collected and earned $5,236 for the six months ended June 30, 2007. CRES

PINEHURST APARTMENT HOMES

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Six Months Ended June 30, 2007

also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $79,296 for such services for the six months ended June 30, 2007.

6.	Mortgage Note Payable

In connection with the acquisition of the Property, KC Pinehurst has assumed the existing mortgage loan on the Property pursuant to an assumption agreement, dated as of September 13, 2007, by and among Pinehurst Associates, LLC, KC Pinehurst, Federal Home Loan Mortgage Corporation, the noteholder, and the original guarantor. The mortgage loan, in the amount of approximately $4.8 million, is evidenced by a promissory note dated December 6, 2005 in the original principal amount of $4.9 million. The loan has a fixed rate of 5.58% with a 10-year term, maturing on January 1, 2016. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement. In addition the loan is guaranteed by James E. Lippert, an affiliate of JTL Holdings, LLC and JTL Asset Management, Inc. pursuant to a guaranty dated September 13, 2007 (“New Guaranty”), but only upon the occurrence of certain events specified in the New Guaranty.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of Pheasant Run Apartments, a property located at 1102 NE Independence Avenue in Lee’s Summit, Missouri (the Property) for the year ended December 31, 2006 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ IMOWITZ KOENIG & CO., LLP

New York, New York

November 1, 2007

PHEASANT RUN APARTMENTS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2006

REVENUES
Rental income	$1,045,402
Other revenue	95,892

Total revenues	1,141,294

CERTAIN OPERATING EXPENSES
Operating expenses	352,253
Real estate taxes	61,537
Management fees	57,110
Insurance	38,370

Total of certain operating expenses	509,270

Excess of revenues over certain operating expenses	$632,024

See accompanying notes to statement of revenues and certain operating expenses.

PHEASANT RUN APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2006

1.	Organization

Pheasant Run Apartments is an existing 160 unit multifamily community property (the Property) which was built in 1985 and went through substantial renovation in 2003 and 2004. The Property is located at 1102 NE Independence Avenue in Lee’s Summit, Missouri. On June 27, 2007, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 1102, LLC (“PRIP 1102”), formed a joint venture, KC Pheasant Associates, LLC (“KC Pheasant”) with JTL Holdings, LLC and JTL Asset Management, Inc. PRIP 1102 owns a 97.5% interest while the other two members own the remaining 2.5%. On September 26, 2007, KC Pheasant acquired the Property pursuant to a Purchase and Sale Agreement by and between KC Pheasant and Pheasant Run Apts, LS, Limited Partnership dated August 2, 2007.

2.	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

3.	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

5.	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of Pheasant Run Apts, LS, Limited Partnership, is the Property Manager of the Property and is entitled to a monthly management fee

PHEASANT RUN APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Year Ended December 31, 2006

payable in arrears equal to 4% of the monthly gross revenues collected. Management fees earned were $45,688 for the year ended December 31, 2006. In addition another member of Pheasant Run Apts, LS, Limited Partnership is entitled to a management fee equal to 1% of the monthly gross revenues collected and earned $11,422 for the year ended December 31, 2006. CRES also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $159,972 for such services for the year ended December 31, 2006.

6.	Subsequent Event

In connection with the acquisition of the Property, KC Pheasant refinanced the existing mortgage loan on the Property. The refinanced mortgage loan, in the amount of approximately $6.25 million, is evidenced by a Multifamily Note dated September 26, 2007 executed by KC Pheasant in favor of NorthMarq Capital, Inc., a Minnesota corporation (the “Promissory Note”). The loan has an initial fixed rate of 5.95% for a ten-year term of interest only payments with an initial maturation date of October 1, 2017. Assuming no event of default occurs before the initial maturation date, the loan will automatically be extended until October 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement.

The loan agreements contain various covenants, which among other things, limits the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have reviewed the accompanying Statement of Revenues and Certain Operating Expenses of Pheasant Run Apartments, a property located at 1102 NE Independence Avenue in Lee’s Summit, Missouri (the Property) for the six months ended June 30, 2007 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of the interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim Historical Summary for it to be in conformity with accounting principles generally accepted in the United States of America.

/s/ IMOWITZ KOENIG & CO., LLP

New York, New York

November 1, 2007

PHEASANT RUN APARTMENTS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2007

REVENUES
Rental income	$542,437
Other revenue	49,773

Total revenues	592,210

CERTAIN OPERATING EXPENSES
Operating expenses	177,892
Real estate taxes	30,732
Management fees	29,681
Insurance	18,354

Total of certain operating expenses	256,659

Excess of revenues over certain operating expenses	$335,551

See accompanying notes to statement of revenues and certain operating expenses.

PHEASANT RUN APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2007

1.	Organization

Pheasant Run Apartments is an existing 160 unit multifamily community property (the Property) which was built in 1985 and went through substantial renovation in 2003 and 2004. The Property is located at 1102 NE Independence Avenue in Lee’s Summit, Missouri. On June 27, 2007, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 1102, LLC (“PRIP 1102”), formed a joint venture, KC Pheasant Associates, LLC (“KC Pheasant”) with JTL Holdings, LLC and JTL Asset Management, Inc. PRIP 1102 owns a 97.5% interest while the other two members own the remaining 2.5%. On September 26, 2007, KC Pheasant acquired the Property pursuant to a Purchase and Sale Agreement by and between KC Pheasant and Pheasant Run Apts, LS, Limited Partnership dated August 2, 2007.

2.	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

3.	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

5.	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of Pheasant Run Apts, LS, Limited Partnership, is the Property Manager of the Property and is entitled to a monthly management fee

PHEASANT RUN APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses—(Continued)

For the Six Months Ended June 30, 2007

payable in arrears equal to 4% of the monthly gross revenues collected. Management fees earned were $23,745 for the six months ended June 30, 2007. In addition another member of Pheasant Run Apts, LS, Limited Partnership is entitled to a management fee equal to 1% of the monthly gross revenues collected and earned $5,936 for the six months ended June 30, 2007. CRES also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $78,460 for such services for the six months ended June 30, 2007.

6.	Subsequent Event

In connection with the acquisition of the Property, KC Pheasant refinanced the existing mortgage loan on the Property. The refinanced mortgage loan, in the amount of approximately $6.25 million, is evidenced by a Multifamily Note dated September 26, 2007 executed by KC Pheasant in favor of NorthMarq Capital, Inc., a Minnesota corporation (the “Promissory Note”). The loan has an initial fixed rate of 5.95% for a ten-year term of interest only payments with an initial maturation date of October 1, 2017. Assuming no event of default occurs before the initial maturation date, the loan will automatically be extended until October 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement.

The loan agreements contain various covenants, which among other things, limits the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of The Retreat Apartments, a property located at 11128 W. 76th Terrace in Shawnee, Kansas (the Property) for the year ended December 31, 2006 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Imowitz Koenig & Co., LLP

New York, New York

January 15, 2008

THE RETREAT APARTMENTS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2006

REVENUES

Rental income	$2,008,837
Other revenue	175,496

Total revenues	2,184,333

CERTAIN OPERATING EXPENSES

Operating expenses	809,634
Real estate taxes	168,974
Management fees	87,373
Insurance	73,162

Total of certain operating expenses	1,139,143

Excess of revenues over certain operating expenses	$1,045,190

See accompanying notes to statement of revenues

and certain operating expenses.

THE RETREAT APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2006

1.	Organization

The Retreat Apartments is an existing 342 unit multifamily community property (the “Property”) which was built in 1984 and went through substantial renovation in 2004 and 2005. The Property is located at 11128 W. 76th Terrace in Shawnee, Kansas. On January 11, 2008, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 11128, LLC (“PRIP 11128”), formed a joint venture, KC Retreat Associates, LLC (“KC Retreat”) with JTL Holdings, LLC and JTL Asset Management, Inc. PRIP 11128 owns a 97.5% interest while the other two members own the remaining 2.5%. On January 14, 2008, KC Retreat acquired the Property pursuant to a Purchase and Sale Agreement by and between KC Retreat as purchaser and The Retreat, LLC as the seller, dated January 11, 2008.

2.	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

3.	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

5.	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of The Retreat, LLC, is the Property Manager of the Property and is entitled to a monthly management fee payable in arrears equal to 4% of

THE RETREAT APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2006

the monthly gross revenues collected. Management fees earned were $87,373 for the year ended December 31, 2006. CRES also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $361,399 for such services for the year ended December 31, 2006.

6.	Subsequent Event

In connection with the acquisition of the Property, KC Retreat entered into a mortgage loan on the Property in the amount of $13,600,000 as evidenced by a Multifamily Note dated January 11, 2008 executed by KC Retreat in favor of NorthMarq Capital, Inc., a Minnesota corporation (the “Promissory Note”). The mortgage loan requires interest only payments at a rate of 5.58%, until February 1, 2013, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on February 1, 2018, at which time all remaining principal and interest shall become due and payable. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until February 1, 2019 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. Approximately $12.6 million will be due at the initial maturity date. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement.

The loan agreements contain various covenants, which among other things, limits the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have reviewed the accompanying Statement of Revenues and Certain Operating Expenses of The Retreat Apartments, a property located at 11128 W. 76th Terrace in Shawnee, Kansas (the Property) for the nine months ended September 30, 2007 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of the interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim Historical Summary for it to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Imowitz Koenig & Co., LLP

New York, New York

January 15, 2008

THE RETREAT APARTMENTS

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

REVENUES

Rental income	$1,507,247
Other revenue	161,084

Total revenues	1,668,331

CERTAIN OPERATING EXPENSES

Operating expenses	598,852
Real estate taxes	126,787
Management fees	67,423
Insurance	50,545

Total of certain operating expenses	843,607

Excess of revenues over certain operating expenses	$824,724

See accompanying notes to statement of revenues

and certain operating expenses.

THE RETREAT APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2007

1.	Organization

The Retreat Apartments is an existing 342 unit multifamily community property (the “Property”) which was built in 1984 and went through substantial renovation in 2004 and 2005. The Property is located at 11128 W. 76th Terrace in Shawnee, Kansas. On January 11, 2008, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 11128, LLC (“PRIP 11128”), formed a joint venture, KC Retreat Associates, LLC (“KC Retreat”) with JTL Holdings, LLC and JTL Asset Management, Inc. PRIP 11128 owns a 97.5% interest while the other two members own the remaining 2.5%. On January 14, 2008, KC Retreat acquired the Property pursuant to a Purchase and Sale Agreement by and between KC Retreat as purchaser and The Retreat, LLC as the seller, dated January 11, 2008.

2.	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

3.	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

5.	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of The Retreat, LLC, is the Property Manager of the Property and is entitled to a monthly management fee payable in arrears equal to 4% of

THE RETREAT APARTMENTS

Notes to the Statement of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2007

the monthly gross revenues collected. Management fees earned were $67,423 for the nine months ended September 30, 2007. CRES also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $281,376 for such services for the nine months ended September 30, 2007.

6.	Subsequent Event

In connection with the acquisition of the Property, KC Retreat entered into a mortgage loan on the Property in the amount of $13,600,000, as evidenced by a Multifamily Note dated January 11, 2008 executed by KC Retreat in favor of NorthMarq Capital, Inc., a Minnesota corporation (the “Promissory Note”). The mortgage loan requires interest only payments at a rate of 5.58%, until February 1, 2013, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on February 1, 2018, at which time all remaining principal and interest shall become due and payable. Assuming no event of default occurs before the initial maturity date, the loan will automatically be extended until February 1, 2019 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. Approximately $12.6 million will be due at the initial maturity date. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) 1.0% of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement.

The loan agreements contain various covenants, which among other things, limits the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Paladin Realty Income Properties, Inc.

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of Hilltop Apartments, a property located at 8601 Newton Avenue in Kansas City, Missouri (the Property) for the year ended December 31, 2007 (the Historical Summary). This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of the Property’s revenues and operating expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Property for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Imowitz Koenig & Co., LLP

New York, New York

April 10, 2008

Hilltop Apartments

Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2007

	100% Ownership	PRIP 6700, LLC’s 49% Ownership Interest
Revenues
Rental income	$638,739	$312,982
Other revenue	68,431	33,531

Total revenues	707,170	346,513

Certain operating expenses

Operating expenses	255,183	125,040
Real estate taxes	52,707	25,826
Management fees	24,968	12,234
Insurance	20,611	10,099

Total of certain operating expenses	353,469	173,200

Excess of revenues over certain operating expenses	$353,701	$173,313

See accompanying notes to statement of revenues and certain operating expenses.

Hilltop Apartments

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2007

(1)	Organization

Hilltop Apartments is an existing 124 unit multifamily community property (the Property) which was built in 1986. The Property is located at 8601 Newton Avenue in Kansas City, Missouri and is owned by Park Hill Partners I, LLC (“Park Hill”). On April 7, 2008, an affiliate of Paladin Realty Income Properties, Inc. (“Paladin”), PRIP 6700, LLC (“PRIP 6700”), acquired a 49% interest in Park Hill from JTL Properties, LLC which retains the remaining 51% interest.

(2)	Basis of Presentation

The Statement of Revenues and Certain Operating Expenses (the Historical Summary) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes revenues and certain operating expenses of the Property, exclusive of interest income, interest expense, depreciation and amortization, and non-recurring items which may not be comparable to the corresponding amounts reflected in the future operations of the Property. The Historical Summary also presents revenues and certain operating expenses of the Property at PRIP 6700’s 49% ownership interest.

(3)	Principles of Reporting and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

a)	Revenue Recognition

The Property’s lease agreements are operating leases. Rental income is recognized in accordance with the terms of each lease. Other revenue consists of various tenant related charges and are recognized as revenue in the period in which the applicable charge is incurred.

b)	Accounts Receivable

Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

c)	Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

(5)	Related Party Transactions

C.R.E.S. Management, LLC (“CRES”), an affiliate of one of the members of Park Hill is the Property Manager of the Property and was entitled to a monthly management fee payable in arrears equal to 3.5% of the monthly gross revenues collected through December 1, 2007 when such fee was increased to 5%. Management fees earned were $24,968 for the year ended December 31, 2007. CRES also provides all employee services for leasing, maintenance, office, accounting and various other expense items for which they are reimbursed. CRES was reimbursed $112,553 for such services for the year ended December 31, 2007.

Hilltop Apartments

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2007

(6)	Mortgage Loan

On November 30, 2007 Park Hill refinanced the existing mortgage loan on the Property. The refinanced mortgage loan, in the amount of approximately $4.25 million, is evidenced by a Multifamily Note dated November 30, 2007 executed by Park Hill in favor of NorthMarq Capital, Inc., a Minnesota corporation (the “Promissory Note”). The mortgage loan requires interest only payments at a rate of 5.81%, until December 1, 2012, after which principal and interest are payable monthly on a 30-year amortization schedule until the loan’s maturity on December 1, 2017, at which time all remaining principal and interest shall become due and payable. Approximately $3.990 million will be due at maturity. Assuming no event of default occurs before the initial maturation date, the loan will automatically be extended until December 1, 2018 with an adjustable interest rate based on the Federal Home Loan Mortgage Corporation Reference Bill Index. The loan is pre-payable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. In the event of default, the entire unpaid principal balance, any accrued interest, any prepayment penalty and all other amounts payable under the Promissory Note will be due and payable. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement.

The loan agreements contain various covenants, which among other things, limits the ability of the borrowers to incur indebtedness, engage in certain business activities, enter into material leases on the Property and transfer their interest in the Property among others. The loan agreements also contain certain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the Property and bankruptcy-related defaults. In the event of default, the loan may be accelerated and all amounts due under the loan will become immediately due and payable.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the consolidated financial statements and notes of Paladin Realty Income Properties, Inc. (“Paladin REIT”) included in this prospectus.

The following unaudited pro forma consolidated balance sheet as of March 31, 2008 has been prepared to give effect to the acquisition of a 49% membership interest in Park Hill Partners I, LLC (“Park Hill”), a single-purpose limited liability company that owns Hilltop Apartments at 8601 Newton Avenue in Kansas City, Missouri (“Hilltop”) (the “Hilltop Acquisition”) as if the Hilltop Acquisition occurred on March 31, 2008. The actual acquisition of Park Hill occurred on April 7, 2008. Paladin Realty Income Properties, L.P. (“Paladin OP”) is a Delaware limited partnership that was organized to own and operate properties on behalf of Paladin REIT and is a consolidated subsidiary of Paladin REIT. The 49% membership interest in Park Hill is held by PRIP 6700, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP.

The following unaudited pro forma consolidated statement of operations for the three months ended March 31, 2008 has been prepared to give effect to (1) the acquisition by KC Retreat Associates, LLC (“KC Retreat”), a single-purpose limited liability company in which Paladin REIT holds a 97.5% membership interest, of The Retreat of Shawnee located at 11128 West 76th Terrace, Shawnee, Kansas (“Retreat Apartments”) (the “Retreat Acquisition”) as if the Retreat Acquisition occurred on January 1, 2007 and (2) the Hilltop Acquisition as if the Hilltop Acquisition occurred on January 1, 2007. The actual acquisition of Retreat Apartments occurred on January 14, 2008. The 97.5% membership interest in KC Retreat is held by PRIP 11128, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 2007 has been prepared to give effect to (1) the acquisition by KC Pinehurst Associates, LLC (“KC Pinehurst”), a single-purpose limited liability company in which Paladin REIT holds a 97.5% membership interest, of Pinehurst Apartment Homes located at 500 NW 63rd Street, Kansas City, Missouri (“Pinehurst Apartment Homes”), (2) the acquisition by KC Pheasant Associates, LLC (“KC Pheasant”), a single-purpose limited liability company in which Paladin REIT holds a 97.5% membership interest, of Pheasant Run Apartments located at 1102 NE Independence Avenue, Lee’s Summit, Missouri (“Pheasant Run Apartments”), (3) the Retreat Acquisition, and (4) the Hilltop Acquisition (collectively, the “Acquisitions”) as if the Acquisitions occurred on January 1, 2007. The actual acquisition of Pinehurst Apartment Homes occurred on September 14, 2007, and the actual acquisition of Pheasant Run Apartments occurred on September 26, 2007. The 97.5% membership interest in KC Pinehurst is held by PRIP 500, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP. The 97.5% membership interest in KC Pheasant is held by PRIP 1102, LLC, a Delaware limited liability company and wholly-owned subsidiary of Paladin OP.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the Acquisitions been consummated as of the dates indicated. In addition, the pro forma balance sheet includes pro forma allocations of the purchase price based upon preliminary estimates of the fair value of the assets and liabilities acquired in connection with the Acquisitions. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2008

(UNAUDITED)

	Paladin Realty Income Properties, Inc and Subsidiaries Historical(a)	Acquisitions		Pro Forma Total
		Hilltop Apartments
Assets
Real estate:
Buildings and improvements	$63,863,369	$4,470,216	(b)	$68,333,585
Land	7,991,578	430,000	(b)	8,421,578
Furniture, fixtures and equipment	1,557,698	250,000	(b)	1,807,698
In-place leases	1,069,508	30,000	(b)	1,099,508

	74,482,153	5,180,216		79,662,369
Less: Accumulated depreciation and amortization	(2,874,457)	—		(2,874,457)

Total real estate, net	71,607,696	5,180,216		76,787,912
Investment in real estate joint venture	1,661,592	—		1,661,592
Cash and cash equivalents	5,352,568	(792,497	)(e)(f)	4,560,071
Restricted cash	1,914,571	(127,249	)(b)(f)	1,787,322
Prepaid expenses and other assets, net	1,047,677	77,637	(b)	1,125,314

Total Assets	$81,584,104	$4,338,107		$85,922,211

Liabilities and Shareholders' Equity
Mortgages payable	$57,462,260	$4,250,000	(c)	$61,712,260
Due to affiliates	390,841	57,750	(d)	448,591
Unaccepted subscriptions for common shares	207,503	(207,503	)(f)	—
Accrued expenses and other liabilities	1,267,673	30,357	(b)	1,298,030
Dividends payable	291,952	—		291,952

Total liabilities	59,620,229	4,130,604		63,750,833

Minority interest	207,468	—		207,468

Shareholders’ equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; none issued or outstanding	—	—		—
Common shares, $0.01 par value, 750,000,000 shares authorized; 2,971,439 shares issued as of March 31, 2008	29,714	207	(f)	29,921
Additional paid-in-capital	26,063,684	207,296	(f)	26,270,980
Treasury shares, at cost–2,537 shares	(23,593)	—		(23,593)
Accumulated deficit and dividends	(4,313,398)	—		(4,313,398)

Total shareholders’ equity	21,756,407	207,503		21,963,910

Total Liabilities and Shareholders’ Equity	$81,584,104	$4,338,107		$85,922,211

(a)	Historical financial information is derived from the unaudited consolidated financial statements of Paladin REIT as of March 31, 2008 which are included elsewhere in this prospectus.

(b)	To record the pro forma effect of the acquisition of Hilltop Apartments, assuming that the acquisition had occurred on March 31, 2008.

(c)	Reflects mortgage loan associated with the acquisition of Hilltop Apartments, assuming that the acquisition had occurred on March 31, 2008.

(d)	Reflects deferred acquisition fee associated with the acquisition of Hilltop Apartments, assuming that the acquisition had occurred on March 31, 2008.

(e)	Reflects the net change in cash available and contributed to Paladin OP for the acquisition of Hilltop Apartments, assuming that the acquisition had occurred on March 31, 2008.

(f)	Proceeds from sales of common shares after March 31, 2008 for unaccepted subscriptions held in escrow as of March 31, 2008.

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2008

(UNAUDITED)

	Paladin Realty Income Properties, Inc and Subsidiaries Historical(a)	Pro Forma Adjustments				Pro Forma Total
		Acquisitions
		Retreat Apartments		Hilltop Apartments
Revenues
Rental income	$2,077,885	$83,736	(b)	$159,685	(e)	$2,321,306
Other income	192,662	8,949	(b)	17,108	(e)	218,719
Interest income	23,590	—		—		23,590

Total Revenues	2,294,137	92,685		176,793		2,563,615

Expenses
Property operating expenses	783,977	33,270	(b)	63,796	(e)	881,043
Real property taxes	163,466	7,044	(b)	13,177	(e)	183,687
General and administrative expenses	350,158	7,979	(b)	14,545	(e)	372,682
Interest expense, including amortization of deferred financing costs	846,100	29,896	(c)	64,091	(f)	940,087
Depreciation and amortization expense	574,287	24,631	(b)	51,930	(e)	650,848

Total Expenses	2,717,988	102,820		207,539		3,028,347

Loss before equity in earnings and minority interest	(423,851)	(10,135)		(30,746)		(464,732)
Equity in income from real estate joint venture	21,227	—		—		21,227
Minority interest	34,323	68	(d)	206	(g)	34,597

Net loss	$(368,301)	$(10,067)		$(30,540)		$(408,908)

Net loss per common share
Basic	$(0.13)					$(0.15)

Diluted	$(0.13)					$(0.15)

Weighted average number of common shares outstanding
Basic	2,759,459					2,780,209

Diluted	2,759,459					2,780,209

(a)	Historical financial information is derived from the unaudited consolidated financial statements of Paladin REIT as of March 31, 2008 which are included elsewhere in this prospectus.

(b)	Pro forma results of Retreat Apartments, assuming the acquisition of Retreat Apartments had occurred on January 1, 2007. General and administrative expenses includes Paladin REIT's asset management fees $1,425. Retreat Apartments was acquired on January 14, 2008.

(c)	Interest expense on Retreat Apartments mortgage payable of $13,600,000 at 5.58% per annum plus amortization of deferred financing costs of $384.

(d)	Minority interest is adjusted to reflect pro forma ownership of 0.7% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Retreat Apartments by JTL Holdings, LLC and JTL Asset Management, Inc., unaffiliated third parties.

(e)	Pro forma results of Hilltop Apartments, assuming the acquisition of Hilltop Apartments had occurred on January 1, 2007. General and administrative expenses includes Paladin REIT's asset management fees $3,150. Hilltop Apartments was acquired on April 7, 2008.

(f)	Interest expense on Hilltop Apartments mortgage payable of $4,250,000 at 5.81% per annum plus amortization of deferred financing costs of $1,674.

(g)	Minority interest is adjusted to reflect pro forma ownership of 0.7% of Paladin OP by Paladin Realty Advisors, LLC and the 51.0% ownership of Hilltop Apartments by JTL Properties, LLC, an affiliated third party.

PALADIN REALTY INCOME PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(UNAUDITED)

	Paladin Realty Income Properties, Inc and Subsidiaries Historical (a)	Pro Forma Adjustments								Pro Forma Total
		Acquisitions
		Pinehurst Apartment Homes		Pheasant Run Apartments		Retreat Apartments		Hilltop Apartments
Revenues
Rental income	$5,072,207	$651,304	(b)	$803,144	(e)	$2,009,663	(h)	$638,739	(k)	$9,175,057
Other income	416,793	49,805	(b)	70,707	(e)	214,779	(h)	68,431	(k)	820,515
Interest income	106,622	—		—		—		—		106,622

Total Revenues	5,595,622	701,109		873,851		2,224,442		707,170		10,102,194

Expenses
Property operating expenses	1,732,394	230,068	(b)	239,809	(e)	798,469	(h)	255,183	(k)	3,255,923
Real property taxes	419,129	40,053	(b)	45,989	(e)	169,049	(h)	52,707	(k)	726,927
General and administrative expenses	1,036,478	98,363	(b)	119,848	(e)	191,490	(h)	58,179	(k)	1,504,358
Interest expense, including amortization of deferred financing costs	2,357,226	194,058	(c)	282,325	(f)	778,624	(i)	257,050	(l)	3,869,283
Depreciation and amortization expense	1,678,196	231,975	(b)	301,253	(e)	591,132	(h)	207,720	(k)	3,010,276

Total Expenses	7,223,423	794,517		989,224		2,528,764		830,839		12,366,767

Loss before equity in earnings and minority interest	(1,627,801)	(93,408)		(115,373)		(304,322)		(123,669)		(2,264,573)
Equity in income from real estate joint venture	83,896	—		—		—		—		83,896
Minority interest	219,437	20,549	(d)	3,040	(g)	2,327	(j)	946	(m)	246,299

Net loss	$(1,324,468)	$(72,859)		$(112,333)		$(301,995)		$(122,723)		$(1,934,378)

Net loss per common share
Basic	$(0.75)									$(1.09)

Diluted	$(0.75)									$(1.09)

Weighted average number of common shares outstanding
Basic	1,758,564									1,779,314

Diluted	1,758,564									1,779,314

(a)	Historical financial information is derived from the audited consolidated financial statements of Paladin REIT for the year ended December 31, 2007 which are included elsewhere in this prospectus.

(b)	Pro forma results of Pinehurst Apartment Homes, assuming the acquisition of Pinehurst Apartment Homes had occurred on January 1, 2007. General and administrative expenses includes Paladin REIT’s asset management fees of $21,699. Pinehurst Apartment Homes was acquired on September 14, 2007.

(c)	Interest expense on Pinehurst Apartment Homes mortgage payable of $4,795,763 at 5.58% per annum plus amortization of deferred financing costs of $3,636.

(d)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Pinehurst Apartment Homes by JTL Holdings, LLC and JTL Asset Management, Inc., unaffiliated third parties.

(e)	Pro forma results of Pheasant Run Apartments, assuming the acquisition of Pheasant Run Apartments had occurred on January 1, 2007. General and administrative expenses includes Paladin REIT’s asset management fees of $23,778. Pheasant Run Apartments was acquired on September 26, 2007.

(f)	Interest expense on Pheasant Run Apartments mortgage payable of $6,250,000 at 5.95% per annum plus amortization of deferred financing costs of $4,439.

(g)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Pheasant Run Apartments by JTL Holdings, LLC and JTL Asset Management, Inc., unaffiliated third parties.

(h)	Pro forma results of Retreat Apartments, assuming the acquisition of Retreat Apartments had occurred on January 1, 2007. General and administrative expenses includes Paladin REIT’s asset management fees $34,200. Retreat Apartments was acquired on January 14, 2008.

(i)	Interest expense on Retreat Apartments mortgage payable of $13,600,000 at 5.58% per annum plus amortization of deferred financing costs of $9,204.

(j)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 2.5% ownership of Retreat Apartments by JTL Holdings, LLC and JTL Asset Management, Inc. , unaffiliated third parties.

(k)	Pro forma results of Hilltop Apartments, assuming the acquisition of Hilltop Apartments had occurred on January 1, 2007. General and administrative expenses includes Paladin REIT’s asset management fees $12,600. Hilltop Apartments was acquired on April 7, 2008.

(l)	Interest expense on Hilltop Apartments mortgage payable of $4,250,000 at 5.81% per annum plus amortization of deferred financing costs of $6,696.

(m)	Minority interest is adjusted to reflect pro forma ownership of 0.8% of Paladin OP by Paladin Realty Advisors, LLC and the 51.0% ownership of Hilltop Apartments by JTL Properties, LLC , an affiliated third party.

APPENDIX A

Prior Performance Tables

The following prior performance tables (“Tables”) provide information relating to the real estate investment programs sponsored by Paladin Realty and its affiliates which have investment objectives similar to ours (the “prior Paladin real estate programs”). This offering is the first publicly offered program sponsored by Paladin Realty. All of the prior Paladin prior programs have been private real estate investment funds offered to institutional and other private investors or single project real estate investment vehicles, also primarily involving institutional investors.

Prospective investors should read these Tables carefully together with the summary information concerning the Paladin programs as set forth in the “Prior Performance Summary” section of this prospectus.

Our determination as to which of Paladin Realty’s prior programs have investment objectives similar to ours was based on the type and approximate size or value of the properties in which the programs invested, whether through acquisitions or development of properties, and experience with multiple property types and “value added” opportunities in properties that the programs acquired. We also considered that each program sought properties that would provide the ability to make regular cash distributions as well as the ability to realize growth in the value of properties. We consider programs that invested primarily in these product types (which would include all the prior Paladin real estate programs) to have investment objectives similar to ours, although we may make investments in other product types from those in which prior programs have invested and the prior programs have included some product types in which we currently do not intend to invest.

Although we consider each of the prior Paladin real estate programs to have had similar investment objectives to ours, investors in our common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Paladin real estate programs. The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin real estate programs, the returns to our stockholders will vary from those generated by the prior Paladin real estate programs. In addition, the prior Paladin real estate programs, which were conducted through privately-held entities, were not subject to either the up front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. We are also the first program sponsored by Paladin Realty or any of its affiliates to make or acquire mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior Paladin real estate programs will be indicative of our future performance. See “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.”

The inclusion of the tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which the tables relate.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds

Table II—Compensation to Sponsor

Table III—Operating Results of Prior Programs

Table IV—Results of Completed Programs

Table V—Sales or Disposals of Properties

Additional information relating to the acquisition of properties by the prior Paladin real estate programs is contained in Table VI, which is included in Part II of the registration statement which we have filed with the Securities and Exchange Commission. Copies of any or all information will be provided to prospective investors at no charge upon request.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (ON A PERCENTAGE BASIS)(a)

This Table provides a summary of the experience of Paladin Realty as a sponsor in raising and investing funds in programs for which the offerings have closed since December 31, 2004. Information is provided as to the manner in which the proceeds of the offering have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested. Information is provided as of December 31, 2007.

Paladin Realty Latin America Investors II, LP
Dollar Amount Offered	$200,000,000
Dollar Amount Raised (100 percent)	$200,000,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	—
Organizational expenses	0.4%
Loan Costs	0.5%
Reserves
Percent available for investment	99.1%
Acquisition costs:
Prepaid items and fees related to purchase of property	—
Purchase Price (cash down payment)	22.6%
Acquisition fees	—
Other (explain)	—
Total acquisition costs	22.6%
Percent leverage (mortgage financing divided by total acquisition cost)	48.2%
Date offering began	12/27/04
Length of offering (in months)	21 months
Months to invest 90 percent of amount available for investment (measured from beginning of offering)	(b)

(a)	All percentage amounts except “Percent leverage” represent percentages of the “Dollar Amount Raised.”
(b)	This program’s initial closing occurred on October 3, 2005, and it is still in the process of investing those proceeds.

Past performance is not necessarily indicative of future performance.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

Table II summarizes the amount and type of compensation paid to Paladin Realty and its affiliates during the three years ended December 31, 2007 in connection with (a) prior Paladin real estate programs the offerings of which have closed since December 31, 2004 and (b) on an aggregate basis, 13 prior Paladin real estate programs the offerings of which closed on or prior to December 31, 2004.

Type of Compensation	Paladin Realty Latin America Investors II, LP	Other Programs
Date offering commenced	12/27/04	—
Dollar amount raised	$200,000,000	369,387,156
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—
Acquisition fees
—real estate commissions	—	—
—advisory fees	—	309,110
—other	—	—
Organization Costs	813,844	—
Dollar amount of cash generated from operations before deducting payments to sponsor	—	N/A
Amount paid to sponsor from operations:
Property management fees	—	—
Partnership management fees	7,875,001	16,643,350
Reimbursements	173,502	388,939
Leasing commissions	—	—
Other (Asset management fees)	—	23,130,255
Dollar amount of property sales and refinancing before deducting payments to sponsor
—cash	—	683,127,998
—notes	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—
Incentive fees	—	2,161,838
Other—Disposition fees	—	888,811

Past performance is not necessarily indicative of future performance.

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)

Table III summarizes the operating results of prior Paladin real estate programs the offerings of which have closed since December 31, 2002. Operating results are presented for each fiscal year since the inception of each program. Except as otherwise noted, all figures are as of December 31 of the year indicated and represent a full year of operations for the year indicated.

	Paladin Realty Latin America Investors II, LP
	October 3, 2005 through December 31, 2005	2006	2007
Gross Revenues	$6,936	$33,294	$73,090
Less: Operating Expenses	737,027	4,476,283	4,731,485
Equity in income (losses) of unconsolidated joint ventures	—	(15,471)	3,014,207
Interest expense	119,630	623,513	974,086
Depreciation	—	—	—
Net Income (Loss)	(849,721)	(5,081,973)	(2,618,274)
Taxable Income (Loss)
—from operations	(112,693)	(5,488,080)	(a)
—from gain of sale	—	—	(a)
Cash generated from (used in) operations	(401,695)	(5,600,910)	(5,194,741)
Cash generated from sales	—	—	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	(401,695)	(5,600,910)	(5,194,741)
Less: Cash distributions to investors
—from operating cash flow	—	—	—
—from sales and refinancing	—	—	—
—from the Reorganization	—	—	—
Cash generated (deficiency) after cash distributions	(401,695)	(5,600,910)	(5,194,741)
Less: Special items (not including sales and refinancing)
Source of Funds
General Partner Contributions	—	248,517	742,421
Limited Partner Contributions	—	7,952,476	23,758,338
Distributions received from real estate joint ventures	—	3,997,000	—
Borrowings from mortgages and construction loans payable	10,000,000	12,919,810	25,500,000
Net contributions received from minority interests	—	109,395	463,558
Sale of short term investments	—	—	568,888
Use of Funds
Purchase of real estate and improvements	(6,106,180)	(7,937,635)	(11,248,537)
Investment in real estate joint ventures	—	(10,302,793)	(8,302,769)
Purchase of short term investments	—	(629,665)	—
Organizational costs	(718,381)	(31,619)	—
Loan Refinancing Costs	(977,266)	(61,785)	37,193
Principal payments on mortgages and construction loans payable	—	—	(26,662,772)
Effect of exchange rage changes on cash	—	(6,299)	2,875
Cash generated (deficiency) after cash distributions and special items	1,796,478	656,492	(333,546)
Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$(1)	$(33)	(a)
—from recapture	—	—	(a)
Capital gain (loss)	—	—	(a)
Cash distributions to Investors
Source
—Investment income	—	—	—
—Return of capital	—	—	—
Source (on cash basis)
—Sales	—	—	—
—Refinancing	—	—	—
—Operations	—	—	—
—Return of Unused Capital Called	—	—	—
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)		100.0%	100.0%

(a)	Federal income tax results for the 2007 tax year are not yet available for this program.

Past performance is not necessarily indicative of future performance.

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

Table IV summarizes the results of prior Paladin real estate programs sponsored by Paladin Realty that completed their operations and sold all their properties during the five years ended December 31, 2007.

	FSF Mission Station/ Woodtrails	FSF Heather Ridge Associates, LLC	FSF Village Square Associates, LLC(a)	FSF Mariner Pointe Associates, LP	Pivotal Simon Hotel XXIV, LLC	Everest Investors 3, LLC
Dollar Amount Raised	$922,000	$600,000	$833,602	$2,000,000	$8,200,000	$1,914,856
Number of Properties Purchased	2	2	1	1	1	17
Date of Closing of Offering	5/20/96	11/4/96	9/4/1997	10/30/96	8/29/00	6/17/96
Date of First Sale of Property	4/23/04	6/7/02	8/13/03	12/17/03	11/7/03	3/19/97
Date of Final Sale of Property	4/23/04	9/18/03	8/13/03	12/17/03	10/14/03	9/25/03
Tax and Distribution Data Per $1000 Investment
Federal Income Tax Results
Ordinary income (loss)
—from operations	$(1,023)	$(608)	$(338)	$(550)	$1,623	$(99)
—from recapture	1,085	404	792	527	—	256
Capital Gain (loss)	1,287	167	207	379	—	375
Deferred Gain
Capital	—	—	—	—	—	—
Ordinary	—	—	—	—	—	—
Cash Distributions to Investors
Source (on Tax basis)
—Investment Income	133	838	440	362	1,658	534
—Return of Capital	1,000	1,000	431	1,000	1,000	1,000
Source (on cash basis)
—Sales	167	1,249	—	72	2,658	1,534
—Refinancing	709	—	431	973	—	—
—Operations	257	589	440	317	—	—
—Return of Unused Capital Called	—	—	—	—	—	—
Receivables on Net Purchase Money Financing	—	—	—	—	—	—

(a)	The property owned by this program was sold to the mortgage lender for the property in satisfaction of the outstanding balance of mortgage indebtedness.

Past performance is not necessarily indicative of future performance.

TABLE V

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

Table V presents summary information on the results of sales or disposals of properties from prior Paladin real estate programs during the three years ended December 31, 2007. The Table includes information about the net sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties.

Property	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing Costs and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net of Closing Costs	Mortgage Balance At Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(1)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total
William E. Simon & Sons Realty Partners, L.P.
CB Woodside Building	5/26/1998	1/6/2005	6,882,761	5,513,616	—	—	12,396,377	6,000,000	2,500,000	8,500,000	3,443,056
Grafton Hotel on Sunset	1/6/1999	1/10/2005	17,920,382	7,515,565	—	—	25,435,947	8,000,000	5,772,000	13,772,000	5,453,227
Telecom Center LA	12/23/1997	2/25/2005	15,248,599	4,382,210	—	—	19,630,809	8,245,000	6,644,000	14,889,000	12,939,240
Santa Rosa Apartments	4/29/2002	9/30/2005	8,632,997	17,780,775	—	—	26,413,772	16,451,000	5,711,000	22,162,000	2,513,135
Hotel La Jolla	10/19/1996	9/21/2005	18,096,309	6,144,576	—	—	24,240,885	7,000,000	7,600,000	14,600,000	4,631,406
California Technology Center	7/24/2000	12/16/2005	26,354,553	37,249,724	—	—	63,604,277	37,700,000	12,085,000	49,785,000	3,807,682
Arbors at Thousand Oaks	7/20/2000	1/5/2006	33,116,152	14,854,939	—	—	47,971,091	14,868,000	3,011,394	17,879,934	4,273,127
Red Mountain Country Club	7/2/2002	3/9/2006	2,283,632	—	—	—	2,283,632	—	2,552,000	2,552,000	—
Punta Mita Resort	2/28/2002	4/5/2006	2,000,000	3,126,443	—	—	5,126,443	3,600,000	1,725,000	5,325,000	2,605,167
Essex House Hotel	2/24/1997	6/5/2006	6,787,360	5,424,662	—	—	12,212,022	6,000,000	6,169,000	12,169,000	2,986,948
Palisades Village Center	10/20/2000	2/15/2007	15,238,460	16,398,132	—	—	31,636,592	10,000,000	7,389,000	17,389,000	6,999,419
Richland Pointe Business Center	8/17/1999	12/6/2007	11,769,604	7,543,655	—	—	19,313,259	7,700,000	3,772,000	11,472,000	9,558,181
WC Investors Limited Partnership
Citrus Court Apartments	9/18/2000	3/31/2005	8,980,297	6,895,088	—	—	15,875,385	7,178,000	2,377,139	9,555,139	3,284,397
River Canyon Apartments	3/16/2001	6/30/2005	10,911,076	8,621,853	—	—	19,532,929	7,150,000	2,575,298	9,725,298	3,637,345
San Dimas Village Apartments	11/22/2000	7/15/2005	3,450,993	3,623,215	—	—	7,074,208	3,000,000	1,035,150	4,035,150	1,654,030
Casa de Vallecita Apartments	8/1/2000	8/1/2005	2,544,148	4,682,828	—	—	7,226,976	3,359,460	2,160,469	5,519,929	1,933,417
Southridge Apartments	9/18/2000	8/31/2005	6,408,628	5,808,251	—	—	12,216,879	4,700,000	1,640,199	6,340,199	2,883,699
Spring Hill Garden Apartments	1/9/2003	8/31/2005	4,551,164	5,800,781	—	—	10,351,945	6,000,000	2,072,815	8,072,815	1,417,918
Claremont Palms Apartments	2/28/2001	8/31/2005	5,021,856	6,560,132	—	—	11,581,988	6,000,000	1,691,581	7,691,581	2,476,968
Santa Fe Apartments	10/22/2001	2/21/2007	12,505,432	14,000,000	—	—	26,505,432	10,329,461	2,387,560	12,717,021	3,336,714
Reflections Apartments	3/29/2004	3/9/2007	16,922,846	19,571,592	—	—	36,494,438	20,000,000	6,375,455	26,375,455	1,445,972

Past performance is not necessarily indicative of future performance.

(1)	Allocation of taxable gain (loss) associated with individual property sales between ordinary and capital gains (losses) is as follows:

	Taxable Gain		Capital Gain	Ordinary Gain
William E. Simon & Sons Realty Partners, L.P.
CB Woodside Building	3,388,368		2,915,081	473,287
Grafton Hotel on Sunset	9,097,516		8,042,060	1,055,456
Telecom Center L.A.	10,150,473		8,963,207	1,187,266
Santa Rosa Apartments	8,876,067		6,892,403	1,983,664
Hotel La Jolla	3,043,770		1,664,576	1,379,194
California Technology Center	20,495,285		18,879,213	1,616,072
Arbors at Thosand Oaks	6,403,258		5,051,622	1,351,636
Red Mountain Country Club	2,298,508		2,298,508	—
Punta Mita Resort	—		—	—
Essex House Hotel	6,388,743		5,322,928	1,065,815
Palisades Village Center	15,143,807		13,134,678	2,009,129
Richland Pointe Business Center	10,789,748		9,945,060	844,688
WC Investors Limited Partnership
Citrus Court Apartments	(a	)	—	—
River Canyon Apartments	(a	)	—	—
San Dimas Village Apartments	(a	)	—	—
Casa de Vallecita Apartments	(a	)	—	—
Southridge Apartments	(a	)	—	—
Spring Hill Garden Apartments	(a	)	—	—
Claremont Palms Apartments	(a	)	—	—
Santa Fe Apartments	—		—	—
Reflections Apartments	—		—	—

(a)	This property was sold in a transaction structure to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code, and accordingly, no taxable gain was recorded in connection with the disposition.

Past performance is not necessarily indicative of future performance.

APPENDIX B

SUBSCRIPTION AGREEMENT FOR SHARES OF PALADIN REALTY INCOME PROPERTIES, INC.

1. YOUR INITIAL INVESTMENT

Return to:

Paladin Realty Income Properties, Inc.

c/o Wells Fargo Bank, N.A.

Corporate, Municipal and Escrow Solutions

Attn: Lisa Reidburn

666 Walnut Street

MAC N8200-034

Des Moines, IA 50309

Instructions for investors other than custodial accounts Make all checks payable to: Paladin Realty Income Properties, Inc.

Wire transfers should be sent to:

Wells Fargo Bank, NA

ABA 121000248

Account Name: Trust Wire Clearing

Account Number: 0000405200

Attn: Lisa Reidburn (515) 245-3256

Ref. FCT: Paladin Realty Income Properties, Inc.

The minimum investment is $3,000.	Investment Amount $

☐ A.	Volume Discount. Please link the tax identification numbers or account numbers listed below for Volume Discount privileges, so that this and future purchases will receive any discount for which they are eligible.

Tax ID/SSN or Account Number	Tax ID/SSN or Account Number	Tax ID/SSN or Account Number

☐ B.	Check this box if you are eligible for Net Commission Purchases. Net Commission Purchases are available to: employees (and their spouses and minor children) of a Broker-Dealer, employees (and their spouses and minor children) of Paladin Realty Income Properties, Inc. and its affiliates, investors purchasing through a Registered Investment Advisor (RIA), or investment participants in a wrap account or commission replacement account approved by the Broker-Dealer, a RIA, a bank trust account, or similar entity.

2. FORM OF OWNERSHIP (Please print clearly)

(Select only one)

☐	INDIVIDUAL OR JOINT (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)	☐	CUSTODIAL ACCOUNT (Retirement Application must be attached) ☐ IRA ☐ SEP/IRA ☐ ROTH/IRA	ACCOUNT NUMBER
☐ Transfer on Death-optional designation of beneficiaries for individual, joint owners with rights of survivorship, or tenants by the entireties.
☐	IRA (Third Party Administered IRA)	☐	TRUST (Include Trustee Certification)
☐	PENSION PLAN (Third Party Administered Plans)	☐	NON-PROFIT ORGANIZATION
☐	UNIFORM GIFT/TRANSFER TO MINORS	☐	CORPORATION OR PARTNERSHIP
☐	(UGMA/UTMA) Under the UGMA/UTMA of the State of ______________		(Corporate Resolution or Partnership Agreement must be attached)
		☐	OTHER (Include title and signature pages)

Individual/Custodian**

Custodian’s Name	Tax ID Number	Investor’s Account Number

First Name (Mi)	Last Name*	Gender (M/F)

Social Security Number*	Driver’s License No./State*	Date of Birth (MM,DD,YYYY)*

Joint Owner/Minor

First Name	(Mi)	Last Name*	Gender (M/F)

Social Security Number*	Drivers License No./State		Date of Birth (MM,DD,YYYY)*

Transfer on Death Beneficiary Information (Individual or Joint Tenant Accounts Only)

First Name	(Mi) Last Name	Social Security Number	___Primary ___%

First Name	(Mi) Last Name	Social Security Number	___Primary ___%

Trust/Corporation/Partnership/Other Entity

Name of Trust, Corporation, Partnership or other Entity*	Date of Trust*

Full Name(s) of Trustee(s)*	Tax ID Number*

  *     Required by law

**     For custodial accounts, a completed copy of this Subscription Agreement should be sent directly to the custodian. The custodian will forward the subscription documents and wire the appropriate funds to Wells Fargo Bank, N.A.

☐ Check this box if you are subject to backup withholding.

3. YOUR ADDRESS (Section 3C must be completed if mailing address in Section 3A is a P.O. Box)

A. Owner’s Mailing Address/Address of Record (Will not be accepted without a permanent street address)

Address		Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-Mail Address

B. Joint Owner’s Street Address (If different than address of record)

Street Address		Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-Mail Address

If you are using a P.O. Box for your mailing address, then you must provide a street address for verification purposes. Please provide your street address in this section.

C. Residential Street Address

Street Address		Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number

4. DISTRIBUTION INFORMATION

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit, or to elect to receive distributions by check mailed to you at the address set forth in Section 3 above. Choose option A, B, C or D.

I hereby subscribe for Shares of Paladin Realty Income Properties, Inc. and elect the distributions option indicated.

A.	☐ Reinvest/Distribution Reinvestment Plan (see Prospectus for details)

B.	☐ Cash/Direct Deposit Please attach a voided pre-printed check. (Non-Custodian Investors Only)

I authorize Paladin Realty Income Properties, Inc. or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Paladin Realty Income Properties, Inc. in writing to cancel it. In the event that Paladin Realty Income Properties, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name of Financial Institution	Mailing Address

City	State	Zip Code

Please attach voided pre-printed check here*

*The above services cannot be established without a preprinted voided check.

For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

Signature

Your Bank’s ABA Routing Number	Your Bank Account Number	Checking Account	Savings Account

C.    ☐ Cash/Check mailed to the address set forth in Section 3A above.

D.    ☐ Third-Party Payee.  Send distributions via check to third-party payee listed below: (Not available for qualified plans without custodial approval)

Name	Mailing Address

City	State	Zip Code

Account #

5. ELECTRONIC DELIVERY OF REPORTS AND UPDATES

In lieu of receiving paper documents, I authorize Paladin Realty Income Properties, Inc. to make available on its website at www.paladinreit.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available. Please note that electronic delivery of reports and updates is not available to residents of Ohio.

Send notices to: (You must provide an e-mail address if you choose this option)

E-Mail Address:

(May not be initially available)

Should you determine that you no longer wish to receive electronic delivery of reports and updates, please contact:

Paladin Realty Income Properties, Inc.

Attn: Operations

10880 Wilshire Boulevard, Suite 1400

Los Angeles, CA 90024

(310) 996.8704

6. BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA) INFORMATION (All fields mandatory)

The Broker-Dealer or RIA must sign below to complete order. The Broker-Dealer or RIA hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence or the state in which the sale was made, if different.

Broker-Dealer or RIA Firm Name	Financial Advisor Name

Financial Advisor Address

City	State	Zip

Advisor Number	Branch Number	Telephone Number

E-Mail Address	Fax Number

This subscription was made as follows:

☐	Through a participating Broker-Dealer

☐	Through a participating RIA* unaffiliated with a participating Broker-Dealer

* A participating RIA is a RIA who has entered into a Selected Advisor Agreement.

The undersigned confirms on behalf of the Broker-Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for their own accounts; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I attest that I am a Registered Broker subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, I have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program.

Financial Advisor Signature	Date	Branch Manager Signature Date
(If required by Broker-Dealer)

FOR OFFICE USE ONLY

Check #	Deposit Date	Input By:	W/S

Batch #	Admit Date	Proofed By:	Region

Subscription #	Compiled By:	Posted By:	Territory

7. SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CONFIRMATION (Required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (ii) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person (including a U.S. resident alien).

NOTE: CLAUSE (ii) IN THIS REPRESENTATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE FORM OF OWNERSHIP SECTION.

Paladin Realty Income Properties, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Paladin Realty Income Properties, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.

In order to induce Paladin Realty Income Properties, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

		Owner	Joint Owner
(a)	I have received a Prospectus of Paladin Realty Income Properties, Inc.

		Initials	Initials

(b)	I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 AND a minimum annual gross income of at least $70,000.

		Initials	Initials

(c)	If I am an Alabama or Kentucky investor, I have a liquid net worth of at least 10 times my investment in Paladin Realty Income Properties, Inc.

		Initials	Initials

(d)	If I am an Iowa investor, my maximum investment in Paladin Realty Income Properties, Inc. and its affiliates does not exceed 10% of my net worth.

		Initials	Initials

(e)	If I am a Kansas investor, I understand that the Office of the Kansas Securities Commissioner recommends that investors limit their aggregate investment in shares of Paladin Realty Income Properties, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth, which is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

		Initials	Initials

(f)	If I am a Michigan investor, I have not invested more than 10% of my net worth in Paladin Realty Income Properties, Inc..

		Initials	Initials

(g)	If I am an Oregon or Pennsylvania investor, I have a net worth of at least 10 times my investment in Paladin Realty Income Properties, Inc.

		Initials	Initials

(h)	I accept and agree to be bound by the terms and conditions of Paladin Realty Income Properties, Inc.’s Charter and Bylaws.

		Initials	Initials

(i)	I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

		Initials	Initials

(j)	I am purchasing the Shares for my own account.

		Initials	Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Owner, Date
Signature of Joint Owner, Date
if applicable
Signature of Custodian/Trustee, Date
if applicable

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)

8.	MISCELLANEOUS

Investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Paladin Realty Income Properties, Inc., agree that, if they fail to meet the suitability requirements for making an investment in Shares or can no longer make the other representations or warranties set forth in Section 7 above, they are required to promptly notify Paladin Realty Income Properties, Inc. and the Broker-Dealer in writing.

Investors who reside in the States of Ohio and Alabama may not participate in the Automatic Investment Plan.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Paladin Realty Income Properties, Inc. Paladin Realty Income Properties, Inc. will send each stockholder a confirmation of his or her purchase.

Return to: Paladin Realty Income Properties, Inc., c/o Wells Fargo Bank, N.A., Corporate, Municipal and Escrow Solutions, Attn: Lisa Reidburn, 666 Walnut Street, MAC N8200-034, Des Moines, IA 50309

Paladin Investor Services: Toll-free Phone: 866-PAL-REIT, Fax: 415-485-4553, Email: info@paladinreit.com

Accepted by Paladin Realty Income Properties, Inc.

By	Name	Title

CORPORATE RESOLUTION To be completed only by Corporate Subscribers

This form may be used by any current investor(s) (an “Investor”) to grant designated officer(s) of a corporation full authority regarding an investment in Paladin Realty Income Properties, Inc. Complete and deliver the form to:

Investor Relations Paladin Realty Advisors, LLC c/o Phoenix American Financial Service 2401 Kerner Boulevard San Rafael, California 94901	1-866-PAL-REIT 1-866-725-7348 e-mail: investors.relations@paladinREIT.com www.paladinREIT.com

Date:

I hereby certify that pursuant to:

(a) a valid meeting of the board of directors of	, a corporation organized and existing under

and by virtue of the laws of the State of	(the “Corporation”), at which said meeting a quorum was

present and acting throughout, or

(b) a valid written consent of such a board of directors,

the following resolution was adopted and remains in full force and effect without modification through the date set forth above:

RESOLVED, that any officers of the Corporation listed below are, and any one of them hereby is, fully authorized, empowered, and directed to invest and to make any modifications to investments in Paladin Realty Income Properties, Inc. and that each of such officers is hereby authorized, empowered, and directed to execute, deliver on behalf of the Corporation and cause the Corporation to perform, under any and all agreements, instruments and other documents, and to take such actions as such officer may reasonably deem necessary or advisable to carry out such investments or modifications thereto.

I further certify that the authority thereby conferred is not inconsistent with the Charter or By-Laws of this Corporation, and that the following is a true and correct list of the officers of this Corporation as of the present date.

OFFICERS Please list all officers of the Corporation who meet the requirements listed above.

Name:	Title:

Name:	Title:

Name:	Title:

In Witness Whereof, I have hereunto set my hand this	day of	20

Secretary

TRUSTEE CERTIFICATION OF INVESTMENT POWERS To be completed only by Trust Subscribers

This form may be used in connection with investments held by a trust in Paladin Realty Income Properties, Inc. Complete and deliver the form to:

Investor Relations Paladin Realty Advisors, LLC c/o Phoenix American Financial Services 2401 Kerner Boulevard San Rafael, CA 94901	1-866-PAL-REIT 1-866-725-7348 e-mail: investors.relations@paladinREIT.com www.paladinREIT.com

1.	TRUST INFORMATION

Complete Name of the Trust:

Date of the Trust:	Date of the Latest Amendment:

2.	AUTHORIZED INDIVIDUAL(S)

You are authorized to accept orders and other instructions from those individuals or entities listed below, unless their authority is expressly limited on this certification (attach extra pages, if necessary.)

Please select one of the following three options:

☐	The Trustee(s) listed below may act as a majority as provided in the trust document referenced above.

☐	The Trustee(s) listed below may act independently as provided in the trust document referenced above.

☐	The Trustee(s) listed below must act collectively as provided in the trust document referenced above.

The following are all of the Trustees of the Trust. Please note: all Trustees must sign this certification in Section 5.

Trustee’s Name (please print):

Trustee’s Name (please print):

Trustee’s Name (please print):

Trustee’s Name (please print):

3.	SUCCESSOR TRUSTEES Please complete this section if applicable.

Successor Trustees:

Successor Trustees:

Successor Trustees:

Successor Trustees:

TRUSTEE SIGNATURES REQUIRED ON THE BACK OF THIS PAGE.

4.	INVESTMENTS PERMITTED

(a)	We certify that we have the power under the Trust and applicable law to enter into transactions involving the establishment and modification of subscriptions pertaining to investments in Paladin Realty Income Properties, Inc. in respect of which the Trust has submitted a subscription agreement.

(b)	We understand you, at your sole discretion and for your sole protection, may require the written consent of any or all Trustees prior to acting upon the instructions of any individual Trustee. We, the Trustee(s), jointly and severally shall indemnify you and hold you harmless from any liability for effecting any orders, transactions and instructions, if you act pursuant to instructions you believe to have been given by any of the Authorized Individuals listed under Sections 2 above.

(c)	We agree to inform you in writing of any amendment to the Trust that affects its interest in Paladin Realty Income Properties, Inc. or its actions in respect thereto, or any change in the composition of the Trustee(s), or any other event that could materially alter the certifications made above. You may rely on the continued validity of this certification indefinitely absent actual receipt of such notice.

5.	TRUSTEE SIGNATURES All Trustees must sign. Should only one person execute this agreement, it shall constitute a representation that the signer is the sole Trustee. Attach extra pages if necessary.

Trustee Name (Please print)	Signature	Date

Trustee Name (Please print)	Signature	Date

Trustee Name (Please print)	Signature	Date

Trustee Name (Please print)	Signature	Date

APPENDIX C

PALADIN REALTY INCOME PROPERTIES, INC.

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

AS OF OCTOBER 19, 2007

Paladin Realty Income Properties, Inc., a Maryland corporation (the “Company”), has adopted the following Amended and Restated Distribution Reinvestment Plan (the “Plan”). Capitalized terms shall have the same meanings as set forth in the Company’s Articles of Amendment and Restatement (the “Articles”) unless otherwise defined herein.

1. Reinvestment of Distributions. The Company or a third party designated and approved by the Company’s Board of Directors (the Company or such third party, the “Plan Administrator”), as agent for holders of shares of common stock of the Company, par value $0.01 per share (the “Shares”), that elect to participate in the Plan (each a “Participant”), will receive all cash distributions made by the Company with respect to Participants’ Shares (collectively, the “Distributions”). The Plan Administrator, on behalf of each Participant, will apply all such Distributions to the purchase of Shares. If permitted under state securities laws, the Plan Administrator will purchase such Shares for such Participants directly. In states in which such a direct purchase is not permitted, the Plan Administrator will purchase such Shares through a broker-dealer registered in the Participant’s state of residence. If necessary, the Plan Administrator will purchase fractional Shares on behalf of Participants, such that all Distributions payable to a Participant will be used to acquire Shares.

2. Effective Date. The effective date of this Plan shall be the date that the Company’s follow-on offering of the Shares (the “Follow-on Offering”) becomes effective with the Securities and Exchange Commission (the “Commission”).

3. Procedure for Participation. Any stockholder that has received a prospectus, as contained in the Company’s registration statement on Form S-11 filed with the Commission, may elect to become a Participant by making such election in such stockholder’s subscription agreement for Shares, or by completing a Plan enrollment form or authorization form as may be available from the Plan Administrator from time to time. Participation in the Plan will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization, as applicable. The Plan Administrator will purchase Shares on behalf of all Participants on the date that Distributions are made by the Company.

4. Shares Available for Issuance under the Plan. Shares to be purchased by the Plan Administrator on behalf of Participants may (but are not required to) be supplied from: (a) the 10,526,316 Shares which will be registered with the Commission in connection with the Follow-on Offering for issuance under the Plan (the “DRIP Shares”), (b) Shares to be registered with the Commission after the Follow-on Offering for issuance under the Plan (a “Future Registration”), or (c) if the Shares are listed or quoted on a national stock exchange, national securities market or over-the-counter market (collectively, the “Secondary Market”), purchases of Shares by the Plan Administrator in the Secondary Market.

5. Price of Shares. Prior to the termination of the Follow-on Offering, the Plan Administrator will invest Distributions in DRIP Shares on behalf of the Participants at a price of $9.50 per Share. Thereafter, the Company’s Board of Directors will determine the price at which Shares will be issued under the Plan; provided, that, (a) if the Plan Administrator issues Shares registered for issuance under the Plan in a Future Registration prior to the listing or quotation of the Shares on the Secondary Market, Shares will be issued to the Participants at the public offering price per Share of such Future Registration, and (b) if the Plan Administrator purchases Shares traded on a Secondary Market on behalf of Participants, Shares issued under the Plan will be purchased by the Plan Administrator and issued to the Participants at the prevailing market price of the Shares on the securities exchange, national securities market or over-the-counter market on which such Shares are listed or quoted as of the date of purchase. If the Plan Administrator acquires Shares in the Secondary Market for issuance under the

Plan, the Plan Administrator shall use reasonable efforts to acquire Shares for issuance under the Plan at the lowest price then reasonably available. However, the Plan Administrator does not in any respect guarantee or warrant that the Shares so acquired will be purchased at the lowest possible price.

6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form only unless and until the Company issues certificates for such Shares.

7. Reports. Within 90 days after the end of the Company’s fiscal year, the Plan Administrator shall provide each Participant with an individualized report on such Participant’s investment in the Company, including the purchase date(s) and purchase price(s) of Shares purchased under the Plan, and the total number of Shares owned by such Participant, as well as the dates of all Distributions declared and amounts of Distributions made with respect to Shares held by such Participant during the prior fiscal year. In addition, the Plan Administrator shall provide to each Participant an individualized report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

8. Commissions and Other Charges. No selling commissions or dealer manager fee will be payable with respect to the issuance of Shares under the Plan.

9. Termination.

(a) A Participant may terminate its participation in the Plan at any time, without penalty, upon providing written notice of such termination to the Plan Administrator. To be effective for a Distribution, such notice must be received by the Plan Administrator at least 10 days prior to the record date for such Distribution.

(b) Prior to listing or quotation of the Shares on the Secondary Market, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares, unless the transferee makes an election to participate in the Plan in accordance with Section 3.

(c) The Plan Administrator may terminate a Participant’s individual participation in the Plan for any reason (including, without limitation, if participation in the Plan would cause the participant to exceed the percentage ownership limitation set forth in the Articles) upon providing 10 days’ written notice to such Participant.

(d) The Board of Directors of the Company may terminate the Plan for any reason upon 10 days’ written notice to the Participants.

(e) Upon any termination of a Participant’s participation in the Plan pursuant to this Section 9, any future Distributions payable to such former Participant made after the effective date of the termination will be made in cash to the former Participant.

10. Suitability. Each Participant agrees that if, at any time prior to the listing or quotation of the Shares on the Secondary Market, such Participant fails to meet the suitability requirements for making an investment in the Company as of such time or cannot make the other representations or warranties set forth in the subscription agreement or other applicable Plan enrollment form or authorization form as of such time, such Participant will promptly so notify the Plan Administrator in writing.

11. Limitations. Notwithstanding anything to the contrary in the Plan, a Participant will not be able to acquire Shares under the Plan to the extent that any such purchase would cause such Participant to violate any provision in the Articles or applicable federal or state securities laws.

12. Absence of Liability. Neither the Company nor the Plan Administrator shall have any responsibility or liability with respect to any change in the value of the Shares acquired for the Participant’s account. With respect to the administration of the Plan, neither the Company nor the Plan Administrator shall be liable for any act performed in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice, and (b) with respect to the time and the prices at which Shares are purchased for a Participant on the Secondary Market or otherwise.

13. Taxes. Participants may incur a tax liability for Distributions payable with respect to their Shares even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

14. Amendment. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including, but not limited to, amendments to substitute a new Plan Administrator to act as agent for the Participants, by written notice to each Participant at least 10 days prior to the effective date of such amendment.

15. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing to such address as may be specified by the Company by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company in writing of any change of such Participant’s address.

16. Governing Law. This Plan and Participant’s election to participate in the Plan shall be governed by the laws of the State of Maryland; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 16.

$850,000,000

Maximum Offering

Prospectus

You should rely only on the information contained in this prospectus and in supplements to this prospectus. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, in supplements to this prospectus, or in literature issued by us (which shall not be deemed to be a part of this prospectus), in connection with this offering. If given or made, such information or representation must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The statements in this prospectus or in any supplement are made as of the date hereof and thereof, unless another time is specified, and neither the delivery of this prospectus or any supplement nor the sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any material adverse changes occur during the period when a prospectus is required to be delivered to an investor, this prospectus or any supplement will be amended or supplemented accordingly.

PROS    1108

PALADIN REALTY INCOME PROPERTIES, INC.

SUPPLEMENT NO. 3 DATED OCTOBER 28, 2008

TO THE PROSPECTUS DATED JULY 28, 2008

This document supplements, and should be read in conjunction with, our prospectus dated July 28, 2008, relating to our offering of 85,526,316 shares of common stock. This Supplement No. 3 supersedes and replaces Supplement No. 1, dated August 15, 2008 and Supplement No. 2, dated September 4, 2008. The purpose of this Supplement No. 3 is to disclose:

•	the status of our public offerings;

•	a description of our current portfolio;

•	our recent acquisition of Conifer Crossing in Norcross, Georgia;

•	selected financial data;

•	information regarding our distributions;

•	our property performance — net operating income;

•	fees and reimbursements paid to our advisor and its affiliates;

•	corrections to certain information regarding the performance of prior programs sponsored by our sponsor;

•	a clarification regarding our investment in Hilltop Apartments in Kansas City, Missouri;

•	a clarification regarding our plan of distribution;

•	a clarification regarding our acquisition expenses;

•	an update to the experts section of our prospectus; and

•	information regarding documents incorporated by reference into this prospectus supplement.

Status of Our Public Offerings

We commenced our follow-on offering of $850,000,000 in shares of common stock on July 28, 2008. Of these shares, we are offering $750,000,000 in our primary offering and $100,000,000 pursuant to our distribution reinvestment plan. Concurrently with the commencement of our follow-on offering, we terminated our initial public offering. As of October 17, 2008, we had received and accepted subscriptions in our follow-on offering and initial public offering for an aggregate of 3,570,542 shares of our common stock, or $35,588,005, including shares issued under our distribution reinvestment plan. As of October 17, 2008, approximately 85,370,456 shares remained available for sale to the public under our follow-on offering, including shares available under our distribution reinvestment plan. Our follow-on offering will terminate on July 28, 2010, unless extended.

Our Current Portfolio

We were formed to invest in a diverse portfolio of high quality investments, focusing primarily on investments that produce current income including apartments, office buildings, industrial buildings, shopping centers and hotels. Our current property investments consist of seven multi-family apartment communities with a total of 1,722 apartment units and one industrial distribution facility. The following table provides general information regarding the properties in which we have invested as of September 30, 2008:

Property	Property Type	Market	Total Investment(1)	Net Rentable Area (sq ft)/ Units	Occupancy(2)	Percentage Equity Ownership(3)
801 Fiber Optic Drive	Industrial Distribution Facility	North Little Rock, AR	$1,708,939	56,336 sq ft	100.0%	74.0%
Champion Farms Apartments	Residential Apartments	Louisville, KY	$4,790,264	264 units	95.5%	70.0%
Fieldstone Apartments	Residential Apartments	Woodlawn, OH	$5,143,946	266 units	96.2%	83.0%
Pinehurst Apartment Homes	Residential Apartments	Kansas City, MO	$2,411,232	146 units	94.5%	97.5%
Pheasant Run Apartments	Residential Apartments	Lee’s Summit, MO	$2,642,146	160 units	96.3%	97.5%
The Retreat Apartments	Residential Apartments	Shawnee, KS	$2,850,000	342 units	89.8%	97.5%
Hilltop Apartments	Residential Apartments	Kansas City, MO	$1,050,000	124 units	91.9%	49.0%
Conifer Crossing	Residential Apartments	Norcross, GA	$4,500,000	420 units	90.0%	42.5%

(1)	Total Investment includes our share of the purchase price for the property plus due diligence costs and closing costs paid by the joint venture, less our share of the debt on the property.
(2)	Occupancy as of September 30, 2008.
(3)	Ownership interest in joint venture as of the date of this prospectus supplement.

The table below provides summary information regarding our properties by location as of September 30, 2008:

	Property Investments
State	Number	As a Percentage of Aggregate Investment
Arkansas	1	7%
Georgia	1	18
Kansas	1	11
Kentucky	1	19
Missouri	3	24
Ohio	1	21

Total	8	100%

2

For each of our seven multi-family investments, the table below provides the effective monthly rent per unit and the occupancy rate for each of the last two years and for the nine months ended September 30, 2008 for the periods during which we owned such properties:

Property	Year Ended December 31, 2006	Year Ended December 31, 2007	Nine Months Ended September 30, 2008
Champion Farms
Occupancy	95.5%	93.6%	95.5%
Average Effective Monthly Rent Per Unit	$702	$713	$741
Fieldstone
Occupancy	91.7%	97.4%	96.2%
Average Effective Monthly Rent Per Unit	$799	$791	$802
Pheasant Run
Occupancy	—	88.8%	96.3%
Average Effective Monthly Rent Per Unit	—	$617	$618
Pinehurst
Occupancy	—	99.6%	94.5%
Average Effective Monthly Rent Per Unit	—	$622	$625
The Retreat
Occupancy	—	—	89.8%
Average Effective Monthly Rent Per Unit	—	—	$571
Hilltop
Occupancy	—	—	91.9%
Average Effective Monthly Rent Per Unit	—	—	522
Conifer Crossing
Occupancy	—	—	90.0%
Average Effective Monthly Rent Per Unit	—	—	$756

The following is a schedule of lease expirations and related information for each of 2008, 2009 and 2010 for our seven multi-family apartment investments as of September 30, 2008:

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered by Such Leases	Annual Rental Represented By Such Leases	Percentage of Gross Annual Rental Represented by Such Leases
2008	465	425,648	$3,972,060	29.5%
2009	1,067	950,156	$8,806,136	65.5%
2010	67	64,713	$664,920	4.9%

For our seven multi-family investments, there are no leases with terms expiring after 2010.

One of our eight properties, 801 Fiber Optic Drive, is an industrial distribution facility consisting of a 56,336 square foot building on 10.95 acres in North Little Rock, Arkansas. FedEx Ground Package System, Inc., which we refer to as FedEx Ground, has been the only tenant in the building since completion of construction. FedEx Ground leases 100% of the useable space pursuant to a ten-year net lease that expires on July 31, 2011 and pays an annual rent of $338,160. The building is used as a small package distribution facility and is designed to accommodate the sorting and transfer of small packages. FedEx Ground is a subsidiary of FedEx Corporation, a provider of transportation, e-commerce and supply management services.

3

Recent Acquisition of Conifer Crossing

On August 5, 2008, FPA/PRIP Conifer, LLC, a joint venture in which we own a 42.5% interest, which we refer to as FPA/PRIP, purchased Conifer Crossing Apartments located at 3383 Holcomb Bridge Road NW, Norcross, Georgia from Simpson Financing Limited Partnership, an unaffiliated third party. FPA Conifer Investors, LLC, an affiliate of Fowler Property Acquisitions, LLC, a San Francisco based real estate investment firm, owns the remaining 57.5% interest in FPA/PRIP. Fowler Property Acquisitions, LLC is not affiliated with us.

The operating agreement for FPA/PRIP provides that we will receive priority in distributions of operating cash flow until we have received at least 8.5% on our invested equity, after which our co-venture partner will receive distributions until it has reached the same 8.5% on its invested equity. Thereafter, operating cash flow will be split pro-rata based on capital contributions. If our pro rata distribution exceeds 9.0% in a calendar year, we will share 20% of our excess distributions with our co-venture partner as a cash flow bonus. The operating agreement also provides for distributions of sale proceeds, if any, as follows. First, each of us and our co-venture partner will receive a 100% return of our equity investments. Second, each of us and our co-venture partner will receive pro rata distributions until we each have received a 12.0% internal rate of return on our invested capital. Third, we will share fifty percent of our remaining pro rata distributions with our co-venture partner as incentive compensation.

FPA/PRIP acquired Conifer Crossing for a total purchase price of $31,750,000. Including funds earmarked for renovation and closing costs, the total capitalization for this investment was approximately $39,385,000. In connection with the closing of the Conifer Crossing acquisition, FPA/PRIP obtained a loan from the Federal Home Loan Mortgage Corporation, or Freddie Mac, in the amount of $28,700,000 as evidenced by a Multifamily Note dated August 5, 2008. The loan bears interest at a fixed rate of 5.96% and matures on September 1, 2015. The first three years are interest only with the remaining four years amortizing on a 30-year schedule. Our investment in FPA/PRIP was $4,500,000, which was funded with proceeds from our initial public offering.

Conifer Crossing is a Class B, 420-unit rental apartment community consisting of 50 wood-frame, two-story, garden-style apartment buildings located on 53.84 acres in Norcross, Georgia. The property was developed in 1981. The property has an aggregate of 517,894 square feet of rentable area and an average unit size of 1,233 square feet. As of September 30, 2008, the property had an average market rent of $756 per unit per month and was 90.0% occupied. The capitalization rate for the Conifer Crossing property was 6.5% at the time of acquisition. Capitalization rates may be calculated in different ways. In this case, we divided the trailing 12-month net operating income through June 30, 2008 by the purchase price to determine this capitalization rate.

4

Selected Financial Data

The following selected financial data should be read with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and the notes thereto included in the prospectus and incorporated by reference into this prospectus supplement. Our historical results are not necessarily indicative of results for any future period.

The following tables present summarized consolidated financial information, including balance sheet data, statement of operations data, and statement of cash flows data in a format consistent with our consolidated financial statements.

	For the Six Months Ended June 30,		For the Year Ended December 31,				For the period from October 31, 2003 (Inception) through December 31, 2003
	2008	2007	2007	2006	2005	2004
Operating Data:
Revenues	$4,886,978	$2,424,878	$5,595,622	$1,530,502	$16,243	$—	$—
Loss before equity in earnings and minority interest	(920,710)	(911,718)	(1,627,801)	(855,811)	(83,728)	—	—
Equity in earnings from real estate joint venture	42,611	42,219	83,896	75,226	14,987	—	—
Minority interest	23,613	135,688	219,437	(127,817)	(7,200)	—	—
Net loss	(854,486)	(733,811)	(1,324,468)	(652,768)	(61,541)	—	—
Loss per common share (basic and diluted)	(0.29)	(0.59)	(0.75)	(1.42)	(5.01)	—	—
Cash distributions declared per common share	0.30	0.30	0.60	0.60	0.048	—	—
Weighted average shares of common stock outstanding-basic and diluted	2,935,885	1,243,130	1,758,564	458,658	12,291	500	500

	As of June 30, 2008	As of December 31,
		2007	2006	2005	2004	2003
Balance Sheet Data:
Total real estate, net	$76,593,265	$55,763,626	$41,066,742	—	—	—
Total assets	88,052,857	64,863,407	44,774,940	$1,976,197	$205,000	$10,000
Mortgages payable	61,695,887	43,879,125	32,850,000	—	—	—

Information Regarding our Distributions

We pay distributions on a monthly basis. Since January 2006, for the month ended December 31, 2005, we have paid a 6.0% per annum distribution. We paid $848,856 in distributions during the six months ended June 30, 2008, of which $331,729 was paid in cash and $517,127 was paid through the distribution reinvestment plan in the form of additional shares issued.

5

The following chart compares cash distributions received from our investments in 801 Fiber Optic Drive, Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes, Pheasant Run Apartments, the Retreat Apartments and Hilltop Apartments during the year ended December 31, 2007 and the six months ended June 30, 2008 with distributions paid during the same period.

Summary of Cash Distributions from the Company’s Investments

	801 Fiber Optic	Champion Farms Apartments	Fieldstone Apartments	Pinehurst Apartment Homes	Pheasant Run Apartments	Retreat Apartments(1)	Hilltop Apartments(2)	Total
Summary of Cash Distributions from Investments:
Year ended December 31, 2007	$166,500	$378,129	$303,932	$63,768	$62,054	—	—	$974,383
Six months ended June 30, 2008	70,300	230,531	193,412	108,510	118,896	$145,116	$29,050	895,815

Summary of Dividends Paid
Year ended December 31, 2007								$969,937
Six months ended June 30, 2008								$848,856

(1)	We acquired our interest in the Retreat Apartments on January 14, 2008.
(2)	We acquired our interest in Hilltop Apartments on April 7, 2008.

As shown in the charts, cash distributions from our investments have exceeded the distributions paid for the year ended December 31, 2007 and the six months ended June 30, 2008. In addition, for the six months ended June 30, 2008, cash flow from operations was $1,171,635, which exceeds the amount of distributions paid in cash. Paladin Advisors has paid expenses on our behalf and Paladin Advisors has deferred the reimbursement of a portion of these expense payments and from time to time has deferred certain other fees owed to it. We are dependent on Paladin Advisors to support our financial position currently because of our small size. As we continue to grow by selling shares in this offering and by making additional investments, we expect to be able to finance our operations without advances from and deferrals of fees otherwise payable to Paladin Advisors.

For the six months ended June 30, 2008, Paladin Advisors and its affiliates had incurred on our behalf $373,540 in general and administrative expenses. Pursuant to the terms of our advisory agreement, Paladin Advisors has deferred (without interest) repayment of these expenses. The payment of these obligations in future periods may impact our ability to pay future distributions. Paladin Advisors is not obligated to either pay expenses on our behalf or defer reimbursements of such expense payments or fees in future periods. If Paladin Advisors were to cease paying expenses on our behalf or deferring reimbursement of expenses or fees, our ability to pay distributions to our stockholders could be adversely affected, and we may be unable to pay distributions to our stockholders, or such distributions could decrease significantly. Additionally, if Paladin Advisors continues to pay expenses on our behalf and/or defer reimbursement of expense payments or fees, the ultimate repayment of these obligations could adversely impact on our ability to pay distributions in future periods as well as potentially adversely impact the value of your investment.

The amount of distributions to be paid to our stockholders in the future will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of distributions (including whether Paladin Advisors continues to pay expenses and/or defer reimbursement of expense payments or fees), our financial condition, capital expenditure requirements, annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code, any limitations imposed by the terms of indebtedness we may incur and other factors.

6

Our Property Performance — Net Operating Income

Our net operating income for the six months ended June 30, 2008 was $2,773,313 compared to $3,337,477 for the year ended December 31, 2007.

We consider net operating income to be an appropriate supplemental performance measure because net operating income reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property, such as depreciation, interest expense, interest income and general and administrative expenses. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate investment community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. We believe that the line on our consolidated statement of operations entitled “net loss” is the most directly comparable GAAP measure to net operating income.

To facilitate understanding of this financial measure, a reconciliation of net loss to net operating income has been provided for the six months ended June 30, 2008 and for the year ended December 31, 2007.

	Six Months Ended June 30, 2008	Year Ended December 31, 2007
Net Operating Income	$2,773,313	$3,337,477
Equity in earnings of real estate joint venture	42,611	83,896
Interest income	56,089	106,622
Depreciation and amortization expense	(1,210,537)	(1,678,196)
Interest expense	(1,783,669)	(2,357,226)
General and administrative expenses	(755,906)	(1,036,478)
Minority Interest	23,613	219,437

Net Loss	$(854,486)	$(1,324,468)

Fees and Reimbursements Paid to our Advisor and its Affiliates

Set forth below is a chart showing fees and reimbursements paid to our advisor and its affiliates from inception until June 30, 2008 in connection with our initial public offering.

Type of Fee or Reimbursement	Amounts Incurred Inception to June 30, 2008
Offering Stage:
Selling Commissions and Dealer Manager Fee	$2,966,001
Wholesaling Costs	—
Other Organization and Offering Expenses	$989,285
Operational Stage:
Acquisition Fees	$1,070,933
Origination Fees	—
Reimbursement of Acquisition Expenses	—
Asset Management Fee	$313,676
Expense Reimbursement	—
Disposition Stage:
Subordinated Disposition Fee	—
Subordinated Distribution of Net Sales Proceeds	—
Subordinated Distribution Upon Listing	—
Subordinated Distribution Upon Termination	—

As of June 30, 2008, fees and reimbursements accrued but not yet paid was approximately $726,855, representing general and administrative expenses due to affiliates.

7

Correction to Prior Performance Information

We previously disclosed that as of December 31, 2007, our sponsor, Paladin Realty Partners, LLC, and its predecessors, which we refer to collectively as Paladin Realty, and their affiliates had sponsored or advised 26 privately-offered real estate programs that have raised an aggregate of approximately $570 million of equity from 60 investors. The correct amounts are as follows: Paladin Realty and their affiliates have sponsored or advised 27 privately-offered real estate programs that have raised an aggregate of approximately $758 million of equity from 67 investors.

We also previously disclosed that as of December 31, 2007, the funds raised in Paladin Realty’s prior programs were invested in or committed to invest in 189 properties with an aggregate purchase price, including debt and equity from joint venture partners, of approximately $1.5 billion. The correct amounts are as follows: As of December 31, 2007, the funds raised in Paladin Realty’s prior programs were invested in or committed to invest in 240 properties with an aggregate purchase price, including debt and equity from joint venture partners, of approximately $2.7 billion.

The table below gives corrected location information about the 240 properties acquired by the prior Paladin real estate programs as of December 31, 2007:

Location	Properties Purchased (as a percentage of aggregate purchase price)
United States
Pacific Coast	37%
West	13%
Plain States	1%
South Central	10%
Southeast	5%
Northeast	6%
Latin America
Costa Rica	6%
Mexico	6%
Brazil	7%
Chile	9%

The following table gives a corrected percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior Paladin real estate programs, categorized by type of property, as of December 31, 2007, all of which were existing (used) or developed by the program (construction).

	New	Used	Construction
Commercial
Office Buildings	—	13%	—
Industrial Buildings	—	2%	—
Shopping Centers	—	—	—
Residential
Apartments	—	30%	—
Hotels	—	7%	—
Homebuilding	—	—	27%
Land Development	—	—	7%
Resort residential	—	—	10%
Other	—	2%	2%

Total	—	54%	46%

As of December 31, 2007, the prior Paladin real estate programs had sold 107 of the total of 240 properties, or 45% of such properties, to third parties.

8

Clarification Regarding Investment in Hilltop Apartments

In connection with our investment in PRIP 6700, LLC for the acquisition of Hilltop Apartments, we paid our advisor an acquisition fee of $57,750. We will also pay our advisor an annual asset management fee of $12,600 pursuant to the terms of the advisory agreement.

Clarification of Plan of Distribution

We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives at $9.40 per share (as opposed to $9.30 per share as originally disclosed in our prospectus), reflecting the fact that selling commissions in the amount of $0.60 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be identical to net proceeds we receive from other sales of shares.

Clarification Regarding our Acquisition Expenses

In our prospectus, we disclosed that our charter limits our ability to pay acquisition fees, including origination fees, such that the total of all such acquisition fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract purchase price of the properties that we purchase directly or of our economic interest in properties we purchase through joint ventures, or, in the case of real estate related investments, 6.0% of the funds we advance with respect to such investments.

We estimate that our acquisition expenses will equal approximately 0.5% of the contract purchase price of all of the properties that we purchase directly or 0.5% of our economic interest in properties we purchase through joint ventures, or, in the case of real estate related investments, 0.5% of the funds we advance with respect to such investments. Assuming that we do not use any leverage to make our investments, our acquisitions expenses would be approximately $3.3 million. If we raise the maximum of $750 million in the primary offering and all of our investments are 75% leveraged at the time we make them, our total acquisition expenses would be approximately $13.2 million. At this time, we cannot estimate the amount of leverage we will use to make our additional investments.

Experts

The “Experts” section of the prospectus is hereby amended by adding the following:

The statement of revenues and certain operating expenses of Conifer Crossing for the year ended December 31, 2007 incorporated by reference into this Supplement No. 3 to the prospectus dated July 28, 2008 has been audited by Imowitz Koenig & Co., LLP, an independent registered public accounting firm, as indicated in their report with respect thereto and is being incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing.

Information Regarding Documents Incorporated by Reference

We have elected to “incorporate by reference” certain information into this prospectus supplement. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement. You may read and copy any document we have electronically filed with the SEC at the

9

SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus supplement at our Internet website at www.paladinreit.com.

The following documents filed with the SEC are incorporated by reference in this prospectus supplement, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 28, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 15, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the SEC on August 14, 2008;

•	Definitive Proxy Statement filed with the SEC on April 30, 2008 in connection with our Annual Meeting of Stockholders held on June 19, 2008; and

•

Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 17, 2008, January 29, 2008, January 31, 2008, February 25, 2008, February 28, 2008, March 27, 2008, March 28, 2008, April 11, 2008, April 28, 2008, May 13, 2008, May 29, 2008, June 26, 2008, July 23, 2008, July 28, 2008, August 8, 2008, August 29, 2008, September 29, 2008, and October 20, 2008.

We will provide to each person to whom this prospectus supplement is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024, (866) 725-7348. The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement.

10

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Registrant.(1)

Securities and Exchange Commission registration fee	$66,874
FINRA filing fees	83,000
Printing and engraving fees	2,186,000
Legal fees and expenses	3,817,881
Accounting fees and expenses	636,429
Blue sky fees and expenses	168,990
Advertising and Sales	2,940,939
Seminars	500,000

Total	$10,400,113

(1)	Estimated amounts include reimbursement of a portion of the organization and offering expenses incurred by Paladin Advisors in connection with our initial offering, including underwriting compensation.

Item 32.	Sales to Special Parties.

Not applicable.

Item 33.	Recent Sales of Unregistered Securities.

Paladin Realty Income Properties, Inc. issued 500 shares of common stock to Paladin Realty Partners, LLC for $10 per share, or aggregate consideration of $5,000, in November 2003 in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. On March 21, 2006, we granted 3,000 restricted common shares to each of our four independent directors pursuant to our 2005 Independent Director Incentive Stock Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. One-third of the independent director restricted stock will vest on each of the first three annual anniversaries from December 2, 2005, the date that we reached our minimum offering. There have been no other sales of unregistered securities within the past three years.

Item 34.	Indemnification of Directors and Officers.

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the conditions set forth in this Item, our charter provides that we shall indemnify and hold harmless, to the fullest extent permitted by Maryland law in effect from time to time subject to the limitations of the NASAA Guidelines, and pay, advance or reimburse the reasonable expenses of any of our directors or officers, Paladin Realty Advisors, LLC and its affiliates (each an “Indemnified Party”), against any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our charter, we shall not indemnify any Indemnified Party for any liability or loss suffered by such Indemnified Party, nor shall we provide that such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Notwithstanding the foregoing, we shall not indemnify any Indemnified Party or any person acting as a broker-dealer, for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our charter provides that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder of ours or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

The Maryland General Corporation Law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his or her service in that capacity. The Maryland General Corporation Law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by our bylaws; and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Indemnification under the provisions of the Maryland General Corporation Law is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our charter or bylaws, or under resolutions of stockholders or directors, contract or otherwise. We intend to enter into separate indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements will require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our charter, and advance to the directors and officers all related expenses to the fullest extent permitted by law and our charter, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the charter and bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the stockholders to eliminate the rights it provides. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the charter or bylaws will apply to or affect, in any respect, any Indemnified Party’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of an action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the court of the issue.

Item 35.	Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements.

(b) Exhibits. The following exhibits are filed as part of this Registration Statement on Form S-11:

Exhibit	Exhibit Description
1.1*	Dealer Manager Agreement, dated February 6, 2008, by and between Paladin Realty Income Properties, Inc., Paladin Realty Income Properties, L.P., and Paladin Realty Securities, LLC.

3.1	Articles of Amendment and Restatement of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q on August 15, 2005 and incorporated herein by reference).

3.2*	Form of Second Articles of Amendment and Restatements of the Registrant.

3.3	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11 (File No. 333-113863) and incorporated herein by reference).

3.4	Amendment No. 1 to Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on March 28, 2008 and incorporated herein by reference).

4.1	Subscription Agreement (included as Appendix B to this prospectus).

4.2	Paladin Realty Income Properties, Inc. Amended and Restated Distribution Reinvestment Plan (included as Appendix C to the prospectus).

4.3*	Escrow Agreement, dated February 6, 2008, by and among Paladin Realty Income Properties, Inc., Paladin Realty Securities, LLC and Wells Fargo Bank, N.A.

5.1*	Opinion of Venable LLP, with respect to the legality of the shares being registered.

8.1*	Opinion of Alston & Bird LLP, with respect to tax matters.

10.1	Amended and Restated Agreement of Limited Partnership of Paladin Realty Income Properties, L.P. (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

10.2*	Second Amended and Restated Agreement of Limited Partnership of Paladin Realty Income Properties, L.P., dated February 6, 2008.

10.3	Amended and Restated Advisory Agreement between Paladin Realty Income Properties, Inc., Paladin Realty Income Properties, L.P. and Paladin Realty Advisors, LLC, dated February 28, 2007 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on March 6, 2007 and incorporated herein by reference).

10.4*	Third Amended and Restated Advisory Agreement between Paladin Realty Income Properties, Inc., Paladin Realty Income Properties, L.P. and Paladin Realty Advisors, LLC dated July 18, 2008.

10.5†	Paladin Realty Income Properties, Inc. 2005 Independent Director Incentive Stock Plan (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

10.6	Purchase Agreement and Amendments by and between Makor Properties, LLC and Paladin Realty Partners, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on November 4, 2005 and incorporated herein by reference).

10.7	Assignment and Assumption Agreement by Paladin Realty Partners, LLC to PRIP 801, LLC dated October 31, 2005 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on November 4, 2005 and incorporated herein by reference).

10.8	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of October 31, 2005 (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on November 4, 2005 and incorporated herein by reference).

10.9	Membership Interest Purchase and Sale Agreement, dated May 10, 2006, by and among PRIP 3700, LLC, Bradley B. Chambers, Buckingham Investment Corporation and Springhurst Housing Partners, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on May 12, 2006 and incorporated herein by reference).

10.10	Amended and Restated Operating Agreement of Springhurst Housing Partners, LLC, dated June 1, 2006, by and between PRIP 3700, LLC and Buckingham Springhurst, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on June 9, 2006 and incorporated herein by reference).

10.11	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of June 1, 2006 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on June 9, 2006 and incorporated herein by reference).

10.12	Membership Interest Purchase and Sale Agreement by and among PRIP 10637, LLC, Shiloh Crossing Partners II, LLC, and Glenwood Housing Partners I, LLC, dated as of December 1, 2006 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.13	Amended and Restated Operating Agreement of Glenwood Housing Partners I, LLC by and between PRIP 10637, LLC and Shiloh Crossing Partners II, LLC, dated as of December 1, 2006 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.14	Note for loan of $2,000,000 by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc., dated as of December 1, 2006 (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.15	Note for loan of $1,100,000 by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc., dated as of December 1, 2006 (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.16	Phase II Options Agreement by and between Glenwood Housing Partners II, LLC and PRIP 10637, LLC, dated as of December 1, 2006 (filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.17	Purchase and Sale Agreement by and between Pinehurst Associates, LLC and KC Pinehurst Associates, LLC dated as of July 2, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on July 9, 2007 and incorporated herein by reference).

10.18*	Operating Agreement of KC Pinehurst Associates, LLC, dated as of September 13, 2007, by and among PRIP 500, LLC, JTL Holdings, LLC and JTL Asset Management, Inc.

10.19*	Assumption Agreement dated September 13, 2007 by and among Pinehurst Associates, LLC, KC Pinehurst Associates, LLC, Federal Home Loan Mortgage Corporation and Robert E. Spielman.

10.20*	Promissory Note dated December 6, 2005 executed by KC Pinehurst Associates, LLC and payable to NorthMarq Capital, Inc.

10.21*	Multi-family Deed of Trust, Assignment of Rents and Security Agreement, dated December 6, 2005 by Pinehurst Associates, LLC in favor of NorthMarq Capital, Inc.

10.22*	Guaranty, dated September 13, 2007, by James E. Lippert in favor of the Federal Home Loan Mortgage Corporation.

10.23*	Guaranty, dated December 6, 2006, by Robert E. Spielman in favor of NorthMarq Capital, Inc.

10.24	Purchase and Sale Agreement by and between Pheasant Run Apts, LS, Limited Partnership and KC Pheasant Associates, LLC dated as of August 2, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on August 8, 2007 and incorporated herein by reference).

10.25	Operating Agreement of KC Pheasant Associates, LLC, dated as of September 25, 2007, by and among PRIP 1102, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 2, 2007 and incorporated herein by reference).

10.26	Multifamily Note effective as of September 26, 2007 made by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on October 2, 2007 and incorporated herein by reference).

10.27	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of September 26, 2007 by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on October 2, 2007 and incorporated herein by reference).

10.28	Purchase and Sale Agreement, dated as of January 11, 2008, by and between The Retreat, LLC and KC Retreat Associates, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on January 17, 2008 and incorporated herein by reference).

10.29	Operating Agreement of KC Retreat Associates, LLC, dated as of January 11, 2008, by and among PRIP 11128, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on January 17, 2008 and incorporated herein by reference).

10.30	Multifamily Note, effective as of January 11, 2008, made by KC Retreat Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on January 17, 2008 and incorporated herein by reference).

10.31	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of January 11, 2008, by KC Retreat Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K on January 17, 2008 and incorporated herein by reference).

10.32	Guaranty, dated January 11, 2008, by James E. Lippert in favor NorthMarq Capital, Inc. (filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K on January 17, 2008 and incorporated herein by reference).

10.33	Repair Escrow Agreement, dated as of January 11, 2008, by and between KC Retreat Associates, LLC and NorthMarq Capital, Inc. (filed as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K on January 17, 2008 and incorporated herein by reference).

10.34	Amended and Restated Operating Agreement of Park Hill Partners I, LLC, dated as of April 7, 2008, by and between PRIP 6700, LLC and JTL Properties, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on April 11, 2008 and incorporated herein by reference).

10.35	Contribution Agreement, dated as of April 7, 2008, by and between PRIP 6700, LLC and JTL Properties, LLC (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on April 11, 2008 and incorporated herein by reference).

10.36	Multifamily Note, effective as of November 30, 2007, made by Park Hill Partners I, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K/A on May 13, 2008 and incorporated herein by reference).

10.37	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as November 30, 2007, by Park Hill Partners I, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K/A on May 13, 2008 and incorporated herein by reference).

10.38	Guaranty, dated November 30, 2007, by James E. Lippert in favor NorthMarq Capital, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K/A on May 13, 2008 and incorporated herein by reference).

10.39	Purchase and Sale Agreement, dated as of April 2, 2008, by and between Simpson Financing Limited Partnership and Fowler Property Acquisitions, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.40	Assignment and Assumption of Agreement of Purchase and Sale, dated as of May 22, 2008, by and between Fowler Property Acquisitions, LLC and FPA Conifer Associates, LLC (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.41	Amendment to Assignment and Assumption of Agreement of Purchase and Sale, dated as of July 27, 2008, by and between Fowler Property Acquisitions, LLC and FPA/PRIP Conifer, LLC (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.42	Operating Agreement of FPA/PRIP Conifer, LLC, dated as of August 4, 2008, by and between PRIP 3383, LLC and FPA Conifer Investors, LLC (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.43	Multifamily Note effective as of August 5, 2008 made by FPA/PRIP Conifer, LLC in favor of Holliday Fenoglio Fowler, L.P. (filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.44	Multifamily Deed to Secure Debt, Assignment of Rents and Security Agreement, effective as of August 5, 2008, by FPA/PRIP Conifer, LLC in favor of Holliday Fenoglio Fowler, L.P. (filed as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.45	Guaranty, dated August 5, 2008, by Gregory A. Fowler in favor Holliday Fenoglio Fowler, L.P. (filed as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.46	Repair Escrow Agreement, dated as of August 5, 2008, by and between FPA/PRIP Conifer, LLC and the Federal Home Loan Mortgage Corporation (filed as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

21.1**	List of subsidiaries of the Registrant.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1).

23.3**	Consent of KPMG LLP (independent registered public accounting firm).

23.4**	Consent of KPMG LLP (independent auditors).

23.5**	Consent of Imowitz Koenig & Co., LLP (independent registered public accounting firm).

24.1*	Power of attorney.

*	Previously filed.
**	Filed herewith.
†	Management contract or compensatory plan or arrangement.

Item 37.	Undertakings

The registrant undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5) that, for the purpose of determining any liability under the Securities Act, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(6) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser;

(7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Registrant’s Advisor or its Affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period;

(10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

Table VI presents information concerning the acquisition of properties during the three years ended December 31, 2007 by prior Paladin real estate programs. For development properties acquired, the contract purchase price includes all acquisition and development costs incurred through December 31, 2007.

	William E. Simon & Sons Realty Partners, L.P.
Name of Property	CHA - Hampton Inn	Ambras - Ernani Cardoso
Location Property	Rutland, VT	Rio de Janeiro Brazil
Type of Property	Hotel	Residential
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	88 units 47,350 sq. ft.	144 units 79,049 sq. ft.
Date of Purchase	07/27/05	01/05/05
Mortgage Financing at Date of Purchase	$4,167,777	$ —
Cash Down Payment	2,728,673	788,552
Contract Purchase Price Plus Acquisition Fee	6,896,450	788,552
Other Cash Expenditures Expensed	—	—
Other Cash Expenditures Capitalized	—	—
Total Acquisition Cost	6,896,450	788,552

	Paladin Realty Latin American Investors II, LP
Name of Property	P2K Realty - Enrique Richards	P2K Realty - General Flores	P2K Realty - Santa Beatriz Oriente
Location Property	Santiago, Chile	Santiago, Chile	Santiago, Chile
Type of Property	Residential	Residential	Residential
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	40 units 42,328 sq. ft.	69 units 36,350 sq. ft.	111 units 50,000 sq. ft.
Date of Purchase	07/27/06	07/27/06	07/27/06
Mortgage Financing at Date of Purchase	$576,300	$—	$1,163,820
Cash Down Payment	189,975	996,448	404,671
Contract Purchase Price Plus Acquisition Fee	766,275	996,448	1,568,491
Other Cash Expenditures Expensed	—	—	—
Other Cash Expenditures Capitalized	—	—	—
Total Acquisition Cost	766,275	996,448	1,568,491

	Paladin Realty Latin American Investors II, LP
Name of Property	P2K Realty - Santa Beatriz Poniente	P2K Realty - Holanda Chilespana	P2K Realty - Holanda Portal	P2K Realty - Barros Borgono
Location Property	Santiago, Chile	Santiago, Chile	Santiago, Chile	Santiago, Chile
Type of Property	Residential	Residential	Residential	Residential
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	122 units 51,570 sq. ft.	53 units 44,347 sq. ft.	60 units 44,005 sq. ft.	197 units 89,649 sq. ft.
Date of Purchase	07/27/06	07/27/06	07/27/06	07/27/06
Mortgage Financing at Date of Purchase	$—	$438,600	$1,130,194	$2,137,444
Cash Down Payment	1,547,604	459,199	352,194	526,641
Contract Purchase Price Plus Acquisition Fee	1,547,604	897,799	1,482,875	2,664,085
Other Cash Expenditures Expensed	—	—	—	—
Other Cash Expenditures Capitalized	—	—	—	—
Total Acquisition Cost	1,547,604	897,799	1,482,875	2,664,085

Past performance is not necessarily indicative of future performance.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

	Paladin Realty Latin American Investors II, LP
Name of Property	P2K Realty - Tobalaba Azucenas	P2K Realty - Herman Cortes	P2K Realty - Amapolas Dos	P2K Realty - Irrarazaval Villanueva
Location Property	Santiago, Chile	Santiago, Chile	Santiago, Chile	Santiago, Chile
Type of Property	Residential	Residential	Residential	Residential
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	48 units 27,965 sq. ft.	45 units 38,852 sq. ft.	54 units 36,438 sq. ft.	125 units 99,430 sq. ft.
Date of Purchase	07/27/06	07/27/06	07/27/06	07/27/06
Mortgage Financing at Date of Purchase	$734,400	$514,896	$1,040,536	$875,602
Cash Down Payment	323,800	144,058	344,114	274,040
Contract Purchase Price Plus Acquisition Fee	1,058,200	658,954	1,384,650	1,149,642
Other Cash Expenditures Expensed	—	—	—	—
Other Cash Expenditures Capitalized	—	—	—	—
Total Acquisition Cost	1,058,200	658,954	1,384,650	1,149,642

	Paladin Realty Latin American Investors II, LP
Name of Property	P2K Realty - Petunias Dos	P2K Realty - Petunias Uno	TriCity - Ataliba Leonel	TriCity - Terra Vitris
Location Property	Santiago, Chile	Santiago, Chile	Sao Paulo Brazil	Sao Paulo Brazil
Type of Property	Residential	Residential	Residential	Residential
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	55 units 30,892 sq. ft.	74 units 44,938 sq. ft.	296 units 350,168 sq. ft.	72 units 144,120 sq. ft.
Date of Purchase	07/27/06	07/27/06	12/28/06	12/28/06
Mortgage Financing at Date of Purchase	$942,616	$1,366,358	$—	$—
Cash Down Payment	265,642	382,213	5,567,997	1,633,937
Contract Purchase Price Plus Acquisition Fee	1,208,258	1,748,571	5,567,997	1,633,937
Other Cash Expenditures Expensed	—	—	—	—
Other Cash Expenditures Capitalized	—	—	—	—
Total Acquisition Cost	1,208,258	1,748,571	5,567,997	1,633,937

	Paladin Realty Latin American Investors II, LP
Name of Property	TriCity - Volta Redonda	GVL - Santa Cecilia	GVL - Valle El Dorado	REDI - KM17
Location Property	Sao Paulo Brazil	San Jose, Costa Rica	San Jose, Costa Rica	Baja California, Mexico
Type of Property	Residential	Residential	Residential	Residential
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	220 units 485,100 sq. ft.	233 units 664,930 sq. ft.	306 units 1,002,593 sq. ft.	30 units 66,198 sq. ft.
Date of Purchase	12/28/06	08/23/06	10/25/06	08/24/06
Mortgage Financing at Date of Purchase	$—	$1,074,500	$2,160,310	$—
Cash Down Payment	15,183,404	1,074,500	1,440,208	1,277,895
Contract Purchase Price Plus Acquisition Fee	15,183,404	2,149,000	3,600,518	1,277,895
Other Cash Expenditures Expensed	—	—	—	—
Other Cash Expenditures Capitalized	—	—	—	—
Total Acquisition Cost	15,183,404	2,149,000	3,600,518	1,277,895

Past performance is not necessarily indicative of future performance.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

	Paladin Realty Latin American Investors II, LP
Name of Property	P2K Realty - Energy San Francisco	P2K Realty - Energy Santa Rosa	P2K Realty - Portugal Porvenir	P2K Realty - Sun City
Location Property	Santiago, Chile	Santiago, Chile	Santiago, Chile	Santiago, Chile
Type of Property	Residential	Residential	Residential	Residential
Ground Leasable Space (sq. ft.) or Number of Units and Total Square Feet of Units	486 units 188,369 sq. ft	276 units 106,668 sq. ft	582 units 242,304 sq. ft	274 units 109,989 sq. ft
Date of Purchase	Nov-07	Aug-07	Aug-07	Nov-07
Mortgage Financing at Date of Purchase	932,348	878,492	—	1,426,776
Cash Down Payment	233,067	219,616	1,112,888	389,247
Contract Purchase Price Plus Acquisition Fee	1,165,415	1,098,108	1,112,888	1,816,023
Other Cash Expenditures Expensed	—	—		—
Other Cash Expenditures Capitalized	—	—	21,238	—
Total Acquisition Cost	1,165,415	1,098,108	1,134,126	1,816,023

	Paladin Realty Latin American Investors II, LP
Name of Property	P2K - Nataniel	REDI - Brisas	REDI - Haciendas	Paladippsa - El Rincon
Location Property	Santiago, Chile	Baja California, Mexico	Baja California, Mexico	Queretaro, Mexico
Type of Property	Residential	Residential	Residential	Residential
Ground Leasable Space (sq. ft.) or Number of Units and Total Square Feet of Units	325 units 121,004 sq. ft	35 units 43,325 sq. ft	35 units 46,715 sq. ft	592 units 384,415 sq. ft
Date of Purchase	Aug-07	Aug-07	Aug-07	Sep-07
Mortgage Financing at Date of Purchase	—	—	—	347,033
Cash Down Payment	972,791	925,894	658,118	1,388,127
Contract Purchase Price Plus Acquisition Fee	972,791	925,894	658,118	1,735,160
Other Cash Expenditures Expensed		—	—	—
Other Cash Expenditures Capitalized	18,642	—	—	—
Total Acquisition Cost	991,434	925,894	658,118	1,735,160

	Paladin Realty Latin American Investors II, LP
Name of Property	PM Homes - Alto de Pinheiros	PM Homes - Embu das Artes	PM Homes - Moinho Velho
Location Property	Sao Paulo, Brazil	Sao Paulo, Brazil	Sao Paulo, Brazil
Type of Property	Residential	Residential	Residential
Ground Leasable Space (sq. ft.) or Number of Units and Total Square Feet of Units	15 units 30,946 sq. ft	120 units 64,584 sq. ft	120 units 64,584 sq. ft
Date of Purchase	Dec-07	Nov-07	Oct-07
Mortgage Financing at Date of Purchase	2,207,114	—	—
Cash Down Payment	1,236,364	395,497	664,637
Contract Purchase Price Plus Acquisition Fee	3,443,478	395,497	664,637
Other Cash Expenditures Expensed	—	—	—
Other Cash Expenditures Capitalized	—	—	—
Total Acquisition Cost	3,443,478	395,497	664,637

Past performance is not necessarily indicative of future performance.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

Paladin Realty Latin American Investors II, LP
Name of Property	PM Homes - Espigao	PM Homes - M Boi Mirim	PM Homes - Sao Joao Climaco
Location Property	Sao Paulo, Brazil	Sao Paulo, Brazil	Sao Paulo, Brazil
Type of Property	Residential	Residential	Residential
Ground Leasable Space (sq. ft.) or Number of Units and Total Square Feet of Units	40 units 56,036 sq. ft	80 units 36,571 sq. ft	52 units 25,803 sq. ft
Date of Purchase	Apr-07	Apr-07	Apr-07
Mortgage Financing at Date of Purchase	—	—	—
Cash Down Payment	1,107,675	231,926	267,155
Contract Purchase Price Plus Acquisition Fee	1,107,675	231,926	267,155
Other Cash Expenditures Expensed	—	—
Other Cash Expenditures Capitalized	—	—
Total Acquisition Cost	1,107,675	231,926	267,155

	WC Investors Limited Partnership
Name of Property	Lodge at Warner Ranch Apartments	Alderwood Apartments
Location Property	Round Rock, TX	Lake Oswego, OR
Type of Property	Apartments	Apartments
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	358 Units 337,838 sq. ft.	128 Units 146,250 sq. ft.
Date of Purchase	07/07/05	08/05/05
Mortgage Financing at Date of Purchase	$17,000,000	$8,250,000
Cash Down Payment	10,910,326	3,405,290
Contract Purchase Price Plus Acquisition Fee	27,910,326	11,655,290
Other Cash Expenditures Expensed	—	—
Other Cash Expenditures Capitalized	—	—
Total Acquisition Cost	27,910,326	11,655,290

	WC Investors Limited Partnership
Name of Property	Harmony Pointe Apartments	Talavera Apartments	Landings Apartments	Meridian Ridge Apartments	Peakview Apartments	Artisan Apartments	Westhills Apartments
Location Property	Gresham, OR	Austin, TX	Boise, ID	Kent, WA	Lafayette, CO	Austin, TX	Lakewood, CO
Type of Property	Apartments	Apartments	Apartments	Apartments	Apartments	Apartments	Apartments
Ground Leasable space (sq. ft.) or Number of Units and Total Square Feet of Units	201 Units 201,440 sq. ft.	232 Units 210,900 sq. ft.	300 Units 281,800 sq. ft.	177 Units 142,839 sq. ft.	160 Units 140,475 sq. ft	420 Units 441,795 sq. ft.	400 Units 373,630 sq. ft.
Date of Purchase	08/10/05	09/01/05	09/27/05	11/30/05	12/29/05	03/29/07	03/30/07
Mortgage Financing at Date of Purchase	$9,450,000	$10,550,000	$8,200,000	$6,288,198	$11,100,000	$23,250,000	$27,000,000
Cash Down Payment	2,543,398	6,408,628	9,881,335	4,550,414	5,151,857	18,048,042	13,227,937
Contract Purchase Price Plus Acquisition Fee	11,993,398	16,958,628	18,081,335	10,838,612	16,251,857	41,298,042	40,227,937
Other Cash Expenditures Expensed	—	—	—	—	—	—	—
Other Cash Expenditures Capitalized	—	—	—	—	—	—	—
Total Acquisition Cost	11,993,398	16,958,628	18,081,335	10,838,612	16,251,857	41,298,042	40,227,937

Past performance is not necessarily indicative of future performance.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 28th day of October, 2008.

PALADIN REALTY INCOME PROPERTIES, INC.

By:	/s/ James R. Worms
Name: James R. Worms
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-11 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ James R. Worms James R. Worms	President, Chief Executive Officer and Director (Principal Executive Officer)	October 28, 2008

* Michael B. Lenard	Executive Vice President, Secretary, Counselor and Director	October 28, 2008

/s/ John A. Gerson	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 28, 2008
John A. Gerson

*	Director	October 28, 2008
Harold H. Greene

*	Director	October 28, 2008
Harvey Lenkin

*	Director	October 28, 2008
Michael L. Meyer

* Christopher H. Volk	Director	October 28, 2008

* /s/ James R. Worms		October 28, 2008
James R. Worms, as attorney-in-fact

EXHIBIT INDEX

Exhibit	Exhibit Description
1.1*	Dealer Manager Agreement, dated February 6, 2008, by and between Paladin Realty Income Properties, Inc., Paladin Realty Income Properties, L.P., and Paladin Realty Securities, LLC.

3.1	Articles of Amendment and Restatement of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q on August 15, 2005 and incorporated herein by reference).

3.2*	Form of Second Articles of Amendment and Restatement of the Registrant.

3.3	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11 (File No. 333-113863) and incorporated herein by reference).

3.4	Amendment No. 1 to Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on March 28, 2008 and incorporated herein by reference).

4.1	Subscription Agreement (included as Appendix B to this prospectus).

4.2	Paladin Realty Income Properties, Inc. Amended and Restated Distribution Reinvestment Plan (included as Appendix C to the prospectus).

4.3*	Escrow Agreement, dated February 6, 2008, by and among Paladin Realty Income Properties, Inc., Paladin Realty Securities, LLC and Wells Fargo Bank, N.A.

5.1*	Opinion of Venable LLP, with respect to the legality of the shares being registered.

8.1*	Opinion of Alston & Bird LLP, with respect to tax matters.

10.1	Amended and Restated Agreement of Limited Partnership of Paladin Realty Income Properties, L.P. (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

10.2*	Second Amended and Restated Agreement of Limited Partnership of Paladin Realty Income Properties, L.P., dated February 6, 2008.

10.3	Amended and Restated Advisory Agreement between Paladin Realty Income Properties, Inc., Paladin Realty Income Properties, L.P. and Paladin Realty Advisors, LLC, dated February 28, 2007 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on March 6, 2007 and incorporated herein by reference).

10.4*	Third Amended and Restated Advisory Agreement between Paladin Realty Income Properties, Inc., Paladin Realty Income Properties, L.P. and Paladin Realty Advisors, LLC dated July 18, 2008.

10.5†	Paladin Realty Income Properties, Inc. 2005 Independent Director Incentive Stock Plan (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q on May 13, 2005 and incorporated herein by reference).

10.6	Purchase Agreement and Amendments by and between Makor Properties, LLC and Paladin Realty Partners, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on November 4, 2005 and incorporated herein by reference).

10.7	Assignment and Assumption Agreement by Paladin Realty Partners, LLC to PRIP 801, LLC dated October 31, 2005 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on November 4, 2005 and incorporated herein by reference).

10.8	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of October 31, 2005 (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on November 4, 2005 and incorporated herein by reference).

10.9	Membership Interest Purchase and Sale Agreement, dated May 10, 2006, by and among PRIP 3700, LLC, Bradley B. Chambers, Buckingham Investment Corporation and Springhurst Housing Partners, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on May 12, 2006 and incorporated herein by reference).

10.10	Amended and Restated Operating Agreement of Springhurst Housing Partners, LLC, dated June 1, 2006, by and between PRIP 3700, LLC and Buckingham Springhurst, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on June 9, 2006 and incorporated herein by reference).

10.11	Note by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc. dated as of June 1, 2006 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on June 9, 2006 and incorporated herein by reference).

10.12	Membership Interest Purchase and Sale Agreement by and among PRIP 10637, LLC Shiloh Crossing Partners II, LLC, and Glenwood Housing Partners I, LLC, dated as of December 1, 2006 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.13	Amended and Restated Operating Agreement of Glenwood Housing Partners I, LLC by and between PRIP 10637, LLC and Shiloh Crossing Partners II, LLC, dated as of December 1, 2006 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.14	Note for loan of $2,000,000 by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc., dated as of December 1, 2006 (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.15	Note for loan of $1,100,000 by and between Paladin Realty Partners, LLC and Paladin Realty Income Properties, Inc., dated as of December 1, 2006 (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.16	Phase II Options Agreement by and between Glenwood Housing Partners II, LLC and PRIP 10637, LLC, dated as of December 1, 2006 (filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K on December 7, 2006 and incorporated herein by reference).

10.17	Purchase and Sale Agreement by and between Pinehurst Associates, LLC and KC Pinehurst Associates, LLC dated as of July 2, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on July 9, 2007 and incorporated herein by reference).

10.18*	Operating Agreement of KC Pinehurst Associates, LLC, dated as of September 13, 2007, by and among PRIP 500, LLC, JTL Holdings, LLC and JTL Asset Management, Inc.

10.19*	Assumption Agreement dated September 13, 2007 by and among Pinehurst Associates, LLC, KC Pinehurst Associates, LLC, Federal Home Loan Mortgage Corporation and Robert E. Spielman.

10.20*	Promissory Note dated December 6, 2005 executed by KC Pinehurst Associates, LLC and payable to NorthMarq Capital, Inc.

10.21*	Multi-family Deed of Trust, Assignment of Rents and Security Agreement, dated December 6, 2005 by Pinehurst Associates, LLC in favor of NorthMarq Capital, Inc.

10.22*	Guaranty, dated September 13, 2007, by James E. Lippert in favor of the Federal Home Loan Mortgage Corporation.

10.23*	Guaranty, dated December 6, 2006, by Robert E. Spielman in favor of NorthMarq Capital, Inc.

10.24	Purchase and Sale Agreement by and between Pheasant Run Apts, LS, Limited Partnership and KC Pheasant Associates, LLC dated as of August 2, 2007 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on August 8, 2007 and incorporated herein by reference).

10.25	Operating Agreement of KC Pheasant Associates, LLC, dated as of September 25, 2007, by and among PRIP 1102, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 2, 2007 and incorporated herein by reference).

10.26	Multifamily Note effective as of September 26, 2007 made by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on October 2, 2007 and incorporated herein by reference).

10.27	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of September 26, 2007 by KC Pheasant Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on October 2, 2007 and incorporated herein by reference).

10.28	Purchase and Sale Agreement, dated as of January 11, 2008, by and between The Retreat, LLC and KC Retreat Associates, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on January 17, 2008 and incorporated herein by reference).

10.29	Operating Agreement of KC Retreat Associates, LLC, dated as of January 11, 2008, by and among PRIP 11128, LLC, JTL Holdings, LLC and JTL Asset Management, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on January 17, 2008 and incorporated herein by reference).

10.30	Multifamily Note, effective as of January 11, 2008, made by KC Retreat Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on January 17, 2008 and incorporated herein by reference).

10.31	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as of January 11, 2008, by KC Retreat Associates, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K on January 17, 2008 and incorporated herein by reference).

10.32	Guaranty, dated January 11, 2008, by James E. Lippert in favor NorthMarq Capital, Inc. (filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K on January 17, 2008 and incorporated herein by reference).

10.33	Repair Escrow Agreement, dated as of January 11, 2008, by and between KC Retreat Associates, LLC and NorthMarq Capital, Inc. (filed as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K on January 17, 2008 and incorporated herein by reference).

10.34	Amended and Restated Operating Agreement of Park Hill Partners I, LLC, dated as of April 7, 2008, by and between PRIP 6700, LLC and JTL Properties, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on April 11, 2008 and incorporated herein by reference).

10.35	Contribution Agreement, dated as of April 7, 2008, by and between PRIP 6700, LLC and JTL Properties, LLC (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on April 11, 2008 and incorporated herein by reference).

10.36	Multifamily Note, effective as of November 30, 2007, made by Park Hill Partners I, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K/A on May 13, 2008 and incorporated herein by reference).

10.37	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, effective as November 30, 2007, by Park Hill Partners I, LLC in favor of NorthMarq Capital, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K/A on May 13, 2008 and incorporated herein by reference).

10.38	Guaranty, dated November 30, 2007, by James E. Lippert in favor NorthMarq Capital, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K/A on May 13, 2008 and incorporated herein by reference).

10.39	Purchase and Sale Agreement, dated as of April 2, 2008, by and between Simpson Financing Limited Partnership and Fowler Property Acquisitions, LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.40	Assignment and Assumption of Agreement of Purchase and Sale, dated as of May 22, 2008, by and between Fowler Property Acquisitions, LLC and FPA Conifer Associates, LLC (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.41	Amendment to Assignment and Assumption of Agreement of Purchase and Sale, dated as of July 27, 2008, by and between Fowler Property Acquisitions, LLC and FPA/PRIP Conifer, LLC (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.42	Operating Agreement of FPA/PRIP Conifer, LLC, dated as of August 4, 2008, by and between PRIP 3383, LLC and FPA Conifer Investors, LLC (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.43	Multifamily Note effective as of August 5, 2008 made by FPA/PRIP Conifer, LLC in favor of Holliday Fenoglio Fowler, L.P. (filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.44	Multifamily Deed to Secure Debt, Assignment of Rents and Security Agreement, effective as of August 5, 2008, by FPA/PRIP Conifer, LLC in favor of Holliday Fenoglio Fowler, L.P. (filed as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.45	Guaranty, dated August 5, 2008, by Gregory A. Fowler in favor Holliday Fenoglio Fowler, L.P. (filed as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

10.46	Repair Escrow Agreement, dated as of August 5, 2008, by and between FPA/PRIP Conifer, LLC and the Federal Home Loan Mortgage Corporation (filed as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K on August 8, 2008 and incorporated herein by reference)

21.1**	List of subsidiaries of the Registrant.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Alston &Bird LLP (included in Exhibit 8.1).

23.3**	Consent of KPMG LLP (independent registered public accounting firm).

23.4**	Consent of KPMG LLP (independent auditors).

23.5**	Consent of Imowitz Koenig & Co., LLP (independent registered public accounting firm).

24.1*	Power of attorney.

*	Previously filed.
**	Filed herewith.
†	Management contract or compensatory plan or arrangement.